This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format and forms part of the paper version of the Prospectus Supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact J. Theodore Borter of Goldman, Sachs Co. at (212)902-3857 to receive an original copy of the CD ROM.

                              ==================================================

                              COMPLETE APPRAISAL OF
                              REAL PROPERTY

                              Golden East Crossing
                              Northwest corner of
                              Benvenue Road and U.S. Highway 301 Bypass
                              City of Rocky Mount, Nash County, North Carolina

                              ==================================================
                              IN A SELF-CONTAINED REPORT


                              As of June 1, 1996






                              Cadillac Fairview U.S. Inc.
                              20 Queen Street West, 4th Floor
                              Toronto, Ontario M5H 3R4





                              Cushman & Wakefield, Inc.
                              Valuation Advisory Services
                              51 West 52nd Street, 9th Floor
                              New York, New York 10019-6178

Cushman & Wakefield, Inc.
51 West 52nd Street
New York, NY 10019-6178                                     CUSHMAN &
(212) 841-7500                                              WAKEFIELD(R)

                                                            Improving your place
                                                                 in the world.



May 29, 1996



Mr. John MacDonald
Senior Vice President, Finance & Treasurer
Cadillac Fairview U.S., Inc.
20 Queen Street West, 4th Floor
Toronto, Ontario M5H 354

Re:   Complete Appraisal of Real Property
      Golden East Crossing
      Northwest corner of
      Benvenue Road and U.S. Highway 301 Bypass
      City of Rocky Mount, Nash County, North Carolina

Dear Mr. Macdonald:

In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield, Inc. is pleased to transmit our Self-Contained appraisal report estimating the market value of the leased fee estate in the above referenced property. In addition, we have estimated the fair market value of the fee simple interest in three vacant outparcels. The subject improvements consist of a 572,914+/- square foot enclosed regional mall which includes one separately owned anchor store of 112,957 square feet. Therefore, the owned area of the center that is the subject of this appraisal represents 459,957 square feet. This appraisal also includes the value of 3 outparcel lots that collectively total 4.50 acres.

The value opinion reported herein are qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report. This report has been prepared for Cadillac Fairview U.S., Inc. and is intended only for its specified use. It may not be distributed to or relied upon by other persons or entities without written permission of Cushman & Wakefield, Inc.

The property was inspected by and the report was prepared by Douglas C. Holowink. Richard W. Latella, MAI has reviewed and approved the report, but did not inspect the property.

Based on our complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the market value of the leased fee estate in the referenced property, including the fee simple estate in the three outparcel lots, subject to the assumptions, limiting conditions, certifications, and definitions, as of June 1, 1996, was:

                           THIRTY NINE MILLION DOLLARS
                                   $39,000,000

Cushman & Wakefield, Inc.
Mr. Jonn Macdonald
Cadillac Fairview U.S., Inc.          Page 2                       May 29, 1996

This report has been prepared in compliance with the Uniform Standards of Professional Appraisal Practice, including the Competency Provision.

This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfutly submitted,

Cushman & Wakefield, Inc.



/s/ Douglas C. Holowink
-----------------------
Douglas C. Holowink
Director
Valuation Advisory Services
State of North Carolina
Temporary Practice Permit No. 594



/s/ Richard W. Latella
-----------------------
Richard W. Latella, MAI
Senior Director
Retail Valuation Group

DCH:RWL:bajsjr

                                   SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

Property Name:                 Golden East Crossing

Property Type:                  Enclosed regional mall and three vacant
                                outparcels.

Location:

                                Northwest corner of Benvenue Road and U.S.
                                Highway 301 Bypass, City of Rocky Mount, Nash County, North Carolina

Interest Appraised
  Improved Mall Portion:        Lease Fee Estate
  Vacant Outparcels:            Fee Simple Estate

Date of Value:                  June 1, 1996

Date of Inspection:             April 9, 1996

Ownership:                      CFSCP, NC, Inc. (98%) and CF Properties Shannon,
                                Inc. (2%)

Land Area
  Owned
      Main Mall Parcel:         52.85+/- Acres
  Owned Outparcels
      301 Bypass Front:           .90+/- Acres
      301 Bypass Front:           .94+/- Acres
      Corner Jeffries/Benvenue:  2.66+/- Acres
  Total Owned:                  57.35+/- Acres
  Un-owned Anchor                8.83+/- Acres
  All Total:                    66.18+/- Acres

Zoning:                         B3, Business District

Highest and Best Use
  As If Vacant:                 Retail development as currently built with four
                                anchor tenants, a reduction from the current level of mall shop spaces and development of outparcels.

  As Improved:                  Continued retail use as a regional mall with
                                outparcels.

Improvements:                   One-level enclosed regional mall containing
                                572,914+/- square feet of gross leasable area.
                                The Mall is anchored by Belk, JC Penney, Brody's and Sears. Belk owns their store so that owned
                                GLA is 459,957 square feet.

                                   Summary Of Salient Facts And Conclusions
================================================================================

Gross Leasable Area
 Belk*:                         112,957+/- SF
 JC Penney:                      81,729+/- SF
 Brody's:                        69,960+/- SF
 Sears:                          89,564+/- SF
 Mall Shops:                    218,704+/- SF
 -----------                    -------------
 Total GLA:                     572,914+/- SF
 Total Owned GLA:               459,957+/- SF

                                *  Belk is separately owned.

 Year Built
    Phase 1:                    August 1986
    Phase II:                   October 1987 (Sears and contiguous shop space).

Summary of Income and Expense Information:

================================================================================
                                0perating Budget
================================================================================
                           CY 1997           CY 1998             CY 1999
--------------------------------------------------------------------------------
Minimum Rent               $ 3,768,374       $ 4,155,272         $ 4,381,353
--------------------------------------------------------------------------------
Recoveries                 $ 1,698,068       $ 1,782,580         $ 1,795,392
--------------------------------------------------------------------------------
Overage Rent               $   324,202       $   312,666         $   302,874
--------------------------------------------------------------------------------
Vacancy/Credit Loss        ($  144,766)      ($  156,263)        ($  161,990)
--------------------------------------------------------------------------------
Other Income               $   107,100           109,242         $   111,427
--------------------------------------------------------------------------------
Total Income               $ 5,752,978       $ 6,203,497         $ 6,429,056
Operating Expenses         $ 1,770,067       $ 1,838,983         $ 1,905,143
Net Operating Income       $ 3,982,911       $ 4,364,514         $ 4,523,913
================================================================================



Income Approach Assumptions

Current Occupancy:                           84.7%

Stabilized Occupancy:                        89.8% Average

Sales Growth:                                1996  - 0%
                                             1997  - 2%
                                             Thereafter - 3%

Rent Growth:                                 1996,1997 - 0%
                                             1998 - 2%
                                             Thereafter - 3%

Expense Growth:                              3.5% - 1996-2005

Tax Growth:                                  3.5% - 1996-2005

Tenant Alterations
      New:                                   $10.OO/SF
      Renewal:                               $ 2.00/SF

                                   Summary Of Salient Facts And Conclusions
================================================================================


Renewal Probability:                          70%

Going-In Cap Rate:                            9.25 - 9.75%

Terminal Cap Rate:                            9.75 - 10.25%

Discount Rate:                                11.5 - 12.5%

Value Indicators
   Cost Approach                              N/A

   Sales Comparison Approach
       Owned Mall Portion:                    $37,000,000 to $39,000,000
       Vacant Outparcels:                     $1,045,000

   Income Approach
     Discounted Cash Flow:                    $38,300,000
     Direct Capitalization:                   $38,000,000

Value Conclusion:                             $39,000,000
   Value Per Square Foot:                     $82.62 (GLA - 459,957 SF owned GLA
                                              excluding outparcel values).
   Implicit Capitalization Rate (FY 1997):    9.50% (NOI - $3,609,081)

Exposure Time Implicit
   In Market Value Estimate:                  12+/- months

Special Assumptions Affecting Valuation:

     1. Throughout this analysis we have relied on information provided by ownership and management which we assume to be accurate. In this regard, we have reviewed the anchor leases and a sampling of other recent leases, a current rent roll, operating statements, and a 1996 budget for income and expenses.

     2. Our cash flow analysis and valuation has recognized that all signed leases and any pending leases with a high probability of being consummated are implemented according to the terms presented to us by management. Such leases are identified within the body of this report.

     3. The forecasts of income, expenses, and absorption of vacant space are not predictions of the future. Rather, they are our best estimates of current market thinking on future income, expenses, and demand. We make no warranty or representation that these forecasts will materialize.

     4. The Americans With Disabilities Act (ADA) was enacted in 1990, requiring equal access to public places for disabled persons. Virtually all landlords of commercial facilities and tenants engaged in business that serve the public have compliance obligations under the law. While we are not experts in this field, our understanding of the law is that it is broad-based and that most

                                   Summary Of Salient Facts And Conclusions
================================================================================

          existing commercial facilities are not in full compliance because of construction prior to enactment. We recommend a compliance study be performed by qualified personnel to determine the extent of potential non-compliance at the subject and any costs to cure.

     5. Please refer to the complete list of assumptions and limiting conditions included at the end of this report.

                                        PHOTOGRAPHS OF THE SUBJECT PROPERTY
================================================================================


                               [GRAPHIC OMITTED]

                                     [PHOTO]



An exterior view of front of mall taken from Benvenue Road showing outparcels on left and Brody's and Belk stores on right.


                               [GRAPHIC OMITTED]

                                     [PHOTO]



            An exterior view of rear of mall showing cinema section.

                                        Photographs of the Subject Property
================================================================================

                               [GRAPHIC OMITTED]

                                     [PHOTO]



      Westerly view along U.S. Route 301 Bypass Road with subject on right.


                               [GRAPHIC OMITTED]

                                     [PHOTO]



            Northerly view along Benvenue Road with subject on left.

                                        Photographs of the Subject Property
================================================================================

                               [GRAPHIC OMITTED]

                                     [PHOTO]



             A view of rear entrance to the mall and cinema section.


                               [GRAPHIC OMITTED]

                                     [PHOTO]



                         An exterior view of JC Penney.

                                        Photographs of the Subject Property
================================================================================

                               [GRAPHIC OMITTED]

                                     [PHOTO]



                          A view of an interior atrium.


                               [GRAPHIC OMITTED]

                                     [PHOTO]



                A view of the common area in the food court area.

                                        Photographs of the Subject Property
================================================================================

                               [GRAPHIC OMITTED]

                                     [PHOTO]



          View of available outparcel along U.S. Route 301 Bypass Road.


                               [GRAPHIC OMITTED]

                                     [PHOTO]



Easterly view along U.S. Route 301 Bypass Road with subject outparcels on left.

                                        Photographs of the Subject Property
================================================================================

                               [GRAPHIC OMITTED]

                                     [PHOTO]



                           An exterior view of Sears.


                               [GRAPHIC OMITTED]

                                     [PHOTO]



                         An exterior view of Belk store.

                                                          TABLE OF CONTENTS
================================================================================

                                                                           Page

INTRODUCTION.................................................................1
     Identification of Property..............................................1
     Property Ownership and Recent History ..................................1
     Purpose and Intended Use of the Appraisal ..............................1
     Extent of the Appraisal Process ........................................1
     Date of Value and Property Inspection ..................................2
     Property Rights Appraised ..............................................2
     Definitions of Value, Interest Appraised, and Other Pertinent Terms ....2
     Legal Description ......................................................3

REGIONAL ANALYSIS ...........................................................4

RETAIL MARKET ANALYSIS .....................................................20

PROPERTY DESCRIPTION .......................................................46
     Site Description ......................................................46
     Improvements Description ..............................................47

REAL PROPERTY TAXES AND ASSESSMENTS ........................................51

ZONING .....................................................................52

HIGHEST AND BEST USE .......................................................53
     A. Highest and Best Use of Site As Though Vacant ......................53
     B. Highest and Best Use of Property As Improved .......................55

VALUATION PROCESS ..........................................................58

SALES COMPARISON APPROACH ..................................................59

INCOME APPROACH ............................................................75

RECONCILIATION AND FINAL VALUE ESTIMATE ...................................104

ASSUMPTIONS AND LIMITING CONDITIONS .......................................107

CERTIFICATION OF APPRAISAL ................................................110

ADDENDA ...................................................................1ll

                                                               INTRODUCTION
================================================================================

Identification of Property

     The subject of this appraisal is Golden East Crossing, a one level regional mall located in the City of Rocky Mount, North Carolina. The subject consists of 218,704 square feet of mall shop space, with the mall also featuring four anchor stores, one of which is separately owned. The anchor stores consist of Belk (separately owned), JC Penney, Sears and Brody's. The gross leaseable area of the mall, inclusive of anchor space, is 572,914+/- square feet. The owned portion is 459,957+/- square feet. The total site area is 66.18+/- acres, of which 57.35+/- acres is owned and a part of the subject real estate. The remaining 8.83+/- acres is separately owned by Belk.

     The property is situated at the northwest corner of Benvenue Road and U.S. Highway 301 Bypass in the City of Rocky Mount, Nash County, North Carolina.

Property Ownership and Recent History

     It is our understanding that the subject property is owned by a partnership of CFSCP, NC, Inc. (98 percent) and CF Properties Shannon, Inc. (2 percent).

Purpose and Intended Use of the Appraisal

     The purpose of this appraisal is to estimate the market value of a leased fee estate in the improved mall portion of the property and the fee simple interest in the three vacant outparcel lots. The appraisal is to be used by the Client in connection with a mortgage financing.

Extent of the Appraisal Process

     In the process of preparing this appraisal, we:

     o Inspected the exterior of all buildings and site improvements and a representative sample of shop spaces with E. John Elmore, the property manager;

     o    Interviewed representatives of the property management company;

     o Reviewed leasing policy, concessions, tenant build-out allowances, and history of recent occupancy with the leasing manager, Mr. Steven St. Paul of Urban Retail Properties Co.

     o Reviewed a detailed history of income and expenses as well as a budget forecast for 1996;

     o Conducted market research of occupancies, asking rents, concessions and operating expenses at competing shopping centers which involved interviews with on-site managers and a review of our own data base from previous appraisal files;

     o Prepared an estimate of stabilized income and expenses (for capitalization purposes);


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Introduction
================================================================================

     o Prepared a detailed discounted cash flow (DCF) analysis using Pro-Ject +plus software for the purpose of discounting the forecasted net income stream into a present value of the leased fee estate for the center;

     o Conducted market inquiries into recent sales of similar properties to ascertain sale prices per square foot, effective gross income multipliers and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers;

     o    Prepared Sales Comparison and Income Approaches to value;

     o Reconciled the value indications and concluded a final value estimate for the subject in its "as is" condition; and

     o Prepared a Complete Appraisal of real property, with the results conveyed in this Self-Contained Report.

Date of Value and Property Inspection

     The date of value is June 1, 1996. On April 9, 1996, Douglas C. Holowink inspected the property and its environs. Richard W. Latella, MAI has reviewed and approved the report but did not inspect the property.

Property Rights Appraised

     Leased fee estate in the improved mall portion of the property exclusive of the Belk department store and site, and the fee simple estate in the 3 vacant outparcels.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

     The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.   Buyer and seller are typically motivated;

     2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

     3.   A reasonable time is allowed for exposure in the open market;

     4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Introduction
================================================================================

     Exposure Time

     Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

     The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute.

     Fee Simple Estate

     Absolute ownership unencumbered by any other interest or estate, subject to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

     Leased Fee Estate

     An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

     Market Rent

     The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

     Cash Equivalent

     A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

     Market Value As Is on Appraisal Date

     The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

Legal Description

     We have not been provided with a complete legal description of the property. Therefore, one has not been included in the report. A copy of a composite site plan for the property has been included within the body of the report.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          REGIONAL ANALYSIS
===============================================================================


Introduction

     The short- and long-term value of real estate is influenced by a variety of factors and forces which interact within a given region. Regional analysis serves to identify those forces which affect property value and the role they play within the region. The four primary forces which influence real property value include environmental characteristics, governmental forces, social factors, and economic trends. These forces determine the supply and demand for real property which, in turn, affect market value.

A. Environmental Characteristics

     The primary environmental forces which influence the region include physical location, geography, and infrastructure. These characteristics provide a basis for the region's stability and describe the area's overall locational bearing. Both natural and man-made environmental forces influence real property values and are best understood in relation to the subject property's location.

General Overview

     Rocky Mount is situated in the northeastern quadrant of North Carolina, near the confluence of 1-95 and State Highway 64. The MSA is defined as encompassing the counties of Nash and Edgecombe, although the retail and services found within the area are a draw for many residents located in small towns and rural areas surrounding the MSA. Rocky Mount is approximately 51+/- miles northeast of Raleigh, 157+/- miles east of Winston-Salem, and 220+/- miles northeast of Charlotte.

     The subject site is located along the northwest side of Route 301 at Route 64, along the area's main commercial artery, northwest of downtown Rocky Mount. The Facing Page chart presents an overview of demographic and economic data relating to the subject region.

Development Patterns

     Commercial, residential and industrial development within the Rocky Mount MSA is concentrated in the areas south of Route 64, the area's main east-west arterial. As further detailed in the Retail Market Analysis section of this report, Nash County, comprising the western half of the MSA, is noticeably more affluent than Edgecombe County, which comprises the eastern half of the MSA. Both residential and commercial development patterns reflect this disparity. Rocky Mounts traditional, downtown area, which contains municipal offices, parks, older commercial districts and housing, is located east of the Tar River, south of Route 64. The area's more affluent residential areas and newer commercial developments are primarily located west of the Tar River south of Route 64.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Regional Analysis
================================================================================

Transportation

     Highways & Interstates

     Rocky Mount is well served by an integrated highway system and infrastructure. The main north/south arterial for the region is Interstate 95, which travels through central Nash County, just west of the City of Rocky Mount. Interstate 95 is one of the country's main north/south interstate highways, originating in Maine and ending in Florida. Primary east/west access is gained via Route 64, which runs from Tarboro west to Raleigh. Other main thoroughfares in the area include: state highway 43, traveling in a southwesterly direction through the MSA; state highway 48, traveling north/south; and state highway 97, traveling in a southwesterly direction through the southern quadrant of the MSA.

     Air Service

     The most proximate of several regional airports is the Rocky Mount/Wilson Airport, which primarily offers direct commuter flights from the Rocky Mount area to the Charlotte-Douglas International Airport. The Charlotte-Douglas International Airport is the nation's 24th largest airport, is USAir's main hub, and offers 450 flights per day. Located within one hour of Rocky Mount is the Raleigh-Durham International Airport, which is the nation's 36th largest airport and offers 245 daily flights.

     Other Services

The MSA is also served by the CSX Transportation and Norfolk-Southern railroad systems which, via interchanges at Chicago, East St. Louis, Memphis, Birmingham and New Orleans, provide single-system shipments to all 48 contiguous states, Alaska, Mexico, and Canada. Rocky Mount is also serviced by Amtrak, with a major north/south route with service to Boston, New York City, Baltimore, Washington, Charleston, Savannah, Orlando and Miami, with east/west connections through Raleigh and Charlotte. Over 30 motor fright carriers serve Nash County, with three major carriers serving the West Coast directly.

B. Governmental Characteristics

     Governmental influences on the region impact property values via political and legal actions at all levels. The legal climate at a particular time or in a particular place may overshadow the natural market forces of supply and demand. Government provides many necessary facilities and services that affect land use patterns, including public utilities, refuse collection, transportation networks, zoning codes, and fiscal policies.

Tax Structure

     The State of North Carolina carries a 4.00 percent general sales tax. Edgecombe and Nash counties carry an additional 2.00 percent sales tax. Property taxes are levied based upon a millage rate per $100 of assessed value. The Nash County ad valorem tax rate for 1995 was 61 cents per $100 assessed value. The Rocky Mount rate was 46 cents per $100.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Regional Analysis
================================================================================

Services & Utilities

     The Rocky Mount MSA is serviced by numerous municipal agencies and for-profit utilities companies. Electric is provided by North Carolina Power & Light, Wake Electric Cooperative and the Electric-Cities cooperative, a venture between various municipalities and North Carolina Power and Light. Natural Gas is provided by North Carolina Natural Gas. Water and sewer is provided by various municipalities, principally the City of Rocky Mount. Telephone service is provided by Sprint Carolina.

Development Issues

     The State of North Carolina is considered one of the most pro-business states in the country. The state has exhibited a highly proactive stance to attract new business to the region, using various economic incentives for new business and industry. Among these incentives are tax credits, job tax credits, Industrial Development Bonds, financial assistance grants, phased-in property tax programs, enterprise and foreign trade zones, training programs, project financing, and the area's already low tax burden.

Bond Rating

     Moody's Bond Record rates the State of North Carolina bond rating as "Aaa" relative to investment qualities. 'Aaa" bonds are judged to be the best quality and carry the smallest degree of investment risk. Both Edgecombe County and Rocky Mount have been accorded an "A" rating by Moody's. 'A" bonds are considered to possess many favorable investment attributes and considered as upper medium grade obligations.

C. Social Forces

     Real estate values can be influenced to a large degree by social issues impacting the region, including population trends, income levels, the profile of workers in the area, and other quality of life issues. The demographic composition of the population reveals the potential, basic demand for real estate services.

Population

     The population and its geographic distribution are basic determinants of the need for real estate. Aggregate population growth is distributed among regions in response to changing economic opportunities, while the demand for real estate is created by a population's demand for the goods and services to be produced or distributed within the region. Thus, population and demographic trends can influence the demand for services provided by property, thereby affecting property value.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Regional Analysis
================================================================================




====================================================================================================================================
                                                          POPULATION TRENDS
====================================================================================================================================
                                                                                            Compound     Compound        Compound
                                                                                           Growth Rate  Growth Rate     Growth Rate
====================================================================================================================================
                            1980              1990              1996              2001      1980-1990     1990-1996      1996-2001
====================================================================================================================================

Population
------------------------------------------------------------------------------------------------------------------------------------
Rocky Mount MSA             123,141           133,235           141,551           146,585        0.79%         1.01%         0.70%
  Nash County                67,153            76,677            85,722            90,417        1.34%         1.88%         1.07%
  Edgecombe County           55,988            56,558            55,829            56,168        0.10%        -0.22%         0.12%
North Carolina            6,881,768         6,628,637         7,290,830         7,848,028        1.20%         1.58%         1.51%
United States           226,545,856       248,709,872       265,037,504       277,157,184        0.94%         1.07%         0.90%
====================================================================================================================================
Source: Equifax National Decision Systems
====================================================================================================================================




     Population has grown at a relatively healthy pace within the Rocky Mount MSA over the past decade, particularly in Nash County. Between 1980 and 1990, the Rocky Mount MSA exhibited a compound annual growth rate of 0.79 percent, and
1.01 percent annual growth from 1990 to 1996, while Nash County posted an annual growth rate of 1.34 percent between 1980 and 1990, and a 1.88 percent annual growth rate between 1990 and 1996. By comparison, North Carolina has experienced population growth of 1.07 percent per year over the last five years, while the U.S. reports population growth of about 1.1 percent per year for the same period. Estimates for 1996 place population at 141,551+/-, an aggregate increase of 6.3 percent over 1990. Through 2001, Equifax National Decision Systems forecast population growth of 0.7% per year, lower than the rate of growth projected for the state as a whole.

     A color graphic depicting projected population growth through 2001 is included at the end of this section. As can be seen, the largest areas of growth are forecasted to be in the eastern-central and southern portions of Nash County, where growth is projected to see increases between 5.0-8.4 percent through 2001, while the balance of Nash County is projected to see increases between 2.0 and 4.9 percent through 2001.


Households

     Household formation is an important component of demographic analysis which helps to identify changing patterns or shifts within the population. A household consists of all people occupying a single housing unit, thus providing significant sociological information about the region. Household formation also has a significant influence on demand for real estate. Households, combined with effective purchasing power, provide the basic demand for housing units and household needs, thereby transforming needs into effective demand for real estate improvements.



====================================================================================================================================
                                                           HOUSEHOLDTRENDS
====================================================================================================================================
                                                                                            Compound       Compound       Compound
                                                                                           Growth Rate    Growth Rate    Growth Rate
                           1980              1990              1996             2001        1980-1990     1990-1996      1996-2001
Rocky Mount MSA            41,867            49,360             53,700           55,876        1.66%         1.41%          0.80%
 Nash County               23,470            29,041             33,043           34,947        2.15%         2.18%          1.13%
 Edgecombe County          18,397            20,319             20,657           20,929        1.00%         0.28%          0.26%
North Carolina          2,043,292         2,517,026          2,862,251        3,123,172        2.11%         2.17%          1.76%
 United States         80,389,688        91,947,408        100,130,936      105,243,728        1.35%         1.43%          1.00%
====================================================================================================================================
Source: Equifax National Decision Systems
====================================================================================================================================




     Like the nation as a whole, household formation has occurred at a rate in excess of population growth within the subject region. This acceleration has been the result of several trends, namely the fact that the population is generally living longer, divorce rates have been on the rise, and many younger professionals are postponing marriage and/or leaving home at


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


                                                          Regional Analysis
================================================================================

an earlier age, all resulting in increases of one- and two-person households. The total number of households in Rocky Mount has increased from 41,867+/- in 1980 to 53,700+/- in 1996, a compound annual increase of about 1.4 percent per year. Accordingly, the number of persons per household within the MSA has decreased from 2.94 in 1980 to 2.64 in 1996. Projections through 2001 show household growth at 0.8 percent per year, slightly higher than population growth forecasts.



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


                                                          Regional Analysis
================================================================================

Income

     Income levels, either on a per capita, per family, or per family, or per household basis, indicate the economic level of residents within the region and form an important component of economic analysis. Average income has direct impact on the ability of residents to satisfy material desires for goods and services, directly affecting the demand and price levels of real estate. Exhibited below is a table which depicts income trends on a per capita, median household and average household basis, as well as a graphic depicting average household income levels with Nash and Edgecombe counties, the State of North Carolina and the United States.

--------------------------------------------------------------------------------
                            Average Household Income

                               [GRAPHIC OMITTED]

                          [DATA POINTS TO BE SUPPLIED]


                    Source: Equifax National Decision Systems

--------------------------------------------------------------------------------

==================================================================================================================
                                                     Income Trends
------------------------------------------------------------------------------------------------------------------
                                                                              Compound      Compound      Compound
                                                                           Growth Rate   Growth Rate   Growth Rate
                                 1980        1990        1996       2001     1980-1990     1990-1996     1996-2001
==================================================================================================================
  Per Capita Income
------------------------------------------------------------------------------------------------------------------
Rocky Mount MSA                 $5,600     $11,345     $14,429    $18,729        7.32%         4.09%        5.36%
   Nash County                  $6,043     $12,684     $16,184    $21,525        7.70%         4.14%        5.87%
   Edgecombe County             $5,068      $9,530     $11,734    $14,228        6.52%         3.53%        3.93%
North Carolina                  $6,133     $12,885     $17,153    $22,985        7.71%         4.88%        6.03%
United States                   $7,298     $14,420     $18,905    $25,467        7.05%         4.62%        6.14%
------------------------------------------------------------------------------------------------------------------
  Median Household Income
------------------------------------------------------------------------------------------------------------------
Rocky Mount MSA                $13,804     $24,200     $28,154    $33,200        5.77%         2.55%        3.35%
   Nash County                 $13,960     $26,006     $30,572    $36,504        6.42%         2.73%        3.61%
   Edgecombe                   $13,611     $21,916     $24,452    $28,317        4.88%         1.84%        2.98%
North Carolina                 $14,575     $26,886     $31,703    $38,430        6.31%         2.78%        3.92%
United States                  $17,092     $30,163     $36,410    $45,380        5.84%         3.19%        4.50%
------------------------------------------------------------------------------------------------------------------
  Average Household Income
------------------------------------------------------------------------------------------------------------------
Rocky Mount MSA                $16,385     $30,363     $37,181    $47,835        6.36%         3.43%        5.17%
   Nash County                 $17,190     $33,323     $40,984    $54,107        6.84%         3.51%        5.71%
   Edgecombe County            $15,358     $26,169     $31,099    $37,362        5.47%         2.92%        3.74%
North Carolina                 $17,332     $33,242     $42,552    $56,532        6.73%         4.20%        5.85%
United States                  $20,307     $38,453     $49,031    $65,729        6.59%         4.13%        6.04%
==================================================================================================================
Source:  Equifax National Decision Systems
==================================================================================================================

     As illustrated by the preceding table and graphic, average income levels within the subject region are below both state and national figures. On a per capita basis, Rocky Mount has an average income of $14,429, which trails the state level of $17,153 by approximately 16 percent and the national level by 24 percent. As with the median and average household income levels, the region's lower per capita income is largely influenced by Edgecombe.


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


                                                          Regional Analysis
================================================================================

County, which contains approximately 39 percent of the region's population. The per capita income of Edgecombe County is $11,734, which is 28 percent below that of Nash County, 32 percent below that of the state, and 38 percent below the national per capita income of $18,905. Per capita income growth for the MSA has, however, kept pace with state and national trends, experiencing annual growth of roughly 7.3 percent per year (1980-90) and 4.1 percent per year from 1990 to 1996 (not adjusted for inflation). Equifax is projecting per capita income growth of 5.4 percent per year through 2001 for the Rocky Mount MSA. On a per household basis, the Rocky Mount MSA has an average income of $37,181, which is approximately 13 percent and 24 percent below state and national averages, respectively. Average household income within the Rocky Mount MSA is projected to increase by an compound annual rate of 5.17% over the next 5 years to $47,835.

     A color graphic displaying average household income by area is presented at the end of this section. As shown, areas on the west side of the MSA , or within Nash County, are generally more affluent than other sectors. The highest levels of income are within eastern-central Nash County.



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


                                                          Regional Analysis
================================================================================

     Rocky Mount's relatively low level of per capita income largely reflects an industry mix that pays lower wages. Because of the low cost of living, however, the effective disposable income of residents--adjusted for tax payments, contributions to pension funds, and the cost of new housing--ranks much higher. As shown below, median household effective buying income for the Rocky Mount MSA compares more favorably to both state and national levels. For 1994, Sales & Marketing Management placed median household effective buying income at $30,851, which trailed that of the state by only 6 percent.



                                [GRAPHIC OMITTED]

                          [DATA POINTS TO BE SUPPLIED]



--------------------------------------------------------------------------------
                   Median Householod Effective Buying Incomes
--------------------------------------------------------------------------------
         United States     North Carolina    Rocky Mount MSA      Nash County
--------------------------------------------------------------------------------
1990            $27,912            $23,488           $22,052           $22,233
1991            $32,073            $28,057           $25,581           $27,525
1992            $33,178            $29,284           $27,152           $28,785
1993            $35,056            $30,964           $28,918           $30,654
1994            $37,070            $32,845           $30,851           $32,796
--------------------------------------------------------------------------------
     Source: Sales & Marketing Management, Survey of Buying Power


================================================================================

                                                          Regional Analysis
================================================================================

D. Economic Trends

     Economic forces are significant to real property value. The fundamental relationships between current and anticipated supply and demand and the economic ability of the population to satisfy its wants, needs, and demands through purchasing power are tantamount to such an analysis. Some of the specific market characteristics considered in economic analysis include employment trends, the economic base of the region, expansion and new development, and the overall economic health of the region.

Overview

     Greater Rocky Mount has an increasingly diverse employment base, with the area's top employers including manufacturing, pharmaceutical, health care and services concerns. Manufacturing, however, remains the major source of jobs for the area. The largest sectors of insured employment in the Rocky Mount MSA include Manufacturing (35 percent), Retail (21.5 percent) and Services (13.8 percent). The balance of non-agricultural employment by sector is as follows:
Government (10%); Finance, Insurance and Real Estate (6%), Wholesale Trade (3.8%) and Construction (2.7%). Agriculture accounts for 4.6 percent of insured employment.



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

                                                          Regional Analysis
===============================================================================

Major Employers

     The major employers in the Rocky Mount MSA are shown on the following chart.

-------------------------------------------------------------------------------
                          Rocky Mount MSA Top Employers
                                      1995
===============================================================================

  1      Abbott Laboratories                                          2,400
  2     *Nash-Rocky Mount School System                               2,000
  3      Consolidated Diesel Company                                  1,550
  4      Carolina Telephone                                           1,500
  5      Nash General Hospital                                        1,350
  6      Meadowbrook Meat Company                                       925
  7     *City of Rocky Mount                                            800
  8      Texfi                                                          775
  9      Sara Lee Bakery                                                775
  10     Hardee's Food System's, Inc.                                   700
  11     Centura Bank                                                   700
  12     Barnhill Construction Company                                  650
  13     Empire of Carolina                                             600
  14     Ilco-Unican                                                    600
  15    *Edgecombe County Schools                                       575
  16     Allied Signal                                                  550
  17     CSX Transportation Systems                                     550
  18     Glenoit Mills                                                  500
  19     Standard Products                                              500
  20     Barcalounger Co.                                               500
  21     Stoney Creek Mills                                             500
  22     Rocky Mount Mills                                              475
  23     Phillips Fibers                                                475
  24     Inco, Inc.                                                     400
  25     Fast Food Merchandisers                                        460

         Employment at Concerns Employing 1,000+                      9,200
             Percentage of All Employment                               14%

         Employment at Concerns Employing 500-999                    10,200
             Percentage of All Employment                               16%

         Total 1995 Rocky Mount MSA Employment                       64,010

         Source: Nash and Edgecombe County Economic Development
                  Employment Security Commission of North Carolina



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                                                          Regional Analysis
================================================================================

Unemployment Rates

     Unemployment rates in the Rocky Mount MSA have historically been within the range of both state and national figures. We note that unemployment levels within Edgecombe County have consistently been above those of the more affluent Nash County and the MSA as a whole. Mirroring national trends, unemployment peaked in 1992 at 7.0 percent, followed by a declining trend through 1994. As of April, 1996, unemployment within Edgecombe County was 10.3 percent; unemployment within Nash County was significantly less, at 5.8 percent. The national unemployment rate was 5.4 percent, compared to the state unemployment level of
4.2 percent. Historical unemployment data is depicted below in both graphic and table forms.

                             HISTORICAL UNEMPLOYMENT

                               [GRAPHIC OMITTED]


===============================================================================
                Rocky Mount     Nash       Edgecombe       North       United
                  MSA          County        County       Carolina     States
===============================================================================
    1990          4.6%          4.2%          5.1%          4.1%        5.5%
    1991          6.8%          6.3%          7.4%          5.8%        6.7%
    1992          7.4%          7.0%          8.0%          5.9%        7.4%
    1993          6.2%          5.9%          6.7%          4.9%        6.8%
    1994          5.9%          5.1%          7.4%          4.4%        6.1%
    1995          6.4%          5.4%          8.1%          4.3%        5.6%
===============================================================================



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                                      -14-

                                                               Regional Analysis
================================================================================

Employment Growth


                 Historical Employment Trends - Rocky Mount MSA

                               [GRAPHIC OMITTED]

                          [DATA POINTS TO BE SUPPLIED]


     As exhibited above, after experiencing moderate gains during 1989 and 1990, employment within the Rocky Mount MSA has remained relatively flat over the last four years. A noticeable dip occurred in 1994 reflecting the relocation of a Black & Decker manufacturing plant out of the area.



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



                                                          Regional Analysis
================================================================================

Retail Sales

     Another measure of the economic health of a region is retail sales patterns. Consumers drive the economy by creating demand for goods and services and, in turn, generate the need for housing, office space, retail centers, and warehouse/distribution facilities. It is estimated that consumer spending accounts for two-thirds of all economic activity in the United Sates today. As such, retail sales patterns have become an important indicator of the economic health of a region.

                          Retail Spending Per Household

                               [GRAPHICS OMITTED]
                          [DATA POINTS TO BE SUPPLIED]

===============================================================================
         United States     North Carolina    Rocky Mount MSA      Nash County
===============================================================================
 1990           $19,488             $17,955          $17,594           $22,741
 1991           $19,443             $17,862          $17,638           $22,234
 1992           $20,710             $19,326          $19,490           $23,645
 1993           $21,683             $20,621          $20,543           $24,792
 1994           $23,209             $22,118          $20,510           $25,699
===============================================================================

     Between 1990 and 1994, retail sales growth within the Rocky Mount MSA has posted relatively moderate but consistent gains. We note that retail spending per household for Nash County, at $25,699 per household, significantly exceeds MSA, state and national levels. It is our opinion that this reflects a high level of in-flow sales from areas outside of Nash and Edgecombe counties. As supported in the Retail Market Analysis section of this report, the concentration of retail, restaurants and services within Nash County is a formidable draw for residents of less developed areas throughout the northeastern quadrant of the state.



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                                                          Regional Analysis
================================================================================

E. Critical Observations

     The following bullet points summarize some of our general observations relating to the subject's region:

     o The region's economy is increasingly diverse, while clearly the manufacturing sector remains the largest source of employment for residents of the Rocky Mount MSA. Overall unemployment levels have historically been within the range of both state and national levels.

     o The economic characteristics of Nash County, or the western half of the MSA, are presently and have historically been superior to those of Edgecombe County, which comprises the eastern half on the MSA. Income levels and retail spending patterns within Nash County significantly exceed those of Edgecombe County. Further, unemployment within Nash County has historically mirrored state and national levels, while unemployment within Edgecombe has tended to exceed state and national levels.

     o Location provides the basis for employment within both the retail and manufacturing job sectors in Rocky Mount. Rocky Mount has continued to provide a highly accessible, low-cost environment for manufacturers, while the area has more recently emerged as a retail hub serving the northeast quadrant of the state. Lower costs of living, a strong labor force, excellent nodes of transportation, and other quality of life characteristics are necessary attractions for new companies locating to the region. Location is an important advantage for firms that serve national markets and wish to minimize distribution costs.

     o Population should continue to increase at an annual rate of 0.70 percent per year within the MSA as a whole, and at 1.07 percent per year within Nash County.

     o Income levels, on a per capital basis, are projected to increase at an annual rate of about 5.36 percent per year for the MSA and 5.87 percent per year for Nash County through 2001.

Conclusion

     The short-and long-term outlook for Rocky Mount and its surrounding region is for relative stability, with moderate growth in employment, population and income levels. These modest gains for the MSA as a whole will continue to be the result of relatively strong growth within Nash County being tempered by relatively weak growth within Edgecombe County. The economy is increasingly diversified, with a low cost of living, strong labor force, and excellent transportation system. On balance, we are cautiously optimistic about the short-term outlook of the subject region. Long-term, the region should see stability and moderate growth.


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

                               [GRAPHICS OMITTED]

                        ROCKY MOUNTAIN METROPOLITAN AREA

                                     [MAP]

                               [GRAPHICS OMITTED]

                        ROCKY MOUNTAIN METROPOLITAN AREA

                                      [MAP]

                               [GRAPHICS OMITTED]

                        ROCKY MOUNTAIN METROPOLITAN AREA

                                      [MAP]

                               [GRAPHICS OMITTED]

                              GOLDEN EAST CROSSING


                                      [MAP]

                               [GRAPHICS OMITTED]

                              GOLDEN EAST CROSSING


                                      [MAP]

                                                     RETAIL MARKET ANALYSIS
================================================================================

Trade Area Overview

     A retail center's trade area contains people who are likely to patronize that particular retail center. These customers are drawn by a given class of goods and services from a particular tenant mix. A center's fundamental drawing power comes from the strength of the anchor tenants as well as the regional and local tenants which complement and support the anchors. A successful combination of these elements creates a destination for customers seeking a variety of goods and services while enjoying the comfort and convenience of an integrated shopping environment.

     The subject can be described as a -regional shopping center.

     A regional shopping center (1) provides for extensive variety of goods, including a wide selection of general merchandise, apparel, and home furnishings, as will as a variety of services and recreational facilities. The major occupants of a regional center include a least one, but no more than two, full line department stores. Each full-line department store generally has an area of not less than 75,000 +/- square feet. In many instances, the department stores are physically a part of the center but are independently owned. In theory, its typical size for definitive purposes is 450,000 square feet of gross leasable area; in practice it may range from 300,000 to 850,000 square feet. The regional center is the second largest type of shopping center. As such, it provides services typical of a business district yet not as extensive of those of the super regional center.

     In order to define and analyze the market potential for the Golden East Crossing, it is important to first establish the boundaries of the trade area from which the subject will draw its customers. In some cases, defining the trade area may be complicated by the existence of other retail facilities on main thoroughfares within trade areas that are not clearly defined or whose trade areas overlap with that of the subject.

     The subject is one of two regional malls located in Nash County. Competition in the immediate area includes the struggling Tarrytown Mall, which lacks anchor depth and is tenanted by mainly local retailers and service providers, and a limited number of traditional strip centers. There are also some free-standing retailer development, including a Target discount department store. While some cross-shopping does occur, these stores act more as a draw to the area, creating an image for the area as an established shopping district and generating more retail traffic to the area than would exist in their absence. We recognize and mention these stores and centers to the extent that they provide a complete understanding of the area's retail structure.


----------
(1) Urban Land Institute Dollars and Cents of Shopping Centers - 1995

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                                                     Retail Market Analysis
================================================================================

     Once the trade area is defined, the area's demographics and economic profile can be analyzed. This will provide key insight into the area's dynamics as it relates to the subject. The sources of economic and demographic data for the trade are analysis are as follows: Equifax National Decision Systems (ENDS), Sales and Marketing Management's Survey of Buying Power, The Urban Land Institute's Dollars and Cents of Shopping Centers (1995), CACI, The Sourcebook of County Demographics, and The Census of Retail Trade - 1992. The subject's Effective Trade Area, profiled by Equifax National Decision Systems, was defined based on the results of a customer survey conducted by Urban Retail Properties, Co., which included polling the mall's customer's to determine the zip code of their primary residence.

Scope of Trade Area

     Traditionally, a retail center's sales are principally generated from within its primary trade area, which is typically within reasonably close geographic proximity to the center itself. Generally, between 55 and 65 percent of a center's sales are generated within its primary trade area. The secondary trade area generally refers to more outlying areas which provide less frequent customers to the center. Residents within the secondary trade area would be more likely to shop closer to home due to time and travel constraints. Typically, an additional 20 to 25 percent of a center's sales will be generated from within the secondary area. The tertiary or peripheral trade area refers to more distant areas from which occasional customers to the mall reside. These residents may be drawn to the center by a particular service or store which is not found locally. Industry experience shows that between 10 and 15 percent of a center's sales are derived from customers residing outside of the trade area. This potential is commonly referred to as inflow.

     Before the trade area can be defined, it is necessary that we thoroughly review the retail market and the competitive structure of the general marketplace, with consideration given as to the subject's position therein. Subsequent to our discussion of the area's retail structure, a profile of the department stores which anchor the subject is presented in order to fully acquaint the reader with its overall market position therein.

Retail Structure

     In order to examine the subject property in its proper context, we must first examine the nature of the competition. With respect to regional mall competition, the subject is well positioned. We consider the nearby Tarrytown Mall, which lacks anchor depth and it tenanted by mainly local retailers and service providers, virtually obsolete as a traditional regional mall, effectively leaving the subject as the only viable regional mall within the Rocky Mount MSA. As such, the competitive properties cited on the following pages are limited to a secondary status.

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                                      -21-

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

                                                     Retail Market Analysis
================================================================================

Competition

     The following table identifies the larger alternative retail properties in the area as well as the malls located outside the region with secondary trade areas that could overlap with that of the subject

-------------------------------------------------------------------------------------------
                       Competitive Retail Shopping Centers
===========================================================================================
 Map      Center/Location        Year Opened/     Total GLA     Anchor Stores      Distance
 Key                              Renovated                                          from
                                                                                    Subject
============================================================================================
  S      Golden East Crossing        1986          572,914          Belk               NA
         US Hwy. 101 & Rt. 43                                     JC Penny
           Rocky, Mount, NC                                     Brody's Goods
                                                                    Sears

 -------------------------------------------------------------------------------------------
 1        Tarrytown Mall            1963          327,069         Goody's          1.8 miles
           Hwys. 64 & 301                                      Montgomery Ward
           Rocky Mount, NC

 -------------------------------------------------------------------------------------------
 2     Parkwood Mall & Plaza        1979          578,190          Belk             22 miles
       101 West Ward Boulevard                                    JC Penny
       Wilson, North Carolina

 -------------------------------------------------------------------------------------------
 3      Carolina East Mall          1979          329,130          Belk             30 miles
        238 Carolina E. Mall                                      Sears
          Greenville, North
              Carolina

 -------------------------------------------------------------------------------------------
 4           The Plaza              1989          421,061          Belk             30 miles
       714 E. Greenville road                                      Brody's
          Greenville, North                                     Eckerd Drugs
              Carolina                                            JC Penny
============================================================================================
       Total                                    2,228,364
============================================================================================
Source: Shopping Center Directory - 1995
============================================================================================



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



                                                     Retail Market Analysis
================================================================================

Subject Retail Center

Name:                              Golden East Crossing

Location:                          US Hwy. 301 & Rt. 43
                                   Rocky Mount, NC

Owner:                             The Cadillac Fairview Corporation

Distance and Time from Subject:    NA

Year Opened:                       1986

Year(s) Expanded/Renovated:        NA

Total GLA:                         572,914+/-SF

Mail GLA:                          218,704+/-SF

Mail Shop Ratio:                   38%

Anchor Tenants:                    Belk                              112,957 SF
                                   JC Penney                          81,729 SF
                                   Brody's                            69,960 SF
                                   Sears                              89,564 SF
                                                                     -------
                                   Total Anchor GLA                  354,210 SF

Number of Mail Shops:              96+/-

Occupancy (Mail GLA):              75+/-%

Average Market Rent (Mall GLA):    $15-$20/SF

Land Area:                         60+/- AC

Parking/Ratio
        Existing:                  3,055; 5.3 spaces per 1,000 SF of GLA

Demographics:                      Effective Market Population:         268,643
                                   Average Household Income:            $35,389

Retail Sales:                      $267/SF Comparable Tenants
                                   $239/SF All Reporting Tenants


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                                      -23-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

Comments: Golden East Crossing is the dominant mail in the Rocky Mount MSA, anchored by strong national and regional department stores well-suited to the region. The mall has attracted strong base of national retailers, although merchandising mix would benefit from fewer local tenancies. During 1995, reporting anchor tenants Sears and JC Penney reported noticeable sales increases over the previous year. Sears reported a 5.5 percent increase in sales to $16.1+/- million, or approximately $180 per square foot. JC Penney reported a
7.5 percent increase in sales to $21.1+/- million, or approximately $170 per square foot. Both the sales level of Sears and JC Penney compare favorably to national and regional averages. Reporting mall shop tenant sales of $239 per square foot (versus comparable tenant sales of $267 per square foot) significantly exceeds regional averages.


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                                      -24-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

Competitive Retail Center No. 1

Name:                                   Tarrytown Mall

Location:                               Hwys. 64 & 301
                                        Rocky Mount, North Carolina

Owner                                   First Washington Management

Distance and Time from Subject:         1.8+/- mile south
                                        (5+/- minutes drive time)

Year Opened:                            1963

Year(s) Expanded/Renovated:             1989

Total GLA:                              327,069+/- SF

Mall GLA:                               134,000+/- SF

Mall Shop Ratio:                        41%

Anchor Tenants:                         Goody's Family Clothing       24,000 SF
                                        Montgomery Ward               74,069 SF
                                        Vacant                        95,000 SF
                                                                     ----------
                                        Total Anchor GLA:            193,069 SF

Number of Mall Shops:                   55+/-

Occupancy (Mall GLA):                   97.7%

Average Rent (Mall GLA):                $8.00+/-SF

Land Area:                              30+/- AC

Parking/Ratio:                          1,564 +/- cars; 4.8 per 1,000 +/- SF

Demographics:                           Primary Market Population:      175,000
                                        Average Household Income:       $32,000
                                        (per Shopping Center Directory)

Retail Sales:                           $160/SF

Comments: Despite 95,000n square foot anchor tenant vacancy, small shop occupancy remains at approximately 98 percent, albeit at relatively low rates and short terms to a mainly local tenant base. Leasing agent reports active interest in vacant anchor position, although majority of offers reportedly below level acceptable to ownership. It is anticipated that space will be subdivided to accommodate big box type retailers.

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                                      -25-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

Competitive Retail Center No. 2

Name:                                   Parkwood Mall & Plaza

Location:                               101 West Ward Boulevard
                                        Wilson, North Carolina

Owner:                                  North Hills, Inc.

Distance and Time from Subject:         22+/- miles southwest
                                        (30+/- minute drive time)

Year Opened:                            1979

Year(s) Expanded/Renovated:             N/A

Total GLA:                              415,000+/- SF

Mall GLA:                               157,831+/- SF

Mall Shop Ratio:                        38%

Anchor Tenants:                         Belk                          85,924 SF
                                        JC Penny                      88,745 SF
                                        Hills                         82,500 SF
                                                                     -------
                                        Total Anchor GLA:            257,169 SF

Number of Mall Shops                    94+/-

Occupancy (Mall GLA):                   89%

Average Rent (Mall GLA):                $8-$12/SF

Land Area:                              78+/- AC

Parking/Ratio:                          3,243+/- cars; 5.61 per 1,000+/- SF

Demographics:                           Primary Market Population:      110,000
                                        Average Household Income:       $33,000
                                        (per Shopping Center Directory)

Retail Sales:                           $200/SF

Comments: Adjacent strip center and plaza development totaling 163,000+/- square feet. Relatively small anchor stores augmented by wide array or national, regional and local retailers, as well as non-traditional mall and strip center tenants. Considered secondary competition to subject.

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                                      -26-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

Competitive Retail Center No. 3

Name:                                        Carolina East Mall

Location:                                    238 Carolina E. Mall
                                             Greenville, North Carolina

Owner:                                       Shadow Lake Properties

Distance and Time from Subject:              30+/- miles southeast
                                             (40+/- minute drive time)

Year Opened:                                 1979

Year(s) Expanded/Renovated:                  N/A

Total GLA:                                   329,130+/- SF

Mall GLA:                                    140,230+/- SF

Mall Shop Ratio:                             43%

Anchor Tenants:                              Belk                     113,910 SF
                                             Sears                     75,000 SF
                                                                      -------
                                             Total Anchor GLA:        188,900 SF

Number of Mall Shops                         55

Occupancy (Mall GLA):                        86+/-%

Average Rent (Mall GLA):                     $10-$17/SF

Land Area:                                   37 acres

Parking/Ratio:                               2,131+/- cars; 6.5 per 1,000+/- SF

Demographics:                                Primary Market Population:  157,000
                                             Average Household Income:   $33,700
                                             (per Shopping Center Directory)

Retail Sales:                                $200/SF

Comments: Given distance from subject and inferior anchor alignment, considered minimally competitive to subject. Leasing agent for center reported difficulty in attracting key national tenants, such as the Limited concepts.

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                                      -27-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                      Retail Market Analysis
================================================================================

Competitive Retail Center No. 4

Name:                                   The Plaza

Location:                               714 E. Greenville Blvd.
                                        Greenville, North Carolina

Owner                                   Rubin Strouse Retail

Distance and Time from Subject:         30+/- miles southeast
                                        (40+/- minute drive time)

Year Opened:                            NA

Year(s) Expanded/Renovated:             1989

Total GLA:                              421,061 +/- SF

Mall GLA:                               197,064+/- SF

Mall Shop Ratio:                        47%

Anchor Tenants:                         Belk                           46,051 SF
                                        Belk                           54,000 SF
                                        Brody's                        56,934 SF
                                        JC Penney                      67,012 SF
                                                                      -------
                                        Total Anchor GLA:             223,997 SF

Number of Mall Shops                    96

Occupancy (Mall GLA):                   57+/-%

Average Rent (Mall GLA):                $8-$12/SF (estimated)

Land Area:                              40 acres

Parking/Ratio:                          2,500+/- cars; 5.9 per 1,000+/- SF

Demographics:                           Primary Market Population:       185,000
                                        Average Household Income:        $30,800

Retail Sales:                           $200/SF
                                        (per Shopping Center Directory)

Comments: Belk has expanded into former Rose's department store space, separating their men's and junior's department's from women's. Significant amount of mall shop space remote from anchor stores.

===============================================================================

                                      -28-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

     The mail properties cited above (inclusive of the subject) comprise approximately 2.2+/- million square feet of mall space. Aside from the marginally competitive Tarrytown Mall, the subject is the only true regional mall in Nash County, as the balance of mall inventory compete with the subject only peripherally.

Other Competition

     As discussed, there is marginal direct mall competition for the subject in its immediate trade area. Tarrytown Mall's lack of both anchor depth and national mall shop tenant base has rendered the property virtually obsolete as a competitive mall property. In addition to the facilifies described, the balance of the retail inventory consists of certain big box stores and specialty tenants in neighborhood and community centers as well as free-standing retail facilities. A brief description of the retail centers in the immediate area will serve to portray the balance of the neighborhood retail alignment.

     o Tiffany Square Shopping Center, located along Highway 301 at Benvenue Road (opposite subject), is a 132,000+/- square foot neighborhood shopping center anchored by a Winn Dixie grocery store in 43,000+/- square feet and a Kerr Drug store in 9,600+/- square feet. The balance of the center is tenanted by 7 retail and service-type tenants, including Little Caesar's and The Cellular Store. There is currently one 1,937+/- square foot vacancy in the center, which is being offered at $8.50 per square foot, triple net. This center also includes two available outparcels of 1.58+/- acres and 1.64+/- acres, which are currently offered for sale at $453,000 and $550,000, respectively.

     o Sutter's Creek Plaza, located along the east side of Route 301 opposite Golden East Crossing, is a 191,822+/- square foot community centered anchored by Wal-Mart in 114,600+/- square feet and Toys 'R' Us in 31,000+/- square feet. A Blockbuster Video is located in an outparcel position, while the balance of the center is leased to 9+/- small shop tenants including Georgia Carpet Outlets, Rent-A Center and Seasons Home Shop. This center is 100 percent leased, with the center's leasing agent reported an average lease rate of $13.50 per square foot, triple net.

     o Rocky Mount Town Center, located immediately west of Golden East Crossing, is a 182,000+/- square foot community center anchored by Kmart with major tenants Fashion Bug and Pic 'n Pay Shoes. Outparcels include Red Lobster and Baskin Robbins.

     o Westridge Village is a 90,000+/- square foot neighborhood center located approximately 4 miles southwest of Golden East Crossing along Sunset Avenue. This center is anchored by a Harris Teeter grocery store and an Almands drug store. Small shop tenants include services such as Mail Boxes, Etc., as well as relatively upscale shops such as Stephanie's-Ladies Fine Casual and Osborne Jewelers. This center was 100 percent occupied at the time of our inspection.

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                                      -29-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

     o Target has recently opened a free-standing store located opposite Sutter's Creek Plaza approximately .1 miles from Golden East Crossing. This development also includes a Burger King and a Texas Steak House Saloon in outparcel positions.

     o Crossroads Center is a 1970-built, 240,000+/- square foot community center located along Stone Rose Drive at Route 64/301 Bypass, approximately two miles southwest of Golden East Crossing. The centers main tenant is Cardinal Theater multiplex, and is occupied by mainly discount-oriented and local tenants including Sally Beauty Supply, Beneficial and Pic'n Pay Shoes.

Proposed Development

     The development of a 60,000+/- square foot Hanaford's grocery store and a 30,000+/- square Circuit City is proposed for a 15+/- acre site located adjacent to Golden East Crossing along its rear boundary. These stores will front Jeffries Boulevard.

GLA per Capita

     The data presented summarizes the extent of existing regional mail development inside and proximate to the trade area. According to the National Research Bureau, the average GLA per capita for the United States and State of North Carolina were 5.5+/- and 3.7+/- square feet, respectively, in 1995. This statistic pertains to centers in excess of 400,000 square feet.

     As discussed previously, with the exception of the Tarrytown Mail, the subject is the only traditional regional mall in the Rocky Mount MSA. Equifax National Decision Systems estimates a Rocky Mount MSA population of 141,551 (see Trade Area population discussion following). In order to render a comparative statistic to both state and national GLA per capita averages, we use only the GLA of Golden East Crossing, which results in a GLA per capita of 4.05+/- square feet. However, counting the GLA of Tarrytown Mall (327,069+/- square feet) results in a GLA per capita of approximately 6.4+/- square feet. Similarly, when considering the Effective Trade Area, we count the GLA of Golden East and the Parkwood Mall and Plaza only to render a comparative statistic of 4.3+/- square feet of mall GLA per capita. Adding the GLA of Tarrytown Mall results in a GLA per capita of 5.5+/- square feet for the Effective Trade Area.

     The higher GLA per capita figures suggest that the market may suffer from excess capacity. This interpretation would be consistent with current market conditions, where the subject is posting mall shop vacancy in excess of 20+/- percent and a 95,000+/- square foot anchor vacancy exists at the Tarrytown Mall. We further suggest that the effective trade area's per capita income of $13,869 (see demographics chart following) be considered in interpreting the GLA per capita ratios. While those ratios excluding Tarrytown Mall do not significantly exceed the state average and do not exceed the national average, the average per capita income of the state exceeds that of the effective trade area by approximately 24 percent, while the average per capita income of the United States exceeds that of the effective trade area by approximately 36 percent. We suggest that due to significantly less income on a per capita basis, the trade area inherently could not support the same level of GLA as the state or nation on a per capita basis.

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                                      -30-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                    Retail Market Analysis
===============================================================================

Anchor Alignment

     The anchor alignment of the subject also helps to define the potential boundaries of the subject's trade area. The subject property is anchored by Belk's, Brody's, Sears and JC Penney. The following is a profile of each of these anchor tenants.

     JC Penney, the fourth largest retailer in the United States (after Wal-Mart, K-Mart and Sears), operates 1,233 JC Penney department stores and 526 drug stores (Thrift Drug and Treasury Drug) throughout all 50 states and Puerto Rico. The $21 billion company has changed its historical image as a discount dime store and has targeted upper-middle-class consumers by adding brand-name soft goods and dropping hard goods from the in-store product mix. Today the company's product mix centers on apparel, shoes, jewelry, and home furnishings. In 1994, retail sales rose 7.4 percent to $20.4 billion, surpassing the $20 billion mark for the first time. Net income also exceeded $1 billion for the first time ever. Total revenues were up 7.7 percent to $21.1 billion. The company has experienced a ten year compound annual growth rate in retail sales (1984-1994) of about 4.2 percent. Overall, productivity among stores increased by 8.9 percent to $159 per square foot from $146 per square foot in 1993, and $137 per square foot in 1992. Catalog sales totaled $3.8 billion in 1994-95, accounting for 19 percent of total retail sales. Drug stores, under the Thrift Drug name, totaled 526 units in 1994-95 and accounted for 7.6 percent of total sales which achieved $243 per square foot. The company currently has approximately 113 million square feet of store space. In February 1995, the company acquired the 97 unit Kerr Drug Store chain. The company will continue to expand its private brand lines. In addition, the catalog operation is posed to continue to do well, coming off of its highest sales in its 31 year history. The company did not fare as well in fiscal 1995 (year ending January 1996) with earnings failing by 20 percent and same store sales declining by 2.5 percent in the fourth quarter and 1.4 percent for the fiscal year. The company is planning a $700 capital expenditure program over the next three years to help bolster store performance. Value Line reports that the company's financial strength warrants a "B++" rating. Standard & Poor's has forecasted a continued modest rise in comparable store sales. They rate the company "A-".

     Sears, the world's third largest retailer continues to profit from its remarkable turnaround. Total revenues from operations increased by 6 percent to $54.56 billion in 1994. Sears Merchandising Group operates 800 department stores and 1,140 specialty stores throughout North America. The company is focusing on three core operations: apparel; home, including home appliances and electronics, home improvement and furniture; and automotive including Sears Auto Centers and Western Auto. Revenues per selling square foot were $340 in 1994, up from $321 in 1993. The restructuring that the company implemented in 1993 involved the closure of approximately 113 unprofitable department stores and the elimination of 50,000 jobs. Sears has also abandoned its once formidable catalog operation closing it in May, 1993. Also in 1993 the company sold 20 percent of Dean Witter/Discover Card to the public raising $900 million then sold the rest to shareholders. It also offered about 20 percent of Allstate, raising $2.4 billion in the nations largest IPO in 1992. In 1995, it spun off the balance of its 80.3 percent stake. During 1994 the company transferred ownership of Sears Tower and

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                                      -31-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
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                                                     ---------------------------

                                                    Retail Market Analysis
================================================================================

     related mortgages to a trust. Also, at the end of 1995, Sears divested itself of Homart its real estate development subsidiary.

     In 1994, Sears' dominance continued as the Merchandise Group generated income of $890 million, an 18.4 percent increase over 1993 income of $752 million. Comparable store growth was a very strong 8.3 percent which followed the 8.9 percent growth in 1993 and 3.6 percent in 1992. In addition to strong comparable store sales increases, core merchandising revenues per selling square foot have also shown steady increases in 1994 and 1993, up 7.8 percent and 11.1 percent, respectively. Department store revenues were up 8.5 percent in 1994, which added to the 10 percent increase in 1993. More recently, comparable store sales were up 5.8 percent in the fourth quarter of 1995.

     The company has implemented a $4.0 billion remodeling program and over the past two years, Sears has remodeled and modernized 240 department stores and converted 2.9 million square feet of non-selling space and 1.5 million square feet of selling space formerly occupied by furniture departments to apparel selling space. Free-standing store revenues increased 20.2 percent in 1994. This was fueled by 98 new Dealer stores, 22 Homelife stores and 11 Sears Hardware stores. Analysts are forecasting a 6 percent growth in revenues and 4 to 5 percent same store sales increases in 1996. Value Line rates the company's financial strength an "A", while Standard & Poors ranks it "B".

     Brody Brothers Dry Goods, headquartered in Greenville, North Carolina, is a privately owned, small regional department store chain. They currently own 7 stores located in shopping malls throughout the state of North Carolina. Brody's merchandise mix focuses on women's, men's and children's apparel and appeals to the mid-market customer. With a store size averaging 65,000 square feet, Brody is expected to have a sales volume of about $23,000,000. Growth in sales is expected to continue at 5%. As of January 1996, they employee about 400 and are expected to have a 14% employment growth rate.

     Belk Stores Services are the owners of Belk department stores. Headquartered in Charlotte, North Carolina, the 280 Belk stores owned by the company are located throughout the southeast including Maryland, Kentucky, and Texas. The majority of stores, approximately 70%, are located in shopping malls or centers. The yearly sales volume for this private company is estimated to be $359,000,000. The Belk department store chain employs approximately 5,500.

Trade Area Definition

     Golden East Crossing is strategically located adjacent to the intersection of US Highway 301 and North Carolina Highway 43. This location makes it one of the more accessible retail locations within the area. The advantage of highway proximity has the effect of expanding the mall's trade area by virtue of reducing travel time for residents in more distant locations. As such, the percentage of in-flow sales tends to be greater for more dominant properties.

     As discussed in the previous section, the location and accessibility of competing centers also has direct bearing on the formation and make-up of a mall's trade area. Its location at the

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                                      -32-

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                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

intersection of highways 301 and 43 near the center of the Nash County also maximizes its key position as the only true regional mall in the MSA. With the fastest growing areas found in this general vicinity of the metro area, this becomes even more significant. This is important for the subject since residents living closest to the mall are more inclined to shop closer to home. We note that shopping alternatives within at least a 30 mile radius are marginal, allowing the subject to virtually dominate the market. Expanding outward to a 40 mile ring, competition is more intense with the inclusion of the Greenville retail market. Consistent with relative scarcity of surrounding retail development, the subject's effective trade area boundaries extend 25+/- 35+/- miles from the subject.

     We believe that it is also important to note that key community centers and free-standing big box retailers represent a force in the market's competitive environment. However, their primary stores (groceries, discount department stores, and drugs) are generally different from those which comprise Golden East Crossing. Certainly there is a place for both in most retail environments, particularly the regionally-oriented 301 corridor found in Rocky Mount. Overall, this type of development is limited, and includes store locations for Wal-mart, Kmart and Target. Circuit City, which has proposed constructing a 30,000+/- square foot store on a site adjacent to the mall, would join Toys 'R Us and Office Depot as one of the few true 'category killers" to enter the market. Together with a wide array of casual dining concepts, these retailers collectively help balance out the retail infill and act as a traffic generator that increases the area's status as a destination retail hub.

     To summarize, the foundation of our analysis for delineation of the subject's trade area may be summarized as follows:

     1. The Rocky Mount/Route 301 corridor is a truly regional retail destination, with an effective trade area expanding to points 30 miles and beyond Golden East Crossing.

     2. Highway accessibility including area traffic patterns, geographical constraints and nodes of residential development.

     3. The position and nature of the area retail structure including the location of destination retail centers and the strength and composition of the retail infill as discussed above.

     4. The size, anchor tenancy and merchandising composition of the mall tenants enhances its total market penetration.

     5. Adequate cross shopping occurs with free-standing retailers and area strip centers, whose tenants generally compliment rather than compete with the mall.

     Ownership has provided us with the results of their most recent customer survey which has identified shopping patterns based upon origin by zip codes. After reviewing this report in conjunction with our independent analysis of the trade area, we are in concurrence with its findings. As such, we have elected to rely on some of the demographic results it has produced. An analysis of key demographic indicators can then be performed based upon this defined trade area.

===============================================================================

                                      -33-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

Population

     Once the market area has been established, the focus of our analysis centers on the trade area's population. Equifax National Decision Systems provides historical, current and forecasted population estimates for the effective trade area. Patterns of development density and migration are reflected in the current levels of population estimates. The chart on the Facing Page compares these statistics.

     Between 1990 and 1996, ENDS reports that the population within the effective trade area increased by 12,150 to 268,643. This 4.7 percent increase (0.77 percent per annum) has slightly trailed that of the Rocky Mount MSA growth rate of 6.2 percent. The current projection is for a continuation of this trend of moderate but continuous growth of .60 percent and .70 percent per annum for the effective trade area and the Rocky Mount MSA, respectively. We note with interest that population growth within the principally closer-in area has been, and is expected to continue to be, the fastest growing quadrant in the effective trade area. This is important for the subject since residents living closest to the mall are more inclined to shop closer to home.

     Provided on the Following Pages are graphic representations of the current population distribution as well as projected population growth. These graphics depict that the more densely developed areas, as well as those areas with the strongest projected growth, are found within the closest proximity to the mail.

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                                      -34-
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



                              GOLDEN EAST CROSSING

                              EFFECTIVE TRADE AREA



                                      [MAP]



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                              GOLDEN EAST CROSSING

                              EFFECTIVE TRADE AREA



                                      [MAP]



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                                                     Retail Market Analysis
================================================================================

Households

     A household consists of all the people occupying a single housing unit. While individual members of a household purchase goods and services, these purchases actually reflect household needs and decisions. Thus, the household is a critical unit to be considered when reviewing market data and forming conclusions about the trade area as it impacts the retail center.

     National trends indicate that the number of households are increasing at a faster rate than the growth of the population. Several noticeable changes in the way households are being formed have caused the acceleration in this growth, specifically:

     o The population in general is living longer on average. This results in an increase of single and two person households.

     o The divorce rate increased dramatically during the last decade, again resulting in an increase in single person households.

     o Many individuals have postponed marriage, thus also resulting in more single person households.

     Between 1990 and 1996, the effective trade area added 7,569 households, increasing by 7.9 percent to 102,955 units. This growth is equivalent to a compound annual increase of 1.28 percent. Alternatively, the Rocky Mount MSA added 4,340 households to 53,700, indicating slightly higher 1.41 percent annual rate of growth.

     Between 1996 and 2001, the effective trade area is expected to grow by 4.0 percent (.79 percent per annum) to 107,127 households. This rate of growth is consistent with that for the Rocky Mount MSA., which is expected to increase to nearly 56,000+/- households.

Trade Area Income

     A significant statistic for retailers is the income potential of a trade area's population. Income levels, either on a per capita, per family or household basis, indicate the economic level of the residents of the market area and form an important component of this total analysis. More directly, average household income, when combined with the number of households, is a major determinant of an area's retail sales potential. The trade area income figures support the profile of a broad-based middle income market. According to ENDS, average household income within the effective trade area is currently $35,389.

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                                      -37-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
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


                                                     Retail Market Analysis
================================================================================

     Available data shows an identifiable pattern of income levels throughout the effective trade area as shown below along with comparisons to the Rocky Mount MSA, the state and the United States.

              ---------------------------------------------
                            Average Household Income
              ---------------------------------------------
                  Area Average                    HH Income
              ---------------------------------------------
               Effective Trade Area                $35,389
                Rocky Mount MSA                    $37,181
              State of North Carolina              $42,552
                  United States                    $49,031
              ---------------------------------------------

     These statistics show that the effective trade area has an average household income of $35,389, which is marginally below that of the Rocky Mount MSA but noticeably below those of the state and the country.

     Provided on the Following Page is a graphic presentation of the household income distribution throughout the total trade area. As can be seen, the subject lies within the area's upper income communities. Generally, the highest concentrations of wealth (average incomes of $40,000 and higher) are found immediately surrounding the center to the north, south and west. We also note that average household income throughout the effective trade area is forecasted to increase at compound annual rate of 4.96 percent.

================================================================================

                                      -38-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                              GOLDEN EAST CROSSING

                              EFFECTIVE TRADE AREA



                                      [MAP]



                                [GRAPHIC OMITTED]

                              [DATA POINTS TO COME]

                                                     Retail Market Analysis
================================================================================
Effective Buying Income

     Another measure of the ability of a trade area to support retail business is the area's effective buying income (EBI). This data is not measured by specific trade area, but rather by both the metropolitan statistical area (MSA), as well as on a county basis as reported in Sales and Marketing Management's Survey of Buying Power. As previously indicated, the subject's effective trade area exceeds the boundaries of Nash and Edgecombe counties, but is not inclusive of other counties in their entirety. As of year-end 1994, the Rocky Mount MSA had an aggregate EBI of $1.955 billion. A comparison can be made to the Rocky Mount MSA and Nash and Edgecombe Counties.

-------------------------------------------------------------------------------------------------------------------------
                                              Effective Buying income
                                    1990                                    1994                   Compound Annual Charge
                    Total EBI (billions)    Med HHEBI       Total EBI (billions)      Med HHEBI    Total EBI    Med HHEBI
-------------------------------------------------------------------------------------------------------------------------
Rocky Mount MSA            $1.472           $22,053                $1.955              $30,851       7.36%         8.76%
  Edgecombe County         $0.573           $21,872                $0.644              $27,797       2.99%         6.18%
  Nash County              $0.899           $22,233                $1.291              $32,729       9.47%        10.15%
-------------------------------------------------------------------------------------------------------------------------
Source:  Sales and Marketing Management, Survey of Buying Power
-------------------------------------------------------------------------------------------------------------------------

     The data above shows that the median household effective buying income for Nash County marginally exceeds that of the Rocky Mount metropolitan area. Since 1990, the total EBI for the Rocky Mount MSA has grown at an annual compound rate of 7.36%, while the total EBI for Nash County, in which Golden East Crossing is located, has grown at a compound annual rate of 9.47 percent. The median household EBI has for the Rocky Mount MSA has grown at an annual compound rate of 8.76%, while the median household EBI for Nash County has grown at an annual compound rate of 10.15 percent. Both of these measures have exceeded inflation over this period. Edgecombe County, as previously established the less affluent sector of the Rocky Mount MSA, posted compound annual growth rates of 2.99 percent for total EBI and 6.18 percent for median household EBI.

Retail Sales

     Retail sales growth for the Rocky Mount MSA were compared to Nash and Edgecombe counties. Total retail sales for the MSA and the counties have increased at relatively consistent rates. Together with strong growth in household formation, annual compound growth in total retail sales was led by Nash County, while Edgecombe County, which added a lower percentage of new households during the same period, posted stronger growth in retail sales per household. Overall, the entire MSA posted solid gains in both total retail sales and retail sales per household, increasing at annual compound rates of 5.19 percent and 3.91 percent, respectively.

----------------------------------------------------------------------------------------------------------------------------
                                                       Retail Sales
                                    1990                                   1994                   Compound Annual Charge
                   Total Retail Sales     Retail Sales    Total Retail Sales   Retail Sales        Total       Retail Sales
                        (millions)       Per Household       (millions)       Per Household     Retail Sales   Per Household
----------------------------------------------------------------------------------------------------------------------------
Rocky Mount MSA           $874.4           $17,594            $1,070.6           $20,510           4.19%          3.91%
  Edgecombe County        $208.1           $10,201              $248.3           $12,290           4.51%          4.77%
  Nash County             $666.3           $22,741              $822.4           $25,699           5.40%          3.10%
----------------------------------------------------------------------------------------------------------------------------
Source:  Sales and Marketing Management, Survey of Buying Power
----------------------------------------------------------------------------------------------------------------------------

     We note that between 1990 and 1994, overall retail sales for the Rocky Mount MSA grew by 22 percent to $1.07 billion.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

Mall Shop Sales

     While retail sales trends within the MSA and region lend insight into the underlying economic aspects of the market, it is the subject's sales history that is most germane to our analysis.

     We have been provided with a summary of comparable mall shop sales for the years 1991 to 1995. Per square foot sales figures represent the weighted average sales for the calendar year for small shop tenants in continuous occupancy of the same suite for the previous twenty four months. These results are summarized below.

                    =========================================
                                   SUMMARY OF
                                COMPARABLE SALES
                    =========================================
                                 Comparable       Percentage
                      Year        PSF Sales         Change
                    =========================================

                      1991           $213             NA
                      1992           $243           14.08%
                      1993           $257            5.76%
                      1994           $265            3.11%
                      1995           $267            0.75%

                    =========================================

     As illustrated above, comparable sales posted notable increases between 1991 and 1995 for an aggregate increase of 25.3 percent, while comparable sales remained relatively flat between 1994 and 1995, increasing .75 percent to $267 per square foot.

     Total reporting mall shop sales for 1995 were $34.9 million. Based on a reporting GLA of 146,104 square feet, this results in mall shop sales of $239 per square foot. This measure shows reporting tenant performance only, since many tenants do not report sales by lease agreement or fail to report sales for a particular sales period. While the aggregate sales amount is reflective of the total sales generated by the mall shops, it is important to recognize that this includes all sales including sales from partial year tenants. Furthermore, since the unit rate is based upon a full reporting year, it has the effect of understating the mall shop sales performance on a unit rate basis.

     By comparison, the Urban Land Institute's Dollars and Cents of Shopping Centers (1995) reports national and regional sales averages for regional and super-regional shopping malls. Nationally, average sales at super-regional centers is reported at $203.09 per square foot, down 1.4 percent from 1993. For regional malls, average sales are reported to be $176.16, virtually even from 1993. A comparison of national and regional figures is shown on the following chart.


================================================================================

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                                                                    WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

================================================================================
                        Regional/Super-Regional Centers
================================================================================
     Area            Average         Median      Lower Decile      Upper Decile
================================================================================
United States        $176.16/       $163.54/       $125.88/          $285.40/
                     $203.09        $198.93        $140.46           $305.23
--------------------------------------------------------------------------------
   East              $204.96/       $183.05/       $126.07/          $323.74/
                     $220.64        $183.81        $130.46           $379.81
--------------------------------------------------------------------------------
   West              $188.63/       $167.46/       $124.00/          $264.89/
                     $190.51        $187.64        $143.01           $258.68
--------------------------------------------------------------------------------
  South              $156.27/       $154.18/       $129.63/          $195.24/
                     $210.30        $207.99        $145.75           $293.70
--------------------------------------------------------------------------------
 Midwest             $178.99/       $179.24/       $125.50/          $290.57/
                     $195.03        $192.42        $148.18           $261.09
================================================================================
Source:    Urban Land Institute Dollars and Cents of Shopping Centers (1995)
--------------------------------------------------------------------------------

     As a regional mail in the eastern part of the country, the subject's 1995 sales performance of $239 per square foot can be compared to its peers as shown below.

==========================================================
                      Average       Subject       Variance
==========================================================
United States          $176          $239           136%
----------------------------------------------------------
   South               $156          $239           153%
==========================================================

     On a relative basis, the subject is outperforming its peer group on average in terms of sales productivity, particularly on a regional basis.

Anchor Store Sales

     We have been provided with sales information for the majority of anchor stores. This data can be summarized as follows:

================================================================================================================
                                         Golden East Crossing
                                           Anchor Store Sales
================================================================================================================
Department Store               GLA (SF)             1994                  1995                % Change
================================================================================================================
   Sears                          89,564          $15,253,543          $16,085,562               +5.5%
                                                  $170.30/SF           $179.59/SF
----------------------------------------------------------------------------------------------------------------
 Brody's*                         69,690          NA                   NA                        NA
----------------------------------------------------------------------------------------------------------------
JC Penney                        123,735          $19,538,500          $21,120,400               +7.5%
                                                  $157.90/SF           $170.70/SF
----------------------------------------------------------------------------------------------------------------
   Belk**                        112,957          NA                   NA                        NA
----------------------------------------------------------------------------------------------------------------
   Total                         395,946          $34,787,043          $37,205,962               +6.75%***
                                                  $163./SF***          $174/SF***
================================================================================================================
*    Store opening of August 1995
**   Non-reporting anchor
***  Reporting anchors only
================================================================================================================

     In the aggregate, reporting anchor store sales for 1995 were $37.2 million, equivalent to $174 per square foot, an increase of 6.75 percent over 1994. Belk is not required to report sales to mall management, while Brody's did not occupy the center until August of 1995.

     Sears reported sales of approximately $16.1 million, or nearly $180 per square foot, up 5.5 percent over 1994. Sears is believed to be the highest producing store at Golden East Crossing on a unit rate basis.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

     JC Penney: In 1995, JC Penney reported a significant increase (7.5 percent) with sales of $21.1 million, or nearly $171 per square foot.

A comparison of the subject's department store performance can be made to their peers. The Urban Land Institute also tracks sales of owned and non-owned department stores by selected affiliation and region. This information is summarized in the following chart.

========================================================================================
                                  Department Store Sales Data
========================================================================================
            Category/Region            Average Sales PSF    Top 10% PSF      Top 2% PSF
========================================================================================
          Super-Regional U.S.
          Owned Dept. Stores                 $144.99          $247.99          $505.13
            National Chain                   $146.89          $271.91          $532.63
       Non-Owned Dept. Stores                $154.34          $243.28          $367.33
            National Chain                   $154.34          $243.28          $367.33
            Eastern Region                   $152.35             --               --
            Western Region                   $147.26             --               --
          Midwestern Region                  $131.12             --               --
            Southern Region                  $159.23             --               --
========================================================================================
Average -All Super-Regional Centers          $148.82          $251.62          $443.11
========================================================================================
          Regional Malls U.S.
          Owned Dept. Stores                 $149.26          $245.53          $352.79
            National Chain                   $149.03          $237.27          $343.94
       Non-Owned Dept. Stores                $162.14          $215.20          $266.01
            National Chain                   $163.08          $215.32          $266.09
            Eastern Region                   $174.78             --               --
            Western Region                   $165.36             --               --
          Midwestern Region                  $151.49             --               --
            Southern Region                  $150.39             --               --
========================================================================================
   Average - All Regional Centers            $158.19          $228.33          $307.21
========================================================================================
source:      Urban Land Institute   Dollars & Cents of Shopping Centers (1995)
========================================================================================

     Data from ULI shows that the mean sales level for department stores in regional malls varies from $149.03 to $174.78 per square foot. Department stores located in the southern region of the country average sales of $150.39 per square foot, while the average for all regional centers is $158.19 per square foot. Stores in the top 10 percent of their peers average (unweighted) approximately $228 per square foot while the top 2 percent average approximately $307.21 per square foot.

     With reporting anchor sales averaging approximately $174 per square foot, the reporting department stores at Golden East Crossing appear to outperform national and southern region averages, but fall well short of the top 10 percent.

Summary

     With anchor tenants of JC Penney, Sears, Brody's and Belk, the subject property is clearly positioned toward the broad center of the retail market. Mall shop space is tenanted primarily by traditional merchandise retailers, and is well represented by national retailers such as The Limited and Limited Express, Lerner, Victoria's Secret and The Bombay Company, as well as by popular price formats such as Payless Shoe Source. While the tenant mix lacks newer store concepts which are more upscale, Golden East's more traditional merchandise


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

mix is well suited for an effective trade area posting an average household income $35,389. However, the mall would benefit from national retailers which offer more specialized merchandise and/or an entertainment orientation which are not inherently upscale in their appeal (i.e. Disney, Saturday Matinee, Barnes & Noble). This mix would bring a balance of retail uses to the market which would include first time tenants to the trade area. Despite a stall in the re-tenanting of Golden East Crossing, as evidenced in sizable mall vacancy and a significant local tenant base, the subject benefits from a strong regional location and the lack of viable mall competition within its immediate trade area.

Conclusion

     We have analyzed the retail trade history and profile of the Rocky Mount MSA and Nash County in order to make reasonable assumptions as to the continued performance of the subjects trade area.

     A metropolitan and locational overview was presented which highlighted important points about the study area and demographic and economic data specific to the trade area was presented. We included a brief discussion of some of the competitive retail centers in the market area as well as a profile of the anchor tenants at the mall. The trade area profile discussed encompassed an MSA and zip code based survey for the subject. Marketing information relating to these sectors was presented and analyzed in order to determine patterns of change and growth as it impacts the subject. Given that Belk is not required to report sales and Brody's is new to the center, we were unable to provide extensive mall sales analysis. However, Sears and JC Penney and reporting mall shop tenants report sales noticeably above national and regional averages. The data is useful in giving quantitative dimensions of the total trade area, while our comments serve to provide qualitative insight into this area. The following summarizes our key conclusions:

o The subject enjoys a visible and accessible location within the Rocky Mount MSA. Both the Rocky Mount MSA and Nash County are expected to maintain a moderate but steady growth pattern over the near to mid-term.

o The subject's location near the confluence of Highways 43 and 301 maximizes its position as the only viable enclosed regional mall within the Rocky Mount MSA.

o The region's affluence as measured by average household income and market expenditure potential has shown steady and moderate growth over the last decade. While the average household income for the effective trade area is noticeably below state and national averages, the most affluent areas of the rather expansive trade area are located most proximate to the subject.

o Within its trade area, the subject competes mainly with community and traditional strip centers for tenants. It is our opinion that given its size, lack of anchor depth and mainly local mall shop tenant profile, the nearby Tarrytown Mall is virtually obsolete as a traditional enclosed regional mall.

o It is important for ownership to continue to focus on aggressively leasing the vacant space to national and regional retailers that are considered unique to the market. The high percentage of national and regional tenants is important to the extent that these merchants have the benefit of stronger

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     Retail Market Analysis
================================================================================

     name recognition and are more familiar to shoppers which typically results in high sales levels.

o Peripheral development around the mall is complimentary rather than competitive. The relatively recent addition of big box and category killer formats and other development including restaurants adds to the area draw.

     On balance, it is our opinion that with competent management and aggressive marketing, Golden East Crossing will continue to be the dominant mall serving the Rocky Mount MSA. Our outlook for the area specific to its role as a regional shopping hub is cautiously optimistic, with moderate to good prospects for appreciating real estate values.

     Marketability and Marketing Period

     In this subsection, we consider the potential market appeal, marketability and demand for a center like the subject in light of the current real estate investment market. As discussed elsewhere in this report, the subject involves an enclosed, regional mall containing 218,704 square feet of mall shop GLA anchored by four anchor stores for a combined mall GLA of 572,914 square feet.

     We have considered the potential market demand and investor risk in our analysis and valuation of the subject property through our selection of investment parameters, growth rates, and various assumptions employed. In our analysis, we have attempted to reflect current market conditions and investor criteria. Most of the shopping center properties which have been offered for sale at a "reasonable" price sold within twelve months exposure to the open market or less. Properties for which seller expectations of value exceed the market's perception have required more extended marketing periods and have generally sold at below the initial asking price, or have been pulled off the market. A "reasonable" price is defined as that price which offers a sufficient return to the investor relative to the demand for and the risk associated with the property. These returns vary widely in the current market depending on the particular investment, its occupancy level, the surrounding demographics, and upside or downside of the income stream.

     The subject is characterized as a well-maintained mall which dominates its trade area. The subject's effective trade area has a current population of approximately 269,000 +/- people and is projected to experience moderate but steady population and household growth in the foreseeable future. We believe that, if the subject were offered for sale, it would represent an important investment opportunity for a well positioned center with some upside through lease rollover and continued efforts to upgrade the tenant mix. Based on the above, it is our estimate that a market sale of the subject property should be realized within twelve months exposure on the market.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       PROPERTY DESCRIPTION
================================================================================

Site Description


Location:                     Northwest corner of Benvenue Road and U.S. High
                              301 Bypass



Land Area

  Owned
    Main Mail Parcel:         52.85 +/- Acres

  Owned Outparcels
    301 Bypass Front:         .90 +/- Acres
    301 Bypass Front:         .94 +/- Acres
    Corner Jeffries/Benvenue: 2.66 +/- Acres
  Total Owned:                57.35 +/- Acres
  Un-owned Anchors:           8.83 +/- Acres
  All Total:                  66.18 +/- Acres

Zoning:                       B3, Business District

Frontage/Terrain:             Extensive frontage along Benvenue Road to the east
                              and U.S. Highway 30 Bypass to the south. The site slopes in a general east to west direction.

                              The outparcels have frontage as follows:
                              .90 acre site along 301 Bypass Road
                              .94 acre site along 301 Bypass Road
                              2.66 acre site feet along Benvenue Road

Street Improvements:          Benvenue Road is a four-lane arterial while U.S.
                              Highway 301 Bypass is a partially divided highway.
                              These street improvements do not include sidewalks, curbing, and lighting.

Access: The property has good access by virtue of its location at the corner of its two frontage roads. Ingress/egress from each road is provided by one entrance. There also two entrances along the rear limited access road, Jeffries Road.

Site Improvements:            Site improvements include surface parking,
                              pole-mounted lighting, landscaping, and drainage.

Soil Conditions:              We did not receive nor review a soil report.
                              However, we assume that the soil's load-bearing capacity is sufficient to support the existing structures. We did not observe any evidence to the contrary during our physical inspection of the property. The tract's drainage appears to be adequate.




================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
================================================================================

Gross Leasable Area
                              Belk*:                  112,957 +/- SF
                              JC Penney:               81,729 +/- SF
                              Brody's:                 69,960 +/- SF
                              Sears:                   89,564 +/- SF
                                Mall Shops:           218,704 +/- SF
                                -----------           --------------
                                Total GLA:             572,91 +/- SF
                                Total Owned GLA:      459,957 +/- SF
                              * Belk is separately owned.

Construction Detail
  Foundations:                Reinforced floating concrete slab.

  Framing:                    Steel frame.

  Ceiling Height              Ceiling heights are 15 to 18 +/- feet in the
                              anchor tenant and 15 to 25 +/- feet common areas.
                              Mall shop space has ceiling heights which range between 12 and 15 feet.

  Floor System:               Floor slab is reinforced with wire mesh.

  Exterior Walls:             Exterior walls consist of concrete block which is
                              brick. There is stone detail at the mall entrances.

  Roof Structure:             Structural steel truss system with metal decking.
                              Roof cover is primarily built-up composition, which was reported to be an overall average condition.

  Pedestrian Doors:           The anchor mall entrances have glass in metal
                              frame swinging doors.

  Loading: There are loading bays which service the mall shop and anchor tenants.

Mechanical Detail
  Heating and Air
   Conditioning:              There are roof-top electric heat and air
                              conditioning units which accommodate the individual tenant spaces. The common area is similarly accommodated by roof units. There is no central boiler system.

  Plumbing                    The plumbing is assumed to be to municipal code.
                              Each tenant space is not directly metered for water. The charge for water usage is based upon the number of restrooms in a tenant space.



================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
================================================================================

  Electric:                   Each tenant is separately metered for electric
                              usage. The electric systems are assumed to be to municipal code.

  Lighting:                   Interior lighting is provided by a mixture of
                              recessed incandescent and florescent lighting fixtures in the common areas. The stores have a combination of recessed florescent, and incandescent fixtures.

  Life Safety:                The building is fully sprinklered with a wet
                              system. Emergency power is provided by a diesel powered generator for emergency lights, exit signs and fire alarm systems.

Interior Detail
  Layout: The mail building is slightly irregular in shape, with anchor stores and in-line space arranged in a near triangle shape. This configuration creates a somewhat awkward inner central triangle set of units and some awkward corner units for the outer shop space stores. The main court area has high ceilings and benefits from having ample natural light which is provided by skylights located throughout the mall. The center court and corridors have attractive planters, and generally convenient traffic flow.

                              The four anchors and the theatre space are linked to the central triangle area by relatively short corridors.

  Floor Coverings:            The mall is currently improved with a ceramic tile
                              paved flooring.

  Ceilings:                   Generally a mixture of interlocking acoustical
                              tile and painted sheetrock.

  Store Fronts:               The store fronts are generally a mix of flush and
                              "pop out" type. Many reflect recent tenant designs for the respective chain.

  Restrooms:                  The mall has two sets of public restrooms. Tenant
                              spaces have their own toilet rooms.

Parking: There are 3,056 +/- total service parking spaces which equates to a ratio of 5.3 spaces per 1,000 square feet of gross leaseable area.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
================================================================================

Americans With Disabilities
  Act: The Americans With Disabilities Act (ADA) became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have not been provided with the results of a survey, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

Hazardous Substances:         We are not aware of any potentially hazardous
                              materials (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials) which may have been used in the construction of the improvements. However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist.

Physical Condition:           The mall was observed to be in overall good
                              condition.

Comments:                     The mall is in overall good condition. We are not
                              aware of ownership undertaking an enhancement program to upgrade physical features of the mall.





================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        REAL PROPERTY TAXES AND ASSESSMENTS
================================================================================

     The subject is located within the taxing jurisdiction of both Nash County and the City of Rocky Mount, North Carolina. The subject's tax parcels, excluding the non-owned Belk store and previously sold outparcels are identified for assessment purposes as shown in the chart below.

     A summary of the most recent assessment and taxes for the county (payable January 1996) and the city (payable September 1995), according to the four parcels, are exhibited below. Parcel number 100 represents contains the owned improvements and underlying mall land. The Belk department store taxes are not shown here as it is the responsibility of that department store. Parcel numbers 300, 301 and 301 are the three unsold outparcels.

=============================================================================================
                                 Assessment/Tax Summary
---------------------------------------------------------------------------------------------
 No.       Description       Assessment          City Tax       County Tax          Total
=============================================================================================
 100      385118312755         $25,956,874     $119,409.34      $158,347.17      $277,756.51
 300      385114320744            $638,400       $2,936.64        $3,894.24        $6,830.88
 301      385118312071            $225,600       $1,037.76        $1,207.80        $2,245.56
 302      385118316296            $198,000         $910.80        $1,376.16        $2,286.96
---------------------------------------------------------------------------------------------
          Total                $27,018,874     $124,294.54      $164,825.37      $289,119.91
=============================================================================================

     Based upon the above, the total taxes payable in September 1995 and January 1996 are $289,119.91. This equates to a tax burden of $0.63 per square foot of owned gross leaseable area. The tax rate for Nash County is $0.61 per $100 of assessment. The prior year's tax rate was also $0.61. The City of Rocky Mount tax rate is lower at $0.46 per $100 of assessment. The previous year was $0.44 per $100. This represents a 4.5 percent increase in the City's tax component. Future tax increasing are forecast in our analysis at the inflation growth rate factor of 3.5 percent.

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                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                     ZONING
================================================================================

     The entire subject property is located in the B-3, Business District. Permitted uses in this district on an as-of-right basis include: several retail uses including apparel and accessory sales, eating or drinking facilities, food sales, hardware, home furnishings, office supplies and equipment, and pharmaceuticals; printing and reproduction; bank, savings and loan company and other financial activities; dry cleaning and laundry; medical office use; and other uses. Residential and motel/hotel development are not permitted in the B-3 district.

     The minimum lot size and yard regulations are as follows:

              Minimum Lot Size                  8.5 Acres
              Yard Setbacks
                     Front                      50 feet
                     Side                       20 feet
                     Rear                       20 feet
               Maximum Height                   35 feet

     We are not experts in the interpretation of complex zoning ordinances but the property appears to be a conforming use based on our review of public information. The determination of compliance is beyond the scope of a real estate appraisal.

     We know of no deed restrictions, private or public, that further limit the subject property's use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions do exist.


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                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       HIGHEST AND BEST USE
================================================================================


Highest and Best Use Analysis

     Highest and best use analysis evaluates existing land use for the subject property and seeks to determine if alternative uses would prove more profitable. The definition and analysis apply specifically to the land. The analysis further examines whether the land value at its highest and best use exceeds the total value of the property under its existing use or as improved. Highest and best use identifies the most profitable, competitive use to which the property can be put. Therefore, highest and best use is a market-driven concept.

Definition

     Highest and best use is defined as follows:

     The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability (Dictionary of Real Estate Appraisal, Third Edition, 1993).

     The definition indicates that there are two types of highest and best use analysis required; the site as though vacant, and the site as currently improved. In each case, the highest and best use must generally meet four criteria. The use must be (1) physically possible, (2) legally permissible, (3) financially feasible, and (4) maximally productive.

A.   Highest and Best Use of Site As Though Vacant

     According to the Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use of the site as though vacant is defined as:

     Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.

Physical Constraints

     The first constraint imposed on the possible use of the site is dictated by the physical aspects of the parcel itself. Physical factors influencing the use of the site include location, size, shape, topography, soils, abutting uses, the availability of utilities, and other characteristics.

     The subject mall site contains 66.18 acres (including the un-owned Belk anchor site and three outparcels). The property is located at the northwest quadrant of Benvenue Road and U.S. Highway 301 Bypass, offering good regional and local accessibility. Topography is generally level, with good exposure to the site from both of these roadways. U.S. Highway 301 Bypass has experienced steady commercial/retail development in recent years.


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                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
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


                                                       Highest and Best Use
================================================================================

     All necessary utilities are available to the site, including public water, gas, electricity, and telephone services. Physical characteristics--i.e. size, shape, subsoil conditions, and location-- support various types of development, including commercial, retail, office, and hotel uses. Abutting uses reflect a mix of commercial development. As discussed, this quadrant of Rocky Mount has become a retail/commercial hub for an expanding trade area.

     Physically, the site could accommodate a number of potential uses. The general location of the property and its relation to the Metro Rocky Mount area is very good. Finally, there appear to be no physical constraints limiting development of the subject property as though vacant. The site's size, location, and configuration support a variety of possible uses, including retail, office and hotel.

Legal Considerations

     Legal factors influencing the highest and best use of the subject property involve local land use guidelines, including comprehensive plans, zoning, and building codes. The intensity of development may also be affected by surrounding land uses, neighborhood concerns, and the local planning process.

     The subject site is zoned B-3, Business by the City of Rocky Mount. This zoning district allows for a variety of uses, including retail businesses, eating and drinking establishments, banks, medical offices, food stores, furniture sales, printers and other uses.

     There are no other known land use regulations, easements, or encumbrances which might impact development on the subject. Further, the site does not appear to possess any significant natural, cultural, recreational, or scientific attributes which may influence its use. Based upon this analysis, potential legally permissible development of the subject site as though vacant would include retail, certain service businesses and professional office assuming proper parking requirements are met. Hotels/motels and residential uses are not permitted.

     Considering surrounding uses, it is clear that a large-scale retail use of the site would be most appropriate. Parking would be necessary for this use.

Financial Feasibility/Economic Considerations

     After determining those uses which are physically possible and legally permissible, the uses considered must be analyzed in light of their financial feasibility. For a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital over alternative forms of investment. A positive net income or acceptable rate of return would indicate that a use is financially feasible. Based on the foregoing discussion, potential feasible uses for the subject site are limited to various retail uses.

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                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
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


                                                       Highest and Best Use
================================================================================

     As discussed in the various locational analyses sections of this report, the Rocky Mount MSA and the City of Rocky Mount have experienced growth in recent years, with growth potential projected for the near-term. Considering the site's size, location, and accessibility, we are of the opinion that the property's highest and best use would be for a use that utilizes this location and relies upon the draw of customers both regionally and locally. In this sense, regional mall development would best suit the attributes of the subject site. The overall success of the subject property supports this conclusion. However, it is important to note that the current subject mall contains surplus shop space. It is our conclusion that there is not sufficient demand for occupancy of all of the currently available shop space.

Maximum Productivity

     Finally, of the financially feasible, physically possible, and legally permissible uses considered, the use that produces the highest price or value consistent with the rate of return warranted by the market for that use is the highest and best use. While this test of maximum productivity implies a quantitative analysis, it is often most qualitative and sensitive to community, social, political, and governmental concerns.

     In the case of the subject, the site has good accessibility and exposure. Surrounding land uses imply a retail use for the subject site, while zoning has also focused on retail development. Convenient access and parking are also overriding issues for potential development of the site. The subject's size and location lead us to the conclusion that the highest and best use of the subject property, as though vacant, is for regional mall development with surrounding outparcel uses. As will be discussed in the highest and best use as improved, regional mall development provides a sufficient return to the land.

     A developer mindful of the prospective lot coverage, yet savvy as to the market's potential for absorbing new product, would consider the site's feasible potential. Parking is an overriding constraint that dictates the ultimate size of a potential development. Accordingly, our premise assumes that parking would be provided to a level sufficient for the total project.

Conclusion As Though Vacant

     Based on the preceding analysis, the highest and best use of the subject property, as though vacant, is for a regional mall development that contains outparcels.

B.   Highest and Best Use of Property As Improved

     According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

     The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.



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                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Highest and Best Use
================================================================================

Physical Constraints

     In considering the physical characteristics of the subject as improved, the existing use must also meet criteria in order to maintain the property's highest and best use. Existing improvements can be analyzed three ways: 1) they can be retained as is; 2) they can be modified, altered, or rehabilitated; and 3) they can be demolished in favor of an alternative use.

     The subject site is currently improved with an enclosed regional mall with surface parking. The subject improvements are considered to be in good condition. The layout and design are conducive for existing uses and the site configuration provides good access into the property.

     There do not appear to be any other physical factors such as soil or drainage conditions or other physical characteristics that adversely affect the continued utility and/or existence of subject improvements. Thus, the subject site as currently improved is a physically possible use.

Legal Considerations

     The subject site as currently improved represents a legal, conforming use. There do not appear to be any public or private use restrictions or covenants which adversely affect the current use of the property. Although the subject building could legally be modified or possibly demolished for an alternative use, this would not be a logical progression since the subject does not suffer from prohibitive functional or physical problems which inhibit its current use. Furthermore, the leases and operating agreements in place dictate a retail use for the property. Therefore, the subject site, as improved, is legally permissible.

Financial Feasibility/Economic Considerations

     As will be discussed in the Income Approach section of this report, the subject property, as improved, is capable of producing a sufficient return to the land. Moreover, analysis of the subject property as if vacant indicates that the highest and best use of the site is for retail development. This determination has been made by comparing alternative uses for the property and establishing which use provides the greatest return to the land. Demolishing existing improvements would not be financially feasible due to the cost involved and the potential return an alternative use would bring. Thus, current improvements to the subject provide the most financially feasible use of the site.

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                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
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


                                                       Highest and Best Use
================================================================================

Maximum Productivity

     Based upon the foregoing analysis, the subject parcel, as currently improved, represents the maximally productive use of the site. Although the site could be developed with an alternative configuration by demolishing existing improvements, this scenario would not be economically justifiable and, as a result, fail the test of financial feasibility and maximum productivity. In our opinion, no other use of the site would provide as great a return. It is our opinion, however, that the long term historical vacancy of a portion of the shop space represents structural vacancy. We do not foresee adequate near term growth that would persuade a potential investor to project income for a portion of the currently vacant space.

Conclusion As Improved

     The highest and best use of the subject property is therefore as currently improved. The existing use is physically possible, legally permissible, financially feasible, and maximally productive. Market conditions in the Rocky Mount MSA and the City of Rocky Mount indicate demand for properties of the subject's stature, with vacancy and rental rates which justify the financial feasibility of existing improvements.


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                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          VALUATION PROCESS
================================================================================

     Appraisers typically use three approaches in valuing real property: The Cost Approach, the Income Approach and the Sales Comparison Approach. The type and age of the property and the quantity and quality of data effect the applicability in a specific appraisal situation.

     The Cost Approach renders an estimate of value based upon the price of obtaining a site and constructing improvements, both with equal desirability and utility as the subject property. Historically, investors have not emphasized cost analysis in purchasing investment grade properties such as regional malls. The estimation of obsolescence for functional and economic conditions as well as depreciation on improvements makes this approach difficult at best. Furthermore, the Cost Approach fails to consider the value of department store commitments to regional shopping centers and the difficulty of site assemblage for such properties. As such, a complete Cost Approach will not be employed in this analysis due to the fact that the marketplace does not rigidly trade leased shopping centers on a cost/value basis.

     The Sales Comparison Approach is based on an estimate of value derived from the comparison of similar type properties which have recently been sold. Through an analysis of these sales, efforts are made to discern the actions of buyers and sellers active in the marketplace, as well as establish relative unit values upon which to base comparisons with regard to the mall. This approach has a direct application to the subject property. Furthermore, this approach has been used to develop investment indices and parameters from which to judge the reasonableness of our principal approach, the Income Approach. The Sales Comparison Approach will also be used to value the three owned, vacant outparcels.

     By definition, the subject property is considered an income/ investment property. Properties of this type are historically bought and sold on the ability to produce economic benefits, typically in the form of a yield to the purchaser on investment capital. Therefore, the analysis of income capabilities are particularly germane to this property since a prudent and knowledgeable investor would follow this procedure in analyzing its investment qualities. Therefore, the Income Approach has been emphasized as our primary methodology for this valuation. This valuation concludes with a final estimate of the subject's market value based upon the total analysis as presented herein.

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                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
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


                                                  SALES COMPARISON APPROACH
================================================================================


Methodology

     The Sales Comparison Approach provides an estimate of market value by comparing recent sales of similar properties in the surrounding or competing area to the subject property. Inherent in this approach is the principle of substitution, which holds that, when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

     By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, market value and price trends can be identified. Comparability in physical, locational, and economic characteristics is an important criterion when comparing sales to the subject property. The basic steps involved in the application of this approach are as follows:

     1. Research recent, relevant property sales and current offerings throughout the competitive marketplace;

     2. Select and analyze properties considered most similar to the subject, giving consideration to the time of sale, change in economic conditions which may have occurred since date of sale, and other physical, functional, or locational factors;

     3. Identify sales which include favorable financing and calculate the cash equivalent price; and

     4. Reduce the sale prices to a common unit of comparison, such as price per square foot of gross leasable area sold;

     5. Make appropriate adjustments between the comparable properties and the property appraised;

     6.   Interpret the adjusted sales data and draw a logical value conclusion.

     The most widely-used, market-oriented units of comparison for retail properties such as the subject are the sale price per square foot of gross leasable area (GLA) purchased, and the overall capitalization rate extracted from the sale. This latter measure will be addressed in the Income Approach which follows this methodology. An analysis of the inherent sales multiple also lends additional support to the Sales Comparison Approach.

Market Overview

     The typical purchaser of properties of the subject's caliber includes both foreign and domestic insurance companies, large retail developers, pension funds, and real estate investment trusts (REIT's). The large capital requirements necessary to participate in this market and the expertise demanded to successfully operate an investment of this type, both limit the number of active participants and, at the same time, expand the geographic boundaries of the marketplace to include the international arena. Due to the relatively small number of market participants and the moderate amount of quality product available in the current marketplace, strong demand exists for the nation's quality retail developments.


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                                                                       CUSHMAN &
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                                                     VALUATION ADVISORY SERVICES
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


                                                  Sales Comparison Approach
================================================================================

     Most institutional grade retail properties are existing, seasoned centers with good inflation protection. These centers offer stability in income and are strongly positioned to the extent that they are formidable barriers to new competition. They tend to be characterized as having three to five department store anchors, most of which are dominant in the market. Mall shop sales are at least $300 per square foot and the trade area offers good growth potential in terms of population and income levels. Equally important are centers which offer good upside potential after face-lifting, renovations, or expansion. With new construction down substantially, owners have accelerated their renovation and remerchandising programs. Little competition from over-building is likely in most mature markets within which these centers are located. Environmental concerns and "no-growth" mentalities in communities continue to be serious impediments to new retail developments.

     Over the past 18 +/- months, we have seen real estate investment return to favor as an important part of many institutional investors' diversified portfolios. Banks are aggressively competing for business, trying to regain market share lost to Wall Street, while the more secure life insurance companies are also reentering the market. The re-emergence of real estate investment trusts (REITs) has helped to provide liquidity within the real estate market, pushing demand for well-tenanted, quality property, particularly regional malls. Currently, REITs are one of the most active segments of the industry and are particularly attractive to institutional investors due to their liquidity.

     The market for dominant Class A institutional quality malls is tight, as characterized by the limited amount of good quality product available. It is the consensus that Class A property would trade in the 7.0 to 8.0 percent capitalization rate range. Conversely, there are many second tier and lower quality malls offered on the market at this time. With limited demand from a much thinner market, cap rates for this class of malls are felt to be in the much broader 8.5 to 15.0 percent range. Reportedly, there are 50 +/- malls on the market currently. Pessimism about the long term viability of many of these lower quality malls has been fueled by the recent turmoil in the retail industry. It is felt that the subject resides on the better quality end of this latter category.

     To better understand where investors stand in today's marketplace, we have surveyed active participants in the retail investment market. Based upon our survey, the following points summarize some of the more important "hot buttons" concerning investors:

     1. Occupancy Costs - This "health ratio" measure is of fundamental concern today. Investors like to see ratios under 13.0 percent and become quite concerned when they exceed 15.0 percent. This appears to be by far the most important issue to an investor today. Investors are looking for long term growth in cash flow and want to realize this growth through real rent increases. High occupancy costs limit the amount of upside through lease rollovers.

     2. Market Dominance - The mall should truly be the dominant mall in the market, affording it a strong barrier to entry. Some respondents feel this is more important than the size of the trade area itself.

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                                                  Sales Comparison Approach
================================================================================

     3. Strong Anchor Alignment - Having at least three department stores, two of which are dominant in that market. The importance of the traditional department store as an anchor tenant has returned to favor after several years of weak performance and confusion as to the direction of the industry. As a general rule, most institutional investors would not be attracted to a two- anchor mall.

     4. Dense Marketplace - Several of the institutional investors favor markets of 300,000 to 500,000 people (at least 150,000 households) or greater within a 5 to 7 mile radius. Population growth in the trade area is also very important. One advisor likes to see growth 50 percent better than the U.S. average. Another investor cited that they will look at trade areas of 200,000 but that if there is no population growth forecasted in the market, a 50 basis point adjustment to the cap rate at the minimum is warranted.

     5. Income Levels - Household incomes of $50,000+ which tends to be limited in many cases to top 50 MSA locations.

     6. Good Access - Interstate access with good visibility and a location within or proximate to the growth path of the community.

     7. Tenant Mix - A complimentary tenant mix is important. Mall shop ratios of 35 +/- percent of total GLA are considered average with 75.0 to
          80.0 percent allocated to national tenants. Mall shop sales of at least $250 per square foot with a demonstrated positive trend in sales is also considered to be important.

     8. Physical Condition - Malls that have good sight lines, an updated interior appearance, and a physical plant in good shape are looked upon more favorably. While several developers are interested in turnaround situations, the risk associated with large capital infusions can add at least 200 to 300 basis points onto a cap rate.

     9. Environmental Issues - The impact of environmental problems cannot be understated. There are several investors who won't even look at a deal if there are any potential environmental issues no matter how seemingly insignificant.

     10. Operating Covenants - Some buyers indicated that they would not be interested in buying a mall if the anchor store operating covenants were to expire over the initial holding period. Others weigh each situation on its own merit. If it is a dominant center with little likelihood of someone coming into the market with a new mall, they are not as concerned about the prospects of loosing a department store. If there is a chance of loosing an anchor, the cost of keeping them must be weighed against the benefit. In many of their malls they are finding that traditional department stores are not always the optimum tenant but that a category killer or other big box use would be a more logical choice.

     In the following section we will discuss trends which have become apparent over the past several years involving sales of regional malls.




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                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
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


                                                  Sales Comparison Approach
================================================================================

Regional Mall Property Sales

     Evidence has shown that mall property sales which include anchor stores have lowered the square foot unit prices for some comparables, and have affected investor perceptions. In our discussions with major shopping center owners and investors, we learned that capitalization rates and underwriting criteria have become more sensitive to the contemporary issues affecting department store anchors. Traditionally, department stores have been an integral component of a successful shopping center and, therefore, of similar investment quality if they were performing satisfactorily.

     During the 1980's a number of acquisitions, hostile take-overs and restructurings occurred in the department store industry which forever changed the playing field. Weighted down by intolerable debt, combined with a slumping economy and a shift in shopping patterns, the end of the decade was marked by a number of bankruptcy filings unsurpassed in the industry's history. Evidence of further weakening continued into 1991-1992 with filings by such major firms as Carter Hawley Hale, P.A. Bergner & Company, and Macy's. In early 1994, Woodward & Lothrop announced their bankruptcy involving two department store divisions that dominate the Philadelphia and Washington D.C. markets. Recently, most of the stores were acquired by the May Department Stores Company, effectively ending the existence of the 134 year old Wanamaker name, the nation's oldest department store company. More recently, however, department stores have been reporting a return to profitability resulting from increased operating economies and higher sales volumes. Sears, once marked by many for extinction, has more recently won the praise of analysts. Federated Department Stores has also been acclaimed as a text book example on how to successfully emerge from bankruptcy. They have merged with Macy's and more recently acquired the Broadway chain to form one of the nation's largest department store companies.

     With all this in mind, investors are looking more closely at the strength of the anchors when evaluating an acquisition. Most of our survey respondents were of the opinion that they were indifferent to acquiring a center that included the anchors versus stores that were independently owned if they were good performers. However, where an acquisition includes anchor stores, the resulting cash flow is typically segregated with the income attributed to anchors (base plus percentage rent) analyzed at a higher cap rate then that produced by the mall shops.

     However, more recent data suggests that investors are becoming more troubled by the creditworthiness of the mall shops. With an increase in bankruptcies, store closures and consolidations, we see investors looking more closely at the strength and vulnerabilities of the in-line shops. As a result, there has been a marked trend of increasing capitalization rates.

     Cushman & Wakefield has extensively tracked regional mall transaction activity for several years. In this analysis we will show sales trends since 1991. Summary charts for the older sales (1991-1993) are provided in the Addenda. The more recent sales (1994/1995) are provided herein. These sales are inclusive of good quality Class A or B properties that are dominant in their market. Also included are weaker properties in second tier cities that have a narrower investment appeal. As such, the mall sales presented in this analysis show a wide variety of prices on a per unit basis, ranging from $59 per square foot up to $556 per square foot of total GLA purchased. When expressed on the basis of mall shop GLA acquired, the range is more broadly seen to be $93 to $647 per square foot. Alternatively, the overall


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                                                  Sales Comparison Approach
================================================================================

capitalization rates that can be extracted from each transaction range from 5.60 percent to rates in excess of 11.0 percent.

     One obvious explanation for the wide unit variation is the inclusion (or exclusion) of anchor store square footage which has the tendency to distort unit prices for some comparables. Other sales include only mall shop area where small space tenants have higher rents and higher retail sales per square foot. A shopping center sale without anchors, therefore, gains all the benefits of anchor/small space synergy without the purchase of the anchor square footage. This drives up unit prices to over $250 per square foot, with most sales over $300 per square foot of salable area. A brief discussion of historical trends in mall transactions follows.

     o The fourteen sales included for 1991 show a mean average price per square foot sold of $282. On the basis of mall shop GLA sold, these sales present a mean of $357. Sales multiples range from .74 to 1.53 with a mean of 1.17. Capitalization rates range from 5.60 to 7.82 percent with an overall mean of 6.44 percent. The mean terminal capitalization rate is approximately 100 basis points higher, or 7.33 percent. Yield rates range between 10.75 and 13.00 percent, with a mean of 11.52 percent for those sales reporting IRR expectancies.

     o In 1992, the eleven transactions display prices ranging from $136 to $511 per square foot of GLA sold, with a mean of $259 per square foot. For mall shop area sold, the 1992 sales suggest a mean price of $320 per square foot. Sales multiples range from .87 to 1.60 with a mean of
          1.07. Capitalization rates range between 6.00 and 7.97 percent with the mean cap rate calculated at 7.31 percent for 1992. For sales reporting a going-out cap rate, the mean is shown to be 7.75 percent. Yield rates range from 10.75 to around 12.00 percent with a mean of
          11.56 percent. For 1993, a total of sixteen transactions have been tracked. These sales show an overall average sale price of $242 per square foot based upon total GLA sold and $363 per square foot based solely upon mall GLA sold. Sales multiples range from .65 to 1.82 and average 1.15. Capitalization rates continued to rise in 1993, showing a range between 7.00 and 10.10 percent. The overall mean has been calculated to be 7.92 percent. For sales reporting estimated terminal cap rates, the mean is also equal to 7.92 percent. Yield rates for 1993 sales range from 10.75 to 12.50 percent with a mean of 11.53 percent for those sales reporting IRR expectancies. On balance, the year was notable for the number of dominant Class A malls which transferred.


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                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     o Sales data for 1994 shows fourteen confirmed transactions with an average unit price per square foot of $197 per square foot of total GLA sold and $288 per square foot of mall shop GLA. Sales multiples range from .57 to 1.43 and average .96. The mean going-in capitalization rate is shown to be 8.37 percent. The residual capitalization rates average 8.13 percent. Yield rates range from
          10.70 to 11.50 percent and average 11.17 percent. During 1994, many of the closed transactions involved second and third tier malls. This accounted for the significant drop in unit rates and corresponding increase in cap rates. Probably the most significant sale involved the Riverchase Galleria, a 1.2 million square foot center in Hoover, Alabama. LaSalle Partners purchased the mall of behalf of the Pennsylvania Public School Employment Retirement System for $175.0 million. The reported cap rate was approximately 7.4 percent.

     o Cushman & Wakefield has researched 14 mall transactions for 1995. With the exception of Sale No. 95-1 (Natick Mall) and 95-2 (Smith Haven
          Mall), by and large the quality of malls sold are lower than what has been shown for prior years. For example, the average transaction price has been slipping. In 1993, the peak year, the average deal was nearly $133.8 million. Currently, it is shown to be $90.7 million which is even skewed upward by Sale Nos. 95-1 and 95-2. The average price per square foot of total GLA is calculated to be $152 per square foot. The range in values of mall GLA sold are $93 to $607 with an average of $275 per square foot. Characteristic of these lesser quality malls would be higher initial capitalization rates. The range for these transactions is 7.47 to 11. 1 percent with a mean of 9.14 percent, the highest average over the past five years. Most market participants feel that continued turmoil in the retail industry will force cap rates to move higher over the ensuing year.

     While these unit prices implicitly contain both the physical and economic factors affecting the real estate, the statistics do not explicitly convey many of the details surrounding a specific property. Thus, this single index to the valuation of the subject property has limited direct application. The price per square foot of mall shop GLA acquired yields one common form of comparison. However, this can be distorted if anchor and/or other major tenants generate a significant amount of income. The following chart summarizes the range and mean for this unit of comparison by year of sale.

          =============================================================
          Transaction         Price/SF         Price/SF          Sales
              Year        Unit Rate Range        Mean          Multiple
          =============================================================
              1991           $203 - $556         $357            1.17
          -------------------------------------------------------------
              1992           $226 - $511         $320            1.07
          -------------------------------------------------------------
              1993           $173 - $647         $363            1.15
          -------------------------------------------------------------
              1994           $129 - $502         $288             .96
          -------------------------------------------------------------
              1995           $ 93 - $607         $264             .98
          =============================================================
          *   Includes all sales by each respective year.
          =============================================================

================================================================================

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                                                                    WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     As discussed, one of the factors which may influence the unit rate is whether or not anchor stores are included in the total GLA which is transferred. Thus, a further refinement can be made between those malls which have transferred with anchor space and those which have included only mall GLA. Chart A, shown below makes this distinction.

                                                      CHART A
                                                 Regional Mall Sales
                                           Involving Mall Shop Space Only
=============================================================================================================================
            1991                           1992                           1993                               1994
=============================================================================================================================
Sale        Unit        NOI      Sale      Unit      NOI        Sale      Unit      NOI          Sale        Unit       NOI
 No.        Rate      Per SF      No.      Rate     Per SF       No.      Rate     Per SF         No.        Rate      Per SF
=============================================================================================================================
91- 1       $257      $15.93     92- 2     $348     $25.27      93- 1*    $355     $23.42        94- 1       $136      $11.70
-----------------------------------------------------------------------------------------------------------------------------
91- 2       $232      $17.65     92- 9     $511     $33.96      93- 4     $471     $32.95        94- 3       $324      $22.61
-----------------------------------------------------------------------------------------------------------------------------
91- 5       $203      $15.89     92-11     $283     $19.79      93- 5     $396     $28.88        94-12       $136      $14.00
-----------------------------------------------------------------------------------------------------------------------------
91- 6       $399      $24.23                                    93- 8     $265     $20.55        94-14       $241      $18.16
-----------------------------------------------------------------------------------------------------------------------------
91- 7       $395      $24.28                                    93-16     $268     $19.18
-----------------------------------------------------------------------------------------------------------------------------
91- 8       $320      $19.51
-----------------------------------------------------------------------------------------------------------------------------
91-10       $556      $32.22
-----------------------------------------------------------------------------------------------------------------------------
Mean        $337      $21.39     Mean      $381     $26.34      Mean      $351     $25.00        Mean        $209      $16.62
=============================================================================================================================
*  Sale included peripheral GLA.
=============================================================================================================================

     From the above we see that the mean unit rate for sales involving mall shop GLA only has ranged from approximately $209 to $381 per square foot. We recognized that these averages may be skewed somewhat by the size of the sample. There were no 1995 transactions involving only mall shop GLA.

     Alternately, where anchor store GLA has been included in the sale, the unit rate is shown to range widely from $53 to $410 per square foot of salable area, indicating a mean of $227 per square foot in 1991, $213 per square foot in 1992, $196 per square foot in 1993, $193 per square foot in 1994 and $145 per square foot in 1995. Chart B following depicts this data.


================================================================================

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                                                                    WAKEFIELD(R)
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                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

                                       CHART B
                                 Regional Mall Sales
                         Involving Mall Shops and Anchor GLA
==========================================================================================
            1991                           1992                           1993
==========================================================================================
Sale        Unit        NOI      Sale      Unit      NOI        Sale      Unit      NOI
 No.        Rate      Per SF      No.      Rate     Per SF       No.      Rate     Per SF
==========================================================================================
91- 3       $156      $11.30     92- 1     $258     $20.24      93- 2     $225     $17.15
------------------------------------------------------------------------------------------
91- 4       $228      $16.50     92- 3     $197     $14.17      93- 3     $135     $11.14
------------------------------------------------------------------------------------------
91- 9       $193      $12.33     92- 4     $385     $29.43      93- 6     $224     $16.39
------------------------------------------------------------------------------------------
91-11       $234      $13.36     92- 5     $182     $14.22      93- 7     $ 73     $ 7.32
------------------------------------------------------------------------------------------
91-12       $287      $17.83     92- 6     $203     $16.19      93- 9     $279     $20.66
------------------------------------------------------------------------------------------
91-13       $242      $13.56     92- 7     $181     $13.60      93-10     $ 97     $ 9.13
------------------------------------------------------------------------------------------
91-14       $248      $14.87     92- 8     $136     $ 8.18      93-11     $289     $24.64
------------------------------------------------------------------------------------------
                                 92-10     $161     $12.07      93-12     $194     $13.77
------------------------------------------------------------------------------------------
                                                                93-13     $108     $ 9.75
------------------------------------------------------------------------------------------
                                                                93-14     $322     $24.10
------------------------------------------------------------------------------------------
                                                                93-15     $214     $16.57
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
Mean        $227      $14.25     Mean      $213     $16.01      Mean      $196     $15.51
==========================================================================================



                                     CHART B
                               Regional Mall Sales
                       Involving Mall Shops and Anchor GLA
================================================================================
                1994                                       1995
================================================================================
Sale            Unit            NOI          Sale          Unit          NOI
 No.            Rate          Per SF          No.          Rate         Per SF
================================================================================
94- 2           $296          $23.12         95- 1         $410          $32.95
--------------------------------------------------------------------------------
94- 4           $133          $11.69         95- 2         $272          $20.28
--------------------------------------------------------------------------------
94- 5           $248          $18.57         95- 3         $ 91          $ 8.64
--------------------------------------------------------------------------------
94- 6           $112          $ 9.89         95- 4         $105          $ 9.43
--------------------------------------------------------------------------------
94- 7           $166          $13.86         95- 5         $ 95          $ 8.80
--------------------------------------------------------------------------------
94- 8           $ 83          $ 7.63         95- 6         $ 53          $ 5.89
--------------------------------------------------------------------------------
94- 9           $ 95          $ 8.57         95- 7         $ 79          $ 8.42
--------------------------------------------------------------------------------
94-10           $155          $13.92         95- 8         $ 72          $ 7.16
--------------------------------------------------------------------------------
94-11           $262          $20.17         95- 9         $ 96          $ 9.14
--------------------------------------------------------------------------------
94-13           $378          $28.74         95-10         $212          $17.63
--------------------------------------------------------------------------------
                                             95-11         $ 56          $ 5.34
--------------------------------------------------------------------------------
                                             95-12         $ 59          $ 5.87
--------------------------------------------------------------------------------
                                             95-13         $143          $11.11
--------------------------------------------------------------------------------
                                             95-14         $287          $22.24
--------------------------------------------------------------------------------
Mean            $193          $15.62         Mean          $145          $12.35
================================================================================
* Sale included peripheral GLA.
================================================================================


================================================================================

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                                                                    WAKEFIELD(R)
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


                                                  Sales Comparison Approach
================================================================================

Analysis of Sales

     Within Charts A and B, we have presented a summary of recent transactions (1991-1995) involving regional and super-regional-sized retail shopping malls from which price trends may be identified for the extraction of value parameters. These transactions have been segregated by year of acquisition so as to lend additional perspective on our analysis. Comparability in both physical and economic characteristics are the most important criteria for analyzing sales in relation to the subject property. However, it is also important to recognize the fact that regional shopping malls are distinct entities by virtue of age and design, visibility and accessibility, the market segmentation created by anchor stores and tenant mix, the size and purchasing power of the particular trade area, and competency of management. Thus, the "Sales Comparison Approach", when applied to a property such as the subject can, at best, only outline the parameters in which the typical investor operates. The majority of these sales transferred either on an all cash (100 percent equity) basis or its equivalent utilizing market-based financing. Where necessary, we have adjusted the purchase price to its cash equivalent basis for the purpose of comparison.

     As suggested, sales which include anchors typically have lower square foot unit prices. In our discussions with major shopping center owners and investors, we learned that capitalization rates and underwriting criteria have become more sensitive to the contemporary issues dealing with the department store anchors. As such, investors are looking more closely than ever at the strength of the anchors when evaluating an acquisition.

     As the reader shall see, we have attempted to make comparisons of the transactions to the subject primarily along economic lines. For the most part, the transactions have involved dominant or strong Class A centers in top 50 MSA locations which generally have solid, expanding trade areas and good income profiles. Some of the other transactions are in decidedly inferior second tier locations with limited growth potential and near term vacancy problems. These sales tend to reflect lower unit rates and higher capitalization rates.

     The subject contains 218,704+/- square feet of mall shop space together with four anchors totaling 354,210+/- square feet. Three of the four anchor stores are owned GLA totaling 241,253+/- square feet. Only Belk in 112,957+/- square feet owns their own store. Therefore, we will look at the recent sales in Chart B more closely. As a basis for comparison, we will analyze the subject based upon projected NOI. The first year NOI has been projected to be $7.85 per square foot (FY 1997), based upon 459,957+/- square feet of owned GLA. Derivation of the subject's projected net operating income is presented in the Income Approach section of this report as calculated by the Pro-Ject model. With projected NOI of $7.85 per square foot, the subject falls toward the lower end of the range of 1995 comparables sales. We note, however, that four of the comparable sales posted a per square foot NOI lower than that of the subject's, while nine of the comparable sales posted a per square foot NOI of less than $10 per square foot. The mean was $12.35 of NOI per square foot.

     Since the income that an asset will produce has direct bearing on the price that a purchaser is willing to pay, it is obvious that a unit price which falls within the lower end to middle of the range indicated by the comparables would be applicable to the subject. The subject's anticipated net income can be initially compared to the composite mean of the annual transactions in order to place the subject in a frame of reference. This is shown on the following chart.


================================================================================

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                                                                    WAKEFIELD(R)
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


                                                  Sales Comparison Approach
================================================================================


            ==============================================================
                        Comprison to Regional Malls Sales
                        Involving Mall Shops & Anchor GLA
            ==============================================================
            Sales Year    Mean NOI    Subject Forecast      Subject Ratio
            ==============================================================
             1991          $14.25          $7.85                55.1%
             1992          $16.01          $7.85                49.0%
             1993          $15.51          $7.85                50.6%
             1994          $15.62          $7.85                50.3%
             1995          $12.35          $7.85                63.6%
            ==============================================================

     With first year NOI forecasted at approximately 49.0 to 63.6 percent of the mean of these sales in each year, the unit price which the subject property would command should be expected to fall within a relative range.

Net Income Multiplier Method - Retail Component

     Many of the comparables were bought on expected income, not gross leasable area, making unit prices a somewhat subjective reflection of investment behavior regarding regional malls. In order to quantify the appropriate adjustments to the indicated per square foot unit values, we have compared the subject's first year pro forma net operating income to the pro forma income of the individual sale properties. In our opinion, a buyer's criteria for the purchase of a retail property is predicated primarily on the property's income characteristics. Thus, we have identified a relationship between the net operating income and the sales price of the property. Typically, a higher net operating income per square foot corresponds to a higher sales price per square foot. Therefore, this adjustment incorporates factors such as location, tenant mix, rent levels, operating characteristics, and building quality.

     Provided below, we have extracted the net income multiplier from each of the improved sales. We have included only the recent sales data (1995). The equation for the net income multiplier (NIM), which is the inverse of the equation for the capitalization rate (OAR), is calculated as follows:

     NIM =Sales Price
          -----------
          Net Operating Income



================================================================================

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                                                                    WAKEFIELD(R)
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                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

                ==================================================
                        Net Income Multiplier Calculation
                ==================================================
                                                        Net Income
                Sale No.      NOI/SF       Price/SF     Multiplier
                ==================================================
                95-1          $32.95        $410           12.44
                95-2          $20.28        $272           13.41
                95-3           $8.64         $91           10.53
                95-4           $9.43        $105           11.13
                95-5           $8.80         $95           10.80
                95-6           $5.89         $53            9.00
                95-7           $8.42         $79            9.38
                95-8           $7.16         $72           10.06
                95-9           $9.14         $96           10.50
                95-10         $17.63        $212           12.02
                95-11          $5.34         $53            9.93
                95-12          $5.87         $59           10.05
                95-13         $11.11        $143           12.87
                95-14         $22.24        $287           12.90
                ==================================================
                Mean          $12.35        $145           11.07
                ==================================================

     Valuation of the subject property utilizing the net income multipliers
(NIMs) from the comparable properties accounts for the disparity of the net operating incomes ($NOI's) per square foot between the comparables and the subject. Within this technique, each of the adjusted NIM's are multiplied by the $NOI per square foot of the subject, which produces an adjusted value indication for the subject. The net operating income per square foot for the subject property is calculated as the first year of the holding period, as detailed in the Income Approach section of this report.

                           Adjusted Unit Rate Summary
                ==================================================
                              Subject    Net Income Indicated Price
                Sale No.      NOI/SF     Multiplier       $/SF
                ==================================================
                95-1           $7.85       12.44          $97.65
                95-2           $7.85       13.41         $105.27
                95-3           $7.85       10.53          $82.66
                95-4           $7.85       11.13          $87.37
                95-5           $7.85       10.80          $84.78
                95-6           $7.85        9.00          $70.65
                95-7           $7.85        9.38          $73.63
                95-8           $7.85       10.06          $78.97
                95-9           $7.85       10.50          $82.43
                95-10          $7.85       12.02          $94.36
                95-11          $7.85        9.93          $77.95
                95-12          $7.85       10.05          $78.89
                95-13          $7.85       12.87         $101.03
                95-14          $7.85       12.90         $101.27
                ==================================================
                Mean           $7.85       11.07          $86.92
                ==================================================


================================================================================

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                                                                    WAKEFIELD(R)
                                                     ---------------------------
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                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     From the process above, we see that the indicated net income multipliers range from 9.00 to 13.41 with a mean of 11.07. The adjusted unit rates range from $70.65 to $105.27 per square foot of owned GLA with a mean of $302 per square foot.

     We recognize that the sale price per square foot of gross leasable area, including land, implicitly contains both the physical and economic factors of the value of a shopping center. Such statistics by themselves, however, do not explicitly convey many of the details surrounding a specific income producing property like the subject. Nonetheless, the process we have undertaken here is an attempt to quantify the unit price based upon the subject's income producing potential.

     Considering the characteristics of the subject relative to the above, we believe that a unit rate range of $80 to $85 per square foot is appropriate. Applying this unit rate range to 434,596+/- square feet of owned GLA results in a value of approximately $36.8 million to $39.1 million for the subject as shown:

                       459,957 SF            459,957 SF
                       x   $80               x   $85
                       ----------            ----------
                      $36,796,560           $39,096,345

           Rounded Value Estimate - Market Sales Unit Rate Comparison
                          $36,800,000 to $39,100,000

Sales Multiple Method - Retail Component

     Arguably, it is the mall shop GLA sold and its intrinsic economic profile that is of principal concern in the investment decision process. A myriad of factors influence this rate, perhaps none of which is more important than the sales performance of the mall shop tenants. Accordingly, the abstraction of a sales multiple from each transaction lends additional perspective to this analysis.

     The sales multiple measure is often used as a relative indicator of the reasonableness of the acquisition price. As a rule of thumb, investors will look at a sales multiple of 1.0 as a benchmark, and will look to keep it within a range of .75 to 1.25 times mall shop sales performance unless there are compelling reasons why a particular property should deviate.

     The sales multiple is defined as the sales price per square foot of mall GLA divided by average mall shop sales per square foot. As this reasonableness test is predicated upon the economics of the mall shops, technically, any income (and hence value) attributed to anchors that are acquired with the mall as tenants should be segregated from the transaction. As an income (or sales) multiple has an inverse relationship with a capitalization rate, it is consistent that, if a relatively low capitalization rate is selected for a property, it follows that a correspondingly above-average sales (or income) multiple be applied. In most instances, we are not privy to the anchor's contributions to net income. As such, the sales multiples reported may be slightly distorted to the extent that the imputed value of the anchor's contribution to the purchase price has not been segregated.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
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                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

                       =================================
                             Sales Multiple Summary
                       =================================
                                    Going-in      Sales
                       Sale No.       OAR       Multiple
                       =================================
                       95-1           8.04%        1.46
                       95-2           7.47%        1.04
                       95-3           9.50%        1.02
                       95-4           9.00%        1.09
                       95-5           9.23%        0.83
                       95-6          11.10%        0.60
                       95-7          10.70%        1.31
                       95-8          10.00%        0.61
                       95-9           9.53%        0.89
                       95-10          8.31%        1.57
                       95-11          9.50%        0.39
                       95-12         10.03%        0.62
                       95-13          7.79%        1.06
                       95-14          7.76%        1.23
                       =================================
                       Mean           9.14%        0.98
                       =================================

     The sales that are being compared to the subject show sales multiples that range from 0.39 to 1.57 with a mean of about 0.98. As is evidenced, the more productive malls with higher sales volumes on a per square foot basis tend to have higher sales multiples. Furthermore, the higher multiples tend to be in evidence where an anchor(s) is included in the sale.

     Based upon its 1995 performance, the subject is projected to produce average sales of $245 per square foot during fiscal year 1997 for all reporting mall shop tenants based upon our forecasted growth rates.

     In the case of the subject, the majority of the anchor stores are included in the salable GLA. As such, we would be inclined to utilize a multiple somewhat below the mean indicated by the sales. Additionally, the historical vacancy of the subject's mall shop space, which is projected to continue to average approximately 15 percent through the holding period, also supports the selection of a lower multiple. Applying a ratio of say, 0.65 to 0.75 percent to the forecasted sales of $245 per square foot, the following range in value is indicated.

   Unit Sales Volume (Mall Shops)          $245                $245
   Sales Multiple                  x       0.65       x        0.70
                                   ------------       -------------
   Adjusted Unit Rate                      $159                $172

   Mall Shop GLA                   x    218,704       x     218,704
                                   ------------       -------------
   Value Indication                 $34,700,000         $37,600,000

     The analysis shows an adjusted value range of approximately $34.7 to $37.6 million. Inherent in this exercise are mall shop sales which are projections based on our investigation into the market which might not fully measure investor's expectations. It is clearly difficult to


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                   Sales Comparison Approach
================================================================================

project with any certainty what the mall shops might achieve in the future. While we may minimize the weight we place on this analysis, it does, nonetheless, offer a reasonableness check against the other methodologies.

     Giving consideration to all of the above, the following value range is warranted for the subject property based upon the sales multiple analysis.

                     Estimated Value - Sales Multiple Method
                      Rounded to $34,700,000 to $37,600,000

     ----------
     Conc1usion
     ----------

     We have considered all of the above relative to the physical and economic characteristics of the subject. It is difficult to relate the subject to comparables that are in such widely divergent markets with different cash flow characteristics. The subject has good comparable sales levels compared to its peers, with a typical anchor alignment and fair representation of national tenants.

     After considering all of the available market data in conjunction with the characteristics of the subject property, the indices of investment that generated our value ranges are as follows:

Unit Price Per Square Foot

     Salable SF:                        459,957+/-

     Price Per SF of Salable Area:      $80 to $85

     Indicated Value Range:             $36,800,000 to $39,100,000

Sales Multiple Analysis

     Indicated Value Range              $34,700,000 to $37,600,000

     The parameters above show a value range of approximately $34.7 to $39.1 million for the subject.

     Based on our total analysis, relative to the strengths and weaknesses of each methodology, it would appear that the Sales Comparison Approach indicates a market value within the more defined range of $37.0 to $39.0 million for the subject as of June 1, 1996.






================================================================================

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                                                                    WAKEFIELD(R)
                                                     ---------------------------
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                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

Outparcel Land Valuation

     The subject has three available outparcels which are .90, .94 and 2.66 acres in size. To date, four outparcels have been sold. A summary of three of these previously sold parcels is presented below.

---------------------------------------------------------------------------------------------------------------------------
                                                         Golden East Crossing
                                                           Outparcel Sales
---------------------------------------------------------------------------------------------------------------------------
Current Use                  Sale Date         Size             Size (SF)       Sale Price           Sale           Sale
                                             (Acres)                                               Price PSF      Price Per
                                                                                                                    Acre
---------------------------------------------------------------------------------------------------------------------------
Applebee's Restaurant          1989           1.02+/-            44,431          $300,000             $6.75       $294,118

Perkin's Restaurant            1992           1.00+/-            43,560          $333,986             $7.67       $333,986

New York Carpet World          1994           0.90+/-            39,204          $300,000             $7.65       $333,000
---------------------------------------------------------------------------------------------------------------------------

     The two smaller available parcels are located with frontage along U.S. Route 301 Bypass. This is similar to the above three sales. All are accessed by the mall's interior ring road. The larger 2.66 acre parcel is located in an inferior location at the southeast corner of Jeffries Road and Benvenue Road. Benvenue has significantly less traffic than U.S. Route 301 Bypass.

     In establishing the market value of the three available parcels, the above three sales as well as three additional sales and two offerings were considered.

---------------------------------------------------------------------------------------------------------------------------
                                                         Rocky Mount
                                                 Route 301 Bypass Area Land Sales
---------------------------------------------------------------------------------------------------------------------------
Current Use                  Sale Date         Size             Size (SF)       Sale Price           Sale           Sale
                                             (Acres)                                               Price PSF      Price Per
                                                                                                                    Acre
---------------------------------------------------------------------------------------------------------------------------
Krispy Kreme                 1993            0.80+/-             34,848          $365,000             $10.47      $456,250

Waffle House                  1995           0.64+/-             27,878          $350,000             $12.55      $546,875

Ragazzi's Pizza               1995           1.00+/-             43,560          $400,000              $9.18      $400,000

Tiffany Square              Current          1.58+/-             68,825          $453,000              $6.58      $286,709
Offerings                                    1.64+/-             71,438          $550,000              $7.70      $335,366
---------------------------------------------------------------------------------------------------------------------------

     Adjustments were considered for differences in market conditions, size, location, utility and negotiability. The pre 1993 sales have been adjusted upward to reflect improved commercial land sale conditions.

     With respect to size adjustments, all factors constant, the smaller land parcels sell for higher unit values than larger parcels. Therefore, relative adjustment are necessary for size.

     The locations of the subject and comparison parcels vary. The rear and largest parcel is inferior to the Route 301 Bypass frontage parcels. This near subject parcel is similar to the Tiffany Square interior positioned offerings. The other comparable parcels that have direct frontage and access to Route 301 Bypass, versus the subject's ring road access, are superior in this respect.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     After considering the above factors, the conclusions of value for the subject outparcels are as follows:

                    0.90 acre parcel @ $350,000/acre        $315,000
                    0.94 acre parcel @ $350,000/acre        $330,000
                    2.66 acre parcel @ $350,000/acre        $400,000

                    The total market value of the outparcel is $1,045,000


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                                     -74-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            INCOME APPROACH
================================================================================

Introduction

     The Income Approach is based upon the economic principle that the value of a property capable of producing income is the present worth of anticipated future net benefits. The net income projected is translated into a present value indication using the capitalization process. There are various methods of capitalization that are based on inherent assumptions concerning the quality, durability and pattern of the income projection. Where the pattern of income is irregular due to existing leases that will terminate at staggered, future dates, or to an absorption or stabilization requirement on a newer development, discounted cash flow analysis is the most accurate.

     Discounted Cash Flow Analysis (DCF) is a method of estimating the present worth of future cash flow expectancies by individually discounting each anticipated collection at an appropriate discount rate. The indicated market value by this approach is the accumulation of the present worth of future projected years' net income (before income taxes and depreciation) and the present worth of the reversion (the estimated property value at the end of the projection period). The estimated value of the reversion at the end of the projection period is based upon capitalization of the next year's projected net operating income. This is the more appropriate method to use in this assignment, given the step up in lease rates and the long term tenure of retail tenants.

     A second method of valuation, using the Income Approach, is to directly capitalize a stabilized net income based on rates extracted from the market or built up through mortgage equity analysis. This is a valid method of estimating the market value of the property as of the achievement of stabilized operations. In the case of the subject, the capitalization process will be used for valuation "at stabilization".

Discounted Cash Flow Analysis

     The Discounted Cash Flow (DCF) produces an estimate of value through an economic analysis of the subject property in which the net income generated by the asset is converted into a capital sum at an appropriate rate. First, the revenues which a fully informed investor can expect the subject to produce over a specified time horizon are established through an analysis of the current rent roll, as well as the rental market for similar properties. Second, the projected expenses incurred in generating these gross revenues are deducted. Finally, the residual net income is discounted into a capital sum at an appropriate rate which is then indicative of the subject property's current value in the marketplace.

     In this Income Approach to the valuation of the subject, we have utilized a 10-year holding period for the investment with the cash flow analysis commencing on June 1, 1996. Although an asset such as the subject has a much longer useful life, investment analysis becomes more meaningful if limited to a time period considerably less than the real estate's economic life, but of sufficient length for an investor. A 10-year holding period for this investment is long enough to model the asset's performance and benefit from its lease-up and performance, but short enough to reasonably estimate the expected income and expenses of the real estate. It is noted that discounting will be done fiscally as of June 1, 1996.

     The revenues and expenses which an informed investor may expect to incur from the subject property will vary, without a doubt, over the holding period. Major investors active in


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                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

the market for this type of real estate establish certain parameters in the computation of these cash flows and criteria for decision making which this valuation analysis must include if it is to be truly market-oriented. These current computational parameters are dependent upon market conditions in the area of the subject property as well as the market parameters for this type of real estate which we view as being national in scale.

     By forecasting the anticipated income stream and discounting future value at reversion into a current value, the capitalization process may be applied to derive a value that an investor would pay to receive that particular income stream. Typical investors price real estate on their expectations of the magnitude of these benefits and their judgment of the risks involved. Our valuation endeavors to reflect the most likely actions of typical buyers and sellers of property interest similar to the subject. In this regard, we see the subject as a long term investment opportunity for a competent owner/developer.

     An analytical real estate computer model that simulates the behavioral aspects of property and examines the results mathematically is employed for the discounted cash flow analysis. In this instance, it is the PRO-JECT Plus+ computer model. Since investors are the basis of the marketplace in which the subject property will be bought and sold, this type of analysis is particularly germane to the appraisal problem at hand. On the Facing Page is a summary of the expected annual cash flows from the operation of the subject over the stated investment holding period. It is noted that the exhibited cash flow is presented on a calendar year basis for ease of comparison to the historical operating statements and budget for the subject property. A fiscal year cash flow commencing June 1, 1996 is presented on the following facing page.

     A general outline summary of the major steps involved may be listed as follows:

     1. Analysis of the income stream: establishment of an economic (market) rent for tenant space; projection of future revenues annually based upon existing and pending leases; probable renewals at market rentals; and expected vacancy experience;

     2. Estimation of a reasonable period of time to achieve stabilized occupancy of the existing property and make all necessary improvements for marketability;

     3. Analysis of projected escalation recovery income based upon an analysis of the property's history as well as the experiences of reasonably similar properties;

     4. Derivation of the most probable net operating income and pre-tax cash flow (net income less reserves, tenant improvements, leasing commissions and any extraordinary expenses to be generated by the property) by subtracting all property expenses from the effective gross income; and

     5. Estimation of a reversionary sale price based upon capitalization of the net operating income (before reserves, tenant improvements and leasing commissions or other capital items) at the end of the projection period.

     Following is a detailed discussion of the components which form the basis of this analysis.



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                                      -76-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Potential Gross Revenues

     The total potential gross revenues generated by the subject property are composed of a number of distinct elements: minimum rent determined by lease agreement; additional overage rent based upon a percentage of retail sales; reimbursement of certain expenses incurred in the ownership and operation of the real estate; and other miscellaneous revenues.

     The minimum base rent represents a legal contract establishing a return to investors in the real estate, while the passing of certain expenses onto tenants serves to maintain this return in an era of continually rising costs of operation. Additional rent based upon a percentage of retail sales experienced at the subject property serves to preserve the purchasing power of the residual income to an equity investor over time. Finally, miscellaneous income adds an additional source of revenue in the complete operation of the subject property. In the initial year of the investment, fiscal year 1997, it is projected that the subject property will generate approximately $5,471,412 in potential gross revenues, equivalent to $11.90 per square foot of total appraised (owned) GLA of 459,957+/- square feet. These forecasted revenues may be allocated to the following components:


        =================================================================
                         Revenue Summary-Retail Component
                  Initial Year of Investment (Fiscal Year 1997)
        =================================================================
        Revenue Component          Amount       Unit Rate*   Income Ratio
        =================================================================
        Minimum Rent             $3,409,265        $7.41          62.31%
        Overage Rent               $370,654        $0.81           6.77%
        Expense Recoveries       $1,620,910        $3.52          29.63%
        Miscellaneous Income        $70,583        $0.15           1.29%
        Total                    $5,471,412       $11.90         100.00%
        =================================================================
                * Reflects total owned GLA of 459,957
        =================================================================

Minimum Rental Income

     Minimum rent produced by the subject property is derived from that paid by the various tenant types. The projection utilized in this analysis is based upon the actual rent roll and our projected leasing schedule in place as of the date of appraisal, together with our assumptions as to the absorption of the vacant space, market rent growth, and renewal/turnover probability. We have also made specific assumptions regarding deals that are in progress and have a strong likelihood of coming to fruition. In this regard, we have worked with management and leasing personnel to analyze each pending deal on a case by case basis. We have incorporated all executed leases in our analysis as well as those leases which are out-for-signature. These transactions represent a reasonable and prudent assumption from an investor's standpoint.

     The rental income which an asset such as the subject property will generate for an investor is analyzed as to its quality, quantity and durability. The quality and probable duration of income will affect the amount of risk which an informed investor may expect over the property's useful life. Segregation of the income stream along these lines allows us to control the variables related to the center's forecasted performance with greater accuracy. Each tenant type lends itself to a specific weighting of these variables as the risk associated with each varies.

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                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     The minimum rents forecasted at the subject property are essentially derived from mall tenant revenues consisting of all in-line mall shops. In our investigation and analysis of the marketplace, we have surveyed, and ascertained where possible, rent levels being commanded by competing centers. However, it should be recognized that large retail shopping centers are generally considered to be separate entities by virtue of age and design, accessibility, visibility, tenant mix, and the size and purchasing power of its trade area. Consequently, the best measure of minimum rental income is its actual rent roll leasing schedule.

     As such, our a analysis of recently negotiated leases for new and relocation tenants at the subject provides important insight into perceived market rent levels for the mall. In so much as a tenant's ability to pay rent is based upon expected sales achievement, the level of negotiated rents is directly related to the individual tenant's perception of their expected performance at the mall.

In-Line Shops

     Our analysis of market rent levels for in-line shops has resolved itself to a variety of influencing factors. Although it is typical that larger tenant spaces are leased at lower per square foot rates and lower percentages, the type of tenant as well as the variable of location within the mall can often distort this size/rate relationship.

     The following chart presents an analysis of in-line shop rents based upon existing leases.

================================================================================
                             1996 Leases in Place *

Size     Category            Annualized Rent       Applicable GLA    Rent SF
================================================================================
<          750 SF                 $123,240                 4,334       $28.44
  750 -  1,200 SF               $362,821                14,910       $24.33
1,201 -  2,000 SF               $279,463                16,669       $16.77
2,001 -  3,500 SF               $768,084                53,116       $14.46
3,501 -  5,000 SF               $454,899                31,150       $14.60
5,001   10,000 SF               $349,128                36,500        $9.57
>       10,000 SF               $250,053                17,474       $14.31
Total                         $2,587,688               174,153       $14.86
================================================================================
* Includes all leases projected for calendar year 1996. Partial year tenants have been annualized to reflect 12 months.
================================================================================

     As can be seen, lease rates generally have an inverse relationship with suite size and show an overall average rent of $23.44 per square foot. The chart exhibited on this and the following Facing Pages presents an overview of leases by size category, including all signed leases and leases out-for-signature.

     Category 1 (Tenants < 750 SF) - This category shows seven total leases ranging from $12.60 to $56.81 per square foot in rent. There are three recent leases in this category, including two month to month tenants with lease rates of $12.60 and $31.24, and Sunglass Hut, at $56.81 per square foot. Recent leases yield a


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                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     weighted average rent of $30.07 per square foot. Excluding the recent month to month lease of local tenant Keep in Touch at $12.61 per square foot, the overall range is from $20 to $56.81 per square foot. The overall weighted average is $28.36 per square foot. The highest rent in this grouping is the recent lease to Sunglass Hut International, which occupies 440+/- square feet. Excluding the Keep in Touch lease, the lower end of the range in this category is formed by Claires Boutique and Great American Chocolate, with each tenant paying a base rent of $20.00 per square foot.

     Category 2 (Tenants 750 - 1,200 SF) - Tenants in this grouping show rents from $7.35 to $45.00 per square foot in base rent. There are two recent leases in this category, one of which, VIP Formal Wear, is a month to month tenant paying $7.35 per square foot. Afterthoughts entered into a long-term lease at a flat base rent of $23.21 per square foot. The overall weighted average for this category is $24.33 per square foot. Excluding the two month to month tenants, Carousel Children in 810+/- square feet at $9.25 per square foot and VIP Formal Wear in 1,044+/- square feet, a range of $14.00 to $45.00 per square foot results. The highest rents in this grouping have been jewelry tenants which generally have higher expected sales, and pay between $35.00 and $45.00 per square foot

     Category 3 (Tenants 1,201 - 2,000 SF) - There are two recent leases in this category, one of which, Dokar, is a month to month tenant paying $7.78 per square foot. Kids Footlocker entered into a long term lease at $25.00 per square foot. Overall, tenants in this grouping show rents of $7.78 to $30.66 per square foot. Again, the lower end of this range represents leases to month to month tenants. Excluding these month to month tenants, lease rates in this category range from a percentage rent only lease (Bombay Company) to $30.66 paid by Friedman's Jewelry, with an overall weighted average of $16.77 per square foot.

     Category 4 (Tenants 2,001 - 3,500 SF) - There are three recent leases in this category, ranging from $12.00 to $17.00 per square foot. Overall, this category shows a weighted average rent of $14.46 per square foot. These leases form a range in rental rates of from $10.00 to $25.01 per square foot. Unlike the smaller tenant space categories, no month to month tenants are found in this tenant grouping.

     Category 5 (Tenants 3,501 - 5,000 SF) - There are four recent leases within this category, ranging from $16.00 to $18.00 per square foot. The overall range for this category is $12.00 to $18.00 per square foot, with an overall weighted average rent is $14.60 per square foot. Again, no month to month tenants are found in this category.

     Category 6 (Tenants > 5,000 - 10,000 SF) - Record Town, in 5,452+/- square feet at a flat base rent of $5.92 per square foot, is the only recent lease in this category. This category contains a total six leases which range from $5.02 per square foot to $16.00 per square foot. The overall weighted average rent is $9.57 per square foot.

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                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     Category 7 (Tenants > 10,000 SF) -Carmike Cinema, in 17,474+/- square feet, is the only mall tenant in this category. This 1987 lease commenced at an initial rent of $14.31 per square foot, which escalates to $17.17 per square foot over the term.

     Overall, the average attained rent for all lease commitments and leases out-for-signature ranges from an initial rent per square foot rent of $14.83 escalating to $16.06 for the final rent per square foot. The calendar year 1996 weighted average rent is $14.86 per square foot. The highest attained rents are from tenants in Category 1 (Tenants < 750 SF).

Market Comparisons - Occupancy Cost Ratios

     In further support of developing a forecast for market rent levels, we have undertaken a comparison of minimum rent to projected sales and total occupancy costs to sales ratios. Generally, our research and experience with other regional malls shows that the ratio of minimum rent to sales falls within the
7.0 to 10.0 percent range in the initial year of the lease, with 7.5 percent to
8.5 percent being most typical. By adding additional costs to the tenant, such as real estate tax and common area maintenance recoveries, a total occupancy cost may be derived. Expense recoveries and other tenant charges can add up to 100 percent of minimum rent and comprise the balance of total tenant costs.

     The typical range for total occupancy cost-to-sales ratios falls between
11.0 and 15.0 percent. As a general rule, where sales exceed $250 to $275 per square foot, 14.0 to 15.0 percent would be a reasonable cost of occupancy. Experience and research show that most tenants will resist total occupancy costs that exceed 15.0 to 18.0 percent of sales. However, ratios of upwards to 20.0 percent are not uncommon. Obviously, this comparison will vary from tenant to tenant and property to property.

     In higher end markets where tenants are able to generate sales above industry averages, tenants can generally pay rents which fall toward the upper end of the ratio range. Moreover, if tenants perceive that their sales will be increasing at real rates that are in excess of inflation, they will typically be more inclined to pay higher initial base rents. Obviously, the opposite would be true for poorer performing centers in that tenants would be squeezed by the thin margins related to below average sales. With fixed expenses accounting for a significant portion of the tenants contractual obligation, there would be little room left for base rent.

     In this context, we have provided an occupancy cost analysis for several regional malls with which we have had direct insight over the past year. This information is provided on the Following Page. On average, these ratio comparisons provide a realistic check against projected market rental rate assumptions.

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                                      -80-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

================================================================================================================================

OCCUPANCY COST ANALYSIS/COMPARISON
Cushman & Wakefield, Inc.

--------------------------------------------------------------------------------------------------------------------------------

No. Area Location                State   Budget Year    Year Built    No. Stories   Total GLA    Shop GLA  Avg. Rent  Recoveries
================================================================================================================================
 -  ULI-Super-Regional Malls       US       1995            -              -          999,544     342,260    $16.30       $8.72
--------------------------------------------------------------------------------------------------------------------------------
 -  ULI-Regional Malls             US       1995            -              -          582,893     261,553    $12.05       $5.82
--------------------------------------------------------------------------------------------------------------------------------
 -  ICSC-All Enclosed Malls        US       1995            -              -          582,893     261,553    $12.05       $5.82
--------------------------------------------------------------------------------------------------------------------------------
 -  ICSC-Malls > 1,000,000sf       US       1995            -              -        1,206,874     407,060    $20.01      $12.57
================================================================================================================================
 1  Saratoga County MSA            NY       1995        1990/91/93         1          656,501     256,668    $15.79      $15.54
--------------------------------------------------------------------------------------------------------------------------------
 2  Syracuse MSA                   NY       1995         1954/96           2        1,035,525     410,818    $17.00      $12.90
--------------------------------------------------------------------------------------------------------------------------------
 3  Syracuse MSA                   NY       1995         1988/94           1          776,571     311,557    $17.00      $12.12
--------------------------------------------------------------------------------------------------------------------------------
 4  Rochester MSA                  NY       1995         1967/93           2        1,533,574     495,040    $18.00      $13.03
--------------------------------------------------------------------------------------------------------------------------------
 5  Jefferson County MSA           NY       1995         1986/93           1          635,765     209,873    $21.96      $15.89
--------------------------------------------------------------------------------------------------------------------------------
 6  Buffalo MSA                    NY       1996         1985/89           1          753,105     285,771    $19.67      $14.83
--------------------------------------------------------------------------------------------------------------------------------
 7  White Plains MSA               NY       1995         1980/93           4          882,689     326,774    $34.00      $25.31
--------------------------------------------------------------------------------------------------------------------------------
 8  Fairfield County MSA           CT       1995         1986/91           2        1,270,146     499,868    $32.00      $17.20
--------------------------------------------------------------------------------------------------------------------------------
 9  Meriden MSA                    CT       1994         1971/94           2          711,626     292,877    $27.00      $14.20
--------------------------------------------------------------------------------------------------------------------------------
10  Worcester County MSA           MA       1996         1971/87           1          445,875     182,372    $22.36      $14.93
--------------------------------------------------------------------------------------------------------------------------------
11  Boston MSA                     MA       1995         1980/93           1          322,120     155,080    $18.50      $17.40
--------------------------------------------------------------------------------------------------------------------------------
12  Bristol County MSA             MA       1995           1992            2        1,005,595     349,107    $21.50      $22.09
--------------------------------------------------------------------------------------------------------------------------------
13  Bristol County MSA             MA       1995         1987/89           2          967,363     374,630    $31.00      $21.71
--------------------------------------------------------------------------------------------------------------------------------
14  Essex County MSA               MA       1995         1993/94           2          863,344     329,065    $36.95      $11.27
--------------------------------------------------------------------------------------------------------------------------------
15  Kingston MSA                   MA       1994         1989/92           1          771,007     295,562    $18.44      $14.32
--------------------------------------------------------------------------------------------------------------------------------
16  Burlington MSA                 VT       1995        1979/89/92         1          490,424     185,398    $23.00       $9.51
--------------------------------------------------------------------------------------------------------------------------------
17  Bucks County MSA               PA       1995         1968/75           1          348,309     305,212    $19.35      $10.00
--------------------------------------------------------------------------------------------------------------------------------
18  Monmouth County MSA            NJ       1994        1990/91/94         2        1,153,396     525,741    $31.00      $15.70
--------------------------------------------------------------------------------------------------------------------------------
19  Westminster MSA                MD       1995         1987/94           1          524,964     193,557    $16.74      $17.93
--------------------------------------------------------------------------------------------------------------------------------
20  Washington-Baltimore           MD       1995         1979/93           2          661,639     245,217    $22.10      $19.86
--------------------------------------------------------------------------------------------------------------------------------
21  Baltimore MSA                  MD       1995         1956/91           1          863,376     242,376    $19.87      $14.93
--------------------------------------------------------------------------------------------------------------------------------
22  Prince William City, MSA       VA       1995         1972/96           1          716,796     278,494    $21.50      $15.11
--------------------------------------------------------------------------------------------------------------------------------
23  Arlington MSA                  VA       1994           1986            4          491,057     222,800    $28.00      $12.98
--------------------------------------------------------------------------------------------------------------------------------
24  Bloomingdate MSA               IL       1995        1981/88/91         2        1,292,186     427,609    $21.84      $10.37
--------------------------------------------------------------------------------------------------------------------------------
25  Minneapolis MSA                MN       1995         1962/94           1          982,228     201,561    $21.00      $22.51
--------------------------------------------------------------------------------------------------------------------------------
26  Genesee County MSA             MI       1995         1980/93           1          451,036     230,625    $16.00       $9.01
--------------------------------------------------------------------------------------------------------------------------------
27  Indianapolis MSA               IN       1995         1968/87           1        1,239,059     260,359    $22.43       $9.00
--------------------------------------------------------------------------------------------------------------------------------
28  Tampa MSA                      FL       1995           1995            1          977,047     359,579    $27.00      $12.77
--------------------------------------------------------------------------------------------------------------------------------
29  Plantation MSA                 FL       1995         1979/93           1        1,004,061     282,952    $28.22      $12.40
--------------------------------------------------------------------------------------------------------------------------------
30  Miami MSA                      FL       1995           1982            1        1,120,827     290,385    $29.36      $16.55
--------------------------------------------------------------------------------------------------------------------------------
31  Coral Springs MSA              FL       1995         1984/96           1        1,171,127     293,183    $25.90      $11.55
--------------------------------------------------------------------------------------------------------------------------------
32  North/Central Kansas           KS       1995         1987/90           1          400,307     185,324    $14.97      $10.31
--------------------------------------------------------------------------------------------------------------------------------
33  Amarillo MSA                   TX       1995         1982/86           1          889,508     316,190    $18.00       $7.53
--------------------------------------------------------------------------------------------------------------------------------
34  Las Vegas MSA                  NV       1995           1992            1          241,580     241,580    $91.50      $22.04
--------------------------------------------------------------------------------------------------------------------------------
35  Las Vegas MSA                  NV       1994         1981/93           2          819,374     286,936    $35.00      $13.21
--------------------------------------------------------------------------------------------------------------------------------
36  Knoxville MSA                  TN       1995         1972/94           1        1,333,018     382,150    $23.80      $14.00
--------------------------------------------------------------------------------------------------------------------------------
37  Nashville MSA                  TN       1995           1990            2          716,462     373,662    $15.25      $13.30
--------------------------------------------------------------------------------------------------------------------------------
38  Riverside County MSA           CA       1995         1970/91           1        1,044,536     411,640    $22.59      $17.00
--------------------------------------------------------------------------------------------------------------------------------
39  Orange County MSA              CA       1994         1975/94           1          810,470     273,970    $21.00      $10.28
--------------------------------------------------------------------------------------------------------------------------------
40  Bellingham MSA                 WA       1994           1988            1          769,187     337,557    $20.85      $12.54
--------------------------------------------------------------------------------------------------------------------------------
41  Seattle MSA                    WA       1995         1979/95           1        1,012,754     311,019    $27.35       $7.86
================================================================================================================================

    Survey Mean:                                                                      833,950     304,724    $23.89      $13.86

================================================================================================================================

--------------------------------------------------------------------------------------
No. Area Location                   Avg. Sales    Rent-Sales   Total Cost     Location
======================================================================================
 -  ULI-Super-Regional Malls          $203.09        8.0%        12.3%        -
--------------------------------------------------------------------------------------
 -  ULI-Regional Malls                $176.16        6.8%        10.1%        -
--------------------------------------------------------------------------------------
 -  ICSC-All Enclosed Malls           $176.16        6.8%        10.1%        -
--------------------------------------------------------------------------------------
 -  ICSC-Malls > 1,000,000sf          $271.64        7.4%        12.0%        -
--------------------------------------------------------------------------------------
 1  Saratoga County MSA               $194.00        8.1%        16.1%        Suburban
--------------------------------------------------------------------------------------
 2  Syracuse MSA                      $208.00        8.2%        14.4%        Suburban
--------------------------------------------------------------------------------------
 3  Syracuse MSA                      $198.00        8.6%        14.7%        Suburban
--------------------------------------------------------------------------------------
 4  Rochester MSA                     $247.00        7.3%        12.6%        Suburban
--------------------------------------------------------------------------------------
 5  Jefferson County MSA              $231.00        9.5%        16.4%        Suburban
--------------------------------------------------------------------------------------
 6  Buffalo MSA                       $250.00        7.9%        13.8%        Suburban
--------------------------------------------------------------------------------------
 7  White Plains MSA                  $380.00        8.9%        15.6%        Suburban
--------------------------------------------------------------------------------------
 8  Fairfield County MSA              $425.00        7.5%        11.6%        Suburban
--------------------------------------------------------------------------------------
 9  Meriden MSA                       $333.00        8.1%        12.4%        Suburban
--------------------------------------------------------------------------------------
10  Worcester County MSA              $288.00        7.8%        12.9%        Suburban
--------------------------------------------------------------------------------------
11  Boston MSA                        $208.00        8.9%        17.3%        Urban
--------------------------------------------------------------------------------------
12  Bristol County MSA                $280.00        7.7%        15.6%        Suburban
--------------------------------------------------------------------------------------
13  Bristol County MSA                $404.00        7.7%        13.0%        Suburban
--------------------------------------------------------------------------------------
14  Essex County MSA                  $350.00       10.6%        13.8%        Suburban
--------------------------------------------------------------------------------------
15  Kingston MSA                      $211.00        8.7%        15.5%        Suburban
--------------------------------------------------------------------------------------
16  Burlington MSA                    $294.00        7.8%        11.1%        Suburban
--------------------------------------------------------------------------------------
17  Bucks County MSA                  $239.00        8.1%        12.3%        Suburban
--------------------------------------------------------------------------------------
18  Monmouth County MSA               $338.00        9.2%        13.8%        Suburban
--------------------------------------------------------------------------------------
19  Westminster MSA                   $228.00        7.3%        15.2%        Suburban
--------------------------------------------------------------------------------------
20  Washington-Baltimore              $285.00        7.8%        14.7%        Suburban
--------------------------------------------------------------------------------------
21  Baltimore MSA                     $214.00        9.3%        16.3%        Suburban
--------------------------------------------------------------------------------------
22  Prince William City, MSA          $236.00        9.1%        15.5%        Suburban
--------------------------------------------------------------------------------------
23  Arlington MSA                     $300.00        9.3%        13.7%        Urban
--------------------------------------------------------------------------------------
24  Bloomingdate MSA                  $250.00        8.7%        12.9%        Suburban
--------------------------------------------------------------------------------------
25  Minneapolis MSA                   $262.00        8.0%        16.6%        Suburban
--------------------------------------------------------------------------------------
26  Genesee County MSA                $219.00        7.3%        11.4%        Suburban
--------------------------------------------------------------------------------------
27  Indianapolis MSA                  $235.00        9.5%        13.4%        Suburban
--------------------------------------------------------------------------------------
28  Tampa MSA                         $300.00        9.0%        13.3%        Suburban
--------------------------------------------------------------------------------------
29  Plantation MSA                    $314.00        9.0%        12.9%        Suburban
--------------------------------------------------------------------------------------
30  Miami MSA                         $355.00        8.3%        12.9%        Suburban
--------------------------------------------------------------------------------------
31  Coral Springs MSA                 $284.00        9.1%        13.2%        Suburban
--------------------------------------------------------------------------------------
32  North/Central Kansas              $212.00        7.1%        11.9%        Suburban
--------------------------------------------------------------------------------------
33  Amarillo MSA                      $200.00        9.0%        12.8%        Suburban
--------------------------------------------------------------------------------------
34  Las Vegas MSA                   $1,183.00        7.7%         9.6%        Urban
--------------------------------------------------------------------------------------
35  Las Vegas MSA                     $405.00        8.6%        11.9%        Urban
--------------------------------------------------------------------------------------
36  Knoxville MSA                     $333.00        7.1%        11.4%        Suburban
--------------------------------------------------------------------------------------
37  Nashville MSA                     $180.00        8.5%        15.9%        Suburban
--------------------------------------------------------------------------------------
38  Riverside County MSA              $250.00        9.0%        15.8%        Suburban
--------------------------------------------------------------------------------------
39  Orange County MSA                 $270.00        7.8%        11.6%        Suburban
--------------------------------------------------------------------------------------
40  Bellingham MSA                    $238.00        7.4%        11.8%        Suburban
--------------------------------------------------------------------------------------
41  Seattle MSA                       $325.00        8.4%        10.8%        Suburban
======================================================================================

    Survey Mean:                      $289.51        8.3%        13.4%

======================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     From this analysis we see that the ratio of base rent to sales ranges from
7.1 to 10.6 percent, while the total occupancy cost ratios vary from 9.6 to 17.3 percent when all recoverable expenses are included. The surveyed mean for the malls and industry standards analyzed is 8.3 percent and 13.4 percent, respectively. Some of the higher ratios are found in older malls situated in urban areas that have higher operating structures due to less efficient layout and designs, older physical plants, and higher security costs, which in some malls can add upwards of $2.00 per square foot to common area maintenance.

     These relative measures can be compared with two well known publications, The Score (1996) by the International Council of Shopping Centers and Dollars & Cents of Shopping Centers (1995) by the Urban Land Institute. The most recent publications indicate base rent-to-sales ratios of approximately 7.0 to 8.0 percent and total occupancy cost ratios of 10.1 and 12.3 percent, respectively.

     In general, while the rental ranges and ratio of base rent to sales vary substantially from mall to mall and tenant to tenant, they do provide general support for the rental ranges and ratio which is projected for the subject property.

     Conclusion - Market Rent Estimate for In-Line Shops

     Previously in the Retail Market Analysis section of this report, we discussed the subject's sales potential. In light of our total analysis, we have forecasted average sales of $245 per square foot for all mall shop tenants for calendar year 1996. Based upon a ratio of 7.0 to 8.0 percent, an average rent for the subject between $17 and $20 is indicated.

     The following chart presents a comparison of existing lease commitments and our projected market rental rates for each size category at the property.


================================================================================
                        Rent Comparisons and Conclusions
         Size Category          Leases in Place  Recent Leases    C&W Conclusion
================================================================================
        <         750 SF            $28.33           $30.07           $30.00
          750 - 1,200 SF            $23.90           $14.66           $25.00
        1,201 - 2,000 SF            $16.63           $17.43           $20.00
        2,001 - 3,500 SF            $14.42           $14.10           $15.00
        3,501 - 5,000 SF            $13.20           $13.71           $15.00
        5,001  10,000 SF            $9.57            $5.92           $10.00
        >      10,000 SF            $14.31               NA            $8.00
     Weighted Average               $14.86           $13.78           $15.05
================================================================================
* Includes all leases projected for calendar year 1996. Partial year tenants have been annualized to reflect full 12 months.
================================================================================

     After considering all of the above, we have developed a weighted average rental rate of approximately $15.05 per square foot based upon a relative weighting of tenant space by size. We note that while the industry average of
7.0 to 8.0 percent of average retail sales indicates an average rent in the $17 to $20 per square foot range, recent leases reflect an average weighted rent of only $14.77 per square foot, while all leases projected to be in place during calendar year 1996 yield an average weighted rent of only $14.86 per square foot. The

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================


average rent is a weighted average rent for all in-line mall tenants only. This average market rent has been allocated to space as shown on the Facing Page.

Occupancy Cost - Test of Reasonableness

     Our weighted average rent can next be tested against total occupancy costs in the mall based upon the standard recoveries for new mall tenants. Our total occupancy cost analyses can be found on the following chart.

================================================================================
                          Total Occupancy Cost Analysis
                   Tenant Cost                           Estimated Expenses(SF)
================================================================================
       Economic Base Rent-Mall Shops                              15.05
       (Weighted Average)
       Occupancy Costs (A)
                    Common Area Maintenance (1)                   $6.21
                    Real Estate Taxes (2)                         $1.14
                    Water/Sewer Charge                            $0.22
                    Marketing Charge (3)                          $1.50
       Total Tenant Costs                                        $24.12
       Projected Average Sales                                  $245.00

       Rent to Sales Ratio                                        8.14%
       Cost of Occupancy Ratio                                    9.84%
================================================================================
          (A)  Costs that are occupancy sensitive will
               decrease for new tenants on a unit rate basis
               as lease-up occurs.
          (1)  CAM expense is based on gross occupied area
               (GLOA). Generally, the standard lease clause
               provides for CAM to be passed through with a
               15.0 administrative fee less certain
               exclusions including anchor contributions.
               The standard denominator is based on occupied
               area. A complete discussion of the standard
               recovery formula is presented later in this
               report.
          (2)  Tax estimate is based upon gross occupied
               area (GLOA), with floor of 15 vacancy of mall
               shop space, which is the recovery basis for
               taxes.
          (3)  Not included in discounted cash flow
               projections.
================================================================================


     Total costs, on average, are shown to be 9.84 percent of projected average 1996 retail sales. While this is slightly below industry averages, we feel this is quite reasonable. It is our opinion that the subject's location within a tertiary market, together with historically high mall shop vacancy, will continue to be an advantage to mall shop tenants in securing a favorable lease rate relative to achievable sales per square foot. It is noted that CAM and tax recoveries are tied to occupancy and that these costs will be reduced with increased occupancy.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Food Court

     The subject has a small food court area that has a total of 6 spaces comprising 3,939 square feet. Five of the six spaces are currently leased and one, 461 square foot unit is vacant.

Concessions

     Free rent is an inducement offered by developers to entice a tenant to locate in their project over a competitor's. This marketing tool has become popular in the leasing of office space, particularly in view of the over-building which has occurred in many markets. As a rule, most major retail developers have been successful in negotiating leases without including free rent. Our experience with regional malls shows that free rent is generally limited to new projects in marginal locations without strong anchor tenants that are having trouble leasing, as well as older centers that are losing tenants to new malls in their trade area. Management reports that free rent has been a part of recent new leases, especially with the national tenants. Renewal leases have not required a free rent concession.

     We do believe that it will be necessary to offer free rent in new deals at the subject. Accordingly, we have allowed for 3 months free rent for all vacant spaces expected to be leased. We have, also made rather liberal allowances for tenant workletters which acts as a form of inducement to convince a tenant to locate at the subject. These allowances are liberal to the extent that ownership has been relatively successful in leasing space "as is" to tenants in their other malls. We have made allowances of $10.00 per square foot to new tenants/future turnover space. We have also ascribed a rate of $2.00 per square foot to renewal space. This assumption offers further support for the new and renewal leasing at the subject.

Absorption

     As of the date of analysis, the subject property had approximately 41,253+- square feet vacant within sixteen in-line spaces. An additional 18,135 square feet of temporary tenants (6,364 SF), month-to-month tenants (6,276 SF) and short term renewals (5,495 SF) causes a potential vacancy of 59,388 SF or 27 percent of the mall shop area. Realizing that the subject has had a historically high vacancy, and there are no near term prospects for filling all of the vacant space, a structural vacancy factor of 12 percent has been forecast. This figure of 12 percent together with a global vacancy/collection loss consideration of
2.5 percent leads to a 14.5 percent figure. Given additional rollover downtime between leases, the effective vacancy is higher. Temporary and month-to-month tenants are assumed to remain at this current rent structure for a one year period and then reflect market rental rates.

     In forecasting the scheduled absorption of the vacant space, we have considered conversations with the property's general manager, as well as recent leasing activity that has taken place over the past two years. We have projected the lease-up of the property's vacant space over an approximate one and one-half year period commencing in January 1997. Again, approximately 25,361 square feet is never leased in our projection period to account for structural vacancy. The following chart details our lease-up projections.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

                     ============================================
                               Absorption Schedule
                              Golden East Crossing
                     ============================================
                                                     Projected
                      Suite         Size (SF)       Lease-up Date
                     ----------  ---------------  ---------------
                      1112            2,691            1/1997
                     ----------  ---------------  ---------------
                      3016            3,335            1/1997
                     ----------  ---------------  ---------------
                      3018            4,361            1/1998
                     ----------  ---------------  ---------------
                      6018              440            1/1997
                     ----------  ---------------  ---------------
                      6022            2,540            1/1998
                     ----------  ---------------  ---------------
                      8010              461            1/1997
                     ----------  ---------------  ---------------
                      Total          13,828
                     ==========  ===============  ===============

Anchor Tenants

     Three of the four anchor tenants at the subject property are owned in conjunction with the shop space. All three are obligated to pay rent. All four tenants pay different common area contribution as will be discussed in a subsequent section.

Rent Growth Rates

     Market rent will, over the life of a prescribed holding period, quite obviously follow an erratic pattern. A review of investor's expectations regarding income growth shows that projections generally range between 3.0 and
4.0 percent for retail centers. Cushman & Wakefield's Winter 1995 survey of pension funds, REITs, bank and insurance companies, and institutional advisors reveals that current income forecasts are utilizing average annual growth rates between zero and 5.0 percent. The low and high mean is shown to be 2.8 and 3.9 percent, respectively. (see Addenda for survey results). The Peter F. Korpacz Investor Survey (Fourth Quarter 1995) shows slightly more conservative results with average annual rent growth of 3.16 percent.

     It is not unusual in the current environment to see investors structuring no growth or even negative growth in the short term. The Rocky Mount metropolitan area in general performed satisfactorily through the last recession. As shown in the Retail Market Analysis section, Comparable Sales for shop space have increased 14.08 percent, 5.76 percent, 3.11 percent and 0.75 in the past four years. Sales at the subject have consistently grown at the subject over the past five years. The past two years were very flat growth years, however, demographics in the subjects trade area remain positive, with potential for growth.

     The tenants' ability to pay rent is closely tied to its increases in sales. However, rent growth can be more impacted by competition and managements desire to attract and keep certain tenants that increase the mall's synergy and appeal. We have forecasted the following rent growth.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

             =====================================================
                      Market Rent Growth Rate Forecast
             =====================================================
                     Period             Annual Growth Rate
             =====================  ==============================
             1996 - 1997                      0%
             ---------------------  ------------------------------
             1998                             2%
             ---------------------  ------------------------------
             Thereafter                       3%
             =====================================================
             * Indicated growth rate over the previous year's rent
             =====================================================

Releasing Assumption

     The typical lease term for new in-line retail leases in centers such as the subject generally ranges from five to twelve years. Market practice dictates that it is not uncommon to get rent bumps throughout the lease terms either in the form of fixed dollar amounts or a percentage increase based upon changes in some index, usually the Consumer Price Index (CPI). Often the CPI clause will carry a minimum annual increase and be capped at a higher maximum amount.

     For new leases in the regional malls, ten year terms are most typical. Essentially, the developer will deliver a "vanilla" suite with mechanical services roughed in and minimal interior finish. This allows the retailer to finish the suite in accordance with their individual specifications. Because of the up-front costs incurred by the tenants, they require a ten year lease term to adequately amortize these costs. In certain instances, the developer will offer some contribution to the cost of finishing out a space over and above a standard allowance. A ten year lease term is consistent with recent leasing.

     Upon lease expiration, it is our best estimate that there is a 70.0 percent probability that an existing tenant will renew their lease while the remaining
30.0 percent will vacate their space at this time. An exception to this assumption exists with respect to existing tenants who, at the expiration of their lease, have sales that are substantially below the mall average and have no chance to ever achieve percentage rent. In these instances, it is our assumption that there is a 100 percent probability that the tenant will vacate the property.

     As stated above, it is not uncommon to get increases in base rent over the life of a lease. Our global market assumptions for mall shop tenants may be summarized as shown below.

================================================================================
                               Renewal Assumptions
================================================================================
                Lease                       Free        Tenant          Lease
Tenant Type     Term        Rent Steps      Rent      Alterations    Commissions
============  ========= ================= ========== ============== ============
 Mall Shops    10 yrs    10% in 5th year     No           Yes             Yes
================================================================================

     Upon lease rollover/turnover, space is forecasted to be released at the higher of the last effective rent (defined as minimum rent plus overage rent if any) and the ascribed market rent as detailed previously increasing by our market rent growth rate assumption.

Conclusion - Minimum Rent

     In the initial full year of the investment (FY 1997), it is projected that the subject property will produce approximately $3,409,265 in minimum rental income. This estimate of base rental

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

income is equivalent to $7.41 per square foot of total owned GLA. Alternatively, minimum rental income accounts for 63.9 percent of all potential gross revenues. Further analysis shows that over the holding period (1997-2007), minimum rent advances at an average compound annual rate of 3.22 percent. This increase is a synthesis of the mall's modest projected lease-up, fixed rental increases, as well as market rents from rollover or turnover of space.

Overage Rent

     In addition to minimum base rent, many tenants at the subject property have contracted to pay a percentage of their gross annual sales over a pre-established base amount as overage rent. Many leases have a natural breakpoint although a number have stipulated breakpoints. The average overage percentage for small space retail tenants is in a range of 5.0 to 6.0 percent.

     Traditionally, it takes a number of years for a retail center to mature and gain acceptance before generating any sizable percentage income. As a center matures, the level of overage rents typically becomes a larger percentage of total revenue. It is a major ingredient protecting the equity investor against inflation.

     In the Retail Market Analysis section of this report, we discussed the forecasted sales levels for the mall tenants. It is difficult to predict the accuracy what sales will be on an individual tenant level. Overage rent is derived at the subject by some tenants paying percentage rent without a base (in lieu of base rent) and by overages, caused by sales exceeding breakpoints. The fiscal 1997 overage rent is $370,654.

Sales Growth Rates - Retail Component

     In the Retail Market Analysis section of this report, we discussed that comparable retail store sales at the subject property have increased between 1991 and 1993, while showing more stabilized growth in the ensuing two years. We anticipate flat sales growth in 1996 and growth thereafter.

     Retail sales in the Rocky Mount MSA have been increasing at a compound annual rate of 5.05 percent per annum since 1990, according to Sales and Marketing Management. According to both the Cushman & Wakefield and Korpacz surveys, major investors are looking at a range of growth rates of 0 percent initially to a high of 5 percent in their computational parameters. Most typically, growth rates of 3 percent to 4 percent are seen in these surveys.

     Nationally, total retail sales have been increasing at a compound annual rate of 6.2 percent since 1980 and 4.9 percent per annum since 1990. Between 1990 and 1994, GAFO sales have grown at a compound annual rate of 5.83 percent per year. Through 2000, total retail sales are forecasted to increase by 4.12 percent per year nationally, while GAFO sales are projected to grow by 5.04 percent annually.

     After considering all of the above, combined with our assessment of competition in the subject market, we have forecasted sales growth based upon the following schedule.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

                ======================================
                        Sales Growth Rate Forecast
                ======================================
                Period Annual              Growth Rate
                =================  ===================
                   1996                      0.0%
                -----------------  -------------------
                   1997                      2.0%
                -----------------  -------------------
                   Thereafter                3.0%
                =================  ===================

Expense Reimbursement/Miscellaneous Income

     By lease agreement, tenants are required to reimburse the lessor for certain operating expenses. Included among these operating items are real estate taxes, common area maintenance (CAM), and water/sewer recovery. There is no HVAC tenant area utility charge from the mall owner because all tenants have their own HVAC units and are separately metered. Miscellaneous income is essentially derived from specialty leasing, and other charges. In the first full year of the investment, it is projected that the subject property will generate approximately $1,620,910 in reimbursements for these operating expenses and $70,583 in other miscellaneous income.

Common Area Maintenance

     Under the standard lease, mall tenants pay their pro-rata share of the balance of the CAM expense after anchor and ring road outparcel tenant contributions are deducted and an administrative fee is added. Provided below is a summary of the standard clause that exists for a new tenant at the mall.

==============  ================================================================
                  Common Area Maintenance Recovery Calculation
==============  ================================================================
  CAM Expense   Actual hard cost for year exclusive of interest and depreciation
--------------  ----------------------------------------------------------------
  Add           Administrative Fee
--------------  ----------------------------------------------------------------
  Less          Contributions from department stores and developed outparcels
--------------  ----------------------------------------------------------------
  Equals:       Net pro-ratable CAM billable to mall tenants on the basis of gross occupied area (GLOA).
--------------  ----------------------------------------------------------------

     As discussed, department stores will be obligated to pay contributions toward common area maintenance costs. It should be noted that total major contributions consist of a pro rata share of exterior CAM or a fixed CAM amount, plus a charge for HVAC usage. The following chart presents a summary of their payments.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                             Income Approach
================================================================================

                                                       Anchor Contributions
====================================================================================================================================
                                                                                                             Projected 1996
    Tenant           Area        Annual Rent                  Contribution                                      Amount
====================================================================================================================================
  J.C. Penny       85,172 SF     $327,912.24      Int/Ext CAM:     $.30/sf yr. 1-10;                  Rent:              $327,912.24
                                and 1.5% over                      $.40/sf yrs. 11-20;                CAM:                   $25,552
                                 $16,395,612                       $.50/sf yrs 21-30;                 Taxes:                 $18,690
                                   sales                           $.60/sf thereafter
                                                  R.E. Taxes:      Increase in taxes over base
                                                                   (average of 1st 3 yrs.)
====================================================================================================================================
     Sears         89,564 SF     $268,692 and     Ext CAM:         $22,391, 1st 5 yrs. with           Rent:              $268,692.00
                                  2.5% over                        increase of $4,478.20 every 5      CAM:                   $30,869
                                 $10,747,680                       five yrs. for 20  yrs. then        Taxes:                 $20,270
                                                                   $8,956.40  increase every 5
                                                                   years thereafter.
                                                                   $4,000/year
                                                                   After 2nd year, pro rata share
                                                  Int. CAM:        above base amount.
                                                  R.E. Taxes:
====================================================================================================================================
Roses (Brody's)    69,960 SF     $280,000 and     CAM:             $14,000 (yrs 1-5);                 Rent:                 $284,898
                                  $4,898 for                       $24,500 (yrs 6-10);                CAM:                   $35,000
                                insurance plus                     $35,000 (yrs 11-15);               Taxes:                 $44,279
                                  2.5% above                       $49,000 (yrs 16-20)
                                 $11,200,000      R.E. Taxes:      Net, pro-rata share
                                  gross sales
====================================================================================================================================
     Belk         112,957 SF      No Rent Due     Int/Ext CAM:     $28,239 flat charge                Rent:                     None
                                                                                                      CAM:                   $28,239
                                                  R.E. Taxes:      None                               Taxes:              Direct Pay
====================================================================================================================================

Real Estate Taxes

     Mall tenants pay real estate tax recoveries based upon a pro-rata share of the expense, less major and developed outparcel tenant contributions. The pass-through is based upon pro-rata share of gross occupied area (GLOA).

HVAC/Utilities

     Tenants are separately metered and have their own roof top heating/cooling units. Therefore, the mall owner does not charge this expense.

Miscellaneous Income

     Sources of miscellaneous revenues include temporary kiosk rentals, forfeited security deposits, phone revenues, and interest income. Our forecast for these additional revenues is net of a provision for vacancy and credit loss. Overall, it is our assumption that these other revenues will increase by 2.0 percent per annum over the holding period.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Allowance for Vacancy and Credit Loss

     The investor of an income producing property is primarily interested in the cash revenues that an income-producing property is likely to produce annually over a specified period of time rather than what it could produce if it were always 100 percent occupied with all tenants paying rent in full and on time. It is normally a prudent practice to expect some income loss, either in the form of actual vacancy or in the form of turnover, non-payment or slow payment by tenants. We have reflected a 2.5 percent stabilized contingency for both stabilized and unforeseen vacancy and credit loss. Please note that this vacancy and credit loss provision is applied to all mall tenants equally.

     In this analysis we have also forecasted that there is a 70.0 percent probability that an existing tenant will renew their lease. Upon turnover, we have forecasted that rent loss equivalent to six months would be incurred to account for the time and/or costs associated with bringing space back on line. Thus, minimum rent as well as overage rent and certain other income has been reduced by this forecasted probability.

     We have calculated the effect of the total provision of vacancy and credit loss on the owned gross leasable area. Through the 10 years of this cash flow analysis, the total allowance for vacancy and credit loss, including provisions for downtime, ranges from a low of 8.87 percent of total potential gross revenues to a high of 15.33 percent (1996). On average, the total allowance for vacancy and credit loss over the 11 year projection period averages 10.16 percent of these revenues.


      ==================================================================
                               Total Rent Forecast
      ==================================================================
       Year     Physical Vacancy       Global Vacancy     Total Vacancy*
      ==================================================================
      1996               12.83%                2.50%              15.33%
      1997                8.85%                2.50%              11.35%
      1998                7.36%                2.50%               9.86%
      1999                6.81%                2.50%               9.31%
      2000                6.73%                2.50%               9.23%
      2001                6.69%                2.50%               9.19%
      2002                6.41%                2.50%               8.91%
      2003                6.37%                2.50%               8.87%
      2004                6.59%                2.50%               9.09%
      2005                6.73%                2.50%               9.23%
      2006                7.95%                2.50%              10.45%
      2007                8.60%                2.50%              11.10%
      Avg.                7.66%                2.50%              10.16%
      ==================================================================
      * Includes global vacancy provision for unseen vacancy and credit loss as well as weighted downtime provision of lease turnover.
      ==================================================================

     On balance, the aggregate deductions of all gross revenues reflected in this analysis are based upon overall long-term market occupancy levels and are considered what a prudent investor would allow for credit loss. The remaining sum is effective gross income which an informed investor may anticipate the subject property to produce. We believe this is reasonable in light of overall vacancy in this subject's market area as well as the current leasing structure at the subject.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Effective Gross Income - Retail Component

     In the initial full year of the investment, FY 1997, effective gross revenues ("Total Income" line on cash flow) are forecasted to amount to approximately $5,337,274, equivalent to $11.61 per square foot of total owned GLA.

================================================================================
               Effective Gross Revenue Summary - Retail Component
                 Initial Year of Investment - Fiscal Year 1997
================================================================================
                                   Aggregate Sum      Unit Rate     Income Ratio
================================================================================
    Potential Gross Income           $ 5,471,417        $11.90          100.0%
--------------------------------------------------------------------------------
Less: Vacancy and Credit Loss        ($  134,138)       ($0.29)           2.5%
--------------------------------------------------------------------------------
    Effective Gross income           $ 5,337,274        $11.61           97.5%
================================================================================

Expenses

     Total expenses incurred in the production of income from the subject property are divided into two categories reimbursable and non-reimbursable items. The major expenses which are reimbursable include real estate taxes, and common area maintenance. Non-reimbursable expenses associated with the subject property include certain general and administrative expenses, ownership's contribution to the merchants association/ marketing fund, management charges, and miscellaneous expenses. Other expenses include a reserve for the replacement of short-lived capital components, alteration costs associated with bringing space up to occupancy standards, leasing commissions, and a provision for capital expenditures.

     The various expenses incurred in the operation of the subject property have been estimated from information provided by a number of sources. We have reviewed the subject's component operating budget prepared by management. This information is provided in the Addenda. We have compared this information to published data which are available, as well as comparable expense information. Finally, this information has been tempered by our experience with other regional shopping centers.

Reimbursable Operating Expenses

     We have analyzed each item of expense individually and attempted to project what the typical investor in a property like the subject would consider reasonable, based upon informed opinion, judgment and experience. The following is a detailed summary and discussion of the reimbursable operating expenses incurred in the operation of the subject property during the initial year of the investment holding period.

     Common Area Maintenance - This expense category includes the annual cost of miscellaneous building maintenance contracts, recoverable labor and benefits, security, insurance, landscaping, cleaning and janitorial, exterminating, supplies, trash removal, exterior lighting, common area energy, gas and fuel, equipment rental, interest and depreciation, and other miscellaneous charges. As discussed, the standard lease agreement allows management to pass along the CAM expense to tenants on the basis of occupied area with the addition of a 15.0 percent administrative fee.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     Management has budgeted a stabilized common area maintenance expense of $1,131,989 in 1996, or $5.18 per square foot of mall GLA (218,704+/- square feet). This cost is summarized as follows:

             =============================================================
                                                           Per Sq.  Ft. of
             Budget Year              CAM Expense           Mall Shop GLA
             =============================================================
               1996                    $1,131,989              $5.18
             =============================================================

     Provided on the Facing Page chart is a comparison of CAM expense rates at other regional malls. As can be seen, common area maintenance costs range from $3.73 to $13.20 per square foot. The survey mean is $6.76. Other properties in the south reflect CAM expenses between $4.74 and $6.46 per square foot.

     Overall, we believe that CAM expense projections for the subject are reasonable. For our analysis, we have utilized a CAM expense of $1,115,718 in 1996 and grown this amount by 3.5 percent per annum in the ensuing years of the cash flow.

     Real Estate Taxes - The projected taxes to be incurred in 1996 are projected to be $291,116. As discussed, the standard recovery for this expense is charged on the basis of gross occupied area of non-anchor mall tenant GLA, less majors contributions. For a complete discussion of the subjects real estate taxes, please refer to the Real Property Taxes and Assessment section of the report.

Non-Reimbursable Expenses

     Total non-reimbursable expenses at the subject property are projected from accepted practices and industry standards. Again, we have analyzed each item of expenditure in an attempt to project what the typical investor in a property similar to the subject would consider reasonable, based upon actual operations, informed opinion, and experience. The following is a detailed summary and discussion of non-reimbursable expenses incurred in the operation of the subject property for the initial year. Expenses are forecasted to increase 3.5 percent per annum, through the remainder of the holding period.

     General and Administrative - Expenses related to the administrative aspects of the mall include costs particular to operation of the mall, including salaries, travel and entertainment, and dues and subscriptions. A provision is also made for professional services (legal and accounting fees and other professional consulting services). In 1996, we reflect general and administrative expenses of $89,334, or $0.41 per square foot of mall shop GLA.

     Marketing - These costs relate to ownership's contribution to the merchant association which is net of tenant contributions. In 1996, marketing costs are forecasted to amount to $38,986, or $0.18 per square foot.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     Miscellaneous - This catch-all category is provided for various miscellaneous and sundry expenses that ownership will typically incur. Such items as unrecovered repair costs, preparation of suites for temporary tenants, certain non-recurring expenses, expenses associated with maintaining vacant space, and bad debts in excess of our credit loss provision would be included here. In 1996, these miscellaneous items are forecasted to amount to $30,000.

     Management - The annual cost of managing the subject property is projected to be 3.0 percent of minimum and percentage rent. In the initial year of our analysis, this amount is shown to be $113,398. Alternatively, this amount is equivalent to approximately 2.1 percent of effective gross income. Our estimate is reflective of a typical management agreement with a firm in the business of providing professional management services. This amount is considered typical for a retail complex of this size. Our investigation into the market for this property type indicates an overall range of fees of 3 to 5 percent. Since we have reflected a structure where ownership separately charges leasing commissions, we have used the lower end of the range as providing for compensation for these services.

     Alterations - The principal component of this expense is ownership's estimated cost to prepare a vacant suite for tenant use. At the expiration of a lease, we have made a provision for the likely expenditure of some monies on ownership's part for tenant improvement allowances. In this regard, we have forecasted a cost of $10.00 per square foot for turnover space (initial cost growing at expense growth rate) weighted by our turnover probability of 30.0 percent. We have forecasted a rate of $2.00 per square foot for renewal (rollover) tenants, based on a renewal probability of 70.0 percent. The blended rate based on our 70/30 turnover probability is therefore $4.40 per square foot. These costs are forecasted to increase at our implied expense growth rate.

     Leasing Commissions - Leasing services have been included as part of an all inclusive management fees. However, within our analysis we have provided for each of these services separately. A typical leasing structure is $3.50 per square foot for new tenants and $1.50 per square foot for renewal tenants. These rates are increased by $0.50 and $0.25 per square foot, respectively, every five years. This structure implies a payout up front at the start of a lease. The cost is weighted by our 70/30 percent renewal/turnover probability. Thus, upon lease expiration, a leasing commission charge of $2.10 per square foot would be incurred.

     Replacement Reserves - It is customary and prudent to set aside an amount annually for the replacement of short-lived capital items such as the roof, parking lot and certain mechanical items. The repairs and maintenance expense category has historically included some capital items which have been passed through to the tenants. This appears to be a fairly common practice among most malls. However, we feel that over a holding period some repairs or replacements will be needed that will not be passed on to the tenants. For purposes of this report, we have estimated an expense of approximately $0.20 per square foot of owned GLA during the first year ($91,991), thereafter increasing by our expense growth rate.

================================================================================

                                                                        CUSHMAN&
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================


     Capital Repairs - We have allocated an additional capital funding of $100,000 per year to allow for periodic renovation of common areas.


Expense Growth Rates - Retail Component

     Expense growth rates are generally forecasted to be more consistent with inflationary trends than with competitive market forces. The Winter 1995 Cushman & Wakefield survey of regional malls found the low and high mean from each respondent to be 3.75 percent. The Fourth Quarter 1995 Korpacz survey reports that the range in expense growth rates runs from 3.0 percent to 5.0 percent with an average of 3.98 percent, down 13 basis points from one year ago. Expenses are forecasted to grow by 3.5 percent per annum over the remainder of the holding period.

Net Income/Net Cash Flow - Retail Component



     The total expenses of the subject property, including alterations, commissions, capital expenditures, and reserves, are annually deducted from total income, thereby leaving a residual net operating income or net cash flow to the investors in each year of the holding period before debt service. In the initial year of investment, the net operating income is forecasted to be equal to approximately $3.61 million which is equivalent to 67.6 percent of effective gross income. Deducting other expenses including capital items results in a net cash flow before debt service of approximately $2.96 million.


================================================================================
                                OPERATING SUMMARY
                           INITIAL YEAR OF INVESTMENT
================================================================================
                              Aggregate Sum      Unit Rate*     Operating Ratio
================================================================================
Effective Gross Income        $5,337,274          $11.60           100.0%
Operating Expenses            $1,728,193          $ 3.76            32.4%
Net Operating Income          $3,609,081          $ 7.85            67.6%
Other Expenses                $  646,825          $ 1.41            12.1%
Cash Flow                     $2,962,256          $ 6.44            55.5%
================================================================================
      *    Based on total owned GLA of 459,957
================================================================================

Investment Parameters

     After projecting the income and expense components of the subject property, investment parameters must be set in order to forecast property performance over the holding period. These parameters include the selection of capitalization rates (both initial and terminal) and application of the appropriate discount or yield rate, also referred to as the internal rate of return (IRR).

================================================================================

                                                                        CUSHMAN&
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Selection of Capitalization Rates

     Overall Capitalization Rate

     The overall capitalization rate bears a direct relationship between net operating income generated by the real estate in the initial year of investment (or initial stabilized year) and the value of the asset in the marketplace. Overall rates are also affected by the existing leasing schedule of the property, the strength or weakness of the local rental market, the property's position relative to competing properties, and the risk/return characteristics associated with competitive investments.

     For retail properties, the trend has been for rising capitalization rates. We feel that much of this has to do with the quality of the product that has been selling. Sellers of the better performing dominant Class A malls have been unwilling to waver on their pricing. Many of the malls which have sold over the past 18 to 24 months are found in less desirable second or third tier locations or represent turnaround situations with properties that are posed for expansion or remerchandising. With fewer buyers for the top performing assets, sales have been somewhat limited.


================================================================================
                          Overall Capitalization Rates
                               Regional Mall Sales
================================================================================
Year                  Range                   Mean         Basis Point Change
================================================================================
1988              5.00% - 8.00%               6.16%                --
1989              4.58% - 7.26%               6.05%               -11
1990              5.06% - 9.11%               6.33%               +28
1991              5.60% - 7.82%               6.44%               +11
1992              6.00% - 7.97%               7.31%               +87
1993              7.00% -10.10%               7.92%               +61
1994              6.98% -10.29%               8.37%               +45
1995              7.47% -11.10%               9.14%               +79
================================================================================

     The data above shows that, with the exception of 1989, the average cap rate has shown a rising trend each year Between 1988 and 1989, the average rate declined by 11 basis points. This was partly a result of dramatically fewer transactions in 1989 as well as the sale of Woodfield Mall at a reported cap rate of 4.58 percent. In 1990, the average cap rate jumped 28 basis points to
6.33 percent. Among the 16 transactions we surveyed that year, there was a marked shift of investment criteria upward, with additional basis point risk added due to the deteriorating economic climate for commercial real estate. Furthermore, the problems with department store anchors added to the perceived investment risk.

     Much of the buying over the past 18 to 24 months has been opportunistic acquisitions involving properties selling near or below replacement cost. Many of these properties have languished due to lack of management focus or expertise, as well as a limited ability to make the necessary capital commitments for growth. As these opportunities become harder to find, we believe that investors will again begin to focus on the stable returns of the dominant Class A product.

     The Cushman & Wakefield's Winter 1995 survey reveals that going-in cap rates for regional shopping centers range between 7.0 and 9.0 percent with a low average of 7.47 and

================================================================================

                                                                        CUSHMAN&
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

high average of 8.25 percent, respectively; a spread of 78 basis points. Generally, the change in average capitalization rates over the Spring 1995 survey shows that the low average decreased by 3 basis points, while the upper average increased by 15 points. Terminal, or going-out rates are now averaging
8.17 and 8.83 percent, representing a decrease of 22 basis points and 23 basis points, from Spring 1995 averages.



========================================================================================================================
                                           Cushman & Wakefield Valuation Advisory Services
                                            National Investor Survey - Regional Malls (%)
========================================================================================================================
Investment                 Winter 1994                        Spring 1996                         Winter 1995
                 -------------------------------------------------------------------------------------------------------
Parameters             Low              High              LOW              High              LOW                High
========================================================================================================================
OAR/Going-in      6.50 - 9.50      7.50 - 9.50        7.00 - 8.50      7.50 - 8.50       7.00 - 8.00        7.50 - 9.00
                      7.6              8.4                7.50             8.1               7.47               8.25
------------------------------------------------------------------------------------------------------------------------
OAR/Terrninal     7.00 - 9.50      7.50 - 10.50       7.50 - 8.75      8.00 -  9.25     7.00 - 9.00         8.00 - 10.00
                      8.0              8.8                7.95             8.6              8.17                8.83
------------------------------------------------------------------------------------------------------------------------
     IRR         10.00 - 11.50    10.00 - 13.00      10.00 - 11.50    11.00 - 12.00    10.00 - 11.50       10.50 - 12.00
                     10.5             11.5               10.70            11.4             10.72               11.33
========================================================================================================================


     The Fourth Quarter 1995 Peter F. Korpacz survey finds that cap rates have remained relatively stable. They recognize that there is extreme competition for the few premier malls that are offered for sale which should exert downward pressure on rates. However, most of the available product is B or C quality which are not attractive to most institutional investors. The survey did, however, note a dramatic change for the top tier investment category of 20 to 30 true "trophy" assets in that investors think it is unrealistic to assume that cap rates could fall below 7.0 percent.



====================================================================================================
                          NATIONAL REGIONAL MALL MARKET
                               FOURTH QUARTER 1995
====================================================================================================
        KEY INDICATORS                      CURRENT                  LAST
     Free & Clear Equity IRR                QUARTER                 QUARTER              YEAR AGO
----------------------------------------------------------------------------------------------------
RANGE                                    10.00%-14.00%           10.00%-14.00%         10.00%-14.00%
AVERAGE                                       11.55%                11.55%                 11.60%
----------------------------------------------------------------------------------------------------
CHANGE (Basis Points)                             -                    0                      -5
----------------------------------------------------------------------------------------------------
Free & Clear Going-in Cap Rate
----------------------------------------------------------------------------------------------------
RANGE                                    6.25%-11.00%            6.25%-11.00%          6.25%-11.00%
AVERAGE                                       7.86%                  7.84%                  7.73%
----------------------------------------------------------------------------------------------------
CHANGE (Basis Points)                             -                   +2                      +13
----------------------------------------------------------------------------------------------------
Residual Cap Rate
----------------------------------------------------------------------------------------------------
RANGE                                    7.00%-11.00%            7.00%-11.00%          7.00%-11.00%
AVERAGE                                       8.45%                  8.45%                  8.30%
----------------------------------------------------------------------------------------------------
CHANGE (Basis Points)                            -                    0                       +15
====================================================================================================
Source. Peter Korpacz Associates, Inc. - Real Estate Investor Survey Fourth Quarter - 1995
====================================================================================================


     As can be seen from the above, the average IRR has decreased by 5 basis points to 11.55 percent from one year ago. However, it is noted that this measure has been relatively stable over the past three months. The quarter's average initial free and clear equity cap rate rose 13 basis points to 7.86 percent from a year earlier, while the residual cap rate increased 15 basis points to 8.45 percent.

================================================================================

                                                                        CUSHMAN&
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     Most retail properties that are considered institutional grade are existing, seasoned centers with good inflation protection that offer stability in income and are strongly positioned to the extent that they are formidable barriers to new competition. Equally important are centers which offer good upside potential after face-lifting, renovations, or expansion. With new construction down substantially, owners have accelerated renovation and re-merchandising programs. Little competition from over-building is likely in most mature markets within which these centers are located. Environmental concerns and "no-growth" mentalities in communities are now serious impediments to new retail development.

     Finally, investors have recognized that the retail landscape has been fundamentally altered by consumer lifestyles changes, industry consolidations and bankruptcies. This trend was strongly in evidence as the economy enters 1996 in view of the wave of retail chains whose troublesome earnings are forcing major restructures or even liquidations. (The reader is referred to the National Retail Overview in the Addenda of this report). Trends toward more casual dress at work and consumers growing pre-occupation with their leisure and home lives have created the need for refocused leasing efforts to bring those tenants to the mall that help differentiate them from the competition. As such, entertainment, a loosely defined concept, is one of the most common directions malls have taken. A trend toward bringing in larger specialty and category tenants to the mall is also in evidence. The risk from an owners standpoint is finding that mix which works the best.

     Nonetheless, the cumulative effect of these changes has been a rise in rates as investors find it necessary to adjust their risk premiums in their underwriting.

     Based upon this discussion, we are inclined to group and characterize regional malls into the general categories following:

     Cap Rate Range      Category

     7.0% to 7.5%        Top 20 to 25+ malls in the country.

     7.5% to 8.5%        Dominant Class A investment grade property, high
                         sales levels, relatively good health ratios, excellent demographics (top 50 markets), and considered to present a significant barrier to entry within its trade area.


================================================================================

                                                                        CUSHMAN&
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Income Approach
================================================================================

     8.5% to 10.5%       Somewhat broad characterization of investment
                         quality properties ranging from primary MSAs to second tier cities. Properties at the higher end of the scale are probably somewhat vulnerable to new competition in their market.

     10.5% to 12.0%      Remaining product which has limited appeal or
                         significant risk which will attract only a smaller, select group of investors.

Conclusion - Initial Capitalization Rate

     Based upon our analysis of the subject property, we have developed a going-in capitalization rate for the property. The following points summarize some of our thinking:

     o Golden East Crossing is a good quality, investment grade mall which is the dominant retail property in the Rocky Mount North Carolina region.

     o Trade area demographics are stable, with potential for growth in population, households, and income.

     o Area income levels are low, however, continued remerchandising and the current strong anchor mix will continue to produce a strong customer draw to the property. The anchor alignment is properly positioned for the trade area.

     On balance, we believe that a property with characteristics of the subject would potentially trade at an overall rate between 9.25 and 9.75 percent based upon stabilized net operating income.

     Terminal Capitalization Rate

     The residual cash flows generated annually by the subject property comprise only the first part of the return which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected investment holding period. Typically, investors will structure a provision in their analyses in the form of a rate differential over a going-in capitalization rate in projecting a future disposition price. The view is that the improvement is then older and the future is harder to visualize; hence a slightly higher rate is warranted for added risks in forecasting. On average, our rate survey shows a 38 basis point differential.

     Therefore, to the range of stabilized overall capitalization rates, we have added 50 basis points to arrive at a projected terminal capitalization rate ranging from 9.75 to 10.25 percent. This provision is made for the risk of maintaining a certain level of occupancy in the center, its level of revenue collection, the prospects of future competition, as well as the uncertainty of maintaining the forecasted growth rates over such a holding period. In our opinion, this range of terminal rates would be appropriate for the subject. Thus, this range of rates is applied to the following year's net operating income before reserves, capital expenditures, leasing commissions and alterations as it would be the first received by a new purchaser of the subject property. Applying a rate of say 10.00 percent for disposition, a current investor would dispose of the subject property at the end of the investment holding period for an amount of

================================================================================

                                                                        CUSHMAN&
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

approximately $48.9 million based on fiscal year 2007 net income of approximately $4.9 million.

     From the projected reversionary value to an investor in the subject property, we have made a deduction to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 3.0 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses including an allowance for alteration costs that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax the net proceeds of sale to be received by an investor in the subject property at the end of the holding period.


========================================================================================
                            Net Proceeds at Reversion
========================================================================================
                                           Less Costs of Sale and
Net Income FY 2007    Gross Sale Price   Miscellaneous Expenses @ 3.0%      Net Proceeds
========================================================================================
     $4,894,241          $48,942,410           ($1,468,272)                 $47,474,138
========================================================================================


Selection of Discount Rate

     The discounted cash flow analysis makes several assumptions which reflect typical investor requirements for yield on real property. These assumptions are difficult to directly extract from any given market sale or by comparison to other investment vehicles. Instead, investor surveys of major real estate investment funds and trends in bond yield rates are often cited to support such analysis.

     A yield or discount rate differs from an income rate, such as cash-on-cash (equity dividend rate), in that it takes into consideration all equity benefits, including the equity reversion at the time of resale and annual cash flow from the property. The internal rate of return is the single-yield rate that is used to discount all future equity benefits (cash flow and reversion) into the initial equity investment. Thus, a current estimate of the subject's present value may be derived by discounting the projected income stream and reversion year sale at the property's yield rate.

     Yield rates on long term real estate investments range widely between property types. As cited in Cushman & Wakefield's Winter 1995 survey, investors in regional malls are currently looking at broad rates of return between 10.0 and 12.00 percent, down slightly from our last two surveys. The indicated low and high means are 10.72 and 11.33 percent, respectively. Peter F. Korpacz reports an average internal rate of return of 11.55 percent for the Fourth Quarter 1995, down 5 basis points from the year ago level.

     The yield rate on a long term real estate investment can also be compared with yield rates offered by alternative financial investments since real estate must compete in the open market for capital. In developing an appropriate risk rate for the subject, consideration has been given to a number of different investment opportunities. The following is a list of rates offered by other types of securities.

================================================================================

                                      -99-
                                                                        CUSHMAN&
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================


                  =======================================================
                  Market Rates and Bond Yields 1%)              May, 1996
                  =======================================================
                     Reserve Bank Discount Rate                    5.00
                  -------------------------------------------------------
                     Prime Rate (Monthly Average)                  8.25
                  -------------------------------------------------------
                        3-Month Treasury Bills                     4.98
                  -------------------------------------------------------
                          U.S. 10-Year Notes                       6.90
                  -------------------------------------------------------
                          U.S. 30-Year Bonds                       6.95
                  -------------------------------------------------------
                           Telephone Bonds                         8.09
                  -------------------------------------------------------
                           Municipal Bonds                         6.21
                  =======================================================
                  Source: New York Times
                  =======================================================


     This compilation of yield rates from alternative investments reflects varying degrees of risk as perceived by the market. Therefore, a riskless level of investment might be seen in a three month treasury bill at 4.98 percent. A more risky investment, such as telephone bonds, would currently yield a much higher rate of 8.09 percent. The prime rate is currently 8.25 percent, while the discount rate is 5.00 percent. Ten year treasury notes are currently yielding around 6.90 percent, while 30-year bonds are at 6.95 percent.

     Real estate investment typically requires a higher rate of return (yield) and is much influenced by the relative health of financial markets. A retail center investment tends to incorporate a blend of risk and credit based on the tenant mix, the anchors that are included (or excluded) in the transaction, and the assumptions of growth incorporated within the cash flow analysis. An appropriate discount rate selected for a retail center thus attempts to consider the underlying credit and security of the income stream, and includes an appropriate premium for liquidity issues relating to the asset.

     There has historically been a consistent relationship between the spread in rates of return for real estate and the "safe" rate available through long-term treasuries or high-grade corporate bonds. A wider gap between return requirements for real estate and alternative investments has been created in recent years due to illiquidity issues, the absence of third party financing, and the decline in property values.

     Investors have suggested that the regional mall market has become increasingly "tiered" over the past two years. The country's premier malls are considered to have the strongest trade areas, excellent anchor alignments, and significant barriers of entry to future competitive supply. These and other "dominant" malls will have average mall shop sales above $300 per square foot and be attractive investment vehicles in the current market. It is our opinion that the subject would attract interest from institutional investors if offered for sale in the current marketplace. The subject is a well maintained asset that has no immediate area competition. It is unlikely that another mall will be built in its trade area for several years.

     Finally, application of these rate parameters to the subject should entail some sensitivity to the rate at which leases will be expiring over the projection period. A complete expiration report is included in the Addenda. We would also note that much of the risk factored into such an analysis is reflected in the assumptions employed within the cash flow model, including rent and sales growth, turnover, reserves, and vacancy provisions.

================================================================================

                                                                        CUSHMAN&
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     We have briefly discussed the investment risks associated with the subject. On balance, it is our opinion that an investor in the subject property would require an internal rate of return between 11.50 and 12.50 percent.

Present Value Analysis

     Analysis by the discounted cash flow method is examined over a holding period that allows the investment to mature, the investor to recognize a return commensurate with the risk taken, and a recapture of the original investment. Typical holding periods usually range from 10 to 20 years and are sufficient for the majority of institutional grade real estate such as the subject to meet the criteria noted above. In the instance of the subject, we have analyzed the cash flows anticipated over a ten year period commencing on June 1, 1996.

     A sale or reversion is deemed to occur at the end of the 10th year based upon capitalization of the following year's net operating income. This is based upon the premise that a purchaser in the 10th year is buying the following year's net income. Therefore, our analysis reflects this situation by capitalizing the first year of the next holding period.

     The present value is formulated by discounting the property cash flows at various yield rates. The yield rate utilized to discount the projected cash flow and eventual property reversion has been based on an analysis of anticipated yield rates of investors dealing in similar investments. The rates reflect acceptable expectations of yield to be achieved by investors currently in the marketplace shown in their current investment criteria and as extracted from comparable property sales.

     Cash Flow Assumptions

     Our cash flows forecasted for the property have been presented. To reiterate, the formulation of these cash flows incorporate the following general assumptions in our computer model:

     1. The pro forma is presented on a fiscal year basis commencing on June 1, 1996. The present value analysis is based on a 10 year holding period. This period reflects 9+/- years of stabilized operations.

     2. Existing lease terms and conditions remain unmodified until their expiration. At expiration, it has been assumed that there is a 70.0 percent probability that existing retail tenants will renew their lease. Executed and high probability pending leases have been assumed to be signed in accordance with negotiated terms as of the date of valuation.

     3. 1996 base date market rental rates have been established according to tenant size with consideration given to location, the specific merchandise category, as well as projected sales. Upon renewal, it is assumed that new leases are written for an average of 10 years with a rent step of 10.0 percent in year 6.

     4. Market rents have been established for 1996. Subsequently, it is our assumption that market rental rates for mall tenants will stay flat through 1997, increase 2 percent in 1998 and 3 percent per year thereafter.

================================================================================

                                                                        CUSHMAN&
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     5. Most retail tenants have percentage rent clauses providing for the payment of overage rent. In our analysis, we have forecasted that sales will grow by 2.0 percent in 1997 and 3.0 percent thereafter through the holding period.

     6. Expense recoveries are based upon terms specified in the various lease contracts. The standard lease contract for real estate taxes and common area maintenance billings for interior mall tenants is generally based upon a tenants pro rata share of occupied area.

     7. Income lost due to vacancy and non-payment of obligations has been based upon our turnover probability assumption as well as a global provision for credit loss of 2.5 percent.

     8. Specialty leasing and miscellaneous income consists of several categories. Specialty leasing is generated by the mall's temporary in-line tenant program which fill in during periods of downtime between permanent in-line tenants. Miscellaneous income is generated by chargebacks for tenant work, forfeited security deposits, telephones, etc. We have grown all miscellaneous revenues by 2.0 percent per annum.

     9. Operating expenses have been developed with management's budget from which we have recast certain expense items. Expenses have also been compared to industry standards as well as our general experience. Operating expenses are forecasted to increase by 3.5 percent per year except for management which is based upon a percentage of income. Taxes are forecasted to grow at 3.5 percent per year. Alteration costs are assumed to escalate at our forecasted expense inflation rate.

     10. A provision for initial capital reserves has been reflected. An alteration charge of $10.00 per square foot has been utilized for new mall tenants upon future rollover of space. Renewal tenants have been given an allowance of $2.00 per square foot. Leasing commissions reflect a rate structure of $3.50 per square foot for new leases and $1.50 per square foot for renewal leases.

     For a property such as the subject, it is our opinion that an investor would require an all cash discount rate in the range of 11.75 to 12.25 percent. Accordingly, we have discounted the projected future pre-tax cash flows to be received by an equity investor in the subject property to a present value so as to yield 11.75 to 12.25 percent at 25 basis point intervals on equity capital over the holding period. This range of rates reflects the risks associated with the investment. Discounting these cash flows over the range of yield and terminal rates now being required by participants in the market for this type of real estate places additional perspective upon our analysis. The holding period is deemed to run from June 1, 1996 through May 31, 2006. A valuation matrix for the subject appears on the following table:


     =========================================================================
                             Valuation Matrix (000)
     =========================================================================
     Terminal Cap Rate                         Discount Rate
     -------------------------------------------------------------------------
                              11.75%               12.00%               12.25%
     =========================================================================
        9.75%                $39,254              $38,648              $38,055
     -------------------------------------------------------------------------
       10.00%                $38,853              $38,256              $37,672
     -------------------------------------------------------------------------
       10.25%                $38,472              $37,883              $37,307
     =========================================================================


================================================================================

                                                                        CUSHMAN&
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

     Through such a sensitivity analysis, it can be seen that the prospective value of the subject property varies from approximately $37.3 to $39.3 million. Giving consideration to all of the characteristics of the subject previously discussed, we feel that a prudent investor would require a yield which falls near the middle of the range outlined above for this property. Accordingly, we believe that based upon all of the assumptions inherent in our cash flow analysis, an investor would look toward as IRR around 12.00 percent and a terminal rate around 10.00 percent as being most representative of the subject's value in the market.

     In view of the analysis presented here, it becomes our opinion that the discounted cash flow analysis indicates a market value of $38.3 million for the subject property as of June 1, 1996. The indices of investment generated through this indicated value conclusion are shown on the following chart:


               ==========================================================
                                Investment Indices
               ==========================================================
                   Equity Yield (IRR)                        12.00%
               ----------------------------------------------------------
               Overall Capitalization Rate                   9.43%
               ----------------------------------------------------------
                Price/SF of Owned GLA                        $83.27
               ----------------------------------------------------------
               *   Calculated fiscally by PRO-JECT +Plus     ($3,609,081)

               **  Based upon 459,957+/- SF
               ==========================================================

     We note that the computed equity yield is not necessarily the true rate of return on equity capital. This analysis has been performed on a pre-tax basis. The tax benefits created by real estate investment will serve to attract investors to a pre-tax yield which is not the full measure of the return on capital.

Direct Capitalization

     To further support our value conclusion derived via the discounted cash flow analysis, we have also utilized the direct capitalization method. In direct capitalization an overall rate is applied to the net operating income of the subject property. In this case, we will again consider the indicated overall rates from the comparable sales in the Sales Comparison Approach as well as those rates established in our Investor Survey. The sales displayed in our summary charts developed overall rates ranging from 7.47 to 11.10 percent in 1995. The mean was 7.92 percent for 1993 transactions, 8.37 percent for 1994 sales, and 9.14 percent for 1995.

     In view of all of the above, we would anticipate that the subject would trade at an overall rate of between 9.25 and 9.75 percent. Applying this rate to net operating income before reserves and alterations and other expenses for the subject of $3,609,081 results in a value range of $37,016,215 to $39,017,092 for the subject. Thus, we are inclined to conclude at a stabilized value for the subject property via direct capitalization of $38,000,000 as of June 1, 1996.

================================================================================

                                                                        CUSHMAN&
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                    RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

     Application of the Sales Comparison, and Income Approaches used in the valuation of the subject property has produced results which fall within a reasonably acceptable range. Restated, these are:


               ==========================================================
                        Methodology               Market Value Conclusion
               ==========================================================
               Cost Approach                                         N/A
               ----------------------------------------------------------
               Sales Comparison Approach
               ----------------------------------------------------------
                       Owned Mail Portion      $37,000,000 to $39,000,000
               ----------------------------------------------------------
                       Vacant Outparcels                       $1,045,000
               ----------------------------------------------------------
               Income Approach
                     Discounted Cash Flow                     $38,300,000
                    Direct Capitalization                     $38,000,000
               ==========================================================

     Each approach is well supported by data extracted from the market. There are, however, strengths and weaknesses in each of these approaches which require reconciliation before a final conclusion of value can be rendered.

Cost Approach

     The Cost Approach is based on the principle of substitution which maintains that a prudent purchaser will not pay more for a property than the cost to construct an equally desirable substitute property. It is best applied to a property where improvements to the site are new or of a special design and use, The estimation of replacement cost new and developers profit requires judgment, based upon cost services and interviews. The land value estimate was based on a subjective exercise that essentially equated the acquisition costs of the site together with the expended physical costs with value. Some limitations do exist with this approach when estimating a future value. The cost approach was not employed in this analysis due to the difficulty in estimating accrued depreciation, as well as the fact that properties such as the subject are not traded on a cost/value basis.

Sales Comparison Approach

     The Sales Comparison Approach arrived at a value indicted for the property by analyzing historical arms-length transaction, reducing the gathered information to common units of comparison, adjusting the sale data for differences with the subject and interpreting the results to yield a meaningful value conclusion. The basis of these conclusions was the cash-on-cash return based on net income and the adjusted price per square foot of gross leasable and net rentable area sold. An analysis of the subject on the basis of its implicit sales multiple was also utilized.

     The process of comparing historical sales data to assess what purchasers have been paying for similar type properties is weak in estimating future expectations. Although the unit sale price yields comparable conclusions, it is not the primary tool by which the investor market for a property like the subject operates. In addition, no two properties are alike with respect to quality of construction, location, market segmentation and income profile. As such, subjective judgment necessarily becomes a part of the comparative process. The usefulness of this approach is that it interprets specific investor parameters established in their analysis and ultimate purchase of a property. In light of the above, the writers are of the opinion that this methodology is best suited as support for the conclusions of the Income Approach. It does

================================================================================

                                                                        CUSHMAN&
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                    Reconciliation and Final Value Estimate
================================================================================

provide useful market extracted rates of return such as overall rates to simulate investor behavior in the Income Approach.

Income Approach

     Discounted Cash Flow Analysis

     The subject property is highly suited to analysis by the discounted cash flow method as it will be bought and sold in investment circles. The focus on property value in relation to anticipated income is well founded since the basis for investment is profit in the form of return or yield on invested capital. The subject property, as an investment vehicle, is sensitive to all changes in the economic climate and the economic expectations of investors. The discounted cash flow analysis may easily reflect changes in the economic climate of investor expectations by adjusting the variables used to qualify the model. In the case of the subject property, the Income Approach can analyze existing leases, the probabilities of future rollovers and turnovers and reflect the expectations of overage rents. Essentially, the Income Approach can model many of the dynamics of a complex property. The writers have considered the results of the discounted cash flow analysis because of the applicability of this method in accounting for the particular characteristics of the property, as well as being the tool used by many purchasers.

Capitalization

     Direct capitalization has its basis in capitalization theory and uses the premise that the relationship between income and sales price may be expressed as a rate or its reciprocal, a multiplier. This process selects rates derived from the marketplace, in much the same fashion as the Sales Comparison Approach, and applies this to a projected net operating income to derive a sale price. The weakness here is the idea of using one year of cash flow as the basis for calculating a sale price. This is simplistic in its view of expectations and may sometimes be misleading. If the year chosen for the analysis of the sale price contains an income stream that is over or understated, this error is compounded by the capitalization process. For this reason, Direct Capitalization has not received primary emphasis in our selection of the market value for the subject.

Conclusions

     We have briefly discussed the applicability of each of the methods presented. Because of certain vulnerable characteristics in the Sales Comparison Approach, it has been used as supporting evidence and as a final check on the value conclusion indicated by the Income Approach methodology. The value exhibited by the Income Approach is consistent with the leasing profile of the property. Overall, it indicates complimentary results with the Sales Comparison Approach, the conclusions being supportive of each method employed, and neither range being extremely high or low in terms of the other.

================================================================================

                                                                        CUSHMAN&
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES

                                         Reconciliation and Final Value Estimate
================================================================================

     As a result of our analysis, we have formed an opinion that the market value of the leased fee estate in the referenced property, including the fee simple estate in the three outparcels, subject to the assumptions, limiting conditions, certifications, and definitions, as of June 1, 1996, was:
                           THIRTY NINE MILLION DOLLARS
                                   $39,000,000



================================================================================

                                                                        CUSHMAN&
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W' means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. This is a Summary Appraisal Report which is intended to comply with the reporting requirements set forth under Standards Rule 2-2)b) of the Uniform Standards of Professional Appraisal Practice for a Summary Appraisal Report. As such, it presents only summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraiser's opinion of value. Supporting documentation concerning the data, reasoning, and analyses is retained in the appraiser's file. The depth of discussion contained in this report is specific to the needs of the client and for the intended use stated below. The appraiser is not responsible for unauthorized use of this report. We are providing this report as an update to our last analysis which was prepared as of January 1, 1995. As such, we have primarily reported only changes to the property and its environs over the past year.

2. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

3. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

4. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.


================================================================================

                                                                        CUSHMAN&
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        Assumptions and Limiting Conditions
================================================================================

5. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&Ws prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

6. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

7. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

================================================================================

                                                                        CUSHMAN&
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        Assumptions and Limiting Conditions
================================================================================

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

================================================================================

                                                                        CUSHMAN&
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                 CERTIFICATION OF APPRAISAL
================================================================================

     We certify that, to the best of our knowledge and belief:

1. Douglas C. Holowink inspected the property. Richard W. Latella has reviewed and approved the report, but did not inspect the property.

2.   The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, Richard W. Latella has completed the requirements of the continuing education program of the Appraisal Institute.


/s/ Douglas C. Holowink                           /s/ Richard W. Latella
-----------------------                           ----------------------
Douglas C. Holowink                               Richard W. Latella, MAI
Director                                          Senior Director
Valuation Advisory Services                       Retail Valuation Group
State of North Carolina
Temporary Privilege/Certification No. TG-297


================================================================================

                                                                        CUSHMAN&
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    ADDENDA
================================================================================




                         NATIONAL RETAIL MARKET ANALYSIS

             STATE OF NORTH CAROLINA TEMPORARY PRIVILEGE CERTIFICATE

                1994 & 1995 OPERATING STATEMENTS AND 1996 BUDGET

                                    RENT ROLL

                         PRO-JECT+ LEASE ABSTRACT REPORT

                          PRO-JECT+ ASSUMPTIONS REPORT

                        PRO-JECT+ TENANT REGISTER REPORT

                        PRO-JECT+ LEASE EXPIRATION REPORT

                             ENDS FULL DATA REPORTS

                             MALL SALES (1991-1994)

                       CUSHMAN & WAKEFIELD INVESTOR SURVEY

                           APPRAISERS' QUALIFICATIONS


================================================================================

                         ===============================
                         National Retail Market Analysis
                         ===============================

                                             NATIONAL RETAIL MARKET OVERVIEW
================================================================================

Introduction

     Shopping centers constitute the major form of retail activity in the United States today. Approximately 55 percent of all non-automotive retail sales occur in shopping centers. It is estimated that consumer spending accounts for about two-thirds of all economic activity in the United States. As such, retail sales patterns have become an important indicator of the country's economic health.

     During the period 1980 through 1995, total retail sales in the United States increased at a compound annual rate of 6.16 percent. Data for the period 1990 through 1995 shows that sales growth has slowed to an annual average of
4.93 percent. This information is summarized an the following chart. The Commerce Department reports that total retail sales fell three-tenths of a percent in January 1996.


================================================================================
                              Total U.S. Retail Sales (1)
================================================================================
             Year                Amount (Billions)           Annual Change
================================================================================
             1980                       $ 957,400                     N/A
--------------------------------------------------------------------------------
             1985                       $1,375,027                    N/A
--------------------------------------------------------------------------------
             1990                       $1,844,611                    N/A
--------------------------------------------------------------------------------
             1991                       $1,855,937                   .61%
--------------------------------------------------------------------------------
             1992                       $1,951,589                 5.15%
--------------------------------------------------------------------------------
             1993                       $2,074,499                 6.30%
--------------------------------------------------------------------------------
             1994                       $2,236,966                 7.83%
--------------------------------------------------------------------------------
             1995                       $2,346,577                 4.90%
--------------------------------------------------------------------------------
 Compound Annual Growth Rate
           1980-1995                                              +6.16%
--------------------------------------------------------------------------------
       CAGR: 1990 - 1995                                          +4.93%
--------------------------------------------------------------------------------
     (1)1985 - 1995 data reflects recent revisions by the U.S. Department of
             Commerce: Combined Annual and Revised Monthly Retail Trade.
================================================================================
     Source: Monthly Retail Trade Reports Business Division, Current Business
             Reports, Bureau of the Census, U.S. Department of Commerce.
================================================================================


     The early part of the 1990s was a time of economic stagnation and uncertainty in the country. The gradual recovery, which began as the nation crept out of the last recession, has shown some signs of weakness as corporate downsizing has accelerated. But as the recovery period reaches into its fifth year and the retail environment remains volatile, speculation regarding the nation's economic future remains. It is this uncertainty which has shaped recent consumer spending patterns.

Personal Income and Consumer Spending

     Americans' personal income advanced by six-tenths of a percent in December, which helped raise income for all of 1995 by 6.1 percent, the highest gain since
6.7 percent in 1990. This growth far outpaced the 2.5 percent in 1994 and 4.7 percent in 1993. Reports for February 1996 however, reported that income grew at an annual rate of eight-tenths of a percent, the biggest gain in thirteen months, and substantially above January's anemic growth rate of one-tenth of a percent.

================================================================================

                                            National Retail Market Overview
================================================================================

     Consumer spending is another closely watched indicator of economic activity. The importance of consumer spending is that it represents two-thirds of the nation's economic activity. Total consumer spending rose by 4.8 percent in 1995, slightly off of the 5.5 percent rise in 1994 and 5.8 percent in 1993. These increases followed a significant lowering on unemployment and bolstered consumer confidence. The Commerce Department reported that spending rose at a
1.1 percent annual pace, the largest gain in two years, in February 1996, led by a sharp increase in automobile sales.

Unemployment Trends

     The Clinton Administration touts that its economic policy has dramatically increased the number of citizens who have jobs. Correspondingly, the nation's unemployment rate continues to decrease from its recent peak in 1992. Selected statistics released by the Bureau of Labor Statistics are summarized as follows:


============================================================================================
                         Selected Employment Statistics
============================================================================================
              Civilian Labor Force                        Employed
==========================================================================
              Total Workers                   Total Workers                     Unemployment
    Year(1)        (000)          % Change          (000)          % Change         Rate
============================================================================================
    1990           124,787              7           117,914              5              5.5
--------------------------------------------------------------------------------------------
    1991           125,303              4           116,877            -.9              6.7
--------------------------------------------------------------------------------------------
    1992           126,982            1.3           117,598             .6              7.4
--------------------------------------------------------------------------------------------
    1993           128,040             .8           119,306            1.5              6.8
--------------------------------------------------------------------------------------------
    1994           131,056            2.4           123,060            3.1              6.1
--------------------------------------------------------------------------------------------
    1995           132,337            .98           124,926            1.5              5.6
--------------------------------------------------------------------------------------------
    CAGR                             1.18                              1.16
  1990-1995
--------------------------------------------------------------------------------------------
(1) Year ending December 31
============================================================================================
Source.                                 Bureau of Labor Statistics U.S. Department of Labor
============================================================================================

     During 1995, the labor force increased by 1,281,000 or approximately 1.0 percent. Correspondingly, the level of employment increased by 1,866,000 or 1.5 percent. As such, the year end unemployment rate dropped by five-tenths of a percent to 5.6 percent. For 1995, monthly job growth averaged 144,000. On balance, over 8.0 million jobs have been created since the recovery began. Evidence of continued strengthening continues into 1996 with first quarter job growth averaging 206,000. At the end of March 1996 the nation's unemployment rate stood at 5.6 percent.

Housing Trends

     Housing starts were down in 1995 by 7 percent from 1994 with 1.35 million units started. This compared with 1.46 million units in 1994 and 1.29 million in 1993. Single-family starts totaled 1.07 million units in 1995, down 10 percent from 1994. Multi-family starts, however, reversed this trend with their second consecutive yearly increase to 277,000 units.

================================================================================

                                            National Retail Market Overview
================================================================================

     For 1995, sales of new homes slipped nine-tenths of a percent to 664,000 from 670,000 in 1994. This was the lowest level since 610,000 new homes were sold in 1992. In a surprise to most analysts, new home sales rose by 4.2 percent in January 1996 to a seasonally adjusted annual rate of 693,000. The 381,000 homes for sale represented a supply of six to seven months, the highest since 1980. The median new home price of new homes sold in the first nine months of 1995 was $132,000. The median was $130,000 for all of 1994. The Commerce Department reported that construction spending rose 2.9 percent in October to an annual rate of $207.7 billion, compared to $217.9 billion in all of 1994.

     The home ownership rate seems to be rising, after remaining stagnant over the last decade. For 1995, the share of households that own their homes was 64.8 percent, compared to 64.0 percent for a year earlier. Lower mortgage rates are cited as a factor.

Gross Domestic Product

     The report on the gross domestic product (GDP) showed that output for goods and services expanded at an annual rate of just .9 percent in the fourth quarter of 1995. Overall, the economy gained 2.0 percent in 1995, the weakest showing in four years since the 1991 recession. The .5 percent rise in the fourth quarter was much slower than the 1.7 percent expected by most analysts. The Fed sees the U.S. economy expanding at a 2.0 to 2.25 percent pace during 1996 which is in-line with White House forecasts.

     The following chart cites the annual change in real GDP since 1990.


                    ======================================
                                    Real GDP
                    ======================================
                    Year                          % Change
                    ======================================
                    1990                               1.2
                    --------------------------------------
                    1991                               -.6
                    --------------------------------------
                    1992                               2.3
                    --------------------------------------
                    1993                               3.1
                    --------------------------------------
                    1994                               4.1
                    --------------------------------------
                    1995                               2.0
                    --------------------------------------
                    *Reflects new chain weighted system of
                     measurement. Comparable 1994 measure
                     would be 3.5 %
                    ======================================
                    Source:                         Bureau
                           of Economic Analysis
                    ======================================

Consumer Prices

     The Bureau of Labor Statistics has reported that consumer prices rose by only 2.5 percent in 1995, the fifth consecutive year in which inflation was under 3.0 percent. This was the lowest rate in nearly a decade when the overall rate was 1.1 percent in 1986. All sectors were down substantially in 1995 including the volatile health care segment which recorded inflation of only 3.9 percent, the lowest rate in 23 years.

===============================================================================

                                            National Retail Market Overview
================================================================================

     The following chart tracks the annual change in the CPI since 1990.

                    ===============================================
                                 Consumer Price Index (1)
                    ===============================================
                    Year                 CPI               % Change
                    ===============================================
                    1990                 133.8                 6.1
                    -----------------------------------------------
                    1991                 137.9                 3.0
                    -----------------------------------------------
                    1992                 141.9                 2.9
                    -----------------------------------------------
                    1993                 145.8                 2.7
                    -----------------------------------------------
                    1994                 149.7                 2.7
                    -----------------------------------------------
                    1995                 153.5                 2.5
                    ===============================================
                    (1) All Urban Workers
                    ===============================================
                    Source:                        Dept. of Labor
                            Bureau of Labor Statistics
                    ===============================================

Other Indicators

     The governments main economic forecasting gauge, the Index of Leading Economic Indicators is intended to project economic growth over the next six months. The Conference Board, an independent business group, reported that the index soared 1.3 percent in February 1996, the biggest jump in 20 years. It has become apparent that the Federal Reserve's conservative monetary policy has had an effect on the economy and some economists are calling for a further reduction in short term interest rates. In recent months, evidence has been mounting that the economy is in the midst of a pick-up.

     The Conference Board also reported that consumer confidence rebounded in February 1996, following reports suggesting lower inflation. The board's index of consumer confidence rose 9 points to 97 over January when consumers worried about the government shutdown, the stalemate over the Federal budget and the recent flurry of layoff announcements by big corporations.

     In another sign of increasingly pinched household budgets, consumers sharply curtailed new installment debt in September 1995, when installment credit rose $5.4 billion, barely half as much as August. Credit card balances increased by $2.8 billion, the slimmest rise of the year. For the twelve months through September 1995, outstanding credit debt rose 13.9 percent, down from a peak of 15.3 percent in May. Still, installment debt edged to a record 18.8 percent of disposable income, indicating that consumers may be reaching a point of discomfort with new debt.

     The employment cost index is a measure of overall compensation including wages, salaries and benefits. In 1995 the index rose by only 2.9 percent, the smallest increase since 1980. This was barely ahead of inflation and is a sign of tighter consumer spending over the coming year. However, the productivity of American workers grew 1.1 percent in 1995, the largest gain since a 3.2 percent advance in 1992. Productivity is a key element in measuring the standard of living since increased efficiency allows businesses to increase workers compensation without having to raise prices.

================================================================================

                                            National Retail Market Overview
================================================================================

Economic Outlook

     The WEFA Group, an economic consulting company, opines that the current state of the economy is a "central bankers" dream, with growth headed toward the Fed's 2.5 percent target, accompanied by stable if not falling inflation. They project that inflation will remain in the 2.5 to 3.0 percent range into the foreseeable future. This will have a direct influence on consumption (consumer expenditures) and overall inflation rates (CPI).

     Potential GDP provides an indication of the expansion of output, real incomes, real expenditures, and the general standard of living of the population. WEFA estimates that real U.S. GDP will grow at an average annual rate between 2.0 and 2.5 percent over the next year and at 2.3 percent through 2003 as the output gap is reduced between real GDP and potential GDP. After 2003, annual real GDP growth will moderate, tapering to 2.2 percent per annum.

     Consumption expenditures are primarily predicated on the growth of real permanent income, demographic influences, and changes in relative prices over the long term. Changes in these key variables explain much of the consumer spending patterns of the 1970s and mid- 1980s, a period during which baby boomers were reaching the asset acquisition stages of their lives; purchasing automobiles and other consumer and household durables. Increases in real disposable income supported this spending spurt with an average annual increase of 2.9 percent per year over the past twenty years. Real consumption expenditures increased at an average annual rate of 3.1 percent during the 1970s and by an average of 4.0 percent from 1983 to 1988. WEFA projects that consumption expenditure growth will slow to 2.0 percent per year by 2006 as a result of slower population growth and aging. It is also projected that the share of personal consumption expenditures relative to GDP will decline over the next decade. Consumer spending as a share of GDP peaked in 1986 at 67.4 percent after averaging about 63.0 percent over much of the post-war period. WEFA estimates that consumption's share of aggregate output will decline to 64.5 percent by 2003 and 62.7 percent by 2018.

Retail Sales

     In their publication, NRB/Shopping Centers Today 1994 Shopping Center Census, the National Research Bureau reports that overall retail conditions continued to improve for the third consecutive year in 1994. Total shopping center sales increased 5.5 percent to $851.3 billion in 1994, up from $806.6 billion in 1993. The comparable 1993 increase was 5.0 percent. Retail sales in shopping centers (excluding automotive and gasoline service station sales) now account for about 55.0 percent of total retail sales in the United States.

     Total retail sales per square foot have shown positive increases over the past three years, rising by 8.7 percent from approximately $161 per square foot in 1990, to $175 per square foot in 1994. It is noted that the increase in productivity has exceeded the increase in inventory which bodes well for the industry in general. This data is summarized on the following table.

================================================================================

                                            National Retail Market Overview
================================================================================


                       Selected Shopping Center Statistics
                                    1990-1994
=====================================================================================================================
                                                                                                   %         Compound
                                                                                                 Change       Annual
                                       1990        1991        1992       1993        1994       1990-93      Growth
=====================================================================================================================
Retail Sales in Shopping Centers      $706.40      $716.90     $768.20    $806.60     $851.30     20.5%         4.8%
---------------------------------------------------------------------------------------------------------------------
Total Leasable Area                       4.4          4.6         4.7        4.8         4.9     11.4%         2.7%
---------------------------------------------------------------------------------------------------------------------
Unit Rate                             $160.89      $157.09     $164.20    $169.08     $175.13      8.7%         2.1%
=====================================================================================================================
*    Billions of Dollars

**   Billions of Square Feet
=====================================================================================================================
 Source:       National Research Bureau
=====================================================================================================================


     To put retail sales patterns into perspective, the following discussion highlights key trends over the past few years.

o As a whole, 1993 was a good year for most of the nation's major retailers. Sales for the month of December were up for most, however, the increase ranged dramatically from 1.1 percent at Kmart to 13.3 percent at Sears for stores open at least a year. It is noted that the Sears turnaround after years of slippage was unpredicted by most forecasters.

o With the reporting of December 1994 results, most retailers posted same store gains between 2.0 and 6.0 percent. The Goldman Sachs Retail Composite Comparable Store Sales Index, a weighted average of monthly same store sales of 52 national retail companies rose 4.5 percent in December. The weakest sales were seen in women's apparel, with the strongest sales reported for items such as jewelry and hard goods. Most department store companies reported moderate increases in same store sales, though largely as a result of aggressive markdowns. Thus, profits were negatively impacted for many companies.

o For 1995, specialty apparel sales were lackluster at best, with only .4 percent comparable sales growth. This is of concern to investors since approximately 30.0 percent of a mall's small shop space is typically devoted to apparel tenants. Traditional department stores experienced 3.4 percent same store growth in 1995, led by Dillard's 5.0 percent increase. Mass merchants' year- to-year sales increased by 6.7 percent in 1994, driven by Sears' 7.9 percent increase. Mass merchants account for 35.0 to
     55.0 percent of the anchors of regional malls and their resurgence bodes well for increased traffic at these centers.

================================================================================

                                            National Retail Market Overview
================================================================================

o Sales at the nation's largest retailer chains saw reasonably good increases in March 1996, following the worst December sales figures since the 1990-91 recession in 1995. Same store sales were generally up due to the effects of Easter in almost all sectors, although some specialty apparel retailers continue to experience problems. Some chains were able to report increases in sales but this generally came about through substantial discounting. As such, profits are going to suffer and with many retailers being squeezed for cash, 1996 is expected to be a period of continued consolidations and bankruptcy. In March, discounters and off-price merchants like Target, Ross and TJX Company did particularly well. The Goldman Sachs composite index of same store sales grew by 4.2 percent in March 1996, compared to a .3 percent drop for March 1995.

     Provided on the following chart is a summary of overall and same store sales growth for selected national merchants for the most recent period.


================================================================================
                  Same Store Sales for the Month of March 1996
================================================================================
                                           % Change From Previous Year
                                           -------------------------------------
      Name of Retailer                     Overall             Same Store Basis
================================================================================
           Wal-Mart                           +16.0%                     + 6.4%
--------------------------------------------------------------------------------
            Kmart                             - 1.0%                          -
--------------------------------------------------------------------------------
 Sears, Roebuck & Company                     +10.0%                     + 6.8%
--------------------------------------------------------------------------------
         J.C. Penney                          + 1.0%                     - 1.0%
--------------------------------------------------------------------------------
 Dayton Hudson Corporation                    +16.0%                     + 8.7%
--------------------------------------------------------------------------------
   May Department Stores                      +17.0%                     + 9.0%
--------------------------------------------------------------------------------
Federated Department Stores                   +12.0%                     + 6.1%
--------------------------------------------------------------------------------
       The Limited Inc.                       +16.0%                     + 8.0%
--------------------------------------------------------------------------------
           Gap Inc.                           +32.0%                     +13.0%
--------------------------------------------------------------------------------
          Ann Taylor                          + 9.0%                     - 7.0%
================================================================================
Source:                       New York Times
================================================================================

     The outlook for retail sales growth is one of cautious optimism. Some analysts point to the fact that consumer confidence has resulted in increases in personal debt which may be troublesome in the long run. Consumer loans by banks rose 13.9 percent in the twelve months that ended on September 30, 1995. But data gathered by the Federal Reserve on monthly payments suggest that debt payments are not taking as big a bite out of income as in the late 1980s, largely because of the record refinancings at lower interest rates in recent years and the efforts by many Americans to repay debts.

GAFO and Shopping Center Inclined Sales

     In a true understanding of shopping center dynamics, it is important to focus on both GAFO sales or the broader category of Shopping Center Inclined Sales. These types of goods comprise the overwhelming bulk of goods and products carried in shopping centers and department stores and consist of the following categories:

================================================================================

                                            National Retail Market Overview
================================================================================

     o    General merchandise stores including department and other stores;

     o    Apparel and accessory stores;

     o    Furniture and home furnishing stores; and

     o    Other miscellaneous shoppers goods stores.

     Shopping Center Inclined Sales are somewhat broader and include such classifications as home improvement and grocery stores.

     Total retail sales grew by 7.8 percent in the United States in 1994 to $2.237 trillion, an increase of $162 billion over 1993. This followed an increase of $125 billion over 1992. Automobile dealers captured $69+/- billion of total retail sales growth last year, while Shopping Center Inclined Sales accounted for nearly 40.0 percent of the increase ($64 billion). GAFO sales increased by $38.6 billion. This group was led by department stores which posted an $18.0 billion increase in sales. The following chart summarizes the performance for this most recent comparison period.


================================================================================
                        Retail Sales by Major Store Type
                                1993-1994 ($MIL.)
================================================================================
                                                                      1993-1994
Store Type                         1994                 1993           % Change
--------------------------------------------------------------------------------
GAFO:
General Merchandise             $  282,541           $  264,617            6.8%
Apparel & Accessories              109,603              107,184            2.3%
Furniture & Furnishings            119,626              105,728           13.1%
Other GAFO                          80,533               76,118            5.8%
--------------------------------------------------------------------------------
GAFO Subtotal                   $  592,303           $  553,647            7.0%
--------------------------------------------------------------------------------
Convenience Stores:
Grocery                         $  376,330           $  365,725            2.9%
Other Food                          21,470               19,661            9.2%
--------------------------------------------------------------------------------
Subtotal                        $  397,800           $  385,386            3.2%
Drug                                81,538               79,646            2.4%
--------------------------------------------------------------------------------
Convenience Subtotal            $  479,338           $  465,031            3.1%
--------------------------------------------------------------------------------
Other
Home Improvement &
  Building Supplies Stores      $  122,533           $  109,604           11.8%
Shopping Center-Inclined        $1,194,174           $1,128,282            5.8%
Subtotal                           526,319              456,890           15.2%
Automobile Dealers                 142,193              138,299            2.8%
Gas Stations                       228,351              213,663            6.9%
Eating and Drinking Places         145,929*             137,365*           6.2%
All Other
--------------------------------------------------------------------------------
Total Retail Sales              $2,236,966           $2,074,499            7.8%
================================================================================
* Estimated sales
================================================================================
Source: U.S. Department of Commerce and Dougal M. Casey: Retail Sales and
        Shoppinq Center Development Through The Year 2000 (ICSC White Paper)
================================================================================


================================================================================

                                            National Retail Market Overview
================================================================================

     GAFO sales grew by 7.0 percent in 1994 to $592.3 billion, led by furniture and furnishings which grew by 13.1 percent. From the above it can be calculated that GAFO sales accounted for 26.5 percent of total retail sales and nearly 50.0 percent of all shopping center - inclined sales.

     The International Council of Shopping Centers (ICSC) publishes a Monthly Mall Merchandise Index which tracks sales by store type for more than 400 regional shopping centers. The index shows that sales per square foot rose by
1.8 percent to $256 per square foot in 1994. The following chart identified the most recent year-end results.

===============================================================================

                                            National Retail Market Overview
================================================================================


================================================================================
                           Index Sales per Square Foot
                            1993-1994 Percent Change
Store Type                                   1994          1993      ICSC Index
================================================================================
GAFO:
Apparel & Accessories:
Women's Ready-To-Wear                        $189          $196          - 3.8%
Women's Accessories and Specialties           295           283          + 4.2%
Men's and Boy's Apparel                       231           239          - 3.3%
Children's Apparel                            348           310          +12.2%
Family Apparel                                294           292          + 0.4%
Women's Shoes                                 284           275          + 3.3%
Men's Shoes                                   330           318          + 3.8%
Family Shoes                                  257           252          + 1.9%
Shoes (Misc.)                                 340           348          - 2.2%
SUBTOTAL                                     $238          $238           -0.2%
--------------------------------------------------------------------------------
Furniture & Furnishings:
Furniture & Furnishings                      $267          $255          + 4.5%
Home Entertainment & Electronics              330           337          - 2.0%
Miscellaneous                                 291           282          + 3.3%
SUBTOTAL                                     $309          $310          - 0.3%
--------------------------------------------------------------------------------
Other GAFO:
Jewelry                                      $581          $541          + 7.4%
Other                                         258           246          + 4.9%
SUBTOTAL                                     $317          $301          + 5.3%
TOTAL GAFO                                   $265          $261          + 1.6%
NON-GAFO
FOOD:
Fast Food                                    $365          $358          + 2.0%
Restaurants                                   250           245          + 2.2%
Other                                         300           301          - 0.4%
SUBTOTAL                                     $304          $298          + 1.9%
--------------------------------------------------------------------------------
OTHER NON-GAFO:
Supermarkets                                 $236          $291          -18.9%
Drug/HBA                                      254           230          +10.3%
Personal Services                             264           253          + 4.1%
Automotive                                    149           133          +12.2%
Home Improvement                              133           127          + 4.8%
Mail Entertainment                             79            77          + 3.2%
Other Non-GAFO Miscellaneous                  296           280          + 5.7%
SUBTOTAL                                     $192          $188          + 2.4%
TOTAL NON-GAFO                               $233          $228          + 2.5%
TOTAL                                        $256          $252          + 1.8%
================================================================================
Note:                              Sales per square foot numbers are rounded to
          whole dollars. Three categories illustrated here have limited representation in the ICSC sample: Automotive, +12.2%; Home Improvement, +4.8%; and Supermarkets, -18.9%.
================================================================================
Source:                                U.S. Department of Commerce and Dougal M.
Casey.
================================================================================

     GAFO sales have risen relative to household income. In 1990 these sales represented 13.9 percent of average household income. By 1994 they rose to 14.4 percent. Projections through 2000 show a continuation of this trend to 14.7 percent. On average, total sales were equal to nearly 55.0 percent of household income in 1994.

================================================================================

                                            National Retail Market Overview
================================================================================


==========================================================================================================
   Determinants of Retail Sales Growth and U.S. Retail Sales by Key Store Type
==========================================================================================================
                                                1990                   1994                   2000 (P)
==========================================================================================================
Determinants
Population                                      248.700,000            260,000,000            276,200,000
Households                                       91,900,000             95,700,000            103,700,000
Average Household Income                       $     37,400           $     42,600           $     51,600
Total Census Money Income                      $  3.4 Tril.           $  4.1 Tril.           $  5.4 Tril.
----------------------------------------------------------------------------------------------------------
% Allocation* of Income to Sales
GAFO Stores                                            13.9%                  14.4%                  14.7%
Convenience Stores                                     12.9%                  11.7%                  10.7%
Home Improvement Stores                                 2.8%                   3.0%                   3.3%
Total Shopping Center-Inclined Stores                  29.6%                  29.1%                  28.8%
Total Retail Stores                                    54.3%                  54.6%                  52.8%
----------------------------------------------------------------------------------------------------------
Sales ($Billion)
GAFO Stores                                    $        472           $        592           $        795
Convenience Stores                                      439                    479                    580
Home Improvement Stores                                  95                    123                    180
Total Shopping Center-Inclined Stores          $      1,005           $      1,194           $      1,555
TOTAL RETAIL SALES                             $      1,845           $      2,237           $      2,850
==========================================================================================================
Note:                                       Sales and income figures are for the full year; population and household figures are as of April 1 in each respective year. P = Projected.
==========================================================================================================
Source:                                         U.S. Census of Population, 1990; U.S. Bureau of the Census
              Current Population Reports: Consumer Income P6-168, 174, 180, 184 and 188, Berna Miller with
              Linda Jacobsen, "Household Futures", American Demographics, March 1995; Retail Trade sources already cited; and Dougal M. Casey: ICSC White Pager
==========================================================================================================

     GAFO sales have risen at a compound annual rate of approximately 6.8 percent since 1991 based on the following annual change in sales.

                              ==============================
                              1990/91                   2.9%
                              ------------------------------
                              1991/92                   7.0%
                              ------------------------------
                              1992/93                   6.6%
                              ------------------------------
                              1993/94                   7.0%
                              ==============================

     According to a recent study by the ICSC, GAFO sales are expected to grow by
5.0 percent per annum through the year 2000, which is well above the 4.1 percent growth for all retail sales. This information is presented in the following chart.

================================================================================

                                            National Retail Market Overview
================================================================================


===============================================================================================
              Retail Sales in the United States by Major Store Type
===============================================================================================
                                             1994          2000(P)           Percent Change
                                                                                       Compound
Store Type                            ($ Billions)    ($ Billions)         Total         Annual
===============================================================================================
GAFO:
General Merchandise                        $  283          $  370          30.7%           4.6%
Apparel & Accessories                         110             135          22.7%           3.5%
Furniture/Home Furnishings                    120             180          50.0%           7.0%
Other Shoppers Goods                           81             110          35.8%           5.2%
-----------------------------------------------------------------------------------------------
GAFO Subtotal                              $  592          $  795          34.3%           5.0%
-----------------------------------------------------------------------------------------------
CONVENIENCE GOODS:
Food Stores                                $  398          $  480          20.6%           3.2%
Drugstores                                     82             100          22.0%           3.4%
-----------------------------------------------------------------------------------------------
Convenience Subtotal                       $  479          $  580          21.1%           3.2%
-----------------------------------------------------------------------------------------------
Home Improvement                              123             180          46.3%           6.6%
-----------------------------------------------------------------------------------------------
Shopping Center-inclined Subtotal          $1,194          $1,555          30.2%           4.5%
-----------------------------------------------------------------------------------------------
All Other                                   1,043           1,295          24.2%           3.7%
-----------------------------------------------------------------------------------------------
Total                                      $2,237          $2,850          27.4%           4.1%
===============================================================================================
Note:                                     P =  Projected. Some figures rounded.
===============================================================================================
Source:                                   U.S. Department of Commerce, Bureau of the Census and
         Dougal M. Casey.
===============================================================================================

     In considering the six-year period January 1995 through December 2000, it may help to look at the six-year period extending from January 1989 through December 1994 and then compare the two time spans.

     Between January 1989 and December 1994, shopping center-inclined sales in the United States increased by $297 billion, a compound growth rate of 4.9 percent. These shopping center-inclined sales are projected to increase by $361 billion between January 1995 and December 2000, a compound annual growth rate of
4.5 percent. GAFO sales, however, are forecasted to increase by 34.3 percent or
5.0 percent per annum.

Industry Trends

     According to the National Research Bureau, there were a total of 41,235 shopping centers in the United States at the end of 1995. During this year, 867 new centers opened, an 18.0 percent increase over the 735 that opened in 1994. This followed a 1O percent increase in 1994. The greatest growth came in the small center category (less than 100,000 square feet) where 551 centers were constructed. In terms of GLA added, new construction in 1995 was up 2.2 percent resulting in an addition of 106.2 million square feet of GLA from approximately
4.86 billion to 4.97 billion square feet. In other important trends, the development of regional and super-regional malls hit a three year high in 1995 with the opening of eight centers, twice as many as in 1994. This boosted the nation's total of regionals to 301 and super-regionals to 380. Power and community center development in 1995 was up 17.9 percent in terms of the number of centers opening. The following chart highlights trends over the period 1987 through 1995.

================================================================================

                                           National Retail Market Overview
================================================================================


=================================================================================================================================
                                                    Census Data: 9-Year Trends
=================================================================================================================================
                                           Total              Average        Average        % Change                   % Increase
             No. of        Total           Sales              GLA per        Sales per     In Sales          New        In Total
Year         Centers        GLA          (Billions)           Center         Sq. Ft.        per Sq. Ft.     Centers     Centers
=================================================================================================================================
1987          30,641   3,722,957,095   $ 602,294,426         121,502         $161.78         2.41%          2,145        7.53%
---------------------------------------------------------------------------------------------------------------------------------
1988          32,563   3,947,025,194   $ 641,096,793         121,212         $162.43         0.40%          1,922        6.27%
---------------------------------------------------------------------------------------------------------------------------------
1989          34,683   4,213,931,734   $ 682,752,628         121,498         $162.02        -0.25%          2,120        6.51%
---------------------------------------------------------------------------------------------------------------------------------
1990          36,515   4,390,371,537   $ 706,380,618         120,235         $160.89        -0.70%          1,832        5.28%
---------------------------------------------------------------------------------------------------------------------------------
1991          37,975   4,563,791,215   $ 716,913,157         120,179         $157.09        -2.37%          1,460        4.00%
---------------------------------------------------------------------------------------------------------------------------------
1992          38,966   4,678,527,428   $ 768,220,248         120,067         $164.20         4.53%            991        2.61%
---------------------------------------------------------------------------------------------------------------------------------
1993          39,633   4,770,760,559   $ 806,645,004         120,373         $169.08         2.97%            667        1.71%
---------------------------------------------------------------------------------------------------------------------------------
1994          40,368   4,860,920,056   $ 851,282,088         120,415         $175.13         3.58%            735        1.85%
---------------------------------------------------------------------------------------------------------------------------------
1995          41,235   4,967,160,331   $ 893,814,776         120,460         $179.94         2.75%            867        2.15%
---------------------------------------------------------------------------------------------------------------------------------
Compound
Annual
Growth        +3.78%            +3.67%              +5.06%       -.11%         +1.34%         N/A             N/A         N/A
=================================================================================================================================
Source:        National Research Bureau Shopping Center Database and Statistical Model


     From the chart we see that both total GLA and total number of centers have increased at a compound annual rate of approximately 3.7 percent since 1987. New construction was up 2.2 percent in 1995, a slight increase over 1994 but still well below the peak year 1987 when new construction increased by 7.5 percent. California was by far the most active state with 139 new centers opening, followed by North Carolina (64) and Florida (53).

     Among the 41,235 centers in 1995, the following breakdown by size can be shown.

========================================================================================
                    U.S. Shopping Center Inventory, YE December 1995
========================================================================================
                                  Number of Centers             Square Feet (Millions)
                               ---------------------------------------------------------
 Size Range (SF)               Amount         Percent          Amount            Percent
========================================================================================
Under    100,000               26,001           63.1%          1,266.9            25.5%
100,001- 200,000                9,974           24.2%          1,367.9            27.5%
200,001- 400,000                3,345            8.1%            886.2            17.8%
400,001- 800,000                1,234            3.0%            668.7            13.5%
800,001- 1,000,000                301             .7%            271.0             5.5%
Over    1,000,000                 380             .9%            486.4             9.8%
       Total                   41,235          100.0%          4,967.2           100.0%
========================================================================================
Source:                                          National Research Bureau (some numbers
                                                 slightly rounded).


     According to the National Research Bureau, total sales in shopping centers have grown at a compound rate of 5.06 percent since 1987. With sales growth outpacing new construction, average sales per square foot have been showing positive increases since the last recession. Aggregate sales were up 5.5 percent nationwide from $851.3 billion (1994) to $893.8 billion (1995). In 1995, average sales were $179.94 per square foot, up nearly 2.7 percent over 1994 and 1.34 percent (compound growth) over the past several years. The biggest gain came in the super-regional category (more than 1.0 million square feet) where sales were up 4.10 percent to $201.05 per square foot.


================================================================================

                                            National Retail Market Overview
================================================================================

     The following chart tracks the change in average sales per square foot by size category between 1993 and 1995.

==========================================================================================================================
                                          Sales Trends by Size Category
                                                   1993-1995
==========================================================================================================================
                                           Average  Sales Per Square  Foot                    % Change
                                     -------------------------------------------------------------------------------------
        Category                      1993              1994             1995           1994-95        1993-95
==========================================================================================================================
 Less than    100,000 SF             $193.10          $199.70          $204.94           +2.6%          +3.0%
--------------------------------------------------------------------------------------------------------------------------
 100,001 to   200,000 SF             $156.18          $161.52          $166.00           +2.8%          +3.1%
--------------------------------------------------------------------------------------------------------------------------
 200,001 to   400,000 SF             $147.57          $151.27          $153.96          +11.8%          +2.1%
--------------------------------------------------------------------------------------------------------------------------
 400,001 to   800,000 SF             $157.04          $163.43          $168.21           +2.9%          +3.5%
--------------------------------------------------------------------------------------------------------------------------
 800,001 to 1,000,000 SF             $194.06          $203.20          $210.40           +3.5%          +4.1%
--------------------------------------------------------------------------------------------------------------------------
 More than  1,000,000 SF             $183.90          $193.13          $201.05           +4.1%          +4.6%
--------------------------------------------------------------------------------------------------------------------------
           Total                     $169.08          $175.13          $179.94          +2.75%          +3.2%
==========================================================================================================================
*  Compound Annual Change
==========================================================================================================================
Source:     National Research Bureau
==========================================================================================================================

     Empirical data shows that the average GLA per capita is increasing. In 1995, the average for the nation was 18.9. This was up 17 percent from 16.1 in 1988 and more recently, 18.7 square feet per capita in 1994. Among states, Arizona surpassed Florida and now has the highest GLA per capita with 28.1 square feet. South Dakota has the lowest at 9.08 square feet. Per capita GLA for regional malls (defined as all centers in excess of 400,000 square feet) has also been rising from 5.0 in 1988 to 5.5 in 1995. This information is presented on the following chart.

           ==========================================================
                                 GLA per Capita
           ==========================================================
           Year                    All Centers         Regional Malls
           ==========================================================
           1988                           16.1                   5.0
           ----------------------------------------------------------
           1989                           17.0                   5.2
           ----------------------------------------------------------
           1990                           17.7                   5.3
           ----------------------------------------------------------
           1991                           18.1                   5.3
           ----------------------------------------------------------
           1992                           18.3                   5.5
           ----------------------------------------------------------
           1993                           18.5                   5.5
           ----------------------------------------------------------
           1994                           18.7                   5.4
           ----------------------------------------------------------
           1995                           18.9                   5.5
           ==========================================================
           Source:                                     International
                    Council of Shopping Center: The Scope of The
                    Shopping Center Industry and National Research Bureau

     The Urban Land Institute, in the 1995 edition of Dollars and Cents of Shopping Centers, reports that vacancy rates range from a low of 2.0 percent in neighborhood centers to 14.0 percent for regional malls. Super-regional malls reported a vacancy rate of 7.0 percent and community centers were 4.0 percent based upon their latest survey.


================================================================================

                                            National Retail Market Overview
================================================================================

     The retail industry's importance to the national economy can also be seen in the level of direct employment. According to F.W. Dodge, the construction information division of McGraw- Hill, new projects in 1994 generated $2.6 billion in construction contract awards and supported 41,600 jobs in construction trade and related industries. This is nearly half of the construction employment level of 95,360 for new shopping center development in 1990. It is estimated that 10.18 million people are now employed in shopping centers, equal to about one of every nine non-farm workers in the country. This is up 2.9 percent over 1991.

Market Shifts - Contemporary Trends in the Retail Industry

     During the 1980s, the department store and specialty apparel store industries competed in a tug of war for consumer dollars. Specialty stores emerged largely victorious as department store sales steadily declined as a percentage of total GAFO sales during the decade, slipping from 47.0 percent in 1979 to 44.0 percent in 1989. During this period, many anchor tenants teetered from high debt levels incurred during speculative takeovers and leveraged buyouts of the 1980s. Bankruptcies and restructuring, however, have forced major chains to refocus on their customer and shed unproductive stores and product lines. At year end 1994, department store sales, as a percentage of GAFO sales, were approximately 37.5 percent.

     The continued strengthening of some of the major department store chains, including Sears, Federated/Macy's, May and Dayton Hudson, is in direct contrast to the dire predictions made by analysts about the demise of the traditional department store industry. This has undoubtedly been brought about by the heightened level of merger and acquisition activity in the 1980s which produced a burdensome debt structure among many of these entities. When coupled with reduced sales and cash flow brought on by the recession, department stores were unable to meet their debt service requirements.

     Following a round of bankruptcies and restructurings, the industry has responded with aggressive cost-cutting measures and a focused merchandising program that is decidedly more responsive to consumer buying patterns. The importance of department stores to mall properties is tantamount to a successful project since the department store is still the principal attraction that brings patrons to the center.

     On balance, 1994/95 was a continued period of transition for the retail industry. Major retailers achieved varying degrees of success in meeting the demands of increasingly value conscious shoppers. Since the onset of the national economic recession in mid-1990, the retail market has been characterized by intense price competition and continued pressure on profit margins. Many national and regional retail chains have consolidated operations, closed underperforming stores, and/or scaled back on expansion plans due to the uncertain spending patterns of consumers. Consolidations and mergers have produced a more limited number of retail operators, which have responded to changing spending patterns by aggressively repositioning themselves within this evolving market. Much of the recent retail construction activity has involved the conversion of existing older retail centers into power center formats, either by retenanting or through expansion. An additional area of growth in the retail sector is in the "supercenter" category, which consists of the combined grocery and department stores being developed by such companies as Wal-Mart and Kmart. These formats require approximately 150,000 to 180,000 square feet in order to carry the depth of merchandise necessary for such economies of scale and market penetration.

================================================================================

                                            National Retail Market Overview
================================================================================

     Some of the important developments in the industry over the past year can be summarized as follows:

     o The discount department store industry emerged as arguably the most volatile retail sector, lead by regional chains in the northeast. Jamesway, Caldor and Bradlees each filed for Chapter 11 within six months and Hills Stores is on the block. Jamesway is now in the process of liquidating all of its stores. Filene's Basement was granted relief from some covenant restrictions and its stock price plummeted. Ames, based in Rocky Hill, Connecticut, will close 17 of its 307 stores. Kmart continues to be of serious concern. Its debt has been downgraded to junk bond status. Even Wal-Mart, accustomed to double digit sales growth, has seen some meager comparable sales increases. These trends are particularly troubling for strips since these tenants are typical anchors.

     o The attraction of regional malls as an investment has diminished in view of the wave of consolidations and bankruptcies affecting in-line tenants. Some of the larger restructurings include Melville with plans to close up to 330 stores, sell Marshalls to TJX Companies, split into three publicly traded companies, and sell Wilsons and This End Up; Petrie Retail, which operates such chains as M.J. Carroll, G&G, Jean Nicole, Marianne and Stuarts, has filed for bankruptcy protection; Edison Brothers (Jeans West, J. Riggins, Oak Tree, 5-7-9 Shops, etc.) announced plans to close up to 500 stores while in Chapter 11; J. Baker intends to liquidate Fayva Shoe division (357 low-price family footwear stores); The Limited announced a major restructuring, including the sale of partial interests in certain divisions; Charming Shoppes will close 290 Fashion Bug and Fashion Bug Plus stores; Trans World Entertainment (Record Town) has closed 115 of its 600 mall shop locations. Other chains having trouble include Rickel Home Centers which filed Chapter 11; Today's Man, a 35 store Philadelphia based discount menswear chain has filed; nine subsidiaries of Fretta, including Dixon's, U.S. Holdings and Silo, filed Chapter 11; and Clothestime, also in bankruptcy will close up to 140 of its 540 stores. Merry-Go-Round, a chain that operates 560 stores under the names Merry-Go-Round, Dejaiz and Cignal is giving up since having filed in January 1994 and will liquidate its assets. Toys "R" Us has announced a global reorganization that will close 25 stores and cut the number of items it carries to 11,000 from 15,000. Handy Andy, a 50 year old chain of 74 home improvement centers which had been in Chapter 11, has decided to liquidate, laying off 2,500 people.

     o Overall, analysts estimate that 4,000 stores closed in 1995 and as many as 7,000 more will close in 1996. Mom-and-Pop stores, where 75 percent of U.S. retailers employ fewer than 10 people have been declining for the past decade. Dun and Bradstreet reports that retail failures are up 1.4 percent over Last year - most of them small stores who don't have the financial flexibility to renegotiate payment schedule.




================================================================================

                                            National Retail Market Overview
================================================================================

     o With sales down, occupancy costs continue to be a major issue facing many tenants. As such, expansion oriented retailers like The Limited, Ann Taylor and The Gap, are increasingly shunning mall locations for strip centers. This has put further pressure on mall operators to be aggressive with their rent forecasts or in finding replacement tenants.

     o While the full service department store industry led by Sears has seen a profound turnaround, further consolidation and restructuring continues. Woodward & Lothrop was acquired by The May Department Stores Company and JC Penney; Broadway Stores was acquired by Federated Department Stores; Elder Beerman has filed Chapter 11 and will close 102 stores; Steinbach Stores will be acquired by Crowley, Milner & Co.; Younkers will merge with Proffifts; and Strawbridge and Clothier has hired a financial advisor to explore strategic alternatives for this Philadelphia based chain.

     o Aside from the changes in the department store arena, the most notable transaction in 1995 involved General Growth Properties' acquisition of the Homart Development Company in a $1.85 billion year-end deal. Included were 25 regional malls, two current projects and several development sites. In November, General Growth arranged for the sale of the community center division to Developers Diversified for approximately $505 million. Another notable deal involved Rite Aid Corporation's announcement that it will acquire Revco Drug Stores in a $1.8 billion merger to form the nation's largest drug store company with sales of $11 billion and 4,500 +/- stores.

     o As of January 1, 1995 there were 311 outlet centers with 44.4 million square feet of space. Outlet GLA has grown at a compound annual rate of 18.1 percent since 1989. Concerns of over-building, tenant bankruptcies, and consolidations have now negatively impacted this industry as evidenced by the hit the outlet REIT stocks have taken. Outlet tenants have not been immune to the global troubles impacting retail sales as comparable store sales were down 3.1 percent through November 1995.

     o Category Killers and discount retailers have continued to drive the demand for additional space. In 1995, new contracts were awarded for the construction or renovation of 260 million square feet of stores and shopping centers, up from 173 million square feet in 1991 according to F.W. Dodge, matching the highest levels over the past two decades. It is estimated that between 1992 and 1994, approximately
          55.0 percent of new retail square footage was built by big box retailers. In 1994, it is estimated that they accounted for 80.0 percent of all new stores. Most experts agree that the country is over-stored. Ultimately, it will lead to higher vacancy rates and place severe pressure on aging, capital intensive centers. Many analysts predict that consolidation will occur soon in the office products superstores category where three companies are battling for market share - OfficeMax, Office Depot and Staples.



================================================================================

                                            National Retail Market Overview
================================================================================

     o Entertainment is clearly the new operational requisite for property owners and developers who are incorporating some form of entertainment into their designs. With a myriad of concepts available, ranging from mini-amusement parks to multiplex theater and restaurant themes, to interactive high-tech applications, choosing the right formula is a difficult task.

Investment Criteria and Institutional Investment Performance

     Investment criteria for mall properties range widely. Many firms and organizations survey individuals active in this industry segment in order to gauge their current investment criteria. These criteria can be measured against traditional units of comparison such as price (or value) per square foot of GLA and overall capitalization rates.

     The price that an investor is willing to pay represents the current or present value of all the benefits of ownership. Of fundamental importance is their expectation of increases in cash flow and the appreciation of the investment. Investors have shown a shift in preference to initial return, placing probably less emphasis on the discounted cash flow analysis (DCF). A DCF is defined as a set of procedures in which the quantity, variability, timing, and duration of periodic income, as well as the quantity and timing of reversions, are specified and discounted to a present value at a specified yield rate. Understandably, market thinking has evolved after a few hard years of reality where optimistic cash flow projections did not materialize. The DCF is still, in our opinion, a valid valuation technique that when property supported, can present a realistic forecast of a property's performance and its current value in the marketplace.

     Equitable Real Estate Investment Management, Inc. reports in their Emerging Trends in Real Estate - 1996 that their respondents give retail investments generally poor performance forecasts in their latest survey due to the protracted merchant shake-out which will continue into 1996. While dominant, Class A malls are still considered to be one of the best real estate investments anywhere, only 13.0 percent of the respondents recommended buying malls. Rents and values are expected to remain flat (in real terms) and no one disputes their contention that 15 to 20 percent of the existing malls nationwide will be out of business by the end of the decade. For those centers that will continue to reposition themselves, entertainment will an increasingly important part of their mix.

     Investors do cite that, after having been written off, department stores have emerged from the shake-out period as powerful as ever. The larger chains such as Federated, May and Dillard's, continue to acquire the troubled regional chains who find it increasingly difficult to compete against the category killers. Many of the nations largest chains are reporting impressive profit levels, part of which has come about from their ability to halt the double digit sales growth of the national discount chains. Mall department stores are aggressively reacting to power and outlet centers to protect their market share. Department stores are frequently meeting discounters on price.

     While power centers are considered one retail property type currently in a growth mode, most respondents feel that the country is over-stored and value gains with these types of centers will lag other property types, including malls, over five and ten year time frames.




================================================================================

                                            National Retail Market Overview
================================================================================


     The following chart summarizes the results of their current survey.

======================================================================================================
                                   Retail Property Ranking* and Forecasts
======================================================================================================
                            Investment Potential                           Predicted Value Gains
                           ----------------------                    --------------------------------
     Property Type                                       1996
                           Rating(1)    Ranking(2)  Rent Increase    1 Yr.       5 Yr*.      10 Yrs.
======================================================================================================
     Regional Malls          4.9          8th            2.0%         2%          20%          40%
-----------------------------------------------------------------------------------------------------
     Power Centers           5.3          6th            2.3%         1%          17%          32%
-----------------------------------------------------------------------------------------------------
Community Centers            5.4          5th            2.4%         2%          17%          33%
======================================================================================================
1                                         Scale of 1 to 10


2                                         Based on 9 property types
======================================================================================================


     The NCREIF Property Index represents data collected from the Voting Members of the National Council of Real Estate Investment Fiduciaries. As shown in the following table, data through the third quarter of 1995 shows that the retail index posted a positive 1.23 percent increase in total return. Increased competition in the retail sector from new and expanding formats and changing locational references has caused the retail index to trail all other property types. As such, the -2.01 percent decline in value reported by the retail subindex for the year were in line with investors' expectations.

================================================================================
                             Retail Property Returns
                                  NCREIF Index
                             Third Quarter 1995 (%)
================================================================================
  Period              Income      Appreciation     Total    Change in CPI
================================================================================
3rd Qtr. 1995          1.95           -.72          1.23           .46
--------------------------------------------------------------------------------
  One Year             8.05          -2.01          5.92          2.55
--------------------------------------------------------------------------------
 Three Years           7.54          -3.02          4.35          2.73
--------------------------------------------------------------------------------
 Five Years            7.09          -4.61          2.23          2.92
--------------------------------------------------------------------------------
  Ten Years            6.95            .54          7.52          3.53
================================================================================
Source:                   Real Estate Performance Report
                          National Council of Real Estate Investment Fiduciaries
================================================================================

     It is noted that the positive total return continues to be affected by the capital return component which has been negative for the last five years. However, as compared to the CPI, the total index has performed relatively well.

Real Estate Investment Trust Market (REITs)

     To date, the impact of REITs on the retail investment market has been significant, although the majority of Initial Property Offerings (IPOs) involving regional malls, shopping centers, and outlet centers did not enter the market until the latter part of 1993 and early 1994. It is noted that REITs have dominated the investment market for apartment properties and have evolved into a major role for retail properties as well.


================================================================================

                                            National Retail Market Overview
================================================================================

     As of November 30, 1995, there were 297 REITs in the United States, about
79.0 percent (236) which are publicly traded. The advantages provided by REITs, in comparison to more traditional real estate investment opportunities, include the diversification of property types and location, increased liquidity due to shares being traded on major exchanges, and the exemption from corporate taxes when 95.0 percent of taxable income is distributed.

     There are essentially three kinds of REITs which can either be "open-ended", or Finite- life (FREITs) which have specified liquidation dates, typically ranging from eight to fifteen years.

     o Equity REITs center around the ownership of properties where ownership interests (shareholders)receive the benefit of returns from the operating income as well as the anticipated appreciation of property value. Equity REITs typically provide lower yields than other types of REITs, although this lower yield is theoretically offset by property appreciation.

     o Mortgage REITs invest in real estate through loans. The return to shareholders is related to the interest rate for mortgages placed by the REIT.

     o Hybrid REITs combine the investment strategies of both the equity and mortgage REITs in order to diversify risk.

     The influx of capital into REITs has provided property owners with an significant alternative marketplace of investment capital and resulted in a considerably more liquid market for real estate. A number of "non-traditional" REIT buyers, such as utility funds and equity/income funds, established a major presence in the market during 1993/94.

     1995 was not viewed as a great year for REITs relative to the advances seen in the broader market. Through the end of November, equity REITs posted a
9.3 percent total return according to the National Association of Real Estate Investment Trusts (NAREIT). The best performer among equity REITs was the office sector with a 29.4 percent total return. This was followed by self-storage (27.3%), hotels (26.7%), triple-net lease (20.6%), and health care (18.8%). Two equity REIT sectors were in the red - outlet centers and regional malls.

Retail REITs

     As of November 30, 1995, there were a total of 47 REITs specializing in retail, making up approximately 16 percent of the securities in the REIT market. Depending upon the property type in which they specialize, retail REITs are divided into three categories: shopping centers, regional malls, and outlet centers. The REIT performance indices chart shown as Table A on the following page, shows a two-year summary of the total retail REIT market as well as the performance of the three composite categories.

================================================================================

                                            National Retail Market Overview
================================================================================



================================================================================
                     Table A - REIT Performance Indicies

--------------------------------------------------------------------------------
                       Y-T-D Total     Dividend    No. of REIT      Market
                        Return          Yield      Securities    Capitalization*
================================================================================
                                As of November 30,1995
--------------------------------------------------------------------------------
TOTAL RETAIL              0.49%          8.36%          47       $14,389.1

    Strip Centers         2.87%          8.14%          29       $ 8,083.3
    Regional Malls       -2.47%          9.06%          11       $ 4,886.1
    Outlet Centers       -2.53%          9.24%           6       $ 1,108.7

--------------------------------------------------------------------------------
                               As of November 30,1994

================================================================================
TOTAL RETAIL             -3.29%          8.35%          46       $12,913.1

    Strip Centers        -4.36%          7.98%          28       $ 7,402.7
    Regional Malls        2.84%          8.86%          11       $ 4,459.1
    Outlet Centers      -16.58%          8.74%           7       $ 1,051.4
--------------------------------------------------------------------------------
     *    Number reported in thousands.
          Source: Realty Stock Review

     As can be seen, the 47 REIT securities have a market capitalization of approximately $14.4 billion, up 11.5 percent from the previous year. Total returns were positive through November 1995, reversing the negative return for the comparable period 12 months earlier. It is noted that the positive return was the result of the strength of the shopping center REITs which constitute nearly 60 percent of the market capitalization. Total retail REITs dividend yields have remained constant over the last year at approximately 8.36 percent. Regional mall and shopping center REITs dominate the total market, making up approximately 85 percent of the 47 retail REITs.

     While many of the country's best quality malls and shopping centers have recently been offered in the public market, this heavily capitalized marketplace has provided sellers with an attractive alternative to the more traditional market for large retail properties.

Regional Mall REITs

     The accompanying exhibit Table B summarizes the basic characteristics of eight REITs and one publicly traded real estate operating company (Rouse Company) comprised exclusively or predominantly of regional mall properties. Excluding the Rouse Company (ROUS), the IPOs have all been completed since November 1992. The nine public offerings with available information have a total of 281 regional or super regional malls with a combined leasable area of approximately 229 million square feet. This figure represents more than 14.0 percent of the total national supply of this product type.


================================================================================

                                            National Retail Market Overview
================================================================================

was the star performer in 1995 with a 15 percent increase in its stock price following the acquisition of the Homart retail portfolio from Sears for $1.85 billion - the biggest real estate acquisition of the decade.

------------------------------------------------------------------------------------------------------------------------------------
Table B . REGIONAL MALL REIT ANALYSIS
Cushman & Wakefield, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  REIT PORTFOLIO                              CBL       CMW         EJD      GGP      MAC       ROUS       SPG      TCO       URS
                                             CBL &     Crown      Edward    General  Macerich   Rouse     Simon    Taubman   Urban
                                             Assoc.    Amercian  Debartolo  Growth   Company    Company  Property  Centers  Shopping
====================================================================================================================================

----------------
Company Overview
----------------

Total Retail Centers                            95        23        51        40        16        67        56        19        12
      -Super Regional Centers*                   5         1        28        14         4        27        21        16         7
      -Regional Centers                         11        22        23        25        10        27        35         3         2
      -Community Centers                        79        --        11         1         2        13        55        --         3
      -Other                                    --        --        --        --        --        --         3        --        --
Total Mall GLA**                            17,129    12,686    44,460    28,881    10,620    44,922    39,329    22,031     8,895
Total Mall Shop GLA**                        6,500     4,895    15,300    12,111        --    19,829    15,731     9,088     2,356
Avg. Total GLA/Center**                        180       552       872       722       664       670       702     1,160       741
Avg.  Mall Shop GLA/Center-                     68       213       300       303        --       296       281       478       196

------------------------------------------------------------------------------------------------------------------------------------

----------------
Mall Operations
----------------

Reporting Year                                1994      1994      1994      1994      1994      1994      1994      1994      1994
Avg Sales PSF of Mall GLA                     $226      $204      $260      $245      $262      $285      $259      $335      $348
Minimum Rent/Sales Ratio                       8.6%      7.1%      8.3%       --        --        --       6.8%     10.2%      8.1%
Total Occupancy Cost/Sales Ratio              12.2%     10.0%     12.4%       --      11.2%       --      10.2%     14.8%     11.7%
Mall Shop Occupancy Level                     88.7%     84.0%     85.0%     87.0%     92.9%       --      86.2%     86.6%     93.3%

------------------------------------------------------------------------------------------------------------------------------------

----------------
Share Prices
----------------

IPO Date                                  10/27/93    8/9/93   6/30/94   4/8/93    3/9/94      1966    12/26/93  11/18/92  10/6/93
IPO Price                                   $19.50    $17.25    $14.75    $22.00    $19.00        --    $22.25    $11.00    $23.50
Curtert Price (12/15/95)                    $21.63     $7.38    $13.00    $19.13    $19.75    $19.63    $25.13     $9.75    $21.75
52-Week High                                $22.00    $14.13    $15.13    $22.63    $21.88    $22.63    $26.00    $10.38    $22.50
52-Week Low                                 $17.38    $6.50     $12.00    $18.13    $19.25    $17.50    $22.50     $8.88    $18.75

------------------------------------------------------------------------------------------------------------------------------------

-----------------------
Capitalization & Yields
-----------------------

Outstancling Shares***                       30.20     36.85     89.60     43.37     31.45     47.87     95.64    125.85     21.19
Market Capitalization***                      $653      $272    $1,165      $830      $621      $940    $2,403    $1,227      $461
Annual Dividend                              $1.59     $0.80     $1.26     $1.72     $1.68     $0.80     $1.97     $0.88     $1.94
Dividend Yield (12/15/95)                     7.35%    10.84%     9.69%     8.99%     8.51%     4.08%     7.84%     9.03%     8.92%
FFO 1995****                                 $1.85     $1.50     $1.53     $1.96     $1.92     $1.92     $2.28     $0.91     $2.17
FFO Yield (12/15/95)                          8.55%    20.33%    11.77%    10.25%     9.72%     9.78%     9.07%     9.33%     9.98%
------------------------------------------------------------------------------------------------------------------------------------

Source: Salomon Bothers and Realty Stock Review; Annual Reports

     *    Super Regional Center (>= 800,000 Sq. Ft.).
     **   Numbers in thousands (OOO) includes malls only.
     ***  Nurnbers in millions.
     **** Funds From Operations is defined as net income (loss) before depreciation, amortization, other non-cash items, extraordinary items, gains or losses on sales of assests and before minority interests in the Operating Partnership.

------------------------------------------------------------------------------------------------------------------------------------


================================================================================
                                      -22-

                                            National Retail Market Overview
================================================================================

Shopping Center REITs

     Shopping center REITs comprise the largest sector of the retail REIT market accounting for 29 out of the total 47 securities. General characteristics of eight of the largest shopping center REITs are summarized on Table C. The public equity market capitalization of the eight companies totaled $6.1 billion as of December 15, 1995. The two largest, Kimco Realty Corp. and New Plan Realty Trust have a market capitalization equal to approximately 34.5 percent of the group total.

     While the regional mall and outlet center REIT markets struggled through 1995, shopping center REITs showed a positive November 30, 1995 year-to-date return of 2.87%. Through 1995, transaction activity in the national shopping center market has been moderate. Most of the action in this market is in the power center segment. As an investment, power centers appeal to investors and REITs because of the high current cash returns and long-term leases. However, with their popularity, the potential for overbuilding is high. Also creating skepticism within this market is the stability of several large discount retailers such as Kmart, and other discount department stores which typically anchor power centers. Shopping center REITs which hold numerous properties where struggling retailers are located are currently keeping close watch over these centers in the event of these anchor tenants vacating their space.

     Similar to the regional mall REITs, shopping center REITs have been publicly traded for only a short period and do not have a defined track record. While the REITs have been in existence for a relatively short period, the growth requirements of the companies should place upward pressure on values due to continued demand for new product.

================================================================================

                                           National Retail Market Overview
================================================================================

Table C - SHOPPING CENTER REIT ANALYSIS
Cushman & Wakefield, Inc.


REIT PORTFOLIO                                  DDR                   FRT                   GRT                   JPR
                                             Devel.               Federal              Glimcher                    JP
                                        Diversified            Realty Inv                Realty            Realty Inc
=====================================================================================================================
Company Overview
-----------------------

Total Properties                                111                    53                    84                    46
Total Retail Centers                            104                    53                    84                    40
Total Retail GLA*                            23,600                11,200                12,300                 6,895
Avg. Total GLA/Center*                          227                   211                   146                   172
---------------------------------------------------------------------------------------------------------------------

Mall Operations
-----------------------

Reporting Year                                 --                    --                    1994                  --
Total Rental Income                            --                    --             $    71,101                  --
Average Rent/square Foot                $      6.04                  --             $      5.78                  --
Total Operating Expenses                       --                    --             $    45,746                  --
Operating Expenses/Square Foot                 --                    --             $      3.72                  --
Operating Expense Ratio                        --                    --                    64.3%                 --
Total Occupancy Level                          96.6%                 95.1%                 96.3%                 94.0%
---------------------------------------------------------------------------------------------------------------------

Share Profits
-----------------------

IPO Date                                       1992                  1993                  1994                  1994
IPO Price                               $     19.50           $     17.25           $     14.75           $     22.00
Current Price (12/15/95)                $     29.88           $     23.38           $     17.75           $     20.63
52 - Week High                          $     32.00           $     23.75           $     22.38                $21.38
52 - Week Low                           $     26.13           $     19.75           $     16.63                $17.38
---------------------------------------------------------------------------------------------------------------------

Capitalization & Yields
-----------------------

Outstanding Shares**                          18.96                 32.22                 24.48                 19.72
Market Capitalization**                 $       567           $       753           $       435           $       407
Annual Dividend                         $      2.40           $      1.64           $      1.92           $      1.68
Dividend Yield (12/15/95)                      8.03%                 7.01%                10.82%                 8.14%
FFO 1995***                             $      2.65           $      1.78           $      2.25           $      1.83
FFO Yield (12/15/95)                           8.87%                 7.61%                12.68%                 8.87%
---------------------------------------------------------------------------------------------------------------------





REIT PORTFOLIO                                  KIM                   NPR                   VNO                   WRI
                                             Kimco,              New plan               Vornado            Weingarten
                                        Realty Corp                Realty                Realty                Realty
=====================================================================================================================
Company Overview
-----------------------

Total Properties                                193                   123                    65                   161
Total Retail Centers                            193                   102                    56                   141
Total Retail GLA*                            26,001                14,500                 9,501                13,293
Avg. Total GLA/Center*                          135                   142                   170                    94
---------------------------------------------------------------------------------------------------------------------

Mall Operations
-----------------------

Reporting Year                                 1994                  --                    --                    1994
Total Rental Income                     $   125,272                  --                    --             $   112,233
Average Rent/square Foot                $      4.82                  --                    --             $      8.44
Total Operating Expenses                $    80,563                  --                    --             $    76,771
Operating Expenses/Square Foot          $      3.10                  --                    --             $      5.78
Operating Expense Ratio                        64.3%                 --                    --                    68.4%
Total Occupancy Level                          94.7%                 95.4%                 94.0%                 92.0%
---------------------------------------------------------------------------------------------------------------------

Share Profits
-----------------------

IPO Date                                       1991                  1973                  1993                  1985
IPO Price                               $     19.00                  --             $     22.25                  --
Current Price (12/15/95)                $     42.25           $     21.63           $     36.13           $     36.13
52 - Week High                          $     42.25           $     23.00           $     38.13           $     38.13
52 - Week Low                           $     35.00           $     18.75           $     32.75           $     32.75
---------------------------------------------------------------------------------------------------------------------

Capitalization & Yields
-----------------------

Outstanding Shares**                          22.43                 53.26                 24.20                 26.53
Market Capitalization**                 $       948           $     1,152           $       874           $       959
Annual Dividend                         $      2.16           $      1.39           $      2.24           $      2.40
Dividend Yield (12/1 SM)                       5.11%                 6.43%                 6.20%                 6.64%
FFO 1995***                             $      3.15           $      1.44           $      2.67           $      2.80
FFO Yield (12/15/95)                           7.46%                 6.66%                 7.39%                 7.75%
---------------------------------------------------------------------------------------------------------------------




Source: Salomon Bothers and Realty Stock Review Annual Reports

*    Numbers in thousands (000) includes retail properties only.

**   Numbers in millions.

*** Funds From Operations is defined as net income (loss) before depreciation, amortiztion, other non-cash items, extraordinary items, gains or losses on sales of assets and before minority interests in the Operating Partnership.

================================================================================

                                            National Retail Market Overview
================================================================================

Outlook

     A review of various data sources reveals the intensity of the development community's efforts to serve a U.S. retail market that is still growing, shifting and evolving. It is estimated 25-30 power centers appear to be capable of opening annually, generating more than 12 million square feet of new space per year. That activity is fueled by the locational needs of key power center tenants, 27 of which indicated in recent year-end reports to shareholders an appetite for 900 new stores annually, an average of 30 new stores per firm.

     With a per capita GLA figure of 19 square feet, most analysts are in agreement that the country is already over-stored. As such, new centers will become feasible through the following demand generators:

     o The gradual obsolescence of some existing retail locations and retail facilities;

     o The evolution of the locational needs and format preferences of various anchor tenants; and

     o Rising retail sales generated by increasing population and household levels.

     By the year 2000, total retail sales are projected to rise from $2.237 trillion in 1994 to almost $2.9 trillion; shopping center-inclined sales are projected to rise by $361 billion, from $1.194 trillion in 1994 to nearly $1.6 trillion in the year 2000. Those increases reflect annual compound growth rates of 4.1 percent and 4.5 percent, respectively, for the six-year period.

     On balance, we conclude that the outlook for the retail industry is one of cautious optimism. Because of the importance of consumer spending to the economy, the retail industry is one of the most studied and analyzed segments of the economy. One obvious benefactor of the aggressive expansion and promotional pricing which has characterized the industry is the consumer. There will continue to be an increasing focus on choosing the right format and merchandising mix to differentiate the product from the competition and meet the needs of the consumer. Quite obviously, many of the nations' existing retail developments will find it difficult if not impossible to compete. Tantamount to the success of these older centers must be a proper merchandising or repositioning strategy that adequately considers the feasibility of the capital intensive needs of such an undertaking. Coincident with all of the change which will continue to influence the industry is a general softening of investor bullishness. This will lead to a realization that the collective interaction of the fundamentals of risk and reward now require higher capitalization rates and long term yield expectations in order to attract investment capital.

================================================================================

             =======================================================
             State of North Carolina Temporary Privilege Certificate
             =======================================================

                                     [SEAL]
                                 NORTH CAROLINA
                                 APPRAISAL BOARD
A. MELTON BLACK. JR.             P.O. BOX 20500                  DONALD F. CREWS
Executive Director          RALEIGH, N.C. 27619-0500             Deputy Director
                                  919/420-7920              ROBERTA A. Ouellette
                                                                   Legal Counsel
                                                                  Permit No. 594
                            TEMPORARY PRACTICE PERMIT

Having satisfied the North Carolina Appraisal Board as to his (or her) qualifications for an Appraisal Temporary Practice Permit under the provisions of North Carolina Appraisal Board Rule 57A.0210, temporary appraiser licensing or certification privileges are hereby granted to the person named below for the exclusive and limited purpose of performing that appraisal assignment summarily described below. This Temporary Practice Permit shall become effective on the date of its issuance or the beginning date of the appraisal assignment, whichever shall come later; and unless extended by the Appraisal Board, shall expire upon the completion of the appraisal assignment or upon the expiration date set forth below, whichever shall come first.

Permittee Name:                         Douglas C. Holowink

State in which Resident Appraiser
License/Certificate Held:               New York

Type and Number of License/
Certificate Held in Resident State:     General                  No. 46000003911

Appraisal Assignment:     Golden East Crossing is located at the intersection of
                          NC HWY 43 and US HWY 301 Bypass in Rocky Mount, NC. It is a regional mall with 572,400 square feet located on a 70.5+/- acre parcel. The purpose of the report is to estimate fair market value.

Appraisal Beginning Date: 5/10/96                 Ending Date: 6/10/96
Permit Issuance Date:     5/15/96                 Expiration Date: 6/12/96



                                             /s/ [ILLEGIBLE]
                                             ---------------------------------
                                             A. Melton Black, Jr.
                                             Executive Director
                                             North Carolina Appraisal Board

In issuing this permit, the North Carolina Appraisal Board has made no independent inquiry regarding the competency of the permitee or his (or her) qualifications to perform the appraisal assignment herein described.

                ================================================
                1994 & 1995 Operating Statements and 1996 Budget
                ================================================

Page B-1

      Property: Golden East Crossing                               DATE :  06/30
      Company #:  9125                                             TIME :  10:27
GLA - Small Shop :  218,704


                           URBAN RETAIL PROPERTIES CO.
                        1996 COMMERCIAL OPERATING BUDGET

                           YR-TO-YR BUDGET COMPARISON



------------------------------------------------------------------------------------------------------------------------------------
                                                           1995        1995 Budget/    1995 Proj    1995 Proj       1996
                                                          Budget         Sq. Ft.        Actual      Act/Sq Ft      Budget

====================================================================================================================================
    INCOME:
Rental Income                                           3,356,532         $15.35       3,379,152      $15.45      3,331,946
Percentage Rent                                           291,897           1.33         447,650        2.05        385,943
Common Area Income                                      1,009,715           4.62         882,335        4.03      1,106,227
Food Court Income                                          14,209           0.06          17,140        0.08         25,607
Real Estate Tax Income                                    269,174           1.23         181,519        0.83        258,041
Utility Income                                             49,391           0.23          51,602        0.24         47,682
Other Tenant Charges                                        8,556           0.04          16,026        0.07          8,494
Miscellaneous Income                                       30,344           0.14          58,976        0.27         30,344
------------------------------------------------------------------------------------------------------------------------------------
   TOTAL INCOME                                         5,029,818         $23.00       5,034,400      $23.02      5,194,284
------------------------------------------------------------------------------------------------------------------------------------
   EXPENSES:
Advertising/Promotion                                         950          $0.00             540       $0.00              0
Administrative                                             39,696           0.18          40,509        0.19         37,761
Janitorial/Cleaning                                       205,980           0.94         205,729        0.94        206,247
Building Decorating                                         3,300           0.02           2,539        0.01          3,900
Lawn Maintenance                                           64,288           0.29          67,333        0.31         66,400
Security                                                   19,236           0.09          18,380        0.08         21,345
Rubbish Removal                                            36,124           0.17          34,314        0.16         37,620
Snow Removal                                                5,000           0.02               0        0.00          2,500
Parking Lot Repairs & Maint                                94,368           0.43          96,437        0.44        106,168
Building Maint & Repair                                    59,079           0.27          57,099        0.26         71,650
Payroll - Salary/ Bonus                                   242,866           1.11         266,660        1.22        297,684
Payroll - Taxes/Insurance                                  48,570           0.22          53,332        0.24         59,536
Other Operating Expenses                                   49,828           0.23          51,165        0.23         52,121
Management Fees                                           145,718           0.67         152,956        0.70        147,419
General Insurance                                          70,615           0.32          66,556        0.30         53,778
Professional Services                                     117,574           0.54          75,453        0.35         69,379
Utility - Electricity                                     147,695           0.68         148,795        0.68        151,671
            -Gas/Fuel                                           0           0.00               0        0.00              0
            -Water/Sewer                                   32,321           0.15          31,139        0.14         32,707
Real Estate Taxes (Incl. Consultant Fees)                 311,537           1.42         291,116        1.33        291,116
------------------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                                          1,694,745          $7.75       1,660,052       $7.59      1,709,002

------------------------------------------------------------------------------------------------------------------------------------
     NET OPERATING INCOME                               3,335,073         $15.25       3,374,348      $15.43      3,485,282
------------------------------------------------------------------------------------------------------------------------------------
Mortgage Interest                                       2,732,628         $12.49       2,732,628      $12.49      2,732,628
Mortgage Principal                                              0           0.00               0        0.00              0
Additional Mortgage Interest                                    0           0.00               0        0.00              0
Land Rent                                                       0           0.00               0        0.00              0
Additional Land Rent                                            0           0.00               0        0.00              0
Other Interest Expense                                          0           0.00               0        0.00              0
------------------------------------------------------------------------------------------------------------------------------------
     SUB-TOTAL OPERATING CASH FLOW                        602,445          $2.75         641,720       $2.93        752,654
------------------------------------------------------------------------------------------------------------------------------------
NET MARKETING/MEDIA FUNDS (Rec/Disb)                            0          $0.00               0       $0.00              0

------------------------------------------------------------------------------------------------------------------------------------

     OPERATING CASH FLOW                                  602,445          $2.75         641,720       $2.93        752,654

 ....................................................................................................................................
Tenant Improvements                                       237,750          $1.09         303,610       $1.39        305,237
Capital Improvements                                       75,000           0.34          59,949        0.27        160,871
Lease Commissions                                               0           0.00               0        0.00              0
 ....................................................................................................................................
     CASH FLOW                                            289,695          $1.32         278,161       $1.27        286,546
====================================================================================================================================




--------------------------------------------------------------------------------------------------------------
                                                     1996 Budget/     Variance       % Variance    Reference
                                                       Sq. Ft.      96Bud/95 Act    96 Bud/95Act     Pg No

==============================================================================================================
    INCOME:
Rental Income                                         $15.23          (47,206)          -1.40%    10,23,32-36
Percentage Rent                                         1.76          (61,707)         -13.78%    10,23,49-51
Common Area Income                                      5.06           223,892          25.37%    10,23,32,52
Food Court Income                                       0.12             8,467          49.40%    11,23,32,52
Real Estate Tax Income                                  1.18            76,522          42.16%    11,23,32,52
Utility Income                                          0.22           (3,920)          -7.60%       11,23,83
Other Tenant Charges                                    0.04           (7,532)         -47.00%       12,23,83
Miscellaneous Income                                    0.14          (28,632)         -48.55%       12,23,83
--------------------------------------------------------------------------------------------------------------
   TOTAL INCOME                                       $23.75           159,884           3.18%
--------------------------------------------------------------------------------------------------------------
   EXPENSES:
Advertising/Promotion                                  $0.00             (540)        -100.00%       13,23,95
Administrative                                          0.17           (2,748)          -6.78%    13,23,95-96
Janitorial/Cleaning                                     0.94               518           0.25%       13,23,96
Building Decorating                                     0.02             1,361          53.60%       14,23,96
Lawn Maintenance                                        0.30             (933)          -1.39%       14,23,97
Security                                                0.10             2,965          16.13%       14,23,97
Rubbish Removal                                         0.17             3,306           9.63%       15,23,97
Snow Removal                                            0.01             2,500           0.00%       15,23,97
Parking Lot Repairs & Maint                             0.49             9,731          10.09%       15,23,97
Building Maint & Repair                                 0.33            14,551          25.48%       16,23,98
Payroll - Salary/ Bonus                                 1.36            31,024          11.63%       16,23,99
Payroll - Taxes/Insurance                               0.27             6,204          11.63%       16,23,99
Other Operating Expenses                                0.24               956           1.87%      17,23,102
Management Fees                                         0.67           (5,537)          -3.62%      17,23,103
General Insurance                                       0.25          (12,778)         -19.20%      17,23,103
Professional Services                                   0.32           (6,074)          -8.05%      18,23,103
Utility - Electricity                                   0.69             2,876           1.93%      18,23,104
            -Gas/Fuel                                   0.00                 0           0.00%
            -Water/Sewer                                0.15             1,568           5.04%      19,23,105
Real Estate Taxes (Incl. Consultant Fees)               1.33                 0           0.00%      19,23,105
-------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                                         $7.81            48,950           2.95%
-------------------------------------------------------------------------------------------------------------
     NET OPERATING INCOME                             $15.95           110,934           3.29%
-------------------------------------------------------------------------------------------------------------
Mortgage Interest                                     $12.49                 0           0.00%      19,23,105
Mortgage Principal                                      0.00                 0           0.00%
Additional Mortgage Interest                            0.00                 0           0.00%
Land Rent                                               0.00                 0           0.00%
Additional Land Rent                                    0.00                 0           0.00%
Other Interest Expense                                  0.00                 0           0.00%
--------------------------------------------------------------------------------------------------------------
     SUB-TOTAL OPERATING CASH FLOW                     $3.44           110,934          17.29%
--------------------------------------------------------------------------------------------------------------
NET MARKETING/MEDIA FUNDS (Rec/Disb)                   $0.00                 0           0.00%
--------------------------------------------------------------------------------------------------------------
     OPERATING CASH FLOW                               $3.44           110,934          17.29%
--------------------------------------------------------------------------------------------------------------
Tenant Improvements                                    $1.40             1,627           0.54%      22,23,106
Capital Improvements                                    0.74           100,922         168.35%      22,23,106
Lease Commissions                                       0.00                 0           0.00%
--------------------------------------------------------------------------------------------------------------
     CASH FLOW                                         $1.31             8,385           3.01%
==============================================================================================================



--------------------------------------------------------------------------------
                                                          1996 STANDARD
GENERAL INFORMATION                                       PRO RATA
                                                          TENANT CHARGE
==============================                            ======================

GLA With All Department Stores  = 572,914                            [ILLEGIBLE]
                                                                     ----------
GLA With Owned Dept. Stores     = 459,957             CAM            [ILLEGIBLE]
                                                      MAM            [ILLEGIBLE]
 DEPARTMENT STORES               Square Ft.           Escalations    [ILLEGIBLE]
 -----------------                ---------           RET            [ILLEGIBLE]
 1. Belk                          112,957 (Nonowned)  Utilities      [ILLEGIBLE]
 2. JC Penny                       81,729 (Owned)     Marketing      [ILLEGIBLE]
 3. Brody's                        69,960 (Owned)     Other          [ILLEGIBLE]
 4. Sears                          89,564 (Owned)     -------------------------
 5.                                       (     )     Sub Total      [ILLEGIBLE]
 6.                                       (     )     -------------------------
 -----------------              ---------
 DEPT. STORE TOTAL                354,210             Food Court     [ILLEGIBLE]
                                                      -------------------------
   Date of Purchase: 01-Jan-80                        1996 Total     [ILLEGIBLE]
     Purchase Price:                                  ==========================
          Ownership:
      Cash Invested:
                                                      1995 Total     [ILLEGIBLE]
Sales PSF (Rolling 12 Months): $272.32/pef            ==========================




--------------------------------------------------------------------------------

PAYROLL NOTES
=============

                     1995 Budgeted Payroll:         242,866
                                  /Sq. Ft.:           $1.11

             1995 Projected Actual Payroll:         266,660
                                  /Sq. Ft.:           $1.22

                     1996 Budgeted Payroll:         297,684
                                  /Sq. Ft.:           $1.36


   Varlance - 1996 Budget vs 1995 Proj Act:          31,024
                              % Difference:           11.63%

--------------------------------------------------------------------------------
MARKETING FUND NOTES
====================

                   Marketing Fund Income:             155,944
     Owner's Contribution & Subsidiaries:              38,986
                       Media Fund Income:              59,230

     --------------------------------------------------------
                            TOTAL INCOME:             254,160
     --------------------------------------------------------
               Marketing & Media Expense:             254,160
     --------------------------------------------------------
             Net Marketing & Media Funds:                   0
     ========================================================




                                                                       Page_____
================================================================================



 B-2    Co#:9125   Date: 25-Aug-95  1996 COMMERCIAL OPERATING BUDGET   Property: Golden East Crossing   Sq. Ft.: 218,704  4:31 PM
====================================================================================================================================
                                                 Jan-96        Feb-96           Mar-96       Apr-96          May-96        Jun-96
====================================================================================================================================
    INCOME:
Rental Income                                    281,109        271,109         272,055       273,825        272,575       274,219
Percentage Rent                                   27,731         79,259          25,380        17,543         25,032        19,292
Common Area Income                                86,301         86,301          86,301        88,964        106,158       107,600
Food Court Income                                  1,582          1,582           1,582         1,913          3,202         3,202
Real Estate Tax Income                            15,072         15,072          15,072        15,535         52,025        52,305
Utility Income                                     3,908          3,908           3,908         3,991          3,991         3,991
Other Tenant Charges                                 696            696             696           706            706           706
Miscellaneous Income                                   0              0               0             0              0             0
------------------------------------------------------------------------------------------------------------------------------------
   TOTAL INCOME                                  416,399        457,927         404,944       402,477        463,689       461,316
------------------------------------------------------------------------------------------------------------------------------------
   EXPENSES:
Advertising/Promotion                                  0              0               0             0              0             0
Administrative                                     2,900          2,450           2,889         3,645          2,550         3,054
Janitorial/Cleaning                               17,240         17,090          17,807        17,090         17,090        17,090
Building Decorating                                  500              0             300           200            500           400
Lawn Maintenance                                   5,900          6,400           7,900         6,400          4,400         5,600
Security                                           4,422          1,422           1,511         1,471          1,471         1,511
Rubbish Removal                                    3,020          3,020           3,020         3,020          3,020         3,020
Snow Removal                                         750            750             750             0              0           250
Parking Lot Repairs & Maint                        5,144          1,144           2,644         1,144         84,644         1,144
Building Repairs & Maint                          24,976          4,927           8,165         2,602          6,177         5,415
Payroll - Salary/ Bonus                           22,205         22,205          23,025        23,025         34,537        23,025
Payroll - Taxes/Insurance                          4,441          4,441           4,605         4,605          6,907         4,605
Other Operating Expenses                           5,496          4,471           4,040         3,780          3,658         3,908
Management Fees                                   12,332         13,993          11,876        11,633         11,883        11,719
General Insurance                                      0              0               0             0              0        53,778
Professional Services                              2,000          1,500          16,000        13,459          1,500         7,500
Utility - Electricity                             13,700         13,990          13,284        10,336         12,478        12,778
            -Gas/Fuel                                  0              0               0             0              0             0
            -Water/Sewer                           3,134          2,100           2,056         2,250          2,839         3,330
Real Estate Taxes (Incl. Consultant Fees)         24,093         24,093          24,093        24,093         24,093        26,093
------------------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                                   152,253        123,996         143,965       128,753        217,747       184,220
------------------------------------------------------------------------------------------------------------------------------------
     NET OPERATING INCOME                        264,146        333,931         261,029       273,724        245,942       277,096
------------------------------------------------------------------------------------------------------------------------------------
Mortgage Interest                                227,719        227,719         227,719       227,719        227,719       227,719
Mortgage Principal                                     0              0               0             0              0             0
Additional Mortgage Interest                           0              0               0             0              0             0
Land Rent                                              0              0               0             0              0             0
Additional Land Rent                                   0              0               0             0              0             0
Other Interest Expense                                 0              0               0             0              0             0
------------------------------------------------------------------------------------------------------------------------------------
     SUB-TOTAL OPERATING CASH FLOW                36,427        106,212          33,310        46,005         18,223        49,377
------------------------------------------------------------------------------------------------------------------------------------
NET MARKETING(Rec/Disb)                                0              0               0             0              0             0
NET MEDIA FUND (Rec/DIsb)
------------------------------------------------------------------------------------------------------------------------------------
     OPERATING CASH FLOW                          36,427        106,212          33,310        46,005         18,223        49,377
------------------------------------------------------------------------------------------------------------------------------------
Tenant Improvements                                    0              0               0             0         75,000             0
Capital Improvements                              10,000              0          30,543        11,868         54,230        54,230
Lease Commissions                                      0              0               0             0              0             0
------------------------------------------------------------------------------------------------------------------------------------
     CASH FLOW                                    26,427        106,212           2,767        34,137       (111,007)       (4,853)
====================================================================================================================================



====================================================================================================================================
                                                Jul-96          Aug-96          Sep-96       Oct-96          Nov-96         Dec-96
====================================================================================================================================
    INCOME:
Rental Income                                    272,857        282,558         273,929       275,077        289,075        293,558
Percentage Rent                                   18,152         17,968           7,500         4,703        136,882          6,501
Common Area Income                                88,964         94,616          88,565        90,819         90,819         90,819
Food Court Income                                  1,913          2,126           2,126         2,126          2,126          2,126
Real Estate Tax Income                            15,535         16,094          15,038        15,431         15,431         15,431
Utility Income                                     3,991          4,074           3,949         3,991          3,990          3,990
Other Tenant Charges                                 706            716             712           717            718            719
Miscellaneous Income                                   0              0               0        30,344              0              0
------------------------------------------------------------------------------------------------------------------------------------
   TOTAL INCOME                                  402,118        418,152         391,819       423,208        539,041        413,144
------------------------------------------------------------------------------------------------------------------------------------
   EXPENSES:
Advertising/Promotion                                  0              0               0             0              0              0
Administrative                                     3,450          4,150           3,134         3,500          2,700          3,339
Janitorial/Cleaning                               17,240         17,090          17,090        17,240         17,090         17,090
Building Decorating                                  700            400             100           200            400            200
Lawn Maintenance                                   4,400          4,600           4,400         5,600          5,400          5,400
Security                                           1,471          1,471           1,511         1,952          1,571          1,561
Rubbish Removal                                    3,020          3,020           3,020         3,020          3,710          3,710
Snow Removal                                           0              0               0             0              0              0
Parking Lot Repairs & Maint                        2,644          1,144           1,144         1,144          2,864          1,364
Building Repairs & Maint                           3,427          1,927           5,015         2,077          2,277          4,665
Payroll - Salary/ Bonus                           23,025         34,537          23,025        23,025         23,025         23,025
Payroll - Taxes/Insurance                          4,605          6,907           4,605         4,605          4,605          4,605
Other Operating Expenses                           6,158          3,897           4,702         3,753          3,714          4,544
Management Fees                                   11,619         11,792          11,028        10,962         16,809         11,773
General Insurance                                      0              0               0             0              0              0
Professional Services                              2,000          2,692           8,843         2,000          8,500          3,385
Utility - Electricity                             13,784         13,789          11,437        10,981         12,729         12,385
            -Gas/Fuel                                  0              0               0             0              0              0
            -Water/Sewer                           2,709          2,410           2,915         2,256          4,272          2,436
Real Estate Taxes (Incl. Consultant Fees)         24,093         24,093          24,093        24,093         24,093         24,093
------------------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                                   124,345        133,919         126,062       116,408        133,759        123,575
------------------------------------------------------------------------------------------------------------------------------------
     NET OPERATING INCOME                        277,773        284,233         265,757       306,800        405,282        289,569
------------------------------------------------------------------------------------------------------------------------------------
Mortgage Interest                                227,719        227,719         227,719       227,719        227,719        227,719
Mortgage Principal                                     0              0               0             0              0              0
Additional Mortgage Interest                           0              0               0             0              0              0
Land Rent                                              0              0               0             0              0              0
Additional Land Rent                                   0              0               0             0              0              0
Other Interest Expense                                 0              0               0             0              0              0
------------------------------------------------------------------------------------------------------------------------------------
     SUB-TOTAL OPERATING CASH FLOW                50,054         56,514          38,038        79,081        177,563         61,850
------------------------------------------------------------------------------------------------------------------------------------
NET MARKETING(Rec/Disb)                                0              0               0             0              0              0
NET MEDIA FUND (Rec/DIsb)
------------------------------------------------------------------------------------------------------------------------------------
     OPERATING CASH FLOW                          50,054         56,514          38,038        79,081        177,563         61,850
------------------------------------------------------------------------------------------------------------------------------------
Tenant Improvements                                    0              0         163,537        66,700              0              0
Capital Improvements                                   0              0               0             0              0              0
Lease Commissions                                      0              0               0             0              0              0
------------------------------------------------------------------------------------------------------------------------------------
     CASH FLOW                                    50,054         56,514        (125,499)       12,381        177,563         61,850
====================================================================================================================================





================================================================================================
                                                           TOTAL      1995 Proj       1996 Recov
================================================================================================
    INCOME:
Rental Income                                          3,331,946      3,379,152
Percentage Rent                                          385,943        447,650
Common Area Income                                     1,106,227        882,335
Food Court Income                                         25,607         17,140
Real Estate Tax Income                                   258,041        181,519
Utility Income                                            47,682         51,602
Other Tenant Charges                                       8,494         16,026
Miscellaneous Income                                      30,344         58,976
------------------------------------------------------------------------------------------------
   TOTAL INCOME                                        5,194,284      5,034,400
------------------------------------------------------------------------------------------------
   EXPENSES:
Advertising/Promotion                                          0            540               0
Administrative                                            37,761         40,509          34,761
Janitorial/Cleaning                                      206,247        205,729         206,247
Building Decorating                                        3,900          2,539           3,900
Lawn Maintenance                                          66,400         67,333          66,400
Security                                                  21,345         18,380          21,345
Rubbish Removal                                           37,620         34,314          37,620
Snow Removal                                               2,500              0           2,500
Parking Lot Repairs & Maint                              106,168         96,437         106,168
Building Repairs & Maint                                  71,650         57,099          65,650
Payroll - Salary/ Bonus                                  297,684        266,660         297,684
Payroll - Taxes/Insurance                                 59,536         53,332          59,537
Other Operating Expenses                                  52,121         51,165          10,805
Management Fees                                          147,419        152,956               0
General Insurance                                         53,778         66,556          53,778
Professional Services                                     69,379         75,453               0
Utility - Electricity                                    151,671        148,795         143,046
            -Gas/Fuel                                          0              0               0
            -Water/Sewer                                  32,707         31,139          32,707
Real Estate Taxes (Incl. Consultant Fees)                291,116        291,116         291,116
------------------------------------------------------------------------------------------------
TOTAL EXPENSES                                         1,709,002      1,660,062       1,433,264
------------------------------------------------------------------------------------------------
     NET OPERATING INCOME                              3,485,282      3,374,348
------------------------------------------------------------------------------------------------
Mortgage Interest                                      2,732,628      2,732,628               0
Mortgage Principal                                             0              0               0
Additional Mortgage Interest                                   0              0               0
Land Rent                                                      0              0               0
Additional Land Rent                                           0              0               0
Other Interest Expense                                         0              0               0
------------------------------------------------------------------------------------------------
     SUB-TOTAL OPERATING CASH FLOW                       752,654        641,720
------------------------------------------------------------------------------------------------
NET MARKETING(Rec/Disb)                                        0
NET MEDIA FUND (Rec/DIsb)                                      0
------------------------------------------------------------------------------------------------
     OPERATING CASH FLOW                                 752,654        641,720
------------------------------------------------------------------------------------------------
Tenant Improvements                                      305,237        303,610               0
Capital Improvements                                     160,871         59,949          53,624
Lease Commissions                                              0              0               0
------------------------------------------------------------------------------------------------
     CASH FLOW                                           286,546        278,161
================================================================================================

                                                                                       PAGE ________

                     PROPERTY MANAGEMENT INFORMATION SYSTEM
                 CASH OPERATING STATEMENT - DEC, 94 (SCHEDULE 1)
                           9125: GOLDEN EAST CROSSING
9-Feb-95 15:45                                                            Page 1
(DATA AS OF FEB 9, 1995 15:27)

                  DEC,94
------------------------------------------
 ACTUAL           BUDGET          VARIANCE    DESCRIPTION
 -------          -------         --------    ---------------------------------
 473,221          419,408           53,813    TOTAL INCOME
 146,609          139,160            7,449    TOTAL EXPENSES
 -------          -------         --------
 326,612          280,248           46,364    NET OPERATING INCOME
 895,947          227,719          668,228    LESS: DEBT SERVICE
       0                0                0    NET MARKETING FUND
       0                0                0         CAPITAL IMPROVEMENTS
       0                0                0         TENANT IMPROVEMENTS
       0                0                0         LEASE COMMISSIONS
       0                0                0         REDEVELOPMENT COSTS
 -------          -------         --------
 569,334-          52,529          621,863-   OPERATING CASH FLOW
 =======          =======         ========




                            SUPPLEMENTAL INFORMATION

       0                0                0    DEFERRED  EXPENSES
       0                0                0    DEFERRED LEASE COMMISSIONS
       0                0                0    SECURITY DEPOSITS
 251,392-               0          251,392-   ESCROWED FUNDS
  81,391           81,547              156-   COMMON AREA EXPENSES
 668,228-               0          668,228-   OTHER


                             PAYROLL EXPENSE DETAIL
                            PAYROLL BY MINOR ACCOUNT

       0                0                0    ADMINISTRATIVE
  12,214           11,721              493    CAM (OUTSIDE)
  19,758           16,062            3,696    MAM (INSIDE)
       0                0                0    CENTRAL PLANT
       0                0                0    FOOD COURT
       0                0                0    SECURITY
       0                0                0    MARKETING SERV
       0                0                0    NET LABOR ALLOCATION
 -------          -------         --------
  31,972           27,783            4,189    TOTAL PAYMENT
 =======          =======         ========

                                                 JAN, 94 - DEC,94
                             -----------------------------------------------------       ANNUAL
DESCRIPTION                  ACTUAL          BUDGET          VARIANCE       SQ FT        BUDGET
-----------------------      ---------       ---------       ---------      ------      ---------
TOTAL INCOME                 4,616,915       4,929,865         312,950-      21.11      4,929,865
TOTAL EXPENSES               1,321,843       1,682,032         360,189-       6.04      1,682,032
                             ---------       ---------       ---------      ------      ---------
NET OPERATING INCOME         3,295,072       3,247,833          47,239       15.06      3,247,833
LESS: DEBT SERVICE           4,779,338       2,732,628       2,046,710       21.85      2,732,628
NET MARKETING FUND                   0               0               0        0.00              0
     CAPITAL IMPROVEMENTS            0               0               0        0.00              0
     TENANT IMPROVEMENTS       320,000         358,300          38,300-       1.46        358,300
     LEASE COMMISSIONS               0               0               0        0.00              0
     REDEVELOPMENT COSTS             0               0               0        0.00              0
                             ---------       ---------       ---------      ------      ---------
OPERATING CASH FLOW          1,804,266-        156,905       1,961,171-       8.24-       156,905
                             =========       =========       =========      ======      =========


                            SUPPLEMENTAL INFORMATION


DEFERRED  EXPENSES                  21               0              21        0.00              0
EXPENSS
DEFERRED LEASE COMMISSIONS           0               0               0        0.00              0
SECURITY DEPOSITS                  600-              0             600-       0.00              0
ESCROWED FUNDS               4,278,701               0       4,278,701       19.56              0
COMMON AREA EXPENSES         1,032,409       1,020,858          11,551        4.72      1,020,858
OTHER                        6,372,413-              0       6,372,413-      29.13-             0

                             PAYROLL EXPENSE DETAIL
                            PAYROLL BY MINOR ACCOUNT


ADMINISTRATIVE                       0               0               0        0.00              0
CAM (OUTSIDE)                   89,025          98,992           9,967-       0.40         98,992
MAM (INSIDE)                   167,874         134,730          33,144        0.76        134,730
CENTRAL PLANT                        0               0               0        0.00              0
FOOD COURT                           0               0               0        0.00              0
SECURITY                             0               0               0        0.00              0
MARKETING SERV                       0               0               0        0.00              0
NET LABOR ALLOCATION                 0               0               0        0.00              0
                             ---------       ---------       ---------      ------      ---------
TOTAL PAYMENT                  256,899         233,722          23,177        1.17        233,722
                             =========       =========       =========      ======      =========


                               218,704 SQUARE FEET

PRINT SCHEDULES WHICH DEVIATE FROM BUDGET BY      $ 0.00   OR    0%

                     PROPERTY MANAGEMENT INFORMATION SYSTEM
                 CASH OPERATING STATEMENT - DEC,94 (SCHEDULE 2)
                           9125: GOLDEN EAST CROSSING

FEBRUARY 9, 1995 15:45                                                    PAGE 2
(DATA AS OF FEB 9, 1995 15:27)





                 DEC,94
 ACTUAL          BUDGET       VARIANCE          DESCRIPTION
 -------        -------       --------          -------------------------------
                                                INCOME:
 296,967        302,333          5,386-         RENTAL
  46,973         16,666         30,307          PERCENTAGE RENT
  72,565         78,367          5,802-         COMMON AREA
   2,045          1,231            814          FOOD COURT
  12,476         15,990          3,514-         REAL ESTATE TAX
   4,187          4,116             71          UTILITY
     170            705            535-         OTHER TENANT
  37,859              0         37,859          MISCELLANEOUS
 -------        -------         ------
 473,221        419,408         53,813          TOTAL INCOME
 -------        -------         ------

                                                EXPENSES:
      91            125             34-         ADVERTISING/PROMOTION
   2,042          3,415          1,373-         ADMINISTRATIVE
       0         17,390         17,390-         JANATORIAL CLEANING
       0              0              0          TENANT DECORATING
   1,575             80          1,495          BUILDING RENOVATION
   8,163          5,450          2,713          LAWN MAINTENANCE
   3,149            400          2,749          SECURITY
   2,881          3,651            770-         RUBBISH REMOVAL
       0              0              0          SNOW REMOVAL
   2,811          1,364          1,447          PARKING LOT
   4,312          3,425            887          BUILDING MAINTENANCE/REPAIR
  31,972         27,783          4,189          PAYROLL SALARY/BONUE
  12,226          5,556          6,670          PAYROLL TAX/INSURANCE
   5,620          4,373          1,247          OTHER OPERATING
  13,215         12,743            472          MANAGEMENT FEES
       0              0              0          GENERAL INSURANCE
  11,260         14,167          2,907-         PROFESSIONAL SERVICES
  11,652         12,038            386-         UTILITY   -     ELECTRIC
       0              0              0                    -     GAS/FUEL
   2,307          2,948            641-                   -     WATER/SEWER
  33,333         24,252          9,081          REAL ESTATE TAXES
       0              0              0          MISCELLANEOUS
 -------        -------         ------
 146,609        139,160          7,449          TOTAL EXPENSES
 -------        -------         ------

 326,612        280,248         46,364          NET OPERATING INCOME

 227,719        227,719              0-         MORTGAGE INTEREST
       0              0              0          MORTGAGE PRINCIPAL
 668,228              0        668,228          ADDITIONAL MORTGAGE INTEREST
       0              0              0          LAND RENT
 -------        -------        -------
 569,334-        52,529        621,863-         SUB TOTAL - OPERATING CASH FLOW
       0              0              0          NET MKT'G FUND
 -------        -------        -------
 569,334-        52,529        621,863-         OPERATING CASH FLOW
       0              0              0          TENANT IMPROVEMENTS
       0              0              0          CAPITAL ADDITIONS
       0              0              0          LEASE COMMISSIONS
       0              0              0          REDEVELOPMENT COSTS
 -------        -------        -------
 569,334-        52,529        621,863-         CASH FLOW
 =======        =======        =======



                                                              JAN,94 - DEC,94
                                    ---------------------------------------------------------------------------
                                                                                                      ANNUAL
DESCRIPTION                           ACTUAL         BUDGET               BUDGET         /SQ FT       BUDGET
-------------------------------     ---------       ---------         ---------          ------      ---------
INCOME:
RENTAL                              3,229,586       3,394,196           164,610-          14.76      3,394,196
PERCENTAGE RENT                       267,382         264,229             3,153            1.22        264,229
COMMON AREA                           829,252         902,055            72,803-           3.79        902,055
FOOD COURT                             10,453          13,873             3,420-           0.04         13,873
REAL ESTATE TAX                       265,257         297,855            32,598-           1.21        297,855
UTILITY                                49,617          49,252               365            0.22         49,252
OTHER TENANT                            8,002           8,405               403-           0.03          8,405
MISCELLANEOUS                          42,633-              0            42,633-           0.19-             0
                                    ---------       ---------         ---------           -----      ---------
TOTAL INCOME                        4,616,915       4,929,865           312,950-          21.11      4,929,865
                                    ---------       ---------         ---------           -----      ---------
EXPENSES:
ADVERTISING/PROMOTION                  15,003             375            14,628            0.06            375
ADMINISTRATIVE                         34,000          43,445             9,445-           0.15         43,445
JANATORIAL CLEANING                   188,042         206,880            18,838-           0.85        206,880
TENANT DECORATING                           0               0                 0            0.00              0
BUILDING RENOVATION                    14,839           4,316            10,523            0.06          4,316
LAWN MAINTENANCE                       65,203          62,786             2,417            0.29         62,786
SECURITY                               17,284          10,275             7,009            0.07         10,275
RUBBISH REMOVAL                        30,141          36,208             6,067-           0.13         36,208
SNOW REMOVAL                            2,293           6,000             3,707-           0.01          6,000
PARKING LOT                           108,470          95,968            12,502            0.49         95,968
BUILDING MAINTENANCE/REPAIR            90,214          46,149            44,065            0.41         46,149
PAYROLL SALARY/BONUE                  256,899         233,722            23,177            1.17        233,722
PAYROLL TAX/INSURANCE                  58,003          46,751            11,252            0.26         46,751
OTHER OPERATING                        54,522          54,394               128            0.24         54,394
MANAGEMENT FEES                       142,569         146,130             3,561-           0.65        146,130
GENERAL INSURANCE                       1,333-         88,849            90,182-           0.00         88,849
PROFESSIONAL SERVICES                 105,838         136,604            30,766-           0.48        136,604
UTILITY   -     ELECTRIC              148,940         138,515            10,425            0.68        138,515
          -     GAS/FUEL                    0               0                 0            0.00              0
          -     WATER/SEWER            27,179          32,265             5,086-           0.12         32,265
REAL ESTATE TAXES                      36,263-        292,400           328,663-           0.16-       292,400
MISCELLANEOUS                               0               0                 0            0.00              0
                                    ---------       ---------         ---------           -----      ---------
TOTAL EXPENSES                      1,321,843       1,682,032           360,189-           6.04      1,682,032
                                    ---------       ---------         ---------           -----      ---------
NET OPERATING INCOME                3,295,072       3,247,833            47,239           15.06      3,247,833

MORTGAGE INTEREST                   2,732,625       2,732,628                 3-          12.49      2,732,628
MORTGAGE PRINCIPAL                          0               0                 0            0.00              0
ADDITIONAL MORTGAGE INTEREST        2,046,713               0         2,046,713            9.35              0
LAND RENT                                   0               0                 0            0.00              0
                                    ---------       ---------         ---------           -----      ---------
SUB TOTAL - OPERATING CASH FLOW     1,484,266-        515,205         1,999,471-           6.78-       515,205
NET MKT'G FUND                              0               0                 0            0.00              0
                                    ---------       ---------         ---------           -----      ---------
OPERATING CASH FLOW                 1,484,266-        515,205         1,999,471-           6.78-       515,205
TENANT IMPROVEMENTS                   320,000         358,300            38,300-           1.46        358,300
CAPITAL ADDITIONS                           0               0                 0            0.00              0
LEASE COMMISSIONS                           0               0                 0            0.00              0
REDEVELOPMENT COSTS                         0               0                 0            0.00              0
                                    ---------         -------         ---------            ----        -------
CASH FLOW                           1,804,266-        156,905         1,961,171-           8.24-       156,905
                                    =========         =======         =========            ====        =======

                  ============================================
                                    RENT ROLL
                  ============================================

                      GOLDEN EAST CROSSING, ROCKY MOUNT, NC
                             RENT ROLL AS OF 1/1996
                               (FISCAL YEAR BASIS)
                                 6/14/96 @ 18:19

         TENANT/
  LEASE TYPE AND DATES/            BASE RENT/       OVERAGE/        SALES (000)/    RECOVERIES/       REVENUE/
       SQUARE FEET                   PER SF          PER SF            PER SF         PER SF           PER SF
  ---------------------            ----------       --------        ------------   -----------       --------
 1- TENANTS < 750

# 38 - SUITE 4011
CHRISTY'S
BASE LEASE 1/95- 12/97               18,744               0             110           2,192           20,936
                600 SF                31.24            0.00          183.15            3.65            34.89

# 49 - SUITE 5020
GIGI'S BOUTIQUE
BASE LEASE 12/86-12/97               12,960               0              63           2,416           15,376
                648 SF                20.00            0.00           96.82            3.73            23.73

# 50 - SUITE 5022
CLAIRE'S BTQUE
BASE LEASE 10/86- 9/96               14,580             251             185           2,718           17,549
                729 SF                20.00            0.34          254.31            3.73            24.07

# 52 - SUITE 5026
GR. AMER. CHOCALAT
BASE LEASE 8/86-  8/06               24,960               0             242           2,326           27,286
                624 SF                40.00            0.00          387.35            3.73            43.73

# 53 - SUITE 5028
KEEP IN TOUCH
BASE LEASE  1/96- 12/96               3,749               0              21           2,608            6,357
                 714 SF                5.25            0.00           28.75            3.65             8.90

# 68 - SUITE 7004
SUNGLASS HUT
BASE LEASE  4/95- 3/05               24,999               0             120           1,682           26,681
                451 SF                55.43            0.00          267.00            3.73            59.16

# 69 - SUITE 7006
LEE NAILS
BASE LEASE  9/94- 8/99               18,001               0              73           1,576           19,577
                579 SF                31.09            0.00          125.99            2.72            33.81
                                      -----            ----          ------            ----            -----
             TENANTS < 750          117,993             251             814          15,518          133,762
                  4,345 SF            27.16            0.06          187.25            3.57            30.79

2- TENANTS 751-1200


# 4 - SUITE 1010
JEWEL BOX
BASE LEASE  8/86-12/06               36,225         16,533              879           3,522           56,280
              1,035 SF                35.00          15.97           849.56            3.40            54.38

# 5 - SUITE 1012
SUGAR FOOT
BASE LEASE  11/86-11/96              17,088           4,310             357           2,908           24,306
               1,068 SF               16.00            4.04          333.92            2.72            22.76

# 22 - SUITE 2022
REEDS JEWELERS
BASE LEASE  8/86-12/96               47,496          15,352           1,099           4,475           67,323
             1,200  SF                39.58           12.79          915.60            3.73            56.10

         TENANT/
LEASE TYPE AND DATES/          BASE RENT/        OVERAGE/       SALES(000)/    RECOVERIES/       REVENUE/
     SQUARE FEET                 PER SF           PER SF          PER SF          PER SF          PER SF
---------------------          ----------        --------       -----------    -----------       --------
# 23 - SUITE 3002
STRIDE-RITE
BASE LEASE 3/87- 1/98            13,188            1,524              245          2,565          17,277
               942 SF             14.00             1.62           260.30           2.72           18.34

# 35 - SUITE 3032
REGIS HAIRSTYLIST
BASE LEASE 8/86- 8/96            20,250                0              269          2,757          23,007
               810 SF             25.00             0.00           331.76           3.40           28.40

# 41 - SUITE 5002
GOLD VALLEY
BASE LEASE 7/87- 7/97            30,784            2,576              334          3,102          36,462
               832 SF             37.00             3.10           400.96           3.73           43.82

# 42 - SUITE 5004
PICTURE YOU/ONE
BASE LEASE 9/93- 8/98            25,950                0              189          2,826          28,776
             1,038 SF             25.00             0.00           182.10           2.72           27.72

# 43 - SUITE 5006
ELECTRONICS BTQUE
BASE LEASE 8/91-10/01            24,000            9,214              554          2,206          35,420
               810 SF             29.63            11.38           683.42           2.72           43.73

# 44 - SUITE 5007
CAROUSEL CHILDREN
BASE LEASE 8/94-12/49             7,493                0               43          2,958          10,451
               810 SF              9.25             0.00            53.58           3.65           12.90

# 45 - SUITE 5008
NATURALIZER
BASE LEASE 3/88- 3/98            19,200                0              171          4,475          23,675
             1,200 SF             16.00             0.00           142.39           3.73           19.73

# 51 - SUITE 5024
BAILEY'S JEWELERS
BASE LEASE 8/86- 1/07            43,515           53,061            1,932          3,532         100,108
               967 SF             45.00            54.87         1,997.45           3.65          103.52

# 57 - SUITE 5046
LADY FOOTLOCKER
BASE LEASE 4/89- 3/99            22,960           31,470              907          3,677          58,107
             1,148 SF             20.00            27.41           790.21           3.20           50.62

# 70 - SUITE 7008
AFTERTHOUGHTS
BASE LEASE 1/95-12/04            22,003                0              184          3,226          25,229
               948 SF             23.21             0.00           194.53           3.40           26.61

# 71 - SUITE 7012
VIP FORMAL WEAR
BASE LEASE 8/95- 7/96             6,395                0                0          3,813          10,208
             1,044 SF              6.13             0.00             0.00           3.65            9.78

# 73 - SUITE 7016
GENERAL NUTRITION
BASE LEASE 3/91- 2/01            19,996            2,800              326          3,945          26,741
             1,058 SF             18.90             2.65           307.80           3.73           25.28
                              ---------        ---------        ---------      ---------       ---------
     TENANTS 751-1200           356,543          136,840            7,488         49,987         543,370
            14,910 SF             23.91             9.18           502.20           3.35           36.44

         TENANT/
LEASE TYPE AND DATES/          BASE RENT/        OVERAGE/       SALES(000)/    RECOVERIES/       REVENUE/
     SQUARE FEET                 PER SF           PER SF          PER SF          PER SF          PER SF
---------------------          ----------        --------       -----------    -----------       --------
  3 TENANTS 1201-2000

# 3 SUITE 1006
DOLL'N BEAR
BASE LEASE 1/96-12/97             4,551                0               72          4,627           9,178
             1,267 SF              3.59             0.00            56.98           3.65            7.24

# 11 - SUITE 1032
LADY'S CHOICE
BASE LEASE 10/91-10/96           14,450                0              143          3,934          18,384
              1,445 SF            10.00             0.00            99.30           2.72           12.72

# 12 - SUITE 1102
SEARS, ROEBUCK
BASE LEASE 7/94-12/96                 0                0                0              0               0
             1,873 SF              0.00             0.00             0.00           0.00            0.00

# 13 - SUITE 1104
LEMSTONE BOOKS
BASE LEASE 10/89- 9/99           18,645                0              234          4,540          23,185
              1,243 SF            15.00             0.00           188.30           3.65           18.65

# 34 - SUITE 3030
BOMBAY CO.
BASE LEASE 9/87- 9/97                 0           22,243              477              0          22,243
             1,825 SF              0.00            12.19           261.17           0.00           12.19

# 39 - SUITE 4014
CANNON'S MENS WEAR
BASE LEASE 12/86-11/96           15,100                0              271          4,837          19,937
              1,510 SF            10.00             0.00           179.31           3.20           13.20

# 46 - SUITE 5010
UPS 'N DOWNS
BASE LEASE 5/87- 4/97            16,375                0              313          5,701          22,076
             1,561 SF             10.49             0.00           200.40           3.65           14.14

# 55 - SUITE 5040
KIDS FOOTLOCKER
BASE LEASE 11/95- 7/05           25,550                0              273          6,398          31,948
              1,752 SF            14.58             0.00           155.75           3.65           18.24

# 56 - SUITE 5042
FRIEDMAN'S JEWELER
BASE LEASE 11/89-11/99           50,006            2,858            1,057          5,224          58,088
              1,631 SF            30.66             1.75           648.25           3.20           35.61

# 58 - SUITE 5048
TILT
BASE LEASE 8/86-12/99            35,514            3,004              257          4,833          43,351
             1,420 SF             25.01             2.12           180.84           3.40           30.53

# 62 - SUITE 6016
CHICK FIL-A
BASE LEASE 8/86- 8/98            25,560           21,708              788          4,883          52,151
             1,704 SF             15.00            12.74           462.33           2.87           30.61

# 72 - SUITE 7014
DOKAR
BASE LEASE 1/96-12/97             4,250                0                0          4,788           9,038
             1,311 SF              3.24             0.00             0.00           3.65            6.89
                              ---------        ---------        ---------      ---------       ---------

         TENANT/
LEASE TYPE AND DATES/          BASE RENT/        OVERAGE/       SALES(000)/    RECOVERIES/       REVENUE/
     SQUARE FEET                 PER SF           PER SF          PER SF          PER SF          PER SF
---------------------          ----------        --------       -----------    -----------       --------
    TENANTS 1201-2000           210,001           49,813            3,885         49,765         309,579
            18,542 SF             11.33             2.69           209.51           2.68           16.70

  4 TENANTS 2001-3500

# 1 - SUITE 1002
D.A. KELLY'S
BASE LEASE 9/93- 8/98            43,750                0              614          9,529          53,279
             3,500 SF             12.50             0.00           175.47           2.72           15.22

# 2 - SUITE 1004
HOFHEIMER'S EXPRE
BASE LEASE 11/86- 1/97           43,428                0              369          8,446          51,874
              3,102 SF            14.00             0.00           118.83           2.72           16.72

# 6 - SUITE 1016
MERRY-GO-ROUND
BASE LEASE 9/90- 1/01            45,510                0              570         11,081          56,591
             3,034 SF             15.00             0.00           187.82           3.65           18.65

# 7 - SUITE 1018
WALDENBOOKS
BASE LEASE 8/86- 1/97            44,109                0              706          8,627          52,736
             2,535 SF             17.40             0.00           278.36           3.40           20.80

# 8 - SUITE 1020
AMY'S HALLMARK
BASE LEASE 11/86- 1/97           41,904                0              390          8,914          50,818
              2,619 SF            16.00             0.00           149.05           3.40           19.40

# 9 - SUITE 1022
THE FINISH LINE
BASE LEASE 8/90-10/00            52,100           17,063            1,153          9,713          78,876
             2,605 SF             20.00             6.55           442.50           3.73           30.28

# 14 - SUITE 1106
BRIAR PATCH
BASE LEASE 11/95-10/05           24,010            3,464              458         10,738          38,212
              2,940 SF             8.17             1.18           155.75           3.65           13.00

# 17 - SUITE 2008
KAY-BEE TOY
BASE LEASE 8/86- 8/96            44,580                0              585         11,082          55,662
             2,972 SF             15.00             0.00           196.75           3.73           18.73

# 18 - SUITE 2010
PAYLESS SHOESOURCE
BASE LEASE 8/86- 8/96            39,792                0              373          9,083          48,875
             2,487 SF             16.00             0.00           149.85           3.65           19.65

# 20 - SUITE 2016
FINE'S MEN WEAR
BASE LEASE 10/86-10/96           36,240           10,111              927          9,673          56,024
              3,020 SF            12.00             3.35           306.96           3.20           18.55

# 27 - SUITE 3014
KINNEY SHOES
BASE LEASE 8/86- 8/96            49,485                0              333         12,049          61,534
             3,299 SF             15.00             0.00           100.86           3.65           18.65

# 31 - SUITE 3024
RADIO SHACK
BASE LEASE 11/86-11/01           29,004                0              596          8,226          37,230
              2,417 SF            12.00             0.00           246.70           3.40           15.40

         TENANT/
LEASE TYPE AND DATES/          BASE RENT/        OVERAGE/       SALES(000)/    RECOVERIES/       REVENUE/
     SQUARE FEET                 PER SF           PER SF          PER SF          PER SF          PER SF
---------------------          ----------        --------       -----------    -----------       --------
# 33 - SUITE 3028
FOOTLOCKER
BASE LEASE 8/86- 8/06            43,560           72,511            1,935          8,839         124,910
             2,420 SF             18.00            29.96           799.39           3.65           51.62

# 36 - SUITE 3033
EYE CARE CENTER
BASE LEASE 10/91-10/01           36,127            3,364              779         10,362          49,853
              2,779 SF            13.00             1.21           280.17           3.73           17.94

# 40 - SUITE 4016
SHOE SHOW
BASE LEASE 8/86- 8/96            34,416                0              443          7,809          42,225
             2,868 SF             12.00             0.00           154.58           2.72           14.72

# 47 - SUITE 5014
COUNTY SEAT
BASE LEASE 3/87- 3/97            35,618                0              567         11,020          46,638
             3,238 SF             11.00             0.00           175.21           3.40           14.40

# 61 - SUITE 6014
DISC JOCKEY
BASE LEASE 8/86- 8/96            45,144                0              594          7,651          52,795
             2,052 SF             22.00             0.00           289.24           3.73           25.73
                              ---------        ---------        ---------      ---------       ---------
    TENANTS 2001-3500           688,777          106,513           11,390        162,842         958,132
            47,887 SF             14.38             2.22           237.85           3.40           20.01

  5 - TENANTS 3501-5000

# 24 - SUITE 3004
VICTORIA'S SECRET
BASE LEASE 7/95- 7/07            51,905                0              866         12,925          64,830
             3,539 SF             14.67             0.00           244.75           3.65           18.32

# 26 - SUITE 3012
THE LIMITED
BASE LEASE 8/86- 8/98            75,015                0              857         17,849          92,864
             4,887 SF             15.35             0.00           175.29           3.65           19.00

# 30 - SUITE 3022
LERNER SHOP
BASE LEASE 8/86- 8/98            59,640                0              846         18,152          77,792
             4,970 SF             12.00             0.00           170.27           3.65           15.65

# 48 - SUITE 5018
DURHAM SPORTING GD
BASE LEASE 8/86- 8/96            57,708                0              813         16,367          74,075
             4,809 SF             12.00             0.00           168.98           3.40           15.40

# 54 - SUITE 5036
AMERICAN EAGLE
BASE LEASE 8/95- 7/05            51,773                0              864         14,479          66,252
             3,883 SF             13.33             0.00           222.50           3.73           17.06
                              ---------        ---------        ---------      ---------       ---------
    TENANTS 3501-5000           296,041                0            4,246         79,772         375,813
            22,088 SF             13.40             0.00           192.22           3.61           17.01

  6 - TENANTS 5001-10000

         TENANT/
LEASE TYPE AND DATES/          BASE RENT/        OVERAGE/       SALES(000)/    RECOVERIES/       REVENUE/
     SQUARE FEET                 PER SF           PER SF          PER SF          PER SF          PER SF
---------------------          ----------        --------       -----------    -----------       --------
# 15 - SUITE 1108
LIMITED EXPRESS
BASE LEASE 2/88- 2/00            83,264                0              861         19,007         102,271
             5,204 SF             16.00             0.00           165.46           3.65           19.65

# 25 - SUITE 3008
LANE BRYANT
BASE LEASE 8/86- 8/98            57,079                0            1,106         18,952          76,031
             5,189 SF             11.00             0.00           213.21           3.65           14.65

# 37 - SUITE 3038
REX RADIO & TELEV.
BASE LEASE 5/94- 5/99            42,499                0                0         23,050          65,549
             8,466 SF              5.02             0.00             0.00           2.72            7.74

# 59 - SUITE 6002
CATO
BASE LEASE 8/86- 1/97            61,370                0            1,091         16,708          78,078
             6,137 SF             10.00             0.00           177.80           2.72           12.72

# 60 - SUITE 6010
CHAMPS SPORTS
BASE LEASE 12/93-12/03           72,624                0            1,127         20,596          93,220
              6,052 SF            12.00             0.00           186.25           3.40           15.40
                              ---------        ---------        ---------      ---------       ---------
    TENANTS 5001-10000          316,836                0            4,186         98,313         415,149
             31,048 SF            10.20             0.00           134.82           3.17           13.37

  7 TENANTS > 10000

# 66 SUITE 7001
CARMIKE'S CINEMAS
BASE LEASE 10/87-10/07          250,053                0              652         65,156         315,209
             17,474 SF            14.31             0.00            37.30           3.73           18.04
                              ---------        ---------        ---------      ---------       ---------
       TENANTS > 10000          250,053                0              652         65,156         315,209
             17,474 SF            14.31             0.00            37.30           3.73           18.04

  8 - FOOD COURT TENANTS

# 65 - SUITE 6024
HARDEE'S
BASE LEASE 10/86-10/98           27,998              755              479          2,845          31,598
                773 SF            36.22             0.98           619.95           3.68           40.88

# 74 - SUITE 8004
DAIRY QUEEN
BASE LEASE 10/95- 9/05           14,000                0              119          2,463          16,463
                669 SF            20.93             0.00           178.00           3.68           24.61

# 75 - SUITE 8006
RUFFINO'S
BASE LEASE 8/86- 9/07            25,002                0              249          2,190          27,192
               595 SF             42.02             0.00           417.70           3.68           45.70

# 76 - SUITE 8008
MR. WOK
BASE LEASE 6/95- 5/05            19,992                0              123          2,149          22,141
               595 SF             33.60             0.00           206.13           3.61           37.21

         TENANT/
LEASE TYPE AND DATES/          BASE RENT/        OVERAGE/       SALES(000)/    RECOVERIES/       REVENUE/
     SQUARE FEET                 PER SF           PER SF          PER SF          PER SF          PER SF
---------------------          ----------        --------       -----------    -----------       --------
# 78 - SUITE 8012
OMAR'S GYROS
BASE LEASE 8/91- 1/97            12,690                0               98          3,055          15,745
               846 SF             15.00             0.00           115.45           3.61           18.61
                              ---------        ---------        ---------      ---------       ---------
   FOOD COURT TENANTS            99,682              755            1,067         12,702         113,139
             3,478 SF             28.66             0.22           306.83           3.65           32.53

  10 - ANCHOR TENANTS

# 79 - SUITE 9002
JC PENNEY
BASE LEASE 8/86- 8/16           327,733                0           10,152         35,712         363,445
            81,729 SF              4.01             0.00           124.22           0.44            4.45

# 80 - SUITE 9101
BELKS
BASE LEASE 8/86- 7/26                 0                0                0         28,239          28,239
                 1 SF              0.00             0.00             1.00      28,239.00       28,239.00

# 81 - SUITE 9103
BRODY"S
BASE LEASE 8/95- 7/16           233,200                0                0         43,228         276,428
            69,960 SF              3.33             0.00             0.00           0.62            3.95

# 82 - SUITE 9104
SEARS, ROEBUCK
BASE LEASE 10/87-10/15          268,692          112,139           16,086         53,344         434,175
             89,564 SF             3.00             1.25           179.60           0.60            4.85
                              ---------        ---------        ---------      ---------       ---------
        ANCHOR TENANTS          829,625          112,139           26,238        160,523       1,102,287
            241,254 SF             3.44             0.46           108.76           0.67            4.57
                              ---------        ---------        ---------      ---------       ---------
                TOTALS        3,165,551          406,311           59,964        694,578       4,266,440
            401,026 SF             7.89             1.01           149.53           1.73           10.64
                              =========        =========        =========      =========       =========

--------------------------------------------------------------------------------
                         PRO-Ject+ Lease Abstract Report
--------------------------------------------------------------------------------

                                          GOLDEN EAST CROSSING, ROCKY MOUNT, NC
                                                 LEASE ABSTRACT REPORT
                                                    FOR ALL TENANTS
                                                    6/14/96 @ 18:22

                           PRIMARY/                                                                ANNUAL
                           SECONDARY      SQUARE       LEASE     LEASE     OPTION    MINIMUM       MINIMUM       OVERAGE
     TENANT                  CODES         FEET        BEGIN      END      #/MOS     RENT/SF        RENT            %
-------------------        ---------      ------       -----     -----     ------  ------------    -------       -------
   1 tenants < 750

# 38-SUITE 4011                1             600        1/95     12/97       -            31.24     18,744         6.00
CHRISTY'S                      1

# 49-SUITE 5020                1             648       12/86     12/97       -            20.00     12,960         6.00
GIGI'S BOUTIQUE                1

# 50-SUITE 5022                1             729       10/86      9/96       -            20.00     14,580         8.00
CLAIRE'S BTQUE                 1

# 52-SUITE 5026                1             624        8/86      8/06       -            40.00     24,960        10.00
GR. AMER. CHOCALAT             1                                                    9/96  48.08     30,002

# 53-SUITE 5028                1             714        1/96     12/96       -            12.60      8,996         7.00
KEEP IN TOUCH                  1

# 63-SUITE 6018                1             440        1/97     12/06       -            30.00     13,200         6.00
VACANT                         1

# 68-SUITE 7004                1             451        4/95      3/05       -            55.43     24,999         7.00
SUNGLASS HUT                   1

# 69-SUITE 7006                1             579        9/94      8/99       -            31.09     18,001         6.00
LEE NAILS                      1
                                           -----
                                           4,785

  2 TENANTS 751-1200

# 4-SUITE 1010                 1           1,035        8/86     12/06       -            35.00     36,225         6.00
JEWEL BOX                      2                                                    1/97  50.00     51,750

# 5-SUITE 1012                 1
SUGAR FOOT                     2           1,068       11/86     11/96       -            16.00     17,088         6.00


# 22-SUITE 2022                1           1,200        8/86     12/96       -            39.58     47,496         5.00
REEDS JEWELERS                 2

# 23-SUITE 3002                1             942        3/87      1/98       -            14.00     13,188         6.00
STRIDE-RITE                    2

# 35-SUITE 3032                1             810        8/86      8/96       -            25.00     20,250         6.00
REGIS HAIRSTYLIST              2

# 41-SUITE 5002                1             832        7/87      7/97       -            37.00     30,784        10.00
GOLD VALLEY                    2

# 42-SUITE 5004                1           1,038        9/93      8/98       -            25.00     25,950         8.00
PICTURE YOU/ONE                2                                                    9/97  27.00     28,026

# 43-SUITE 5006                1             810        8/91     10/01       -            29.63     24,000         6.00
ELECTRONICS BTQUE              2                                                   11/98  32.10     26,001

# 44-SUITE 5007                1             810        8/94     12/49       -             9.25      7,493         5.00
CAROUSEL CHILDREN              2

# 45-SUITE 5008                1           1,200        3/88      3/98       -            16.00     19,200         6.00
NATURALIZER                    2

                              CEILING     BREAKPOINT
     TENANT                    (OOO'S)      (000'S)              RECOVERIES
-------------------           --------    -----------        -----------------
1 tenants < 750

# 38-SUITE 4011              UNLIMITED     NATURAL           CAM1-RECOVERY CAM1
CHRISTY'S                                                    TAX1-RECOVERY TAX1

# 49-SUITE 5020              UNLIMITED     NATURAL           CAM1-RECOVERY CAM1
GIGI'S BOUTIQUE                                              TAX1-RECOVERY TAX1

# 50-SUITE 5022              UNLIMITED     NATURAL           CAM1-RECOVERY CAM1
CLAIRE'S BTQUE                                               TAX1-RECOVERY TAX1

# 52-SUITE 5026              UNLIMITED     NATURAL           CAM1-RECOVERY CAM1
GR. AMER. CHOCALAT                                           TAX1-RECOVERY TAX1

# 53-SUITE 5028              UNLIMITED     NATURAL           CAM1-RECOVERY CAM1
KEEP IN TOUCH                                                TAX1-RECOVERY TAX1

# 63-SUITE 6018              UNLIMITED     NATURAL           CAM1-RECOVERY CAM1
VACANT                                                       TAX1-RECOVERY TAX1

# 68-SUITE 7004              UNLIMITED     NATURAL           CAM1-RECOVERY CAM1
SUNGLASS HUT                                                 TAX1-RECOVERY TAX1

# 69-SUITE 7006              UNLIMITED     NATURAL           CAM1-RECOVERY CAM1
LEE NAILS                                                    TAX1-RECOVERY TAX1



2 TENANTS 751-1200

# 4-SUITE 1010               UNLIMITED     NATURAL           CAM1-RECOVERY CAM1
JEWEL BOX

# 5-SUITE 1012
SUGAR FOOT                   UNLIMITED     NATURAL           CAM1-RECOVERY CAM1
                                                             TAX1-RECOVERY TAX1

# 22-SUITE 2022              UNLIMITED         792           CAM1-RECOVERY CAM1
REEDS JEWELERS                                               TAX1-RECOVERY TAX1

# 23-SUITE 3002              UNLIMITED     NATURAL           CAM1-RECOVERY CAMI
STRIDE-RITE                                                  TAX1-RECOVERY TAXI

# 35-SUITE 3032              UNLIMITED     NATURAL           CAM1-RECOVERY CAM1
REGIS HAIRSTYLIST                                            TAX1-RECOVERY TAX1

# 41-SUITE 5002              UNLIMITED     NATURAL           CAM1-RECOVERY CAM1
GOLD VALLEY                                                  TAX1-RECOVERY TAX1

# 42-SUITE 5004              UNLIMITED     NATURAL           CAM1-RECOVERY CAM1
PICTURE YOU/ONE                                              TAX1-RECOVERY TAX1

# 43-SUITE 5006              UNLIMITED     NATURAL           CAM1-RECOVERY CAM1
ELECTRONICS BTQUE                                            TAX1-RECOVERY TAX1

# 44-SUITE 5007              UNLIMITED     NATURAL           CAM1-RECOVERY CAM1
CAROUSEL CHILDREN                                            TAX1-RECOVERY TAX1

# 45-SUITE 5008              UNLIMITED     NATURAL           CAM1-RECOVERY CAM1
NATURALIZER                                                  TAX1-RECOVERY TAX1

                           PRIMARY/                                                                ANNUAL
                           SECONDARY      SQUARE       LEASE     LEASE     OPTION    MINIMUM       MINIMUM       OVERAGE
     TENANT                  CODES         FEET        BEGIN      END      #/MOS     RENT/SF        RENT            %
-------------------        ---------      ------       -----     -----     ------  ------------    -------       -------
# 51-SUITE 5024                1              967       8/86      1/07       -            45.00     43,515         5.00
BAILEY'S JEWELERS              2                                                          60.00     58,020

3 57-SUITE 5046                1            1,148       4/89      3/99       -      2/97  20.00     22,960         6.00
LADY FOOTLOCKER                2

# 70-SUITE 7008                1              948       1/95     12/04       -            23.21     22,003         8.00
AFTERTHOUGHTS                  2

# 71-SUITE 7012                1            1,044       8/95      7/96       -             7.35      7,673         7.00
VIP FORMAL WEAR                2

# 73-SUITE 7016                1            1,058       3/91      2/01       -            18.90     19,996         7.00
GENERAL NUTRITION              2
                                           ------
                                           14,910

3 TENANTS 1201-2000

# 3-SUITE 1006                 1            1,267       1/96     12/97       -             8.62     10,922         7.00
DOLL'N BEAR                    3

# 11-SUITE 1032                1            1,445      10/91     10/96       -            10.00     14,450         6.00
LADY'S CHOICE                  3

# 12-SUITE 1102                1            1,873       7/94     12/96       -             0.00          0         6.00
SEARS, ROEBUCK                 3

# 13-SUITE 1104                1            1,243      10/89      9/99       -            15.00     18,645         7.00
LEMSTONE BOOKS                 3                                                   10/96  18.00     22,374

# 34-SUITE 3030                1            1,825       9/87      9/97       -             0.00          0         8.00
BOMBAY CO.                     3

# 39-SUITE 4014                1            1,510      12/86     11/96       -            10.00     15,100         5.00
CANNON'S MENS WEAR             3

# 46-SUITE 5010                1            1,561       5/87      4/97       -            10.49     16,375         5.00
UPS 'N DOWNS                   3

# 55-SUITE 5040                1            1,752      11/95      7/05       -            25.00     43,800         6.00
KIDS FOOTLOCKER                3

# 56-SUITE 5042                1            1,631      11/89     11/99       -            30.66     50,006         5.00
FRIEDMAN'S JEWELER             3                                                   12/96  33.72     54,997

# 58-SUITE 5048                1            1,420       8/86     12/99       -            25.01     35,514        15.00
TILT                           3

# 62-SUITE 6016                1            1,704       8/86      8/98       -            15.00     25,560         6.00
CHICK FIL-A                    3

# 72-SUITE 7014                1            1,311       1/96     12/97       -             7.78     10,200         6.00
DOKAR                          3
                                           ------
                                           18,542

4 Tenants 2001-3500

# 1-Suite 1002                 1            3,500       9/93      8/98       -            12.50     43,750            5.00
D.A. KELLY'S                   4


                              CEILING       BREAKPOINT
     TENANT                    (OOO'S)        (000'S)           RECOVERIES
-------------------           --------    --------------    -----------------
# 51-SUITE 5024
BAILEY'S JEWELERS            UNLIMITED            NATURAL   CAM1-RECOVERY CAM1
                                                            TAX1-RECOVERY TAX1
3 57-SUITE 5046
LADY FOOTLOCKER              UNLIMITED            NATURAL   CAM1-RECOVERY CAM1
                                                            TAX1-RECOVERY TAX1
# 70-SUITE 7008
AFTERTHOUGHTS                UNLIMITED            NATURAL   CAM1-RECOVERY CAM1
                                                            TAX1-RECOVERY TAX1
# 71-SUITE 7012
VIP FORMAL WEAR              UNLIMITED            NATURAL   CAM1-RECOVERY CAM1
                                                            TAX1-RECOVERY TAX1
# 73-SUITE 7016
GENERAL NUTRITION            UNLIMITED            NATURAL   CAM1-RECOVERY CAM1
                                                            TAX1-RECOVERY TAX1


3 TENANTS 1201-2000

# 3-SUITE 1006
DOLL'N BEAR                  UNLIMITED               ZERO   CAM1-RECOVERY CAM1
                                                            TAX1-RECOVERY TAX1
# 11-SUITE 1032
LADY'S CHOICE                UNLIMITED            NATURAL   CAM1-RECOVERY CAM1
                                                            TAX1-RECOVERY TAX1
# 12-SUITE 1102
SEARS, ROEBUCK               UNLIMITED            NATURAL   NONE

# 13-SUITE 1104
LEMSTONE BOOKS               UNLIMITED                311   CAM1-RECOVERY CAM1
                                          10/96       373   TAX1-RECOVERY TAX1
# 34-SUITE 3030
BOMBAY CO.                   UNLIMITED               ZERO   NONE

# 39-SUITE 4014
CANNON'S MENS WEAR           UNLIMITED                350   CAM1-RECOVERY CAM1
                                                            TAX1-RECOVERY TAX1
# 46-SUITE 5010
UPS 'N DOWNS                 UNLIMITED            NATURAL   CAM1-RECOVERY CAM1
                                                            TAX1-RECOVERY TAX1
# 55-SUITE 5040
KIDS FOOTLOCKER              UNLIMITED            NATURAL   CAM1-RECOVERY CAM1
                                                            TAX1-RECOVERY TAX1
# 56-SUITE 5042
FRIEDMAN'S JEWELER           UNLIMITED            NATURAL   CAM1-RECOVERY CAM1
                                                            TAX1-RECOVERY TAX1
# 58-SUITE 5048
TILT                         UNLIMITED            NATURAL   CAM1-RECOVVERY CAM1
                                                            TAX1-RECOVERY TAX1
# 62-SUITE 6016
CHICK FIL-A                  UNLIMITED            NATURAL   CAM1-RECOVERY CAM1
                                                            TAX1-RECOVERY TAX1
# 72-SUITE 7014
DOKAR                        UNLIMITED            NATURAL   CAM1-RECOVERY CAM1
                                                            TAX1-RECOVERY TAX1


4 Tenants 2001-3500

# 1-Suite 1002
D.A. KELLY'S                 UNLIMITED            NATURAL   CAM1-RECOVERY CAM1
                                                            TAX1-RECOVERY TAX1

                           PRIMARY/                                                                ANNUAL
                           SECONDARY      SQUARE       LEASE     LEASE     OPTION    MINIMUM       MINIMUM       OVERAGE
     TENANT                  CODES         FEET        BEGIN      END      #/MOS     RENT/SF        RENT            %
-------------------        ---------      ------       -----     -----     ------  ------------    -------       -------
# 2-SUITE 1004                 1           3,102       11/86      1/97       -             14.00    43,428        6.00
HOFHEIMER'S EXPRE              4

# 6-SUITE 1016                 1           3,034        9/90      1/01       -             15.00    45,510        6.00
MERRY-GO-ROUND                 4

# 7-SUITE 1018                 1           2,535        8/86      1/97       -             17.40    44,109        6.00
WALDENBOOKS                    4

# 8-SUITE 1020                 1           2,619       11/86      1/97       -             16.00    41,904        7.00
AMY'S HALLMARK                 4

# 9-SUITE 1022                 1           2,605        8/90     10/00       -             20.00    52,100        6.00
THE FINISH LINE                4                                                    8/97   22.00    57,310

# 14-SUITE 1106                1           2,940       11/95     10/05       -             14.00    41,160        6.00
BRIAR PATCH                    4                                                   11/98   15.00    44,100
                                                                                   11/02   16.00    47,040

# 16-SUITE 1112                1           2,691        1/97     12/06       -             15.00    40,365        6.00
VACANT                         4

# 17-SUITE 2008                1           2,972        8/86      8/96       -             15.00    44,580        6.00
KAY-BEE TOY                    4

# 18-SUITE 2010                1           2,487        8/86      8/96       -             16.00    39,792        6.00
PAYLESS SHOESOURCE             4

# 19-SUITE 2012-14             1           2,982        9/96      8/06       -             12.00    35,784        6.00
HUNGATE CRAFTS                 4

# 20-SUITE 2016                1           3,020       10/86     10/96       -             12.00    36,240        5.00
FINE'S MEN WEAR                4

# 27-SUITE 3014                1           3,299        8/86      8/96       -             15.00    49,485        6.00
KINNEY SHOES                   4

# 28-SUITE 3016                1           3,335        1/97     12/06       -             15.00    50,025        6.00
VACANT                         4

# 31-SUITE 3024                1           2,417       11/86     11/01       -             12.00    29,004        3.00
RADIO SHACK                    4                                                   11/96   14.50    35,047

# 32-SUITE 3026                1           2,247       11/96     10/06       -             17.00    38,199        6.00
BATH & BODY                    4

# 33-SUITE 3028                1           2,420        8/86      8/06       -             18.00    43,560        6.00
FOOTLOCKER                     4                                                    9/96   37.19    90,000

# 36-SUITE 3033                1           2,779       10/91     10/01       -             13.00    36,127        6.00
EYE CARE CENTER                4                                                   10/96   16.60    46,131

# 40-SUITE 4016                1           2,868        8/86      8/96       -             12.00    34,416        6.00
SHOE SHOW                      4

# 47-SUITE 5014                1           3,238        3/87      3/97                     11.00    35,618        6.00
COUNTY SEAT                    4

# 61-SUITE 6014                1           2,052        8/86      8/96       -             22.00    45,144        6.00
DISC JOCKEY                    4

# 64-SUITE 6022                1           2,540        1/98     12/07       -             15.30    38,862        6.00
VACANT                         4


                              CEILING       BREAKPOINT
     TENANT                    (OOO'S)        (000'S)           RECOVERIES
-------------------           --------    --------------    -----------------
# 2-SUITE 1004               UNLIMITED          NATURAL     CAM1-RECOVERY CAM1
HOFHEIMER'S EXPRE                                           TAX1-RECOVERY TAX1

# 6-SUITE 1016               UNLIMITED          NATURAL     CAM1-RECOVERY CAM1
MERRY-GO-ROUND                                              TAX1-RECOVERY TAX1

# 7-SUITE 1018               UNLIMITED          NATURAL     CAM1-RECOVERY CAM1
WALDENBOOKS                                                 TAX1-RECOVERY TAX1

# 8-SUITE 1020               UNLIMITED          NATURAL     CAM1-RECOVERY CAM1
AMY'S HALLMARK                                              TAX1-RECOVERY TAX1

# 9-SUITE 1022               UNLIMITED          NATURAL     CAM1-RECOVERY CAM1
THE FINISH LINE                                             TAX1-RECOVERY TAX1

# 14-SUITE 1106              UNLIMITED          NATURAL     CAM1-RECOVERY CAM1
BRIAR PATCH                                                 TAX1-RECOVERY TAX1


# 16-SUITE 1112              UNLIMITED          NATURAL     CAM1-RECOVERY CAM1
VACANT                                                      TAX1-RECOVERY TAX1

# 17-SUITE 2008              UNLIMITED          NATURAL     CAM1-RECOVERY CAM1
KAY-BEE TOY                                                 TAX1-RECOVERY TAX1

# 18-SUITE 2010              UNLIMITED          NATURAL     NONE
PAYLESS SHOESOURCE

# 19-SUITE 2012-14           UNLIMITED          NATURAL     CAM1-RECOVERY CAM1
HUNGATE CRAFTS                                              TAX1-RECOVERY TAX1

# 20-SUITE 2016              UNLIMITED          NATURAL     CAM1-RECOVERY CAM1
FINE'S MEN WEAR                                             TAX1-RECOVERY TAX1

# 27-SUITE 3014              UNLIMITED          NATURAL     CAM1-RECOVERY CAM1
KINNEY SHOES                                                TAX1-RECOVERY TAX1

# 28-SUITE 3016              UNLIMITED          NATURAL     CAM1-RECOVERY CAM1
VACANT                                                      TAX1-RECOVERY TAX1

# 31-SUITE 3024              UNLIMITED              725     CAM1-RECOVERY CAM1
RADIO SHACK                                                 TAX1-RECOVERY TAX1

# 32-SUITE 3026              UNLIMITED          NATURAL     CAM1-RECOVERY CAM1
BATH & BODY                                                 TAX1-RECOVERY TAX1

# 33-SUITE 3028              UNLIMITED          NATURAL     CAM1-RECOVVERY CAM1
FOOTLOCKER                                                  TAX1-RECOVERY TAX1

# 36-SUITE 3033              UNLIMITED              723     CAM1-RECOVERY CAM1
EYE CARE CENTER                           10/96     923     TAX1-RECOVERY TAX1

# 40-SUITE 4016              UNLIMITED          NATURAL     CAM1-RECOVERY CAM1
SHOE SHOW                                                   TAX1-RECOVERY TAX1

# 47-SUITE 5014              UNLIMITED          NATURAL     CAM1-RECOVERY CAM1
COUNTY SEAT                                                 TAXI-RECOVERY TAX1

# 61-SUITE 6014              UNLIMITED          NATURAL     CAM1-RECOVERY CAM1
DISC JOCKEY                                                 TAX1-RECOVERY TAX1

# 64-SUITE 6022              UNLIMITED          NATURAL     CAM1-RECOVERY CAM1
VACANT                                                      TAX1-RECOVERY TAX1

                           PRIMARY/                                                                ANNUAL
                           SECONDARY      SQUARE       LEASE     LEASE     OPTION    MINIMUM       MINIMUM       OVERAGE
     TENANT                  CODES         FEET        BEGIN      END      #/MOS     RENT/SF        RENT            %
-------------------        ---------      ------       -----     -----     ------  ------------    -------       -------
                                           61,682
  5 TENNANTS 3501-5000

# 10-SUITE 1026                     1       4,833       2/96      3/06       -              14.00    67,662        5.00
RACK ROOM SHOES                     5                                                4/99   16.00    77,328
                                                                                     4/03   18.00    86,994

# 21-SUITE 2018-20                  1       4,229      11/96     10/06       -              18.00    76,122        5.00
HALLMARK                            5

# 24-SUITE 3004                     1       3,539       7/95      7/07       -              16.00    56,624        5.00
VICTORIA'S SECRET                   5                                                8/98   17.00    60,163
                                                                                     8/02   18.00    63,702

# 26-SUITE 3012                     1       4,887       8/86      8/98       -              15.35    75,015        5.00
THE LIMITED                         5

# 29-SUITE 3018                     1       4,361       1/98     12/07       -              15.30    66,723        6.00
VACANT                              5

# 30-SUITE 3022                     1       4,970       8/86      8/98       -              12.00    59,640        5.00
LERNER SHOP                         5

# 48-SUITE 5018                     1       4,809       8/86      8/96       -              12.00    57,708        4.00
DURHAM SPORTING GD                  5

# 54-SUITE 5036                     1       3,883       8/95      7/05       -              16.00    62,128        5.00
AMERICAN EAGLE                      5
                                          ------
                                           35,511

6 TENANTS 5001-10000

# 15-SUITE 1108                     1       5,204       2/88      2/00       -              16.00    83,264        5.00
LIMITED EXPRESS                     6

# 25-SUITE 3008                     1       5,189       8/86      8/98       -              11.00    57,079        5.00
LANE BRYANT                         6

# 37-SUITE 3038                     1       8,466       5/94      5/99       -               5.02    42,499        1.00
REX RADIO & TELEV.                  6

# 59-SUITE 6002                     1       6,137       8/86      1/97       -              10.00    61,370        5.00
CATO                                6

# 60-SUITE 6010                     1       6,052      12/93     12/03       -              12.00    72,624        5.00
CHAMPS SPORTS                       6                                               11/98   14.00    84,728

# 67-SUITE 7002                     1       5,452      10/96      9/06       -              18.00    98,136        6.00
RECORD TOWN                         6
                                           ------
                                           36,500

7 TENANTS > 10000

# 66-SUITE 7001                     1      17,474      10/87     10/07       -              14.31   250,053       20.00
CARMIKE'S CINEMAS                   7                                               11/97   15.74   275,041
                                                                                    11/02   17.17   300,029
                                           ------
                                           17,474


                              CEILING       BREAKPOINT
     TENANT                    (OOO'S)        (000'S)           RECOVERIES
-------------------           --------    --------------    -----------------

  5 TENNANTS 3501-5000

# 10-SUITE 1026              UNLIMITED      1,692           CAM1-RECOVERY CAM1
RACK ROOM SHOES                                             TAX1-RECOVERY TAX1


# 21-SUITE 2018-20           UNLIMITED    NATURAL           CAM1-RECOVERY CAM1
HALLMARK                                                    TAX1-RECOVERY TAX1

# 24-SUITE 3004              UNLIMITED    NATURAL           CAM1-RECOVERY CAM1
VICTORIA'S SECRET                                           TAX1-RECOVERY TAX1


# 26-SUITE 3012              UNLIMITED    NATURAL           CAM1-RECOVERY CAM1
THE LIMITED                                                 TAX1-RECOVERY TAX1

# 29-SUITE 3018              UNLIMITED    NATURAL           CAM1-RECOVERY CAM1
VACANT                                                      TAX1-RECOVERY TAX1

# 30-SUITE 3022              UNLIMITED    NATURAL           CAM1-RECOVERY CAM1
LERNER SHOP                                                 TAX1-RECOVERY TAX1

# 48-SUITE 5018              UNLIMITED    NATURAL           CAM1-RECOVERY CAM1
DURHAM SPORTING GD                                          TAX1-RECOVERY TAX1

# 54-SUITE 5036              UNLIMITED    NATURAL           CAM1-RECOVERY CAM1
AMERICAN EAGLE                                              TAX1-RECOVERY TAX1



6 TENANTS 5001-10000

# 15-SUITE 1108              UNLIMITED    NATURAL           NONE
LIMITED EXPRESS

# 25-SUITE 3008              UNLIMITED    NATURAL           CAM1-RECOVERY CAM1
LANE BRYANT                                                 TAX1-RECOVERY TAX1

# 37-SUITE 3038              UNLIMITED    NATURAL           CAM1-RECOVERY CAM1
REX RADIO & TELEV.                                          TAX1-RECOVERY TAX1

# 59-SUITE 6002              UNLIMITED      1,364           CAM1-RECOVERY CAM1
CATO                                                        TAX1-RECOVERY TAX1

# 60-SUITE 6010              UNLIMITED    NATURAL           CAM1-RECOVERY CAM1
CHAMPS SPORTS                                               TAX1-RECOVERY TAX1

# 67-SUITE 7002              UNLIMITED    NATURAL           CAM1-RECOVERY CAM1
RECORD TOWN                                                 TAX1-RECOVERY TAX1



7 TENANTS > 10000

# 66-SUITE 7001              UNLIMITED    NATURAL           CAM1-RECOVERY CAM1
CARMIKE'S CINEMAS                                           TAX1-RECOVERY TAX1


8 FOOD COURT TENANTS

                           PRIMARY/                                                                ANNUAL
                           SECONDARY      SQUARE       LEASE     LEASE     OPTION    MINIMUM       MINIMUM       OVERAGE
     TENANT                  CODES         FEET        BEGIN      END      #/MOS     RENT/SF        RENT            %
-------------------        ---------      ------       -----     -----     ------  ------------    -------       -------
# 65-SUITE 6024                 2             773      10/86      10/98      -            36.22      27,998         6.00
HARDEE'S                        8

# 74-SUITE 8004                 2             669      10/95       9/05      -            31.39      21,000         7.00
DAIRY QUEEN                     8

# 75-SUITE 8006                 2             595       8/86       9/07      -            42.02      25,002        10.00
RUFFINO'S                       8                                                  10/97  52.10      31,000

# 76-SUITE 8008                 2             595       6/95       5/05      -            33.60      19,992        10.00
MR. WOK                         8

# 77-SUITE 8010                 2             461       1/97      12/08      -            30.00      13,830         6.00
VACANT                          8

# 78-SUITE 8012                 2             846       8/91       1/97      -            15.00      12,690         8.00
OMAR'S GYROS                    8
                                          -------
                                            3,939

10 ANCHOR TENANTS

# 79-SUITE 9002                 4          81,729       8/86       8/16      -             4.01     327,733         1.50
JC PENNEY                      10

# 80-SUITE 9101                 4               1       8/86       7/26      -             0.00           0         1.00
BELKS                          10

# 81-SUITE 9103                 4          69,960       8/95       7/16      -             4.00     279,840         2.50
BRODY'S                        10

# 82-SUITE 9104                 4          89,564      10/87      10/15      -             3.00     268,692         2.50
SEARS, ROEBUCK                 10
                                          -------
                                          241,254
                                          -------
                                          434,597
                                          =======

                              CEILING       BREAKPOINT
     TENANT                    (OOO'S)        (000'S)           RECOVERIES
-------------------           --------    --------------    -----------------
# 65-SUITE 6024              UNLIMITED            NATURAL   FCT-FOOD COURT
HARDEE'S                                                    TAX1-RECOVERY TAX1

# 74-SUITE 8004              UNLIMITED            NATURAL   FCT-FOOD COURT
DAIRY QUEEN                                                 TAX1-RECOVERY TAX1

# 75-SUITE 8006              UNLIMITED                313   FCT-FOOD COURT
RUFFINO'S                                 9/97        387   TAX1-RECOVERY TAX1

# 76-SUITE 8008              UNLIMITED            NATURAL   FCT-FOOD COURT
MR. WOK                                                     TAX1-RECOVERY TAX1

# 77-SUITE 8010              UNLIMITED            NATURAL   FCT-FOOD COURT
VACANT                                                      TAX1-RECOVERY TAX1

# 78-SUITE 8012              UNLIMITED                212   FCT-FOOD COURT
OMAR'S GYROS                                                TAX1-RECOVERY TAX1


10 ANCHOR TENANTS

# 79-SUITE 9002              UNLIMITED             16,396   CAM
JC PENNEY                                                   REAL ESTATE TAXES

# 80-SUITE 9101              UNLIMITED            NATURAL   BELK'S CAM
BELKS

# 81-SUITE 9103              UNLIMITED            NATURAL   REAL ESTATE TAXES
BRODY'S                                                     CAM

# 82-SUITE 9104              UNLIMITED             11,600   REAL ESTATE TAXES
SEARS, ROEBUCK                                              CAM

--------------------------------------------------------------------------------
                          PRO-Ject+ Assumptions Report
--------------------------------------------------------------------------------

                     GOLDEN EAST CROSSING, ROCKY MOUNT, NC
                           PROJECT ASSUMPTIONS REPORT
                             INCLUDING ALL TENANTS
                                5/20/96 @ 10:19


BUILDING PROLOGUE
-----------------
LEASEHOLD ANALYSIS OF GOLDEN EAST CROSSING, ROCKY MOUNT,NC BEGINNING 1/1995 FOR 15 YEARS ON A CALENDAR YEAR BASIS


AREA MEASURES
-------------
SGLA
DESCRIBED AS GROSS LEASABLE AREA; MALL SHOP TENANTS
1995 VALUE -   218,704
THEREAFTER -   CONSTANT

AGLA
DESCRIBED AS GROSS LEASABLE AREA; ANCHOR TENANTS
1995 VALUE -   572,914
THEREAFTER  -  CONSTANT

OGLA
DESCRIBED AS GROSS LEASABLE AREA; TOTAL OWNED GLA
1995 VALUE -   459,957
THEREAFTER -   CONSTANT

3001
DESCRIBED AS LEASABLE  NET OF MAJORS AT END OF YEAR
1995 VALUE -   218,704
THEREAFTER -   CONSTANT

3200
DESCRIBED AS LEASED NET OF MAJORS AT END OF YEAR
1995 VALUE-    144,336
1996 VALUE-    159,690
1997 VALUE-    178,016
1998 VALUE-    184,861
1999 VALUE-    187,362
2000 VALUE-    187,730
2001 VALUE-    187,922
2002 VALUE-    189,203
2003 VALUE-    189,404
2004 VALUE-    188,395
2005 VALUE-    187,742
2006 VALUE-    182,155
2007 VALUE-    179,135
2008 VALUE-    183,559
2009 VALUE-    187,602
THEREAFTER-CONSTANT

3280
DESCRIBED AS LEASED NET OF MAJORS, BUT NOT LESS THAN 80% LEASED
1995 VALUE-    174,963
1996 VALUE-    174,963
1997 VALUE-    178,016
1998 VALUE-    184,861
1999 VALUE-    187,362
2000 VALUE-    187,730
2001 VALUE-    187,992
2002 VALUE-    189,203
2003 VALUE-    189,404
2004 VALUE-    188,395
2005 VALUE-    187,742
2006 VALUE-    182,155
2007 VALUE-    179,135
2008 VALUE-    183,559

2009 VALUE-    187,602
THEREAFTER-CONSTANT

3285
DESCRIBED AS LEASED NET OF MAJORS, BUT NOT LESS THAN 85% LEASED
1995-     185,898
1996-     185,898
1997-     185,898
1998-     185,898
1999-     187,362
2000-     187,730
2001-     187,922
2002-     189,203
2003-     189,404
2004-     188,395
2005-     187,742
2006-     185,898
2007-     185,898
2008-     185,898
2009-     187,602
THEREAFTER -CONSTANT

3290
DESCRIBED AS LEASED NET OF MAJORS, BUT NOT LESS THAN 90% LEASED
1995 VALUE-    196,834
THEREAFTER CONSTANT

3295
DESCRIBED AS LEASED NET OF MAJORS, BUT NOT LESS THAN 95% LEASED
1995 VALUE-    207,769
THEREAFTER-CONSTANT

FOOD
DESCRIBED AS FOOD COURT LEASABLE AREA
1995 VALUE-    3,939
THEREAFTER-CONSTANT


GROWTH RATES
------------

SALG
DESCRIBED AS GROWTH RATE FACTOR; SALES GROWTH
1995 VALUE-    0.00
1996 VALUE-    2.00
1997 VALUE-    3.00
THEREAFTER-CONSTANT

RENG
DESCRIBED AS GROWTH RATE FACTOR; MARKET RENT GROWTH
1995 VALUE-    0.00
1996 VALUE-    0.00
1997 VALUE-    2.00
1998 VALUE-    3.00
THEREAFTER-CONSTANT

EXPG
DESCRIBED AS GROWTH RATE FACTOR; GENERAL EXPENSE GROWTH
1995 VALUE-    3.50
1996 VALUE-    3.50
THEREAFTER-CONSTANT

TAXG
DESCRIBED AS GROWTH RATE FACOTR; TAX EXPENSE GROWTH
1995 VALUE-    3.50
1996-VALUE-    3.50
THEREAFTER-CONSTANT

UTLG
DESCRIVED AS GROWTH RATE FACTOR; MISCELLANEOUS INCOME GROWTH
1995-VALUE-    2.00
1996 VALUE-    2.00
THEREAFTER-CONSTANT

MISG
1995 VALUE-    2.00
THEREAFTER-CONSTANT


MARKET RATES
------------

MKT1
DESCRIBED AS MARKET RENTAL RATE; TENANTS < 750 SQ/FT
1995 VALUE -   30.00
1996 VALUE -   30.00
THEREAFTER -   GROWING AT GROWTH RATE RENG

MKT2
DESCRIBED AS MARKET RENTAL RATE; TENANTS 751-1200 SQ/FT
1995 VALUE -   25.00
1996 VALUE -   25.00
THEREAFTER -   GROWING AT GROWTH RATE RENG

MKT3
DESCRIBED AS MARKET RENTAL RATE; TENANTS 1201-2000 SQ/FT
1995 VALUE -   20.00
1996 -         20.00
THEREAFTER - GROWING AT GROWTH RATE RENG

MKT4
DESCRIBED AS MARKET RENTAL RATE; TENANTS 2001-3500 SQ FT
1995 VALUE -   15.00
1996 VALUE -   15.00
THEREAFTER -   GROWING AT GROWTH RATE RENG

MKT5
DESCRIBED AS MARKET RENTAL RATE; TENANTS 3501-5000 SQ/FT
1995 VALUE -   15.00
1996 VALUE -   15.00
THEREAFTER -   GROWING AT GROWTH RATE RENG

MKTG 6
DESCRIBED AS MARKET RENTAL RATE; TENANTS 5001-10000 SQ FT
1995 VALUE -   10.00
1996 VALUE -   10.00
THEREAFTER -   GROWING AT GROWTH RATE RENG

MKTG7
DESCRIBED AS MARKET RENTAL RATE; TENANTS > 10000 SQ/FT
1995 VALUE -   6.00
1996 -         6.00
THREAFTER - GROWING AT GROWTH RATE RENG

MKTG8
DESCRIBED AS MARKET RENTAL RATE;  FOOD COURT TENANTS
1995 VALUE -   30.00
1996 VALUE -   30.00
THEREAFTER -   GROWING AT GROWTH RATE RENG

MKT9
DESCRIBED AS MARKET RENTAL RATE; KIOSK TENANTS
1995 VALUE -   100
1996 VALUE -   100
THEREAFTER -   GROWING AT GROWTH RATE RENG

MKT0
DESCRIBED AS ANCHOR MARKET RENT
1995 VALUE -   4.00
1996 VALUE -   4.00
THEREAFTER -   GROWING AT GROWTH RATE RENG

SALS
1995 VALUE -   267
THEREAFTER GROWING AT GROWTH RATE SALG

ALTN
DESCRIBED AS ALTERATION RATE; NEW TENANTS
1995 VALUE -   10.00
1996 VALUE -   10.00
THEREAFTER - GROWING AT GROWTH RATE EXPG

ALTR
DESCRIBED AS ALTERATION RATE; RENEWAL TENANTS
1995 VALUE -   2.00
1996 VALUE -   2.00
THEREAFTER -   GROWING AT GROWTH RATE EXPG

ALT B
DESCRIBED AS ALTERATION RATE; BLENDED RATE BASED ON RENEWAL PROBABILITY +30.0% OF ALTN + 70.0% OF ALTR

COMN
DESCRIBED AS COMISSION RATE; NEW TENANTS
1995 VALUE -   3.50
1996 VALUE -   3.50
1997 VALUE -   3.50
1998 VALUE -   3.50
1999 VALUE -   3.50
2000 VALUE -   3.50
2001 VALUE -   4.00
2002 VALUE -   4.00
2003 VALUE -   4.00
2004 VALUE -   4.00
2005 VALUE -   4.00
2006 VALUE -   4.50
THEREAFTER - CONSTANT

COMPR
DESCRIBED AS COMISSION RATE; RENEWAL TENANTS
1995 VALUE -   1.50
1996 VALUE -   1.50
1997 VALUE -   1.50
1998 VALUE -   1.50
1999 VALUE -   1.50
2000 VALUE -   1.50
2001 VALUE -   1.75
2002 VALUE -   1.75
2003 VALUE -   1.75
2004 VALUE -   1.75
2005 VALUE -   1.75
2006 VALUE -   2.00
THEREAFTER - CONSTANT

COMB
DESCRIBED AS COMMISSION RATE; BLENDED RATE BASED ON RENTAL PROBABILITY +30.0% OF COMM +70.0% OF COMR

RESX
DESCRIBED AS EXPENSE RATE; RESERVES FOR REPLACEMENT
1995 VALUE -   0.20
1996 VALUE -   0.20
THEREAFTER -GROWING AT GROWTH RATE EXPG

UTLR
DESCRIBED AS EXPENSE RATE; MALL SHOP UTILITIES
1995 VALUE -   0.00
1996 VALUE -   0.00
THEREAFTER -   GROWING AT GROWTH RATE UTLG

W/SR
DESCRIBED AS EXPENSE RATE; MALL SHOP WATER/SEWER
1995 VALUE -   0.00
1996 VALUE -   0.00
THEREAFTER -   GROWING AT GROWTH RATE UTLG

SRCW
DESCRIBED AS SEARS STEPPED, FIXED CAM CHARGE INCLUDING NON-STEPPED $4000/YEAR INTERIOR MALL CHARGE
1995 VALUE -   0.35
1996 VALUE -   0.35
1997 VALUE -   0.35
1998 VALUE -   0.40
1999 VALUE -   0.40
2000 VALUE -   0.40
2001 VALUE -   0.40
2002 VALUE -   0.40
2003 VALUE -   0.44
2004 VALUE -   0.44
2005 VALUE -   0.44
2006 VALUE -   0.44
2007 VALUE -   0.44
2008 VALUE -   0.50
2009 VALUE -   0.50
THEREAFTER - CONSTANT

SRIN
DESCRIBED AS SEARS PRO-RATA LIABILITY CHARGE
1995 VALUE -   0.16
1996 VALUE -   0.16
THEREAFTER -   GROWING AT GROWTH RATE EXPG

SRPU
DESCRIBED AS SEARS TOTAL CAM CHARGE
+100.0% OF SRCM+100.0% OF SRIN

BRPU
DESCRIBED AS BRODY'S CAM PASSTHRU
1995 VALUE -   0.35
1996 VALUE -   0.50
1997 VALUE -   0.50
1998 VALUE -   0.50
1999 VALUE -   0.50
2000 VALUE -   0.50
2001 VALUE -   0.70
2002 VALUE -   0.70
2003 VALUE -   0.70
2004 VALUE -   0.70
2005 VALUE -   0.70
2006 VALUE -   0.80
2007 VALUE -   0.80
2008 VALUE -   0.80
2009 VALUE -   0.80
THEREAFTER - CONSTANT

JCPU
1995 VALUE -   0.30
1996 VALUE -   0.40
1997 VALUE -   0.40
1998 VALUE -   0.40
1999 VALUE -   0.40
2000 VALUE -   0.40

2001 VALUE -   0.50
2002 VALUE -   0.50
2003 VALUE -   0.50
2004 VALUE -   0.50
2005 VALUE -   0.50
2006 VALUE -   0.60
2007 VALUE -   0.60
2008 VALUE -   0.60
2009 VALUE -   0.60
THEREAFTER -   CONSTANT


MISCELLANEOUS INCOMES
---------------------
WATER/SEWER
1995 VALUE -   0.00
1996 VALUE -   35,000
THEREAFTER -   GROWING AT GROWTH RATE MISG

MISCELLANEOUS
1995 VALUE -   0.00
1996 VALUE -   70,000
THEREAFTER -   GROWING AT GROWTH RATE MISG


EXPENSES
--------

COMMON AREA MAINT., REFERRED TO AS CAMX
DESCRIBED AS COMMON AREA MAINTENANCE; GENERAL EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -   0.00
1996 VALUE -   1,115,718
THEREAFTER -   GROWING AT GROWTH RATE EXPG

CMGT-MGMT.FEE     , REFERRED TO AS CMGT
DESCRIBED AS COMON AREA MAINTENANCE EXPENSE; MANAGEMENT FEE PASS-THROUGH AN INFORMATIONAL EXPENSE
ZERO

CANC-ANCHOR CONT. , REFERRED TO AS CANC
DESCRIBED AS COMMON AREA MAINTENANCE; ANCHOR CONTRIBUTION POOL
AN INFORMATIONAL EXPENSE
1995 VALUE -   107,859
1996 VALUE -   140,809
1997 VALUE -   141,299
1998 VALUE -   146,284
1999 VALUE -   146,809
2000 VALUE -   147,352
2001 VALUE -   170,080
2002 VALUE -   170,661
2003 VALUE -   175,742
2004 VALUE -   176,365
2005 VALUE -   177,011
2006 VALUE -   192,847
2007 VALUE -   193,538
2008 VALUE -   198,732
2009 VALUE -   199,472
THEREAFTER -   CONSTANT

CAM1-RECOVERY CAM1, REFERRED TO AS CAM1
DESCRIBED AS COMMON AREA MAINTENANCE; FOR RECOVERY PASS-THRU TYPE 1 AN INFORMATIONAL EXPENSE
+115.0% OF CAMX-100.0% OF CANC
+115.0% OF AMOR

CAM2-RECOVERY CAM2, REFERRED TO AS CAM2

DESCRIBED AS COMMON AREA MAINTENANCE; FOR RECOVERY PASS-THRU TYPE 2 AN INFORMATIONAL EXPENSE
ZERO

CAM3-RECOVERY CAM3, REFERRED TO AS CAM3
DESCRIBED AS COMMON AREA MAINTENANCE; FOR RECOVERY PASS-THRU TYPE 3 AN INFORMATIONAL EXPENSE
ZERO

CAM4-RECOVERY CAM4, REFERRED TO AS CAM4
DESCRIBED AS COMMON AREA MAINTENANCE; FOR RECOVERY PASS-THRU TYPE 4 AN INFORMATIONAL EXPENSE
ZERO

REAL ESTATE TAXES , REFERRED TO AS TAXX
DESCRIBED AS REAL ESTATE TAXES; GENERAL EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -       0.00
1996 VALUE -      291,116
THEREAFTER - GROWING AT GROWTH RATE TAXG

TANC-ANCHOR CONT. , REFERRED TO AS TANC
DESCRIBED AS REAL ESTATE TAXES; ANCHOR TAX CONTRIBUTIONS
AN INFORMATIONAL EXPENSE
+100.0% OF JCTX+100.0% OF BRTX
+100.0% OF SRTX

TAXI-RECOVERY TAX1, REFERRED TO AS TAX1
DESCRIBED AS REAL ESTATE TAXES; FOR RECOVERY PASS-THRU TYPE 1
AN INFORMATIONAL EXPENSE
+100.0% OF TAXX-100.0% OF TANC

TAX2-RECOVERY TAX2, REFERRED TO AS TAX2
DESCRIBED AS REAL ESTATE TAXES; FOR RECOVERY PASS-THRU TYPE 2
AN INFORMATIONAL EXPENSE
ZERO

UTILITY EXPENSE   , REFERRED TO AS UT~LX
DESCRIBED AS UTILITIES; GENERAL EXPENSE
AN INFORMATIONAL EXPENSE
1995 VALUE -       0.00
1996 VALUE -       0.00
THEREAFTER - GROWING AT GROWTH RATE EXPG

UTL-UTILITIES     , REFERRED TO AS UTLR
DESCRIBED AS UTILITIES; MALL SHOP PASS-THROUGH
AN INFORMATIONAL EXPENSE
+130.0% OF UTLX

WATER & SEWER EXP., REFERRED TO AS W/SX
DESCRIBED AS WATER & SEWER; GENERAL EXPENSE
AN INFORMATIONAL EXPENSE
1995 VALUE -       0.00
1996 VALUE -       0.00
1997 VALUE -       0.00
THEREAFTER - CONSTANT

W/S-WATER & SEWER , REFERRED TO AS W/SR
DESCRIBED AS WATER & SEWER; MALL SHOP PASS-THROUGH
AN INFORMATIONAL EXPENSE
+100.0% OF W/SX

FOOD COURT EXPENSE, REFERRED TO AS FCTX
DESCRIBED AS FOOD COURT; GENERAL EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -       0.00
1996 VALUE -       26,430
THEREAFTER - GROWING AT GROWTH RATE EXPG

FCT-FOOD COURT      , REFERRED TO AS FCTR
DESCRIBED AS FOOD COURT; FOOD COURT PASS-THROUGH
AN INFORMATIONAL EXPENSE
+115.0% OF FCTX

AMORTIZATION        , REFERRED TO AS AMOR
AN INFORMATIONAL EXPENSE
1995 VALUE            0.00
1996 VALUE          68,624
1997 VALUE          68,624
1998 VALUE          68,624
1999 VALUE          15,000
2000 VALUE            0.00
THEREAFTER    CONSTANT

GENERAL & ADMIN.      , REFERRED TO AS G&AX
DESCRIBED AS NON-RECOVERABLE EXPENSE; GENERAL & ADMINISTRATIVE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -          0.00
1996 VALUE -         89,334
THEREAFTER -  GROWING AT GROWTH RATE EXPG

MARKETING EXPENSE , REFERRED TO AS MKTX
DESCRIBED AS NON-RECOVERABLE EXPENSE; MARKETING
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -        0.00
1996 VALUE -        38,966
THEREAFTER -  GROWING AT GROWTH RATE EXPG

MISCELLANEOUS         , REFERRED TO AS MISX
DESCRIBED AS NON-RECOVERABLE EXPENSE; MISCELLANEOUS
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -           0.00
1996 VALUE -        30,000
THEREAFTER -  GROWING AT GROWTH RATE EXPG

JC PENNEY             , REFERRED TO AS JCTX
AN INFORMATIONAL EXPENSE
1995 VALUE    -       0.00
1996 VALUE    -     18,690
1997 VALUE    -     20,501
1998 VALUE    -     22,374
1999 VALUE    -     24,314
2000 VALUE    -     26,321
2001 VALUE    -     28,399
2002 VALUE    -     30,549
2003 VALUE    -     32,775
2004 VALUE    -     35,078
2005 VALUE    -     37,462
2006 VALUE    -     39,930
2007 VALUE    -     42,483
2008 VALUE    -     45,127
2009 VALUE    -     47,862
THEREAFTER    - CONSTANT

BRODYS TAX            , REFERRED TO AS BRTX
AN INFORMATIONAL EXPENSE
1995 VALUE    -       0.00
1996 VALUE    -     44,279
1997 VALUE    -     45,829
1998 VALUE    -     47,433
1999 VALUE    -     49,093
2000 VALUE    -     50,811
2001 VALUE    -     52,590
2002 VALUE    -     54,430
2003 VALUE    -     56,335
2004 VALUE    -     58,307
2005 VALUE    -     60,348

2006 VALUE -        62,460
2007 VALUE -        64,646
2008 VALUE -        66,909
2009 VALUE -        69,251
THEREAFTER - CONSTANT

SEARS TAX              ,REFERRED TO AS SRTX
AN INFORMATIONAL EXPENSE
1995 VALUE   -        0.00
1996 VALUE   -      20,270
1997 VALUE   -      22,254
1998 VALUE   -      24,307
1999 VALUE   -      26,433
2000 VALUE   -      28,632
2001 VALUE   -      30,909
2002 VALUE   -      33,266
2003 VALUE   -      35,704
2004 VALUE   -      38,229
2005 VALUE   -      40,841
2006 VALUE   -      43,545
2007 VALUE   -      46,344
2008 VALUE   -      49,241
2009 VALUE   -      52,239
THEREAFTER   - CONSTANT

VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1995 VALUE -          2.50
1996 VALUE -          2.50
THEREAFTER -  CONSTANT

MANAGEMENT FEE
--------------

PERCENTAGE OF MINIMUM AND PERCENTAGE RENTS ONLY
FOR ALL TENANTS
NOT PASSED THROUGH TO TENANTS
1995 VALUE -          3.00
1996 VALUE -          3.00
THEREAFTER -   CONSTANT

COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD #1 - 5.000% OF TOTAL RENT

STANDARD METHOD #2 - 2.500% OF TOTAL RENT

STANDARD METHOD #3 - 3.250% OF TOTAL RENT

STANDARD METHOD #4 - 0.000% OF TOTAL RENT

STANDARD METHOD #5 - 0.000% OF TOTAL RENT

COMMISSION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT


ALTERATION CALCULATION
-----------------------

NONE


ALTERATION PAYOUTS
------------------

STANDARD METHOD #1  - CASHED OUT

STANDARD METHOD #2  - CASHED OUT

STANDARD METHOD #3  - CASHED OUT

STANDARD METHOD #4  - CASHED OUT

STANDARD METHOD #5  - CASHED OUT


COMMON AREA MAINTENANCE POOL
----------------------------


CONTRIBUTIONS CONTAINED IN EXPENSE CANC
BASED ON RECOVERIES ASSIGNED TO COST CENTER 2- CAM-ANCHOR TENANTS FOR THOSE TENANTS WITH THE FOLLOWING PRIMARY CLASSIFICATION CODE(S):
    4 - ANCHOR TENANTS


CAPITAL EXPENDITURES
--------------------

REPL'MENT RESERVE
MARKET RATE RESX MULTIPLIED BY AREA MEASURE OGLA

CAPITAL REPAIRS
1995 VALUE -    100,000
THEREAFTER - CONSTANT


PRIMARY CLASSIFICATION CODES
----------------------------

    1 - MALL SHOP TENANTS
    2 - FOOD COURT TENANTS
    3 - KIOSK TENANTS
    4 - ANCHOR TENANTS


SECONDARY CLASSIFICATION CODES
------------------------------

    1 - TENANTS < 750
    2 - TENANTS  751-1200
    3 - TENANTS  1201-2000
    4 - TENANTS 2001-3500
    5 - TENANTS  3501-5000
    6 - TENANTS  5001-10000
    7 - TENANTS > 10000
    8 - FOOD COURT TENANTS
    9 - KIOSK TENANTS

CAM1-RECOVERY CAM1, REFERRED TO AS CAM4
DESCRIBED AS CAM RECOVERY; TYPE 4
ASSIGNED TO COST CENTER       1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 3285
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM1-RECOVERY CAM1, REFERRED TO AS CAM5
DESCRIBED AS CAM RECOVERY; TYPE 5
ASSIGNED TO COST CENTER       1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 3295
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM1-RECOVERY CAM1, REFERRED TO AS CAM6
DESCRIBED AS CAM RECOVERY: TYPE 6
ASSIGNED TO COST CENTER       1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 3001
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TAX1-RECOVERY TAX1, REFERRED TO AS TAX1
DESCRIBED AS TAX RECOVERY; TYPE I
ASSIGNED TO COST CENTER       3 - TAX-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE TAX1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 3285
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE Of ZERO FOR A COMPLETE PASSTHROUGH

TAX1-RECOVERY TAX1, REFERRED TO AS TAX2
DESCRIBED AS TAX RECOVERY; TYPE 2
ASSIGNED TO COST CENTER       3 - TAX-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE TAX1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 3200
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TAX1-RECOVERY TAX1, REFERRED TO AS TAX3
ASSIGNED TO COST CENTER       3 - TAX-MALL
SHOPS PRO RATA SHARE RECOVERY OF EXPENSE TAX1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 3280
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TAX1-RECOVERY TAX1, REFERRED TO AS TAX4
ASSIGNED TO COST CENTER       3 - TAX-MALL
SHOPS PRO RATA SHARE RECOVERY OF EXPENSE TAX1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 3285
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TAX1-RECOVERY TAX1, REFERRED TO AS TAX5
DESCRIBED AS UTILITY RECOVERY; MALL SHOPS
ASSIGNED TO COST CENTER       3 - TAX-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE TAX1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 3295
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP

AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TAX1-RECOVERY TAX1, REFERRED TO AS TAX6
DESCRIBED AS WATER/SEWER RECOVERY; MALL SHOPS
ASSIGNED TO COST CENTER       3 - TAX-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE TAX1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 3001
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

FCT-FOOD COURT              , REFERRED TO AS FCAM
DESCRIBED AS HVAC RECOVERY; MALL TENANT CHARGE
ASSIGNED TO COST CENTER       8 - FCT-FOOD COURT
PRO RATA SHARE RECOVERY OF EXPENSE FCTR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE FOOD
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

FCTR-FOOD COURT     , REFERRED TO AS FCTR
DESCRIBED AS FOOD COURT RECOVERY;
ASSIGNED TO COST CENTER       8 - FCT-FOOD COURT
  3.00% OF SALES

GLB1
GLOBAL GROUPING
GLOBAL RECOVERY  CAM1
GLOBAL RECOVERY  TAX1

GLB2
GLOBAL GROUPING
GLOBAL RECOVERY  CAM2
GLOBAL RECOVERY  TAX2
GLOBAL RECOVERY  TAX5
GLOBAL RECOVERY  TAX6

GLFD
GLOBAL GROUPING
GLOBAL RECOVERY  FCAM
GLOBAL RECOVERY  TAX1

TENANT PROLOGUE
---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS
-----------------

THERE ARE A TOTAL OF 9 REFERENCE TENANT(S):

-------------------------------------------------------------------------------

# 1 - MKT1
BASE LEASE DATES:        1/1996 TO 12/2005
TYPE OF TENANT:          RETAIL

SQUARE FOOTAGE:               1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               1 - TENANTS < 750
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT       0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -           O/YEAR
THEREAFTER    - GROWING AT     0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----     ------------   ------   --------   ---------  -----------   -----------
 1           10.00        2        NONE       NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT1 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:    MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    14ARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT

-------------------------------------------------------------------------------

# 2 - MKT2
BASE LEASE DATES:        1/1996 TO 12/2005
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               2 - TENANTS 751-1200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            O/YEAR
THEREAFTER    - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----     ------------   ------   --------   ---------  -----------   -----------
  1          10.00        2        NONE        NONE        YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT2
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT       0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMIUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBI

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 3 - MKT3
BASE LEASE DATES:        1/1996 TO 12/2005
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE :              1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               3 - TENANTS 1201-2000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            O/YEAR
THEREAFTER     - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----     ------------   ------   --------   ---------  -----------   -----------
 1          10.00         2        NONE       NONE         YES           YES

RENEWAL NINIMlUM RENT:

100.00% OF HIGHER Of 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT3
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT      0.00%
FROM DATE OF ESTABLISHWNT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBI

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 4 - MKT4
BASE LEASE DATES:        1/1996 TO 12/2005
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:              ~4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -           0/YEAR
THEREAFTER     - GROWING AT   0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----     ------------   ------   --------   ---------  -----------   -----------
  1         10.00          2       NONE       NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4
MULTIPLIED BY 1.000. OR FINAL RENT GROWING AT       0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT

-------------------------------------------------------------------------------

# 5 - MKT5
BASE LEASE DATES:     1/1996 TO 12/2005
TYPE OF TENANT:       RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               5 - TENANTS 3501-5000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -          O/YEAR
THEREAFTER    -    GROWING AT   0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----     ------------   ------   --------   ---------  -----------   -----------
  1         10.00         2        NONE        NONE        YES          YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT5
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT     0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

--------------------------------------------------------------------------------

# 6 - MKT6
BASE LEASE DATES:       1/1996 TO 12/2005
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               6 - TENANTS 5001-10000

SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT       0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            0/YEAR
THEREAFTER    - GROWING AT   0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----     ------------   ------   --------   ---------  -----------   -----------
 1          10.00         2        NONE        NONE        YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT6
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT          0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:     MARKET RATE COMB
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE ALTB
RENEWAL PAYOUT:          CASHED OUT

-------------------------------------------------------------------------------

# 7 - MKT7
BASE LEASE DATES:         1/1996 TO 12/2005
TYPE OF TENANT:           RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               7  - TENANTS > 10000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -              0/YEAR
THEREAFTER       - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----     ------------   ------   --------   ---------  -----------   -----------
 1          10.00         2        NONE       NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT7
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT       0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBI

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 8 - MKT8-FOOD COURT
BASE LEASE DATES:        1/1996 TO 12/2005
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 2 - FOOD COURT TENANTS
SECONDARY CODE:               8 - FOOD COURT TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      0.OO/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            O/YEAR
THEREAFTER    - GROWING AT   0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----     ------------   ------   --------   ---------  -----------   -----------
  1         10.00         2        NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT8
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT         0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF

10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLFD

RENEWAL COMMISSIONS:  MARKET RATE COMB
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

-------------------------------------------------------------------------------

# 9 - MKT9-KI0SKS
BASE LEASE DATES:      1/1996 TO 12/2000
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 3 - KIOSK TENANTS
SECONDARY CODE:               9 - KIOSK TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -           O/YEAR
THEREAFTER    - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----     ------------   ------   --------   ---------  -----------   -----------
 1        5.00            2        NONE       NONE        YES            NO
 2        5.00            2        NONE       NONE        YES            NO

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% Of FINAL EFFECTIVE RENT, MARKET RATE MKT9
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT       0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 36
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS: NONE

TENANTS
-------

THERE ARE A TOTAL OF 82 LEASEHOLD TENANT(S):

-------------------------------------------------------------------------------

# 1 - SUITE 1002     , D.A. KELLY'S
BASE LEASE DATES:     9/1993 TO 8/1998
TYPE OF TENANT:       RETAIL
SQUARE FOOTAGE:       3,500
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    12.50/SF/YR

PERCENTAGE RENT:
INITIAL SALES -    614,135/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM6

GLOBAL GROUPING
GLOBAL RECOVERY TAX6

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----     ------------   ------   --------   ---------  -----------   -----------
  1         10.00         2        NONE       NONE         YES          YES
  2         10.00         2        NONE       NONE         YES          YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE  MKT4
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT      0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT

-------------------------------------------------------------------------------

# 2 - SUITE 1004      , HOFHEIMER'S EXPRE
BASE LEASE DATES:      11/1986 TO 1/1997
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:         3,102
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    14.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -     368,596/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM6

GLOBAL GROUPING
GLOBAL RECOVERY TAX6

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

             LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----     ------------   ------   --------   ---------  -----------   -----------
  1          10.00         2       NONE        NONE        YES           YES
  2          10.00         2       NONE        NONE        YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT       0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

     10 - ANCHOR TENANTS


COST CENTERS
------------

     1 - CAM-MALL SHOPS

     2 - CAM-ANCHOR TENANTS

     3 - TAX-MALL SHOPS

     4 - TAX-ANCHOR TENANTS

     5 - UTL-UTILITY INCOME

     6 - W/S-WATER & SEWER

     7 - HVC-HVAC INCOME

     8 - FCT-FOOD COURT

SALES VOLUME PROFILE
--------------------

               PERCENT OF          RELATIVE
MONTH         ANNUAL SALES          VOLUME
-----         ------------         --------

JAN               8.33%              1.00
FEB               8.33%              1.00
MAR               8.33%              1.00
APR               8.33%              1.00
MAY               8.33%              1.00
JUN               8.33%              1.00
JUL               8.33%              1.00
AUG               8.33%              1.00
SEP               8.33%              1.00
OCT               8.33%              1.00
NOV               8.33%              1.00
DEC               8.33%              1.00
                -------             -----

TOTALS          100.00%             12.00


GLOBAL RECOVERIES
-----------------

CAM1-RECOVERY CAM1, REFERRED TO AS CAM1
DESCRIBED AS CAM RECOVERY; TYPE 1
ASSIGNED TO COST CENTER       1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 3200
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM1-RECOVERY CAM1, REFERRED TO AS CAM2
DESCRIBED AS CAM RECOVERY; TYPE 2
ASSIGNED TO COST CENTER       1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 3200
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM1-RECOVERY CAM1, REFERRED TO AS CAM3
DESCRIBED AS CAM RECOVERY; TYPE 3
ASSIGNED TO COST CENTER       1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 3280
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLTE PASSTHROUGH

CAM1-RECOVERY CAM1, REFERRED TO AS CAM4
DESCRIBED AS CAM RECOVERY; TYPE 4
ASSIGNED TO COST CENTER       1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 3285
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM1-RECOVERY CAM1, REFERRED TO AS CAM5
DESCRIBED AS CAM RECOVERY; TYPE 5
ASSIGNED TO COST CENTER       1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 3295
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM1-RECOVERY CAM1, REFERRED TO AS CAM6
DESCRIBED AS CAM RECOVERY: TYPE 6
ASSIGNED TO COST CENTER       1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 3001
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TAX1-RECOVERY TAX1, REFERRED TO AS TAX1
DESCRIBED AS TAX RECOVERY; TYPE I
ASSIGNED TO COST CENTER       3 - TAX-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE TAX1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 3285
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE Of ZERO FOR A COMPLETE PASSTHROUGH

TAX1-RECOVERY TAX1, REFERRED TO AS TAX2
DESCRIBED AS TAX RECOVERY; TYPE 2
ASSIGNED TO COST CENTER       3 - TAX-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE TAX1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 3200
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TAX1-RECOVERY TAX1, REFERRED TO AS TAX3
ASSIGNED TO COST CENTER       3 - TAX-MALL
SHOPS PRO RATA SHARE RECOVERY OF EXPENSE TAX1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 3280
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TAX1-RECOVERY TAX1, REFERRED TO AS TAX4
ASSIGNED TO COST CENTER       3 - TAX-MALL
SHOPS PRO RATA SHARE RECOVERY OF EXPENSE TAX1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 3285
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TAX1-RECOVERY TAX1, REFERRED TO AS TAX5
DESCRIBED AS UTILITY RECOVERY; MALL SHOPS
ASSIGNED TO COST CENTER       3 - TAX-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE TAX1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 3295
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP

AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TAX1-RECOVERY TAX1, REFERRED TO AS TAX6
DESCRIBED AS WATER/SEWER RECOVERY; MALL SHOPS
ASSIGNED TO COST CENTER       3 - TAX-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE TAX1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE 3001
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

FCT-FOOD COURT              , REFERRED TO AS FCAM
DESCRIBED AS HVAC RECOVERY; MALL TENANT CHARGE
ASSIGNED TO COST CENTER       8 - FCT-FOOD COURT
PRO RATA SHARE RECOVERY OF EXPENSE FCTR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE FOOD
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

FCTR-FOOD COURT     , REFERRED TO AS FCTR
DESCRIBED AS FOOD COURT RECOVERY;
ASSIGNED TO COST CENTER       8 - FCT-FOOD COURT
  3.00% OF SALES

GLB1
GLOBAL GROUPING
GLOBAL RECOVERY  CAM1
GLOBAL RECOVERY  TAX1

GLB2
GLOBAL GROUPING
GLOBAL RECOVERY  CAM2
GLOBAL RECOVERY  TAX2
GLOBAL RECOVERY  TAX5
GLOBAL RECOVERY  TAX6

GLFD
GLOBAL GROUPING
GLOBAL RECOVERY  FCAM
GLOBAL RECOVERY  TAX1

TENANT PROLOGUE
---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS
-----------------

THERE ARE A TOTAL OF 9 REFERENCE TENANT(S):

-------------------------------------------------------------------------------

# 1 - MKT1
BASE LEASE DATES:        1/1996 TO 12/2005
TYPE OF TENANT:          RETAIL

SQUARE FOOTAGE:               1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               1 - TENANTS < 750
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT       0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -           O/YEAR
THEREAFTER    - GROWING AT     0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----     ------------   ------   --------   ---------  -----------   -----------
 1           10.00        2        NONE       NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT1 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:    MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    14ARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT

-------------------------------------------------------------------------------

# 2 - MKT2
BASE LEASE DATES:        1/1996 TO 12/2005
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               2 - TENANTS 751-1200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            O/YEAR
THEREAFTER    - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----     ------------   ------   --------   ---------  -----------   -----------
  1          10.00        2        NONE        NONE        YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT2
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT       0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMIUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBI

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 3 - MKT3
BASE LEASE DATES:        1/1996 TO 12/2005
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE :              1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               3 - TENANTS 1201-2000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            O/YEAR
THEREAFTER     - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----     ------------   ------   --------   ---------  -----------   -----------
 1          10.00         2        NONE       NONE         YES           YES

RENEWAL NINIMlUM RENT:

100.00% OF HIGHER Of 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT3
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT      0.00%
FROM DATE OF ESTABLISHWNT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBI

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 4 - MKT4
BASE LEASE DATES:        1/1996 TO 12/2005
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:              ~4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -           0/YEAR
THEREAFTER     - GROWING AT   0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----     ------------   ------   --------   ---------  -----------   -----------
  1         10.00          2       NONE       NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4
MULTIPLIED BY 1.000. OR FINAL RENT GROWING AT       0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT

-------------------------------------------------------------------------------

# 5 - MKT5
BASE LEASE DATES:     1/1996 TO 12/2005
TYPE OF TENANT:       RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               5 - TENANTS 3501-5000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -          O/YEAR
THEREAFTER    -    GROWING AT   0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----     ------------   ------   --------   ---------  -----------   -----------
  1         10.00         2        NONE        NONE        YES          YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT5
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT     0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

--------------------------------------------------------------------------------

# 6 - MKT6
BASE LEASE DATES:       1/1996 TO 12/2005
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               6 - TENANTS 5001-10000

SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT       0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            0/YEAR
THEREAFTER    - GROWING AT   0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----     ------------   ------   --------   ---------  -----------   -----------
 1          10.00         2        NONE        NONE        YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT6
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT          0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:     MARKET RATE COMB
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE ALTB
RENEWAL PAYOUT:          CASHED OUT

-------------------------------------------------------------------------------

# 7 - MKT7
BASE LEASE DATES:         1/1996 TO 12/2005
TYPE OF TENANT:           RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               7  - TENANTS > 10000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -              0/YEAR
THEREAFTER       - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----     ------------   ------   --------   ---------  -----------   -----------
 1          10.00         2        NONE       NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT7
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT       0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLBI

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 8 - MKT8-FOOD COURT
BASE LEASE DATES:        1/1996 TO 12/2005
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 2 - FOOD COURT TENANTS
SECONDARY CODE:               8 - FOOD COURT TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      0.OO/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            O/YEAR
THEREAFTER    - GROWING AT   0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----     ------------   ------   --------   ---------  -----------   -----------
  1         10.00         2        NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT8
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT         0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF

10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLFD

RENEWAL COMMISSIONS:  MARKET RATE COMB
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

-------------------------------------------------------------------------------

# 9 - MKT9-KI0SKS
BASE LEASE DATES:      1/1996 TO 12/2000
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 3 - KIOSK TENANTS
SECONDARY CODE:               9 - KIOSK TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -           O/YEAR
THEREAFTER    - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----     ------------   ------   --------   ---------  -----------   -----------
 1        5.00            2        NONE       NONE        YES            NO
 2        5.00            2        NONE       NONE        YES            NO

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% Of FINAL EFFECTIVE RENT, MARKET RATE MKT9
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT       0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 36
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS: NONE

TENANTS
-------

THERE ARE A TOTAL OF 82 LEASEHOLD TENANT(S):

-------------------------------------------------------------------------------

# 1 - SUITE 1002     , D.A. KELLY'S
BASE LEASE DATES:     9/1993 TO 8/1998
TYPE OF TENANT:       RETAIL
SQUARE FOOTAGE:       3,500
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    12.50/SF/YR

PERCENTAGE RENT:
INITIAL SALES -    614,135/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM6

GLOBAL GROUPING
GLOBAL RECOVERY TAX6

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

            LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----     ------------   ------   --------   ---------  -----------   -----------
  1         10.00         2        NONE       NONE         YES          YES
  2         10.00         2        NONE       NONE         YES          YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE  MKT4
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT      0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT

-------------------------------------------------------------------------------

# 2 - SUITE 1004      , HOFHEIMER'S EXPRE
BASE LEASE DATES:      11/1986 TO 1/1997
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:         3,102
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    14.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -     368,596/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM6

GLOBAL GROUPING
GLOBAL RECOVERY TAX6

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

             LENGTH      VACANT    SQ FT     MONTHS OF
TERM     YEARS.MONTHS   MONTHS   INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
----     ------------   ------   --------   ---------  -----------   -----------
  1          10.00         2       NONE        NONE        YES           YES
  2          10.00         2       NONE        NONE        YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT       0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT
--------------------------------------------------------------------------------

# 14 - SUITE 1106    , BRIAR PATCH
BASE LEASE DATES:    11/1995 TO 10/200S
TYPE OF TENANT:       RETAIL
SQUARE FOOTAGE:        2,940
PRIMARY CODE:               1   MALL SHOP TENANTS
SECONDARY CODE:             4   TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT    14.OO/SF/YR
CHANGING TO     15.OO/SF/YR ON 11/1998
CHANGING TO     16.00/SF/YR ON 11/2002

PERCENTAGE RENT:
INITIAL SALES - MARKET RATE SALS
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SO FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------   ---------   -----------   -----------
  1       10.00        2       NONE        NONE        YES           YES

RENEWAL MINIMUM RENT:
100.OO% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEW COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS: MINIMUM RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 15 - SUITE 1108      , LIMITED EXPRESS
BASE LEASE DATES:       2/1988 TO 2/2000
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:          5,204
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              6 - TENANTS 5001-10000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    16.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -     861,064/YEAR
THEREAFTER      - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAN1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SO FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------   ---------   -----------   -----------
 1       10.00         2       NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT6 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 16 - SUITE 1112      , VACANT

BASE LEASE DATES:       1/1997 TO 12/2006
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:          2,691
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - MARKET RATE MKT4
WITH 3 MONTHS OF FREE RENT

PERCENTAGE RENT:
INITIAL SALES -           1/YEAR
THEREAFTER     - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SO FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------   ---------   -----------   -----------
  1      10.00         2       NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE CONS
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 17 - SUITE 2008      , KAY-BEE TOY
BASE LEASE DATES:       8/1986 TO 8/1996
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:          2,972
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              4 - TENANTS 2001-3500

SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT  15.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -  584,727/YEAR
THEREAFTER  - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM2

GLOBAL GROUPING
GLOBAL RECOVERY TAX2

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SO FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------   ---------   -----------   -----------
 1       10.00          2      NONE        NONE         YES           YES
 2       10.00          2      NONE        NONE         YES           YES

RENEWAL NINIMLIM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60 FINAL
EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:  MARKET RATE MINIMUM
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

-------------------------------------------------------------------------------

# 18 - SUITE 2010      PAYLESS SHOESOURCE
BASE LEASE DATES:      8/1986 TO 8/1996
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:          2,487
PRIMARY CODE:               1 - MALL SHOP TENANTS
SECONDARY CODE:             4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    16.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -      372,677/YEAR
THEREAFTER      - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SO FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------   ---------   -----------   -----------
 1       10.00          2      NONE        NONE         YES           YES
 2       10.00          2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:    MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTS
RENEWAL PAYOUT:         CASHED OUT

-------------------------------------------------------------------------------

# 19 - SUITE 2012-14 , HUNGATE CRAFTS
BASE LEASE DATES:        9/1996 TO 8/2006
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:            2,982
PRIMARY CODE:                  1 - MALL SHOP TENANTS
SECONDARY CODE:                4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     12.OO/SF/YR
WITH 4 MONTHS OF FREE RENT

PERCENTAGE RENT:
INITIAL SALES -             l/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT

6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SO FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------   ---------   -----------   -----------
 1       10.00         2       NONE        NONE        YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4 MULTIPLIED BY 1.000. OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE C0MB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 20 - SUITE 2016       FINE'S  MEN WEAR
BASE LEASE DATES:      10/1986  TO 10/1996
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:           3,020
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    12.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -     927,015/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM4

GLOBAL GROUPING
GLOBAL RECOVERY TAX4

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SO FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------   ---------   -----------   -----------
 1       10.00         2       NONE        NONE         YES           YES
 2       10.00         2       NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 21 - SUITE 2018-20 , HALLMARK
BASE LEASE DATES:      11/1996 TO 10/2006
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:           4,229
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               5 - TENANTS 3501-5000
SUBJECT TO VACANCY ALLOWANCE
SUBJECT TO LEASE PRESENT VALUE ANALYSIS

MINIMUM RENT:
INITIAL RENT -    18.00/SF/YR
WITH 10 MONTHS OF FREE RENT

PERCENTAGE RENT:
INITIAL SALES -            1/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM3

GLOBAL GROUPING
GLOBAL RECOVERY TAX3

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SO FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------   ---------   -----------   -----------
  1       10.00          2     NONE        NONE         YES          YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT5 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

~# 22 - SUITE 2022      , REEDS JEWELERS
BASE LEASE DATES:       8/1986 TO 12/1996
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:          1,200
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              2 - TENANTS 751-1200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    39.58/SF/YR

PERCENTAGE RENT:
INITIAL SALES - 1,096,716/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
INITIAL BREAKPOINT -     791,667/YEAR
 5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAN2

GLOBAL GROUPING
GLOBAL RECOVERY TAX2

COMMISSIONS: NONE

ALTERATIONS: NONE

     SPECULATIVE RENEWALS:

         LENGTH      VACANT    SO FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------   ---------   -----------   -----------
 1       10.00         2       NONE        NONE        YES           YES
 2       10.00         2       NONE        NONE        YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT2 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT

-------------------------------------------------------------------------------

# 23 - SUITE 3002      STRIDE-RITE
BASE LEASE DATES:      3/1987 TO 1/1993
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:           942
PRIMARY CODE:               1 - MALL SHOP TENANTS
SECONDARY CODE:             2 - TENANTS 751-1200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   14.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -    245,205/YEAR
THEREAFTER    -  GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 6.00~% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM6

GLOBAL GROUPING
GLOBAL RECOVERY TAX6

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SO FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------   ---------   -----------   -----------

  1       10.00         2       NONE        NONE          YES           YES
  2       10.00         2       NONE        NONE          YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT2 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE C0M6
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 24 - SUITE 3004        VICTORIA'S SECRET
BASE LEASE DATES:        7/1995 TO 7/2007
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           3,539
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE               5 - TENANTS 3501-5000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    16.00/SF/YR
CHANGING TO  -    17.00/SF/YR ON 8/1998
CHANGING TO  -    18.00/SF/YR ON 8/2002

PERCENTAGE RENT:
INITIAL SALES - MARKET RATE SALS
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SO FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------   ---------   -----------   -----------
  1        10.00        2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:

100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT5 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 25 - SUITE 3008       LANE BRYANT
BASE LEASE DATES:       8/1986 TO 8/1998
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:          5,189
PRIMARY CODE:                1  - MALL SHOP TENANTS
SECONDARY CODE:              6  - TENANTS 5001-10000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     11.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES - 1,106,357/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SO FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------   ---------   -----------   -----------
 1       10.00          2      NONE       NONE          YES           YES
 2       10.00          2      NONE       NONE          YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT6
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT       0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60

FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:  MARKET RATE COMB
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

 ...............................................................................

# 26 - SUITE 3012      THE LIMITED
BASE LEASE DATES:      8/1986 TO 8/1998
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:         4,887
PRIMARY CODE:               1 - MALL SHOP TENANTS
SECONDARY CODE:             5 - TENANTS 3501-5000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    15.35/SF/YR

PERCENTAGE RENT:
INITIAL SALES -    856,658/YEAR
THEREAFTER    -    GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SO FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------   ---------   -----------   -----------
  1       10.00         2      NONE       NONE          YES           YES
  2       10.00         2      NONE       NONE          YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT5 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 27 - SUITE 3014       KINNEY  SHOES
BASE LEASE DATES:       8/1986  TO 5/1996
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:          3,299
PRIMARY CODE:                  1 - MALL SHOP TENANTS
SECONDARY CODE:                4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     15.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -     332,724/YEAR
THEREAFTER     - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  6.OO% Of OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SO FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------   ---------   -----------   -----------
  1       10.00         2      NONE        NONE         YES           YES
  2       10.00         2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROWING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT

-------------------------------------------------------------------------------

# 28 - SUITE 3016       VACANT
BASE LEASE DATES:       1/1997 TO 12/2006
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:          3,335
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - MARKET RATE MKT4
WITH 3 MONTHS OF FREE RENT

PERCENTAGE RENT:
INITIAL SALES -           1/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS: MARKET RATE COMN
PAYOUT:        CASHED OUT

ALTERATIONS:   MARKET RATE ALTM
PAYOUT:        CASHED OUT

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SO FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------   ---------   -----------   -----------
  1       10.00         2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT

-------------------------------------------------------------------------------

# 29 - SUITE 3018      VACANT
BASE LEASE DATES:      1/1998 TO 12/2007
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:        4,361
PRIMARY CODE:               1 - MALL SHOP TENANTS
SECONDARY CODE:             5 - TENANTS 3501-5000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - MARKET RATE MKT5
WITH 3 MONTHS OF FREE RENT

PERCENTAGE RENT:
INITIAL SALES -           1/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS:  MARKET RATE COMN
PAYOUT:       CASHED OUT

ALTERATIONS:  MARKET RATE ALTN
PAYOUT:       CASHED OUT

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SO FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------   ---------   -----------   -----------
  1       10.00        2       NONE        NONE        YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT5 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMISSIONS:    MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   PAYOUT RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 30 - SUITE 3022        LERNER SHOP
BASE LEASE DATE$:        8/1986 TO 8/1998
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:          4,970
PRIMARY CODE:               1 - MALL SHOP TENANTS
SECONDARY CODE:             5 - TENANTS 3501-5000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    12.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -     846,264/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SO FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------   ---------   -----------   -----------
 1       10.00          2      NONE       NONE          YES           YES
 2       10.00          2      NONE       NONE          YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT5 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:     MARKET RATE COW
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE ALTB
RENEWAL PAYOUT:          CASHED OUT

-------------------------------------------------------------------------------

# 31 - SUITE 3024        RADIO SHACK
BASE LEASE DATES:        11/1986 TO 11/2001

TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:         2,417
PRIMARY CODE:               1 - MALL SHOP TENANTS
SECONDARY CODE:             4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   12.00/SF/YR
CHANGING TO -    14.50/SF/YR ON 11/1996

PERCENTAGE RENT:
INITIAL SALES -     596,282/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
INITIAL BREAKPOINT -    725,100/YEAR
 3.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM3

GLOBAL GROUPING
GLOBAL RECOVERY TAX3

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SO FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------   ---------   -----------   -----------
 1       10.00          2      NONE        NONE        YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:  MARKET RATE C0MB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 32 - SUITE 3026      BATH & BODY
BASE LEASE DATES:      11/1996 TO 10/2006
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:           2,247
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT      17.00/SF/YR
WITH 24 MONTHS OF FREE RENT

PERCENTAGE RENT:
INITIAL SALES -            5/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROWING
GLOBAL RECOVERY TAX1

COMMISSIONS: NONE

ALTERATIONS:       92,127
PAYOUT:        CASHED OUT

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SO FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------   ---------   -----------   -----------
  1       10.00         2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLS1

RENEWAL COMMISSIONS:    MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT

-------------------------------------------------------------------------------

# 33 - SUITE 3028        FOOTLOCKER
BASE LEASE DATES:        8/1986 TO 8/2006
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           2,420
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    18.00/SF/YR
CHANGING TO -     37.19/SF/YR ON 9/1996

PERCENTAGE RENT:
INITIAL SALES - 1,934,524/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SO FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------   ---------   -----------   -----------
  1       10.00        2       NONE        NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:    MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT

-------------------------------------------------------------------------------

# 34 - SUITE 3030        BOMBAY  CO.
BASE LEASE DATES:        9/19~87  TO 9/1997
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           1,825
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               3 - TENANTS 1201-2000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT        0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -      476,637/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A ZERO BREAKPOINT LESS MINIMUM RENT
  8.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SO FT    MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------   ---------   -----------   -----------
  1       10.00         2       NONE       NONE         YES           YES
  2       10.00         2       NONE       NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT3 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:    MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT

-------------------------------------------------------------------------------

# 35 - SUITE 3032        REGIS HAIRSTYLIST
BASE LEASE DATES:        8/1986 TO 8/1996
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:             810
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              2 - TENANTS 751-1200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    25.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -      268,724/YEAR
THEREAFTER     - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM3

GLOBAL GROUPING
GLOBAL RECOVERY TAX3

COMMISSIONS: NONE

--------------------------------------------------------------------------------

# 3 - SUITE 1006           DOLL'N BEAR
BASE LEASE DATES:          1/1996 TO 12/1997
TYPE OF TENANT:            RETAIL
SQUARE FOOTAGE:            1,267
PRIMARY CODE:                  1 - MALL SHOP TENANTS
SECONDARY CODE:                3 - TENANTS 1201-2000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    8.62/SF/YR

PERCENTAGE RENT:
INITIAL SALES -  173,278/YEAR
THEREAFTER    -  GROWING AT GROWTH RATE SALG
WITH A ZERO BREAKPOINT LESS MINIMUM RENT
 7.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

              LENGTH          VACANT       SQ FT     MONTHS OF
TERM        YEAR.MONTHS       MONTHS     INCREASE    FREE RENT      COMMISSIONS      ALTERATIONS
----        -----------       ------     --------    ---------      -----------      -----------
 1             10.00            2          NONE        NONE             YES               YES
 2             10.00            2          NONE        NONE             YES               YES


RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT3 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00% FROM DATE OF ESTABLISHMENT WITH PERCENTAGE STEPS OF 10.00 AFTER MONTH 60 FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS COVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

--------------------------------------------------------------------------------

# 4 - SUITE 1010       , JEWEL BOX
BASE LEASE DATES:      8/1986 TO 12/2006

TYPE OF TENANT:   RETAIL
SQUARE FOOTAGE:    1,035
PRIMARY CODE:          1 - MALL SHOP TENANTS
SECONDARY CODE:        2 - TENANTS 751-1200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT  - 35.00/SF/YR
CHANGING TO   - 50.00/SF/YR ON 1/1997

PERCENTAGE RENT:
INITIAL SALES - 35.00/SF/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM3

GLOBAL GROUPING
GLOBAL RECOVERY TAX3

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS

              LENGTH          VACANT       SQ FT     MONTHS OF
TERM        YEAR.MONTHS       MONTHS     INCREASE    FREE RENT      COMMISSIONS      ALTERATIONS
----        -----------       ------     --------    ---------      -----------      -----------
 1             10.00            2          NONE        NONE             YES               YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT2 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00% FROM DATE OF ESTABLISHMENT WITH PERCENTAGE STEPS OF 10.00 AFTER MONTH 60 FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:  MARKET RATE COMB
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

--------------------------------------------------------------------------------

# 5 - SUITE 1012      , SUGAR FOOT
BASE LEASE DATES:     11/1986 TO 11/1996
TYPE OF TENANT:       RETAIL
SQUARE FOOTAGE:       1,068
PRIMARY CODE:             1 - MALL SHOP TENANTS
SECONDARY CODE:           2 - TENANTS 751-1200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  16.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -  356,625/YEAR
THEREAFTER    -  GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT LESS MINIMUM RENT
 6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM6

GLOBAL GROUPING
GLOBAL RECOVERY TAX6

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

              LENGTH          VACANT       SQ FT     MONTHS OF
TERM        YEAR.MONTHS       MONTHS     INCREASE    FREE RENT      COMMISSIONS      ALTERATIONS
----        -----------       ------     --------    ---------      -----------      -----------
 1             10.00            2          NONE        NONE             YES               YES
 2             10.00            2          NONE        NONE             YES               YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT2 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00% FROM DATE OF ESTABLISHMENT WITH PERCENTAGE STEPS OF 10.00 AFTER MONTH 60 FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS COVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

--------------------------------------------------------------------------------

# 6 - SUITE 1016        , MERRY-GO-ROUND
BASE LEASE DATES:       9/1990 TO 1/2001
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:         3,034
PRIMARY CODE:               1 - MALL SHOP TENANTS
SECONDARY CODE              4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - 15.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES - 569,841/YEAR

THEREAFTER   - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS

              LENGTH          VACANT       SQ FT     MONTHS OF
TERM        YEAR.MONTHS       MONTHS     INCREASE    FREE RENT      COMMISSIONS      ALTERATIONS
----        -----------       ------     --------    ---------      -----------      -----------
 1             10.00            2          NONE        NONE             YES               YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00% FROM DATE OF ESTABLISHMENT WITH PERCENTAGE STEPS OF 10.00 AFTER MONTH 60 FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:     MARKET RATE COMB
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE ALTB
RENEWAL PAYOUT:          CASHED OUT

--------------------------------------------------------------------------------

# 7 - SUITE 1018          , WALDENBOOKS
BASE LEASE DATES:         8/1986 TO 1/1997
TYPE OF TENANT:           RETAIL
SQUARE FOOTAGE:           2,535
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   17.40/SF/YR

PERCENTAGE RENT:
INITIAL SALES -   705,644/YEAR
THEREAFTER    -   GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM3

GLOBAL GROUPING
GLOBAL RECOVERY TAX3

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS

              LENGTH          VACANT       SQ FT     MONTHS OF
TERM        YEAR.MONTHS       MONTHS     INCREASE    FREE RENT      COMMISSIONS      ALTERATIONS
----        -----------       ------     --------    ---------      -----------      -----------
 1             10.00            2          NONE        NONE             YES               YES
 2             10.00            2          NONE        NONE             YES               YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00% FROM DATE OF ESTABLISHMENT WITH PERCENTAGE STEPS OF 10.00 AFTER MONTH 60 FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:     MARKET RATE COMB
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE ALTB
RENEWAL PAYOUT:          CASHED OUT

--------------------------------------------------------------------------------

# 8 - SUITE 1020          , AMY'S HALLMARK
BASE LEASE DATES:         11/1986 TO 1/1997
TYPE OF TENANT:           RETAIL
SQUARE FOOTAGE:           2,619
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  16.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -   390,365/YEAR
THEREAFTER    -   GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM3

GLOBAL GROUPING
GLOBAL RECOVERY TAX3

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS

              LENGTH          VACANT       SQ FT     MONTHS OF
TERM        YEAR.MONTHS       MONTHS     INCREASE    FREE RENT      COMMISSIONS      ALTERATIONS
----        -----------       ------     --------    ---------      -----------      -----------
 1             10.00            2          NONE        NONE             YES               YES
 2             10.00            2          NONE        NONE             YES               YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00% FROM DATE OF ESTABLISHMENT WITH PERCENTAGE STEPS OF 10.00 AFTER MONTH 60 FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:      MARKET RATE COMB
RENEWAL PAYOUT:           CASHED OUT

RENEWAL ALTERATIONS:      MARKET RATE ALTB
RENEWAL PAYOUT:           CASHED OUT


# 9 - SUITE 1022          , THE FINISH LINE
BASE LEASE DATES:         8/1990 TO 10/2000
TYPE OF TENANT:           RETAIL
SQUARE FOOTAGE:           2,605
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  20.00/SF/YR ON 8/1997
CHANGING TO - 22.00/SF/YR ON 8/1997

PERCENTAGE RENT:
INITIAL SALES -   1,152,723/YEAR
THEREAFTER    -   GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM2

GLOBAL GROUPING
GLOBAL RECOVERY TAX 2

COMMISSION:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS

              LENGTH          VACANT       SQ FT     MONTHS OF
TERM        YEAR.MONTHS       MONTHS     INCREASE    FREE RENT      COMMISSIONS      ALTERATIONS
----        -----------       ------     --------    ---------      -----------      -----------
 1             10.00            2          NONE        NONE             YES               YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00% FROM DATE OF ESTABLISHMENT WITH PERCENTAGE STEPS OF 10.00 AFTER MONTH 60 FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:    MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT


# 10 - SUITE 1026         , RACK ROOM SHOES
BASE LEASE DATES:         2/1996 TO 13/2006
TYPE OF TENANT:           RETAIL
SQUARE FOOTAGE:           4,833
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               4 - TENANTS 3501-5000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  14.00/SF/YR
CHANGING TO  -  16.00/SF/YR ON 4/1999
CHANGING TO  -  18.00/SF/YR ON 4/2003

PERCENTAGE RENT:
INITIAL SALES -   1/YEAR
THEREAFTER    -   GROWING AT GROWTH RATE SALG
INITIAL BREAKPOINT - 1,691,725/YEAR
5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVRY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

              LENGTH          VACANT       SQ FT     MONTHS OF
TERM        YEAR.MONTHS       MONTHS     INCREASE    FREE RENT      COMMISSIONS      ALTERATIONS
----        -----------       ------     --------    ---------      -----------      -----------
 1             10.00            2          NONE        NONE             YES               YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT5 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00% FROM DATE OF ESTABLISHMENT WITH PERCENTAGE STEPS OF 10.00 AFTER MONTH 60 FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:    MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT


# 11 - SUITE 1032       , LADY'S CHOICE
BASE LEASE DATES:       10/1991 TO 10/1996
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:         1,445
PRIMARY CODE:               1 - MALL SHOP TENANTS
SECONDARY CODE:             4 - TENANTS 1201-2000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  10.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -   143,482/YEAR
THEREAFTER    -  GROWING AT GROWTH RATE SALG
WITH A NATURAL  BREAKPOINT PLUS MINIMUM RENT
 6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM6

GLOBAL GROUPING
GLOBAL RECOVERY TAX6

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:


              LENGTH          VACANT       SQ FT     MONTHS OF
TERM        YEAR.MONTHS       MONTHS     INCREASE    FREE RENT      COMMISSIONS      ALTERATIONS
----        -----------       ------     --------    ---------      -----------      -----------
 1             10.00            2          NONE        NONE             YES               YES
 2             10.00            2          NONE        NONE             YES               YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT3 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00% FROM DATE OF ESTABLISHMENT WITH PERCENTAGE STEPS OF 10.00 AFTER MONTH 60 FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:     MARKET RATE COMB
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE ALTB
RENEWAL PAYOUT:          CASHED OUT

--------------------------------------------------------------------------------

# 12 - SUITE 1102           , SEARS, ROEBUCK
BASE LEASE DATES:           7/1994 TO 12/1996
TYPE OF TENANT:             RETAIL
SQUARE FOOTAGE:             1,873
PRIMARY CODE:                   1 - MALL SHOP TENANTS
SECONDARY CODE:                 4 - TENANTS 1201-2000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -   1/YEAR
THEREAFTER    -   GROWING AT GROWTH RATE SALG
WITH A NATURAL  BREAKPOINT PLUS MINIMUM RENT
 6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

              LENGTH          VACANT       SQ FT     MONTHS OF
TERM        YEAR.MONTHS       MONTHS     INCREASE    FREE RENT      COMMISSIONS      ALTERATIONS
----        -----------       ------     --------    ---------      -----------      -----------
 1             10.00            2          NONE        NONE             YES               YES
 2             10.00            2          NONE        NONE             YES               YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT3 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00% FROM DATE OF ESTABLISHMENT WITH PERCENTAGE STEPS OF 10.00 AFTER MONTH 60 FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

--------------------------------------------------------------------------------

# 13 - SUITE 1104            , LEMSTONE BOOKS
BASE LEASE DATES:            10/1989 TO 9/1999
TYPE OF TENANT:              RETAIL
SQUARE FOOTAGE:              1,243
PRIMARY CODE:                    1 - MALL SHOP TENANTS
SECONDARY CODE:                  4 - TENANTS 1201-2000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   15.00/SF/YR
CHANGING TO  -   18.00/SF/YR ON 10/1996

PERCENTAGE RENT:
INITIAL SALES -   234,052/YEAR
THEREAFTER    -   GROWING AT GROWTH RATE SALG
INITIAL BREAKPOINT -        310,750/YEAR
CHANGING TO        -        372,900/YEAR ON 10/1996
 7.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES:  NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS:  NONE

ALTERATIONS:  NONE

SPECULATIVE RENEWALS:

              LENGTH          VACANT       SQ FT     MONTHS OF
TERM        YEAR.MONTHS       MONTHS     INCREASE    FREE RENT      COMMISSIONS      ALTERATIONS
----        -----------       ------     --------    ---------      -----------      -----------
 1             10.00            2          NONE        NONE             YES               YES
 2             10.00            2          NONE        NONE             YES               YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT3 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00% FROM DATE OF ESTABLISHMENT WITH PERCENTAGE STEPS OF 10.00 AFTER MONTH 60 FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT   SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
---- ------------    ------ --------   ---------  -----------   -----------
 1      10.00          2      NONE        NONE         YES           YES
 2      10.00          2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT2 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 36 - SUITE 3033    , EYE CARE CENTER
BASE LEASE DATES:      10/1991 TO 10/2001
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:        2,779
PRIMARY CODE:              1 - MALL SHOP TENANTS
SECONDARY CODE:            4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    13.00/SF/YR
CHANGING TO -     16.60/SF/YR ON 10/1996

PERCENTAGE RENT:
INITIAL SALES -      778,603/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
INITIAL BREAKPOINT -    722,540/YEAR
CHANGING TO        -    922,620/YEAR ON 10/1996
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM2

GLOBAL GROUPING
GLOBAL RECOVERY TAX2

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT   SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
---- ------------    ------ --------   ---------  -----------   -----------
 1      10.00          2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED CUT

-------------------------------------------------------------------------------

# 37 - SUITE 3038   , REX RADIO & TELEV.
BASE LEASE DATES:     5/1994 TO 5/1999
TYPE OF TENANT:       RETAIL
SQUARE FOOTAGE         8,466
PRIMARY CODE:               1 - MALL SHOP TENANTS
SECONDARY CODE:             6 - TENANTS 5001-10000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    5.02/SF/YR

PERCENTAGE RENT:
INITIAL SALES -           1/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM6

GLOBAL GROUPING
GLOBAL RECOVERY TAX6

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT   SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
---- ------------    ------ --------   ---------  -----------   -----------
 1      10.00          2      NONE        NONE         YES           YES
 2      10.00          2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT6 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 38 - SUITE 4011      , CHRISTY'S
BASE LEASE DATES:        1/1995 TO 12/1997
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:             600
ALTERNATE MEASURE:          600
PRIMARY CODE:               1 - MALL SHOP TENANTS
SECONDARY CODE:             1 - TENANTS < 750
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     31.24/SF/YR

PERCENTAGE RENT:
INITIAL SALES -     109,887/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT   SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
---- ------------    ------ --------   ---------  -----------   -----------
 1      10.00          2      NONE        NONE         YES           YES
 2      10.00          2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE  MKT1
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT   0.00%
FROM DATE OF ESTABLISHMENT

WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 39 - SUITE 4014    , CANNON'S MENS WEAR
BASE LEASE DATES:      12/1986 TO 11/1996
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:        1,510
PRIMARY CODE:              1 - MALL SHOP TENANTS
SECONDARY CODE:            3 - TENANTS 1201-2000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     10.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -     270,761/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
INITIAL BREAKPOINT -     350,000/YEAR
  5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM4

GLOBAL GROUPING
GLOBAL RECOVERY TAX4

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT   SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
---- ------------    ------ --------   ---------  -----------   -----------
 1      10.00          2      NONE        NONE         YES           YES
 2      10.00          2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT3 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:

SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:  MARKET RATE COMB
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB,
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 40 - SUITE 4016     , SHOE SHOW
BASE LEASE DATES:       8/1986 TO 8/1996
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:           2,868
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     12.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -     443,342/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM6

GLOBAL GROUPING
GLOBAL RECOVERY TAX6

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT   SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
---- ------------    ------ --------   ---------  -----------   -----------
 1      10.00          2      NONE        NONE         YES           YES
 2      10.00          2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING

GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:  MARKET RATE COMB
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

-------------------------------------------------------------------------------

# 41 - SUITE 5002    , GOLD VALLEY
BASE LEASE DATES:      7/1987 TO 7/1997
TYPE OF TENANT:        RETAIL
SOME FOOTAGE:             832
PRIMARY CODE:               1 - MALL SHOP TENANTS
SECONDARY CODE:             2 - TENANTS 751-1200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    37.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -   333,595/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
10.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM2

GLOBAL GROUPING
GLOBAL RECOVERY TAX2

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT   SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
---- ------------    ------ --------   ---------  -----------   -----------
 1      10.00          2      NONE        NONE         YES           YES
 2      10.00          2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER O 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT2 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE ALTB
RENEWAL PAYOUT:      CASHED OUT

-------------------------------------------------------------------------------

# 42 - SUITE 5004    , PICTURE YOU/ONE
BASE LEASE DATES:      9/1993 TO 8/1998
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:         1,038
PRIMARY CODE:               1 - MALL SHOP TENANTS
SECONDARY CODE:             2 - TENANTS 751-1200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   25.00/SF/YR
CHANGING TO  -   27.00/SF/YR ON 9/1997

PERCENTAGE RENT:
INITIAL SALES -    189,023/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 8.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM6

GLOBAL GROUPING
GLOBAL RECOVERY TAX6

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT   SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
---- ------------    ------ --------   ---------  -----------   -----------
 1      10.00          2      NONE        NONE         YES           YES
 2      10.00          2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT2 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

-------------------------------------------------------------------------------

# 43 - SUITE 5006      , ELECTRONICS BTQUE
BASE LEASE DATES:        8/1991 TO 10/2001
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:             810
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               2 - TENANTS 751-1200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    29.63/SF/YR
CHANGING TO  -    32.10/SF/YR ON 11/1998

PERCENTAGE RENT:
INITIAL SALES -      553,568/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM6

GLOBAL GROUPING
GLOBAL RECOVERY TAX6

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT   SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
---- ------------    ------ --------   ---------  -----------   -----------
 1      10.00          2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT2 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS: MARKET RATE COMB
RENEWAL PAYOUT:      CASHED OUT

--------------------------------------------------------------------------------

# 44 - SUITE 5007     , CAROUSEL CHILDREN
BASE LEASE DATES:       8/1994 TO 12/2049

TYPE OF TENANT:       RETAIL
SQUARE FOOTAGE:           810
PRIMARY CODE:               1 - MALL SHOP TENANTS
SECONDARY CODE:             2 - TENANTS 751-1200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT  -    9.25/SF/YR

PERCENTAGE RENT:
INITIAL SALES -     43,400/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
INITIAL BREAKPOINT - NATURAL
5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT   SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
---- ------------    ------ --------   ---------  -----------   -----------

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT2 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:  MARKET RATE COMB
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 45 - SUITE 5008      , NATURALIZER
BASE LEASE DATES:        3/1988 TO 3/1998
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           1,200
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               2 - TENANTS 751-1200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:

INITIAL RENT      16.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -    170,864/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM2

GLOBAL GROUPING
GLOBAL RECOVERY TAX2

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT   SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
---- ------------    ------ --------   ---------  -----------   -----------
 1      10.00          2      NONE        NONE         YES           YES
 2      10.00          2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT2 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:    MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT

-------------------------------------------------------------------------------

# 46 - SUITE 5010      , UPS 'N DOWNS
BASE LEASE DATES:        5/1987 TO 4/1997
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           1,561
PRIMARY CODE:                 1  - MALL SHOP TENANTS
SECONDARY CODE:               3  - TENANTS 1201-2000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      10.49/SF/YR

PERCENTAGE RENT:
INITIAL SALES -       312,829/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG

WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT   SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
---- ------------    ------ --------   ---------  -----------   -----------
 1      10.00          2      NONE        NONE         YES           YES
 2      10.00          2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT3 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:    MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT
-------------------------------------------------------------------------------

# 47 - SUITE 5014       , COUNTY  SEAT
BASE LEASE DATES:         3/1987 TO 3/1997
TYPE Of TENANT:           RETAIL
SQUARE FOOTAGE:            3,238
PRIMARY CODE:                  1 - MALL SHOP TENANTS
SECONDARY CODE:                4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   11.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -      567,337/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM3

GLOBAL GROUPING
GLOBAL RECOVERY TAX3

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT   SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
---- ------------    ------ --------   ---------  -----------   -----------
 1      10.00          2      NONE        NONE         YES           YES
 2      10.00          2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT3 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:    MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT

-------------------------------------------------------------------------------

# 48 - SUITE 5018      , DURHAM SPORTING GD
BASE LEASE DATES:        8/1986 TO 8/1996
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           4,809
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               5 - TENANTS 3501-5000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     12.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -     812,637/YEAR
THEREAFTER    -   GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  4.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM3

GLOBAL GROUPING
GLOBAL RECOVERY TAX3

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT   SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
---- ------------    ------ --------   ---------  -----------   -----------
 1      10.00          2      NONE        NONE         YES           YES
 2      10.00          2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT3 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:    MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT

-------------------------------------------------------------------------------

# 49 - SUITE 5020   , GIGI'S BOUTIQUE
BASE LEASE DATES:     12/1986  TO 12/1997
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:            648
PRIMARY CODE:               1  - MALL SHOP TENANTS
SECONDARY CODE:              1  - TENANTS < 750
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    20.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -      62,739/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM2

GLOBAL GROUPING
GLOBAL RECOVERY TAX2

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT   SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
---- ------------    ------ --------   ---------  -----------   -----------
 1      10.00          2      NONE        NONE         YES           YES
 2      10.00          2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT1 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:    MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT

-------------------------------------------------------------------------------

# 50 - SUITE 5022   , CLAIRE'S BTQUE
BASE LEASE DATES:     10/1986 TO 9/1996
TYPE Of TENANT:        RETAIL
SQUARE FOOTAGE:           729
PRIMARY CODE:               1 - HALL SHOP TENANTS
SECONDARY CODE:             1 - TENANTS < 750
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   20.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -    185,390/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAXPOINT PLUS MINIMUM RENT
 8.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM2

GLOBAL GROUPING
GLOBAL RECOVERY TAX2

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT   SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
---- ------------    ------ --------   ---------  -----------   -----------
 1      10.00          2      NONE        NONE         YES           YES
 2      10.00          2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT1 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:    MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

# 51 - SUITE 5024      , BAILEY'S JEWELERS
BASE LEASE DATES:        8/1966 TO 1/2007
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:            967
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              2 - TENANTS 751-1200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    45.OO/SF/YR
CHANGING TO  -    60.00/SF/YR ON 2/1997

PERCENTAGE RENT:
INITIAL SALES - 1,931,530/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT   SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
---- ------------    ------ --------   ---------  -----------   -----------
 1      10.00          2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT2 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:    MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT

-------------------------------------------------------------------------------

# 52 - SUITE 5026     , GR. AMER. CHOCALAT
BASE LEASE DATES:       8/1986 TO 8/2006
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:            624
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              1 - TENANTS < 750
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   40.00/SF/YR
CHANGING TO  -   48.08/SF/YR ON 9/1996

PERCENTAGE RENT:
INITIAL SALES -     241,706/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
10.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM2

GLOBAL GROUPING
GLOBAL RECOVERY TAX2

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT   SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
---- ------------    ------ --------   ---------  -----------   -----------
 1      10.00          2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT1 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF

10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:    MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT

-------------------------------------------------------------------------------

# 53 - SUITE 5028      , KEEP IN TOUCH
BASE LEASE DATES:        1/1996 TO 12/1996
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:             714
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               1 - TENANTS < 750
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     12.60/SF/YR

PERCENTAGE RENT:
INITIAL SALES -      49,261/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
INITIAL BREAKPOINT - NATURAL
  7.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT   SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
---- ------------    ------ --------   ---------  -----------   -----------
 1      10.00          2      NONE        NONE         YES           YES
 2      10.00          2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT1 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:    MARKET RATE C0MB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT


--------------------------------------------------------------------------------

# 54 - SUITE 5036     , AMERICAN EAGLE
BASE LEASE DATES:       8/1995 TO 7/2005
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:          3,883
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              5 - TENANTS 3501-5000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     16.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES - MARKET RATE SALG
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM2

GLOBAL GROUPING
GLOBAL RECOVERY TAX2

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT   SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
---- ------------    ------ --------   ---------  -----------   -----------
 1      10.00          2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT5 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:    MARKET RATE COMB

RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

# 55 - SUITE 5040  , KIDS FOOTLOCKER
BASE LEASE DATES:    11/1995 To 7/2005
TYPE OF TENANT:       RETAIL
SQUARE FOOTAGE:        1,752
PRIMARY CODE:              1 - HALL SHOP TENANTS
SECONDARY CODE:            3 - TENANTS 1201-2000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   25.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES - MARKET RATE SALS
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT   SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
---- ------------    ------ --------   ---------  -----------   -----------
 1      10.00          2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT3 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1


RENEWAL COMMISSIONS:    MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

# 56 - SUITE 5042      , FRIEDMAN'S JEWELER
BASE LEASE DATES:          11/1989 TO 11/1999
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:          1,631
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              3 - TENANTS 1201-2000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     30.66/SF/YR
CHANGING TO  -     33.72/SF/YR ON 12/1996

PERCENTAGE RENT:
INITIAL SALES - 1,057,298/YEAR
THERAFTER      - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM4

GLOBAL GROUPING
GLOBAL RECOVERY TAX4

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

       LENGTH        VACANT   SQ FT    MONTHS OF
TERM YEARS.MONTHS    MONTHS INCREASE   FREE RENT  COMMISSIONS   ALTERATIONS
---- ------------    ------ --------   ---------  -----------   -----------
 1      10.00          2      NONE        NONE         YES           YES
 2      10.00          2      NONE        NONE         YES           YES


RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT3 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:


GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:    MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT

-------------------------------------------------------------------------------

# 57 - SUITE 5046      , LADY FOOTLOCKER

BASE LEASE DATES:       4/1989 TO 3/1999
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:         1,148
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              2 - TENANTS 751-1200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   20.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -    907,162/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM4

GLOBAL GROUPING
GLOBAL RECOVERY TAX4

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
 1        10.00         2       NONE       NONE         YES            YES
 2        10.00         2       NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT2 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 58 - SUITE 5048      ,TILT
BASE LEASE DATES:       8/1986 TO 12/1999
TYPE OF TENANT:         RETAIL
SOME FOOTAGE:           1,420
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              3 - TENANTS 1201-2000

SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   25.01/SF/YR

PERCENTAGE RENT:
INITIAL SALES -    256,789/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
15.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM3
GLOBAL GROUPING
GLOBAL RECOVERY TAX3

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
 1        10.00         2       NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT3
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT      0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT
-------------------------------------------------------------------------------

# 59 - SUITE 6002      ,CATO
BASE LEASE DATES:       8/1906 TO 1/1997
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:          6,137
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              6 - TENANTS 5001-10000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     10.00/SF/YR

PERCENTAGE RENT:

INITIAL SALES - 1,091,158/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
INITIAL BREAKPOINT - 1,363,777/YEAR
  5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM6

GLOBAL GROUPING
GLOBAL RECOVERY TAX6

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
 1        10.00         2       NONE       NONE         YES            YES
 2        10.00         2       NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE      MKT6
MULTIPLIED BY 1.000. OR FINAL RENT GROWING AT       0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

--------------------------------------------------------------------------------

# 60 - SUITE 6010      ,CHAMPS SPORTS
BASE LEASE DATES:       12/1993  TO 12/2003
TYPE OF TENANT:         RETAIL
SOME FOOTAGE:            6,052
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               6 - TENANTS 5001-10000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    12.00/SF/YR
CHANGING TO  -     6.00/SF/YR ON 11/1998

PERCENTAGE RENT:
INITIAL SALES - 1,127,199/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  5.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM3

GLOBAL GROUPING
GLOBAL RECOVERY TAX3

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
 1        10.00         2       NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT6
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT     0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:  MARKET RATE COMB
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

-------------------------------------------------------------------------------

# 61 - SUITE 6014      ,DISC JOCKEY
BASE LEASE DATES:       8/1986 TO 8/1996
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:          2,052
PRIMARY CODE:               1 - MALL SHOP TENANTS
SECONDARY CODE:             4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -   22.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -    593,515/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM2

GLOBAL GROUPING
GLOBAL RECOVERY TAX2

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
 1        10.00         2       NONE       NONE         YES            YES
 2        10.00         2       NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:     MARKET RATE COMB
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE ALTB
RENEWAL PAYOUT:          CASHED OUT

-------------------------------------------------------------------------------

# 62 - SUITE 6016        ,CHICK FIL-A
BASE LEASE DATES:         8/1986 TO 8/1995
TYPE OF TENANT:           RETAIL
SQUARE FOOTAGE:            1,704
PRIMARY CODE:                   1 - MALL SHOP TENANTS
SECONDARY CODE:                 3 - TENANTS 1201-2000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT  -      15.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -      787,803/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM5

GLOBAL GROUPING
GLOBAL RECOVERY TAX5

COMMISSIONS:   NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
 1        10.00         2       NONE       NONE         YES            YES
 2        10.00         2       NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE    MKT3
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT     0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROWING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

--------------------------------------------------------------------------------
# 63 - SUITE 6018      ,VACANT
BASE LEASE DATES:       1/1997 TO 12/2006
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:           440
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              1 - TENANTS < 750
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - MARKET RATE MKT1
WITH 3 MONTHS OF FREE RENT

PERCENTAGE RENT:
INITIAL SALES -            1/YEAR
THEREAFTER      - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS:   MARKET RATE ALTN
PAYOUT:        CASHED OUT

ALTERATIONS:   MARKET RATE COMM
PAYOUT:        CASHED OUT

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
 1        10.00         2       NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT1
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT      0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

--------------------------------------------------------------------------------

# 64 - SUITE 6022       ,VACANT
BASE LEASE DATES:        1/1998 TO 12/2007
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:           2,540
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               4 - TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - MARKET RATE MKT4
WITH 3 MONTHS OF FREE RENT

PERCENTAGE RENT:
INITIAL SALES -           1/YEAR
THEREAFTER      - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAK POINT PLUS MINIMUM RENT
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS:   MARKET RATE COMN
PAYOUT:        CASHED OUT

ALTERATIONS:   MARKET RATE ALTN
PAYOUT:        CASHED OUT

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
 1        10.00         2       NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT   0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:    MARKET RATE COMB
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE ALTB
RENEWAL PAYOUT:         CASHED OUT

--------------------------------------------------------------------------------

# 65 - SUITE 6024      ,HARDEE'S
BASE LEASE DATES:       10/1966 TO 10/1998
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:              773
PRIMARY CODE:                 2 - FOOD COURT TENANTS
SECONDARY CODE:               8 - FOOD COURT TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      36.22/SF/YR

PERCENTAGE RENT:
INITIAL SALES -      479,218/YEAR
THEREAFTER      - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY FCAM

GLOBAL GROUPING
GLOBAL RECOVERY TAX4

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
 1        10.00         2       NONE       NONE         YES            YES
 2        10.00         2       NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE  MKT8
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT       0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLFD

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

--------------------------------------------------------------------------------

# 66 - SUITE 7001     ,CARMIKE'S CINEMAS
BASE LEASE DATES:      10/1987 TO 10/2007
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:          17,474
PRIMARY CODE:                 1 - MALL SHOP TENANTS
SECONDARY CODE:               7 - TENANTS > 10000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    14.31/SF/YR
CHANGING TO -     15.74/SF/YR ON 11/1997
CHANGING TO -     17.17/SF/YR ON 11/2002

PERCENTAGE RENT:
INITIAL SALES -     651,769/YEAR
THEREAFTER      - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
20.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM2

GLOBAL GROUPING
GLOBAL RECOVERY TAX2

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
 1       10.00          2       NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE   MKT7
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT   0.00%
FROM DATE OF ESTABLISHMENT

WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:  MARKET RATE COMB
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

--------------------------------------------------------------------------------

# 67 - SUITE 7002     ,RECORD TOWN
BASE LEASE DATES:      10/1996 TO 9/2006
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:          5,452
PRIMARY CODE:               1 - MALL SHOP TENANTS
SECONDARY CODE:             6 - TENANTS 5001-10000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    18.00/SF/YR
WITH 12 MONTHS OF FREE RENT

PERCENTAGE RENT:
INITIAL SALES -          1/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
 1        10.00         2       NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT6
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT    0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:

SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

--------------------------------------------------------------------------------

# 68 - SUITE 7004     ,SUNGLASS HUT
BASE LEASE DATES:      4/1995 TO 3/2005
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:           451
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              1 - TENANTS < 750
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    55.43/SF/YR

PERCENTAGE RENT:
INITIAL SALES - MARKET RATE SALS
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 7.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM2

GLOBAL GROUPING
GLOBAL RECOVERY TAX2

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
 1        10.00         2      NONE        NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE  MKT1
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT   0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:     MARKET RATE COMB
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE ALTB
RENEWAL PAYOUT:          CASHED OUT

--------------------------------------------------------------------------------

# 69 - SUITE 7006        ,LEE NAILS
BASE LEASE DATES:         9/1994 TO 8/1999
TYPE OF TENANT:           RETAIL
SQUARE FOOTAGE:              579
PRIMARY CODE:                  1 - MALL SHOP TENANTS
SECONDARY CODE:                1 - TENANTS < 750
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      31.09/SF/YR

PERCENTAGE RENT:
INITIAL SALES -       72,948/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM6

GLOBAL GROUPING
GLOBAL RECOVERY TAX6

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
 1        10.00         2       NONE       NONE         YES            YES
 2        10.00         2       NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT1
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT     0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:     MARKET RATE COMB
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE ALTB
RENEWAL PAYOUT:          CASHED OUT

--------------------------------------------------------------------------------

# 70 - SUITE 7008     ,AFTERTHOUGHTS
BASE LEASE DATES:      1/1995 TO 12/2004
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:            948
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              2 - TENANTS 751-1200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    23.21/SF/YR

PERCENTAGE RENT:
INITIAL SALES -    184,416/YEAR
HEREAFTER     - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 8.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM3

GLOBAL GROUPING
GLOBAL RECOVERY TAX3

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
 1        10.00         2       NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE   MKT2
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT    0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

--------------------------------------------------------------------------------

# 71 - SUITE 7012       ,VIP FORMAL WEAR
BASE LEASE DATES:        8/1995 TO 7/1996
TYPE OF TENANT:          RETAIL

SQUARE FOOTAGE:          1,044
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              2 - TENANTS 751-1200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     7.35/SF/YR

PERCENTAGE RENT:
INITIAL SALES -           1/YEAR
THEREAFTER     - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  7.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAXI

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
 1        10.00         2       NONE       NONE         YES            YES
 2        10.00         2       NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT2
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT   0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

--------------------------------------------------------------------------------

# 72 - SUITE 7014      ,DOKAR
BASE LEASE DATES:       1/1996 TO 12/1997
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:          1,311
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              3 - TENANTS 1201-2000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT        7.78/SF/YR

PERCENTAGE RENT:
INITIAL SALES -           1/YEAR
THEREAFTER     - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM1

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
 1        10.00         2       NONE       NONE         YES            YES
 2        10.00         2       NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT3 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHNEMT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

--------------------------------------------------------------------------------

# 73 - SUITE 7016      ,GENERAL NUTRITION
BASE LEASE DATES:       3/1991 TO 2/2001
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:          1.058
PRIMARY CODE:                1 - MALL SHOP TENANTS
SECONDARY CODE:              2 - TENANTS 751-1200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     18.90/SF/YR

PERCENTAGE RENT:
INITIAL SALES -     325,655/YEAR

THEREAFTER     - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 7.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY CAM2

GLOBAL GROUPING
GLOBAL RECOVERY TAX2

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
 1        10.00         2       NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT2 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:  MARKET RATE COMB
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

--------------------------------------------------------------------------------

# 74 - SUITE 8004    ,DAIRY QUEEN
BASE LEASE DATES:     10/1995 TO 9/20~0
TYPE OF TENANT:       RETAIL
SQUARE FOOTAGE:            669
PRIMARY CODE:                2   FOOD COURT TENANTS
SECONDARY CODE:              8   FOOD COURT TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    31.39/SF/YR

PERCENTAGE RENT:
INITIAL SALES - MARKET RATE SALS
THEREAFTER     - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
  7.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY FCAM

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
 1        10.00         2       NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT8 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLFD

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 75 - SUITE 8006      ,RUFFINO'S
BASE LEASE DATES:       8/1986 TO 9/2007
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:            595
PRIMARY CODE:                2 - FOOD COURT TENANTS
SECONDARY CODE:              8 - FOOD COURT TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT      42.02/SF/YR
CHANGING TO       52.10/SF/YR ON 10/1997

PERCENTAGE RENT:
INITIAL SALES -      248,533/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
INITIAL BREAKPOINT -   312,500/YEAR
CHANGING TO        -   387,494/YEAR ON 9/1997
 10.00% OF OVERAGE   TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY FCAM

GLOBAL GROUPING
GLOBAL RECOVERY TAX4

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
 1        10.00         2       NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT8
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT   0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLFD

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

--------------------------------------------------------------------------------

# 76 - SUITE 8008     ,MR. WOK
BASE LEASE DATES:      6/1995 TO 5/2005
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:            595
PRIMARY CODE:                2 - FOOD COURT TENANTS
SECONDARY CODE:              8 - FOOD COURT TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     33.60/SF/YR

PERCENTAGE RENT:
INITIAL SALES -      122,645/YEAR
THEREAFTER      - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 10.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY FCAM

GLOBAL GROUPING
GLOBAL RECOVERY TAX6

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
 1        10.00         2       NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
30.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT5 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLFD

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

--------------------------------------------------------------------------------

# 77 - SUITE 8010       ,VACANT
BASE LEASE DATES:        1/1997 TO 12/2008
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:              461
PRIMARY CODE:                  2   FOOD COURT TENANTS
SECONDARY CODE:                8   FOOD COURT TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - MARKET RATE MKT8

PERCENTAGE RENT:
INITIAL SALES -            1/YEAR
THEREAFTER     - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 6.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY FCAM

GLOBAL GROUPING
GLOBAL RECOVERY TAX1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
 1        10.00         2       NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT8 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT :
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROWING
GLOBAL RECOVERY GLFD

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 78 - SUITE 8012        ,OMAR'S GYROS
BASE LEASE DATES:         8/1991 TO 1/1997
TYPE OF TENANT:           RETAIL
SQUARE FOOTAGE:             846
PRIMARY CODE:                  2- FOOD COURT TENANTS
SECONDARY CODE:                8- FOOD COURT TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     15.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -      97,67L/YEAR
THEREAFTER     - GROWING AT GROWTH RATE SALG
INITIAL BREAKPOINT -      211,500/YEAR
 8.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES: NONE

GLOBAL GROUPING
GLOBAL RECOVERY FCAM

GLOBAL GROWING
GLOBAL RECOVERY TAX6

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH      VACANT    SQ FT     MONTHS OF
TERM  YEARS.MONTHS   MONTHS  INCREASE    FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------   ------  --------    ---------   -----------   -----------
 1        10.00         2       NONE       NONE         YES            YES
 2        10.00         2       NONE       NONE         YES            YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT8 MULTIPLIED BY 1.000, OR FINAL RENT OWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF

10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLFD

RENEWAL COMMISSIONS:  MARKET RATE COMB
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE ALTB
RENEWAL PAYOUT:       CASHED OUT

--------------------------------------------------------------------------------

# 79 - SUITE 9002      JC PENNEY
BASE LEASE DATES:      8/1986 TO 8/2016
TYPE OF TENANT:        RETAIL
SQUARE FOOTAGE:        $1,729
PRIMARY CODE:               4 - ANCHOR TENANTS
SECONDARY CODE:            10 - ANCHOR TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    4.01/SF/YR

PERCENTAGE RENT:
INITIAL SALES   10,152,193/YEAR
THEREAFTER      OWING AT GROWTH RATE SALG
INITIAL BREAKPOINT - 16,395,612/YEAR
 1.50% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

CAM
ASSIGNED TO COST CENTER      2 - CAM-ANCHOR TENANTS
RECOVERY OF AMOUNTS OR RATES IN COMBINATION
ADD MARKET RATE JCPU
WITH RATES MULTIPLIED BY TENANT SQUARE FOOTAGE AND A FACTOR OF     1.00

REAL ESTATE TAXES
ASSIGNED TO COST CENTER     4 - TAX-ANCHOR TENANTS
PRO RATA SHARE RECOVERY OF EXPENSE TAXX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE OGLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP AND
A BASE AMOUNT OF    185,931

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS: NONE

--------------------------------------------------------------------------------

# 80 - SUITE 9101      , BELKS
BASE LEASE DATES:        8/1986 TO 7/2026
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:              1
PRIMARY CODE:                4 - ANCHOR TENANTS
SECONDARY CODE:             10 - ANCHOR TENANTS

SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT       0.OO/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            1/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 1.00% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

BELK'S CAM
ASSIGNED TO COST CENTER         2 - CAM-ANCHOR TENANTS
RECOVERY Of AMOUNTS OR RATES GROWING AT A RATE
YEAR 1 VALUE -       28,239
THEREAFTER   - GROWING AT     0.00%
CAP          - NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS: NONE

-------------------------------------------------------------------------------

#81 - SUITE 9103      , BRODY'S
BASE LEASE DATES:       8/1995 TO 7/2016
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:          69,960
PRIMARY CODE:                4 - ANCHOR TENANTS
SECONDARY CODE:             10 - ANCHOR TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     4.OO/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            1/YEAR
THEREAFTER     - GROWING AT GROWTH RATE SALG
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
 2.50% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER    4 - TAX-ANCHOR TENANTS
PRO RATA SHARE RECOVERY OF EXPENSE TAXX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE OGLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM
ASSIGNED TO COST CENTER       2 - CAM-ANCHOR TENANTS
RECOVERY OF AMOUNTS OR RATES IN COMBINATION
ADD MARKET RATE BRPU
WITH RATES MULTIPLIED BY TENANT SQUARE FOOTAGE AND A FACTOR OF          1.00

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS: NONE

-------------------------------------------------------------------------------

# 82 - SUITE 9104     , SEARS, ROEBUCK
BASE LEASE DATES:       10/1987 TO 10/2015
TYPE OF TENANT:         RETAIL
SQUARE FOOTAGE:         89,564
PRIMARY CODE:                 4 - ANCHOR TENANTS
SECONDARY CODE:              10 - ANCHOR TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      3.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES - 16,085,562/YEAR
THEREAFTER    - GROWING AT GROWTH RATE SALG
INITIAL BREAKPOINT - 11,600,00O/YEAR
  2.50% OF OVERAGE TO AN UNLIMITED CEILING

RECAPTURES: NONE

RECOVERIES:

REAL ESTATE TAXES
ASSIGNED TO COST CENTER      4 - TAX-ANCHOR TENANTS
PRO RATA SHARE RECOVERY OF EXPENSE TAXX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE OGLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE AMOUNT OF 187,020

CAN
ASSIGNED TO COST CENTER          2 - CAM-ANCHOR TENANTS
RECOVERY OF AMOUNTS OR RATES IN COMBINATION
ADD MARKET RATE SRPU
WITH RATES MULTIPLIED BY TENANT SQUARE FOOTAGE AND A FACTOR OF        1.00

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS: NONE

================================================================================
                        PRO-Ject+ Tenant Register Report
================================================================================

                      GOLDEN EAST CROSSING, ROCKY MOUNT, NC
                                 TENANT REGISTER
                                 6/14/96 @ 18:23


                 TENANT                      SQUARE FEET   BEGIN DATE   END DATE
----------------------------------------     -----------   ----------   --------
      1 - TENANTS <  750

# 38- SUITE 4011     CHRISTY'S                     600       1/1995      12/1997
# 49 - SUITE 5020     GIGI'S BOUTIQUE              648      12/1986      12/1997
# 50 - SUITE 5022     CLAIRE'S BTQUE               729      10/1986       9/1996
# 52 - SUITE 5026     GR. AMER. CHOCALAT           624       8/1986       8/2006
# 53 - SUITE 5028     KEEP IN TOUCH                714       1/1996      12/1996
# 63 - SUITE 6018     VACANT                       440       1/1997      12/2006
# 68 - SUITE 7004     SUNGLASS HUT                 451       4/1995       3/2005
# 69 - SUITE 7006     LEE NAILS                    579       9/1994       8/1999
                                                ------
       8 TENANTS                                 4,785

      2 - TENANTS 751-1200

#  4 - SUITE 1010     JEWEL BOX                  1,035       8/1986      12/2006
#  5 - SUITE 1012     SUGAR FOOT                 1,068      11/1986      11/1996
# 22 - SUITE 2022     REEDS JEWELERS             1,200       8/1986      12/1996
# 23 - SUITE 3002     STRIDE-RITE                  942       3/1987       1/1998
# 35 - SUITE 3032     REGIS HAIRSTYLIST            810       8/1986       8/1996
# 41 - SUITE 5002     GOLD VALLEY                  832       7/1987       7/1997
# 42 - SUITE 5004     PICTURE YOU/ONE            1,038       9/1993       8/1998
# 43 - SUITE 5006     ELECTRONICS BTQUE            810       8/1991      10/2001
# 44 - SUITE 5007     CAROUSEL CHILDREN            810       8/1994      12/2049
# 45 - SUITE 5008     NATURALIZER                1,200       3/1988       3/1998
# 51 - SUITE 5024     BAILEY'S JEWELERS            967       8/1986       1/2007
# 57 - SUITE 5046     LADY FOOTLOCKER            1,148       4/1989       3/1999
# 70 - SUITE 7008     AFTERTHOUGHTS                948       1/1995      12/2004
# 71 - SUITE 7012     VIP FORMAL WEAR            1,044       8/1995       7/1996
# 73 - SUITE 7016     GENERAL NUTRITION          1,058       3/1991       2/2001
                                                ------
      15 TENANTS                                14,910

      3 - TENANTS 1201-2000

#  3 - SUITE 1006     DOLL'N BEAR                1,267       1/1996      12/1997
# 11 - SUITE 1032     LADY'S CHOICE              1,445      10/1991      10/1996
# 12 - SUITE 1102     SEARS, ROEBUCK             1,873       7/1994      12/1996
# 13 - SUITE 1104     LEMSTONE BOOKS             1,243      10/1989       9/1999
# 34 - SUITE 3030     BOMBAY CO.                 1,825       9/1987       9/1997
# 39 - SUITE 4014     CANNON'S MENS WEAR         1,510      12/1986      11/1996
# 46 - SUITE 5010     UPS IN DOWNS               1,561       5/1987       4/1997
# 55 - SUITE 5040     KIDS FOOTLOCKER            1,752      11/1995       7/2005
# 56 - SUITE 5042     FRIEDMAN'S JEWELER         1,631      11/1989      11/1999
# 58 - SUITE 5048     TILT                       1,420       8/1986      12/1999
# 62 - SUITE 6016     CHICK FIL-A                1,704       8/1986       8/1998
# 72 - SUITE 7014     DOKAR                      1,311       1/1996      12/1997
                                                ------
       12 TENANTS                               18,542

      4 - TENANTS 2001-3500

#  1 - SUITE 1002     D.A. KELLY'S               3,500       9/1993       8/1998
#  2 - SUITE 1004     HOFHEMER'S EXPRE           3,102      11/1986       1/1997
#  6 - SUITE 1016     MERRY-GO-ROUND             3,034       9/1990       1/2001
#  7 - SUITE 1018     WALDENBOOKS                2,535       8/1986       1/1997
#  8 - SUITE 1020     AMY'S HALLMARK             2,619      11/1986       1/1997
#  9 - SUITE 1022     THE FINISH LINE            2,605       8/1990      10/2000
# 14 - SUITE 1106     BRIAR PATCH                2,940      11/1995      10/2005
# 16 - SUITE 1112     VACANT                     2,691       1/1997      12/2006
# 17 - SUITE 2008     KAY-BEE TOY                2,972       8/1986       8/1996
# 18 - SUITE 2010     PAYLESS SHOESOURCE         2,487       8/1986       8/1996
# 19 - SUITE 2012-14  HUNGATE CRAFTS             2,982       9/1996       8/2006
# 20 - SUITE 2016     FINE'S MEN WEAR            3,020      10/1986      10/1996

GOLDEN EAST CROSSING, ROCKY MOUNT, NC                                     PAGE 2

                 TENANT                      SQUARE FEET   BEGIN DATE   END DATE
----------------------------------------     -----------   ----------   --------
# 27 - SUITE 3014     KINNEY SHOES               3,299       8/1986       8/1996
# 28 - SUITE  3016    VACANT                     3,335       1/1997      12/2006
# 31 - SUITE  3024    RADIO SHACK                2,417      11/1986      11/2001
# 32 - SUITE  3026    BATH & BODY                2,247      11/1996      10/2006
4 33 - SUITE  3028    FOOTLOCKER                 2,420       8/1986       8/2006
# 36 - SUITE  3033    EYE CARE CENTER            2,779      10/1991      10/2001
# 40 - SUITE  4016    SHOE SHOW                  2,868       8/1986       8/1996
# 47 - SUITE  5014    COUNTY SEAT                3,238       3/1987       3/1997
# 61 - SUITE  6014    DISC JOCKEY                2,052       8/1986       8/1996
# 64 - SUITE  6022    VACANT                     2,540       1/1998      12/2007
                                               -------
        22 TENANTS                              61,682

       5 - TENANTS 3501-5000

# 10 - SUITE  102-6   RACK ROOM SHOES            4,833       2/1996       3/2006
# 21 - SUITE  2018-20 HALLMARK                   4,229      11/1996      10/2006
# 24 - SUITE  3004    VICTORIA'S SECRET          3,539       7/1995       7/2007
# 26 - SUITE  3012    THE LIMITED                4,887       8/1986       8/1998
# 29 - SUITE  3018    VACANT                     4,361       1/1998      12/2007
# 30 - SUITE  3022    LERNER SHOP                4,970       8/1986       8/1998
# 48 - SUITE  5018    DURHAM   SPORTING GD       4,809       8/1986       8/1996
# 54 - SUITE  5036    AMERICAN EAGLE             3,883       8/1995       7/2005
                                               -------
         8 TENANTS                              35,511

       6 - TENANTS     5001-10000

# 15 - SUITE  1108    LIMITED EXPRESS            5,204       2/1988       2/2000
# 25 - SUITE  3008    LANE BRYANT                5,189       8/1986       8/1998
# 37 - SUITE  3038    REX RADIO & TELEV.         8,466       5/1994       5/1999
# 59 - SUITE  6002    CATO                       6,137       8/1986       1/1997
# 60 - SUITE  6010    CHAMPS SPORTS              6,052      12/1993      12/2003
# 67 - SUITE  7002    RECORD TOWN                5,452      10/1996       9/2006
                                               -------
         6 TENANTS                              36,500

       7 - TENANTS    >  10000

# 66 - SUITE 7001     CARMIKE'S CINEMAS         17,474      10/1987      10/2007
                                               -------
         1 TENANTS                              17,474

       8 - FOOD COURT TENANTS

# 65  - SUITE  6024   HARDEE'S                     773      10/1986      10/1998
# 74  - SUITE  8004   DAIRY QUEEN                  669      10/1995       9/2005
# 75  - SUITE  8006   RUFFINO'S                    595       8/1986       9/2007
# 76  - SUITE  8008   MR. WOK                      595       6/1995       5/2005
# 77  - SUITE 8010    VACANT                       461       1/1997      12/2008
# 78  - SUITE  8012   OMAR'S GYROS                 846       8/1991       1/1997
                                               -------
          6 TENANTS                              3,939

      10 - ANCHOR TENANTS

# 79 - SUITE 9002     JC PENNEY                 81,729       8/1986       8/2016
# 80 - SUITE 9101     BELKS                          1       8/1986       7/2026
# 81 - SUITE 9103     BRODY'S                   69,960       8/1995       7/2016
# 82 - SUITE 9104     SEARS, ROEBUCK            89,564      10/1987      10/2015
                                               -------
          4 TENANTS                            241,254
                                               -------
         82 TENANTS                            434,597
                                               =======

================================================================================
                        PRO-Ject+ Lease Expiration Report
================================================================================

                      GOLDEN EAST CROSSING, ROCKY MOUNT, NC
                                EXPIRATION REPORT
                        YEARS 1996 To 2010, ALL TENANTS,
                     INCLUDING OPTIONS, INCLUDING RENEWALS,
                    EXCLUDING BASE LEASES AND PRIOR OPTIONS,
                      BASE RENTS INCLUDING CPI ADJUSTMENTS,
                           INCLUDING PERCENTAGE RENTS
                                 6/14/96 @ 18:15



                                      TERM/      BASE               TOTAL    MARKET
       TENANT          SQUARE FT    END DATE   RENT/SF   RECV/SF   RENT/SF   RENT/SF
-------------------    ---------    --------   -------   -------   -------   -------
# 71-SUITE 7012                      INITIAL
VIP FORMAL WEAR             1,044     7/1996       7.34      8.76    16.10     25.00

# 18-SUITE 2010                      INITIAL
PAYLESS SHOESOURCE          2,487    8/1996       16.00      8.77    24.77     15.00

# 27-SUITE 3014                      INITIAL
KINNEY SHOES                3,299    8/1996       15.00      8.76    23.76     15.00

# 35-SUITE 3032                      INITIAL
REGIS HAIRSTYLIST             810    8/1996       25.01      8.16    33.17     25.00

# 40-SUITE 4016                      INITIAL
SHOE SHOW                   2,868     8/1996      12.00      6.54    18.54     15.00

# 48-SUITE 5018                      INITIAL
DURHAM SPORTING GD          4,809    8/1996       12.00      8.17    20.17     15.00

# 61-SUITE 6014                      INITIAL
DISC JOCKEY                 2,052    8/1996       22.00      8.95    30.95     15.00

# 17-SUITE 2008                      INITIAL
KAY-BEE TOY                 2,972    8/1996       15.00      8.95    23.95     15.00

  # 50-SUITE 5022                    INITIAL
CLAIRE'S BTQUE                729    9/1996       20.35      8.95    29.30     30.00

# 20-SUITE 2016                      INITIAL
FINE'S MEN WEAR             3,020    10/1996      15.35      7.68    23.03     15.00

# 11-SUITE 1032                      INITIAL
LADY'S CHOICE               1,445    10/1996      10.00      6.53    16.53     20.00

# 39-SUITE 4014                      INITIAL
CANNON'S MENS WEAR          1,510    11/1996      10.00      7.69    17.69     20.00

# 5-SUITE 1012                       INITIAL
SUGAR FOOT                  1,068    11/1996      20.03      6.54    26.57     25.00

# 53-SUITE  5028                     INITIAL
KEEP IN TOUCH                 714    12/1996      12.61      8.77    21.38     30.00

# 12-SUITE 1102                      INITIAL
SEARS, ROEBUCK              1,873    12/1996       0.00      0.00     0.00     20.00

# 22-SUITE 2022                      INITIAL
REEDS JEWELERS              1,200    12/1996      52.37      8.95    61.32     25.00

# 2-SUITE 1004                       INITIAL
HOFHEIMER'S EXPRE           3,102    1/1997       14.00      6.76    20.76     15.00

# 59-SUITE 6002                      INITIAL
CATO                        6,137    1/1997       10.00      6.76    16.76     10.00

# 7-SUITE 1018                       INITIAL
WALDENBOOKS                 2,535    1/1997       17.40      8.30    25.70     15.00

                                      TERM/      BASE               TOTAL    MARKET
       TENANT          SQUARE FT    END DATE   RENT/SF   RECV/SF   RENT/SF   RENT/SF
-------------------    ---------    --------   -------   -------   -------   -------
# 8-SUITE 1020                      INITIAL
AMY'S HALLMARK              2,619    1/1997       16.00      8.31    24.31     15.00

# 78-SUITE 8012                     INITIAL
OMAR'S GYROS                  846    1/1997       15.01      8.96    23.97     30.00

# 47-SUITE 5014                     INITIAL
COUNTY SEAT                 3,238    3/1997       11.00      8.30    19.30     15.00

# 46-SUITE 5010                     INITIAL
UPS 'N DOWNS                1,561    4/1997       10.49      8.26    18.75     20.00
                        ---------               -------   -------  -------   -------
23 FY 97 EXPIRATIONS       51,938                 14.22      7.64    21.86     16.48


# 41-SUITE 5002                     INITIAL
GOLD VALLEY                   832    7/1997       40.89      8.31    49.20     25.00

# 34-SUITE 3030                     INITIAL
BOMBAY CO.                  1,825    9/1997       21.31      0.00    21.31     20.00

# 3-SUITE   1006                    INITIAL
DOLL'N BEAR                 1,267   12/1997        9.76      8.26    18.02     20.40

# 38-SUITE 4011                     INITIAL
CHRISTY'S                     600   12/1997       31.24      8.24    39.48     30.60

# 72-SUITE 7014                     INITIAL
DOKAR                       1,311   12/1997        7.78      8.26    16.04     20.40

# 49-SUITE 5020                     INITIAL
GIGI'S BOUTIQUE               648   12/1997       20.00      8.31    28.31     30.60

# 23-SUITE 3002                     INITIAL
STRIDE-RITE                   942    1/1998       16.41      6.97    23.38     25.50

# 45-SUITE 5008                     INITIAL
NATURALIZER                 1,200    3/1998       16.00      8.25    24.25     25.50
                        ---------               -------   -------  -------   -------
 8 FY 98 EXPIRATIONS        8,625                 18.76      6.38    25.14     23.50
                        ---------               -------   -------  -------   -------
31 CUMULATIVE EXPS         60,563                 14.87      7.46    22.33     17.48


# 25-SUITE 3008                     INITIAL
LANE BRYANT                 5,189    8/1998       11.20      8.24    19.44     10.20

# 26-SUITE 3012                     INITIAL
THE LIMITED                 4,987    8/1998       15.35      8.24    23.59     15.30

# 62-SUITE 6016                     INITIAL
CHICK FIL-A                 1,704    8/1998       29.14      7.34    36.48     20.40

# 42-SUITE 5004                     INITIAL
PICTURE YOU/ONE             1,038    8/1998       27.01      6.97    33.98     25.50

# 1-SUITE 1002                      INITIAL
D.A. KELLY'S                3,500    8/1998       12.50      6.97    19.47     15.30

# 30-SUITE 3022                     INITIAL
LERNER SHOP                 4,970    8/1998       12.00      8.24    20.24     15.30

                                      TERM/      BASE               TOTAL    MARKET
       TENANT          SQUARE FT    END DATE   RENT/SF   RECV/SF   RENT/SF   RENT/SF
-------------------    ---------    --------   -------   -------   -------   -------
# 65-SUITE 6024                     INITIAL
HARDEE'S                      773   10/1998       39.07      9.42    48.50     30.60

# 57-SUITE 5046                     INITIAL
LADY FOOTLOCKER             1,148    3/1999       51.30      8.09    59.39     26.26

# 37-SUITE 3038                     INITIAL
REX RADIO & TELEV.          8,466    5/1999        5.02      6.93    11.95     10.51
                        ---------               -------   -------  -------   -------
9 FY 99 EXPIRATIONS        31,675                 14.07      7.68    21.76     14.56
                        ---------               -------   -------  -------   -------
40 CUMULATIVE EXPS         92,238                 14.59      7.54    22.13     16.48


# 69-SUITE 7006                     INITIAL
LEE NAILS                     579    8/1999       31.09      6.92    38.01     31.52

# 13-SUITE 1104                     INITIAL
LEMSTONE BOOKS              1,243    9/1999       18.00      8.09    26.09     21.01

# 56-SUITE 5042                     INITIAL
FRIEDMAN'S JEWELER          1,631   11/1999       35:07      8.09    43.17     21.01

# 58-SUITE 5048                     INITIAL
TILT                        1,420   12/1999       29.36      8.10    37.45     21.64

# 15-SUITE 1108                     INITIAL
LIMITED EXPRESS             5,204    2/2000       16.00      8.27    24.27     10.82
                        ---------               -------   -------  -------   -------
5 FY100 EXPIRATIONS        10,077                 22.08      8.12    30.20     16.44
                        ---------               -------   -------  -------   -------
45 CUMULATIVE EXPS        102,315                 15.33      7.59    22.93     16.47


# 9-SUITE 1022                      INITIAL
THE FINISH LINE             2,605   1012000       29.59      8.27    37.87     16.23

# 6-SUITE 1016                      INITIAL
MERRY-GO-ROUND              3,034    1/2001       15.00      8.45    23.45     16.72

# 73-SUITE 7016                     INITIAL
GENERAL NUTRITION           1,058    2/2001       24.73      8.45    33.18     27.86
                        ---------               -------   -------  -------   -------
3 FY101 EXPIRATIONS         6,697                 22.21      8.38    30.59     18.29
                        ---------               -------   -------  -------   -------
48 CUMULATIVE EXPS        109,012                 15.76      7.64    23.40     16.59


# 43-SUITE 5006                     INITIAL
ELECTRONICS BTQUE             810   10/2O01       47.08      7.26    54.34     27.86

# 36-SUITE 3033                     INITIAL
EYE CARE CENTER             2,779   10/2001       16.60      8.45    25.04     16.72

# 31-SUITE 3024                     INITIAL
RADIO SNACK                 2,417   11/2001       14.50      8.45    22.95     16.72
                        ---------               -------   -------  -------   -------
3 FY102 EXPIRATIONS         6,006                 19.87      8.29    28.15     18.22
                        ---------               -------   -------  -------   -------
51 CUMULATIVE EXPS        115,018                 15.97      7.68    23.65     16.67

                                      TERM/      BASE               TOTAL    MARKET
       TENANT          SQUARE FT    END DATE   RENT/SF   RECV/SF   RENT/SF   RENT/SF
-------------------    ---------    --------   -------   -------   -------   -------
# 60-SUITE 6010                     INITIAL
CHAMPS SPORTS               6,052   12/2003       14.00      8.99    22.99     12.18
                        ---------               -------   -------  -------   -------
1 FY104 EXPIRATIONS         6,052                 14.00      8.99     22.99    12.18
                        ---------               -------   -------  -------   -------
52 CUMULATIVE EXPS        121,070                 15.87      7.74     23.61    16.45


# 70-SUITE 7008                     INITIAL
AFTERTHOUGHTS                 948   12/2004       23.22      9.38    32.59     31.36

# 68-SUITE 7004                     INITIAL
SUNGLASS HUT                  451    3/2005       55.42      9.76    65.19     37.63

# 76-SUITE 8008                     INITIAL
MR. WOK                       595    5/2005       33.60     11.70    45.30     37.63
                        ---------               -------   -------  -------   -------
3 FY105 EXPIRATIONS         1,994                 33.60     10.16    43.76     34.65
                        ---------               -------   -------  -------   -------
55 CUMULATIVE EXPS        123,064                 16.16      7.78    23.94     16.74


# 54-SUITE 5036                     INITIAL
AMERICAN EAGLE              3,883    7/2005       17.25      9.75    26.99     18.82

# 55-SUITE 5040                     INITIAL
KIDS FOOTLOCKER             1,752    7/2005       25.00      9.75    34.75     25.09

# 74-SUITE 8004                     INITIAL
DAIRY QUEEN                   669    9/2005       31.39     11.89    43.28     37.63

# 14-SUITE 1106                     INITIAL
BRIAR PATCH                 2,940   10/2005       20.70      9.75    30.44     18.82

# 10-SUITE 1026                     INITIAL
RACK ROOM SHOES             4,833    3/2006       18.00     10.30    28.30     19.38
                        ---------               -------   -------  -------   -------
5 FY106 EXPIRATIONS        14,077                 19.86     10.04    29.90     20.69
                        ---------               -------   -------  -------   -------
60 CUMULATIVE EXPS        137,141                 16.54      8.01    24.55     17.15


# 52-SUITE 5026                     INITIAL
GR. AMER. CHOCALAT            624    8/2006       51.54     10.35    61.88     38.76

# 19-SUITE 2012-14                  INITIAL
HUNGATE CRAFTS              2,982    8/2006       12.00     10.30    22.30     19.38

# 33-SUITE 3028                     INITIAL
FOOTLOCKER                  2,420    8/2006       63.83     10.30    74.13     19.38

# 71-SUITE 7012                    RENEWAL 1
VIP FORMAL WEAR             1,044    9/2006       27.51     10.30    37.80     32.30

# 67-SUITE 7002                     INITIAL
RECORD TOWN                 5,452    9/2006       18.00     10.30    28.30     12.92

# 35-SUITE 3032                    RENEWAL 1
REGIS HAIRSTYLIST             810   10/2006       27.50     10.30    37.79     32.30

                                      TERM/      BASE               TOTAL    MARKET
       TENANT          SQUARE FT    END DATE   RENT/SF   RECV/SF   RENT/SF   RENT/SF
-------------------    ---------    --------   -------   -------   -------   -------
# 17-SUITE 2008                    RENEWAL 1
KAY-BEE TOY                 2,972   10/2006       16.50     10.30    26.81     19.38

# 32-SUITE 3026                     INITIAL
BATH & BODY                 2,247   10/2006       17.00     10.30    27.30     19.38

# 18-SUITE 2010                    RENEWAL 1
PAYLESS SHOESOURCE          2,487   10/2006       17.60     10.30    27.90     19.38

# 61-SUITE 6014                    RENEWAL 1
DISC JOCKEY                 2,052   10/2006       24.20     10.30    34.50     19.38

# 27-SUITE 3014                    RENEWAL 1
KINNEY SHOES                3,299   10/2006       16.50     10.30    26.80     19.38

# 21-SUITE 2018-20                  INITIAL
HALLMARK                    4,229   10/2006       18.00     10.33    28.33     19.38

# 40-SUITE 4016                    RENEWAL 1
SHOE SHOW                   2,868   10/2006       16.50     10.30    26.80     19.38

# 48-SUITE 5018                    RENEWAL 1
DURHAM SPORTING GD          4,809   10/2006       16.50     10.30    26.80     19.38

# 50-SUITE 5022                    RENEWAL 1
CLAIRE'S BTQUE                729   11/2006       33.00     10.30    43.31     38.76

# 4-SUITE 1010                      INITIAL
JEWEL BOX                   1,035   12/2006       67.85     10.33    78.18     33.27

# 11-SUITE 1032                    RENEWAL 1
LADY'S CHOICE               1,445   12/2006       22.00     10.30    32.30     26.62

# 16-SUITE 1112                     INITIAL
VACANT                      2,691   12/2006       15.00     10.30    25.30     19.96

# 28-SUITE 3016                     INITIAL
VACANT                      3,335   12/2006       15.00     10.30    25.30     19.96

# 20-SUITE 2016                    RENEWAL 1
FINE'S MEN WEAR             3,020   12/2006       20.43     10.30    30.73     19.96

# 63-SUITE 6018                     INITIAL
VACANT                        440   12/2006       30.00     10.31    40.31     39.93

# 5-SUITE 1012                     RENEWAL 1
SUGAR FOOT                  1,068    1/2007       27.51     10.84    38.35     33.27

# 51-SUITE 5024                     INITIAL
BAILEY'S JEWELERS             967    1/2007      136.90     10.85   147.75     33.27

# 39-SUITE 4014                    RENEWAL 1
CANNON'S MENS WEAR          1,510    1/2007       22.00     10.84    32.84     26.62

# 53-SUITE 5028                    RENEWAL 1
KEEP IN TOUCH                 714    2/2007       33.01     10.84    43.85     39.93

# 12-SUITE 1102                    RENEWAL 1
SEARS, ROEBUCK              1,873    2/2007       22.00     10.84    32.84     26.62

# 22-SUITE 2022                    RENEWAL 1
REEDS JEWELERS              1,200    2/2007       62.75     10.84    73.59     33.27

                                      TERM/      BASE               TOTAL    MARKET
       TENANT          SQUARE FT    END DATE   RENT/SF   RECV/SF   RENT/SF   RENT/SF
-------------------    ---------    --------   -------   -------   -------   -------
* 8-SUITE 1020                     RENEWAL 1
AMY'S HALLMARK              2.619    3/2007       17.60     10.84    28.44     19.96


# 7-SUITE 1018                     RENEWAL 1
WALDENBOOKS                 2,535    3/2007       22.89     10.84    33.73     19.96

# 59-SUITE 6002                    RENEWAL 1
CATO                        6,137    3/2007       12.19     10.84    23.02     13.31

# 2-SUITE 1004                     RENEWAL 1
HOFHEIMER'S EXPRE           3,102    3/2007       16.50     10.84    27.34     19.96

# 78-SUITE 8012                    RENEWAL 1
OMAR'S GYROS                   8"    3/2007       33.01     12.72    45.73     39.93

# 47-SUITE 5014                    RENEWAL 1
COUNTY SEAT                 3,238    5/2007       16.50     10.84    27.34     19.96
                          -------               -------   -------  -------   -------
33 FY107 EXPIRATIONS       76,799                 22.75     10.50    33.26     21.01
                          -------               -------   -------  -------   -------
93 CUMULATIVE EXPS        213,940                 18.77      8.91    27.68     18.53


# 46-SUITE 5010                     RENEWAL
UPS IN DOWNS                1,561    6/2007       22.00     10.84    32.84     26.62

# 24-SUITE 3004                     INITIAL
VICTORIA'S SECRET           3,539    7/2007       18.30     10.84    29.14     19.96

# 75-SUITE 8006                     INITIAL
RUFFINO'S                     595    9/2007       52.09     12.73    64.82     39.93

# 41-SUITE 5002                    RENEWAL 1
GOLD VALLEY                   832    9/2007       54.97     10.83    65.80     33.27

# 66-SUITE 7001                     INITIAL
CARMIKE'S CINEMAS          17,474   10/2007       17.17     10.89    28.06      7.99

# 34-SUITE 3030                    RENEWAL 1
BOMBAY CO.                  1,825   11/2007       28.64     10.84    39.48     26.62

# 64-SUITE 6022                     INITIAL
VACANT                      2,540   12/2007       15.30     10.84    26.14     20.56

# 29-SUITE 3018                     INITIAL
VACANT                      4,361   12/2007       15.30     10.84    26.14     20.56

# 3-SUITE 1006                     RENEWAL 1
DOLL'N BEAR                 1,267    2/2008       22.44     10.98    33.41     27.42

# 72-SUITE 7014                    RENEWAL 1
DOKAR                       1,311    2/2008       22.44     10.98    33.43     27.42

# 38-SUITE 4011                    RENEWAL I
CHRISTY'S                     600    2/2008       34.36     10.98    45.34     41.12

# 49-SUITE 5020                    RENEWAL 1
GIGI'S BOUTIQUE               648    2/2008       33.67     10.98     ".65     41.12

# 23-SUITE 3002                    RENEWAL I
STRIDE-RITE                   942    3/2008       28.05     10.98    39.03     34.27

                                      TERM/      BASE               TOTAL    MARKET
       TENANT          SQUARE FT    END DATE   RENT/SF   RECV/SF   RENT/SF   RENT/SF
-------------------    ---------    --------   -------   -------   -------   -------
# 45-SUITE 5008                    RENEWAL 1
NATURALIZER                 1,200    5/2008       28.05     10.98    39.03     34.27
                          -------               -------   -------  -------   -------
14 FY108 EXPIRATIONS       38,695                 20.52     10.91    31.44     17.81
                          -------               -------   -------  -------   -------
107 CUMULATIVE EXPS       252,635                 19.04      9.21    28.25     18.42


# 25-SUITE 3008                    RENEWAL 1
LANE BRYANT                 5,189   10/2008       15.05     10.98    26.03     13.71

# 42-SUITE 5004                    RENEWAL 1
PICTURE YOU/ONE             1.038   10/2008       29.70     10.98    40.68     34.27

# 1-SUITE 1002                     RENEWAL 1
D.A. KELLY'S                3,500   1012008       16.83     10.98    27.81     20.56

# 30-SUITE 3022                    RENEWAL 1
LERNER SHOP                 4,970   10/2008       16.83     10.98    27.81     20.56

# 26-SUITE 3012                    RENEWAL 1
THE LIMITED                 4,987   10/2008       16.88     10.98    27.86     20.56

# 62-SUITE 6016                    RENEWAL 1
CHICK FIL-A                 1,704   10/2008       39.16     10.98    50.14     27.42

# 65-SUITE 6024                    RENEWAL 1
HARDEE'S                      773   1212008       52.52     13.16    65.68     42.36

# 77-SUITE 8010                     INITIAL
VACANT                        461   12/2008       30.01     13.17    43.18     42.36

# 57-SUITE 5046                    RENEWAL 1
LADY FOOTLOCKER             1,148    5/2009       68.95     11.16    80.11     35.30
                          -------               -------   -------  -------   -------
9 FY109 EXPIRATIONS        23,670                 22.57     11.10    33.67     22.00
                          -------               -------   -------  -------   -------
116 CUMULATIVE EXPS       276,305                 19.34      9.38    28.72     18.73


# 37-SUITE 3038                    RENEWAL 1
REX RADIO & TELEV.          8,466    7/2009        1136     11.16    22.71     14.12

# 69-SUITE 7006                    RENEWAL I
LEE NAILS                     579   10/2009       34.67     11.17    45.84     42.36

# 13-SUITE 1104                    RENEWAL 1
LEMSTONE BOOKS              1,243   11/2009       23.11     11.16    34.27     28.24
                          -------               -------   -------  -------   -------
3 FY110 EXPIRATIONS        10,288                 14.25     11.16    25.41     17.41
                          -------               -------   -------  -------   -------
119 CUMULATIVE EXPS       286,593                 19.16      9.44    28.60     18.68

              ====================================================
                             ENDS Full Data Reports
              ====================================================

   Tue Apr 16, 1996                                                       Page 1
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
   GOLDEN EAST CROSSING
   EFFECTIVE TRADE AREA                 COORD:        00:00.00          00:00.00
--------------------------------------------------------------------------------
   DESCRIPTION                                                            TOTALS
--------------------------------------------------------------------------------
   POPULATION
         2001 PROJECTION                                                276,809
         1996 ESTIMATE                                                  268,643
         1990 CENSUS                                                    256,493
         1980 CENSUS                                                    242,775
         GROWTH 1980 - 1990                                                5.65%

   HOUSEHOLDS
         2001 PROJECTION                                                107,127
         1996 ESTIMATE                                                  102,998
         1990 CENSUS                                                     95,426
         1980 CENSUS                                                     82,158
         GROWTH 1980 - 1990                                               16.15%

   1996 ESTIMATED POPULATION BY RACE                                    268,643
         WHITE                                                            52.97%
         BLACK                                                            45.38%
         ASIAN & PACIFIC ISLANDER                                          0.28%
         OTHER RACES                                                       1.37%

   1996 ESTIMATED POPULATION                                            268,643
         HISPANIC ORIGIN                                                   0.78%

   OCCUPIED UNITS                                                        95,426
         OWNER OCCUPIED                                                   62.75%
         RENTER OCCUPIED                                                  37.25%
         1990 AVERAGE PERSONS PER HH                                       2.64

   1996 EST. HOUSEHOLDS BY INCOME                                       102,998
         $150,000   OR  MORE                                               1.71%
         $100,000   TO  $149,999                                           2.20%
         $ 75,000   TO  $ 99,999                                           3.48%
         $ 50,000   TO  $ 74,999                                          13.47%
         $ 35,000   TO  $ 49,999                                          16.35%
         $ 25,000   TO  $ 34,999                                          14.85%
         $ 15,000   TO  $ 24,999                                          17.92%
         $  5,000   TO  $ 15,000                                          21.11%
          UNDER $      5,000                                               8.89%

   1996   EST. AVERAGE HOUSEHOLD INCOME                                 $35,389
   1996   EST. MEDIAN HOUSEHOLD INCOME                                  $26,396
   1996   EST. PER CAPITA INCOME                                        $13,869

   Tue Apr 16, 1996                                                       Page 2
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
   GOLDEN EAST CROSSING
   EFFECTIVE TRADE AREA                  COORD:       00:00.00          00:00.00
--------------------------------------------------------------------------------

   DESCRIPTION                                                            TOTALS
--------------------------------------------------------------------------------
   1996 ESTIMATED POPULATION BY SEX                                     268,643
          MALE                                                            46.74%
          FEMALE                                                          53.26%

   MARITAL STATUS                                                       199,929
          SINGLE MALE                                                     13.57%
          SINGLE FEMALE                                                   13.13%
          MARRIED                                                         52.03%
          PREVIOUSLY MARRIED MALE                                          6.11%
          PREVIOUSLY MARRIED FEMALE                                       15.16%

   HOUSEHOLDS WITH CHILDREN                                              37,822
         MARRIED COUPLE FAMILY                                            64.02%
         OTHER FAMILY-MALE HEAD                                            4.62%
         OTHER FAMILY-FEMALE HEAD                                         30.42%
         NON FAMILY                                                        0.94%

   1996 ESTIMATED POPULATION BY AGE                                     268,643
         UNDER 5 YEARS                                                     6.89%
         5 TO 9 YEARS                                                      7.18%
         10  TO   14  YEARS                                                8.01%
         15  TO   17  YEARS                                                4.94%
         18  TO   20  YEARS                                                3.71%
         21  TO   24  YEARS                                                4.47%
         25  TO   29  YEARS                                                6.04%
         30  TO   34  YEARS                                                7.57%
         35  TO   39  YEARS                                                8.79%
         40  TO   49  YEARS                                               14.98%
         50  TO   59  YEARS                                                9.53%
         60  TO   64  YEARS                                                4.18%
         65  TO   69  YEARS                                                4.33%
         70  TO   74  YEARS                                                3.78%
         75  + YEARS                                                       5.63%

         MEDIAN AGE                                                       35.69
         AVERAGE AGE                                                      36.56

   Tue Apr 16, 1996                                                       Page 3
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
   GOLDEN EAST CROSSING
   EFFECTIVE TRADE AREA                COORD:        00:00.00           00:00.00
--------------------------------------------------------------------------------

   DESCRIPTION                                                            TOTALS
--------------------------------------------------------------------------------

   1996 ESTIMATED FEMALE POP. BY AGE                                    143,074
          UNDER 5 YEARS                                                    6.40%
          5 TO 9 YEARS                                                     6.66%
          10  TO   14   YEARS                                              7.31%
          15  TO   17   YEARS                                              4.61%
          18  TO   20   YEARS                                              3.61%
          21  TO   24   YEARS                                              4.40%
          25  TO   29   YEARS                                              6.04%
          30  TO   34   YEARS                                              7.67%
          35  TO   39   YEARS                                              8.82%
          40  TO   49   YEARS                                             14.30%
          50  TO   59   YEARS                                              9.76%
          60  TO   64   YEARS                                              4.29%
          65  TO   69   YEARS                                              4.48%
          70  TO   74   YEARS                                              4.14%
          75  + YEARS                                                      7.50%
          FEMALE MEDIAN AGE                                               36.87
          FEMALE AVERAGE AGE                                              38.22

   POPULATION BY HOUSEHOLD TYPE                                         256,493
           FAMILY HOUSEHOLDS                                              86.67%
           NON-FAMILY HOUSEHOLDS                                          11.40%
           GROUP QUARTERS                                                  1.94%

   HOUSEHOLDS BY TYPE                                                    95,426
          SINGLE MALE                                                      9.26%
          SINGLE FEMALE                                                   14.90%
          MARRIED COUPLE                                                  52.16%
          OTHER FAMILY-MALE HEAD                                           3.54%
          OTHER FAMILY-FEMALE HEAD                                        17.34%
          NON FAMILY-MALE HEAD                                             1.74%
          NON FAMILY-FEMALE HEAD                                           1.07%

   POPULATION BY URBAN VS. RURAL                                        256,370
          URBAN                                                           48.31%
          RURAL                                                           51.69%

  Tue Apr 16, 1996                                                        Page 4
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUINOX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHION & WAKEFIELD
  GOLDEN EAST CROSSING
  EFFECTIVE TRADE AREA                 COORD:        00:00.00           00:00.00
--------------------------------------------------------------------------------
  DESCRIPTION                                                             TOTALS
--------------------------------------------------------------------------------
  FEMALES 16+ WITH CHILDREN 0 - 17: BASE                                106,738
         WORKING WITH CHILD 0 - 5                                          5.22%
         NOT WORKING WITH CHILD 0 - 5                                      0.60%
         NOT IN LABOR FORCE WITH CHILD 0 - 5                               2.56%
         WORKING WITH CHILD 6 - 17                                        13.34%
         NOT WORKING WITH CHILD 6 - 17                                     0.80%
         NOT IN LAB. FORCE WITH CHILD 6 - 17                               3.98%
         WORKING WITH CHILD 0 - 5 & 6 - 18                                 3.78%
         NOT WORKING WITH CHILD 0-5 & 6-18                                 0.49%
         NOT IN LAB. FORCE W/CHILD 0-5 &6-18                               2.29%
         WORKING WITH NO CHILDREN                                         30.79%
         NOT WORKING WITH NO CHILDREN                                      2.05%
         NOT IN LAB. FORCE WITH NO CHILD.                                 34.10%

  HH BY AGE BY POVERTY STATUS                                            95,433
          ABOVE POVERTY UNDER AGE 65                                      64.14%
          ABOVE POVERTY AGE 65 +                                          16.02%
          BELOW POVERTY UNDER AGE 65                                      12.84%
          BELOW POVERTY AGE 65 +                                           7.00%

  POPULATION 16+ BY EMPLOYMENT STATUS                                   195,624
          EMPLOYED IN ARMED FORCES                                         0.19%
          EMPLOYED CIVILIANS                                              60.66%
          UNEMPLOYED CIVILIANS                                             3.80%
          NOT IN LABOR FORCE                                              35.36%

  POPULATION 16+ BY OCCUPATION                                          118,665
         EXECUTIVE AND MANAGERIAL                                          8.49%
         PROFESSIONAL SPECIALTY                                            9.98%
         TECHNICAL SUPPORT                                                 2.73%
         SALES                                                            10.64%
         ADMINISTRATIVE SUPPORT                                           13.44%
         SERVICE: PRIVATE HOUSEHOLD                                        0.67%
         SERVICE: PROTECTIVE                                               1.71%
         SERVICE: OTHER                                                    9.16%
         FARMING FORESTRY & FISHING                                        4.08%
         PRECISION PRODUCTION & CRAFT                                     12.90%
         MACHINE OPERATOR                                                 15.88%
         TRANS. AND MATERIAL MOVING                                        5.15%
         LABORERS                                                          5.16%

   Tue Apr 16, 1996                                                       Page 5
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
   GOLDEN EAST CROSSING
   EFFECTIVE TRADE AREA                COORD:        00:00.00           00:00.00
--------------------------------------------------------------------------------
   DESCRIPTION                                                            TOTALS
--------------------------------------------------------------------------------
   FAMILIES BY NUMBER OF WORKERS                                         70,499
           NO WORKERS                                                     12.40%
           ONE WORKER                                                     28.60%
           TWO WORKERS                                                    45.12%
           THREE + WORKERS                                                13.88%

   HISPANIC POPULATION BY TYPE                                          256,493
         NOT HISPANIC                                                     99.35%
         MEXICAN                                                           0.36%
         PUERTO RICAN                                                      0.07%
         CUBAN                                                             0.01%
         OTHER HISPANIC                                                    0.21%

   1996 HISPANIC RACE BASE                                                2,107
         WHITE                                                            35.86%
         BLACK                                                            10.03%
         ASIAN                                                             1.45%
         OTHER                                                            52.67%

   POPULATION BY TRANSPORTATION TO WORK                                 116,919
         DRIVE ALONE                                                      76.73%
         CAR POOL                                                         16.81%
         PUBLIC TRANSPORTATION                                             0.81%
         DRIVE MOTORCYCLE                                                  0.08%
         WALKED ONLY                                                       2.33%
         OTHER MEANS                                                       1.56%
         WORKED AT HOME                                                    1.67%

   POPULATION BY TRAVEL TIME TO WORK                                    116,919
         UNDER 10 MINUTES / WORK AT HOME                                  20.89%
         10 TO 29 MINUTES                                                 59.76%
         30 TO 59 MINUTES                                                 16.27%
         60 TO 89 MINUTES                                                  2.37$
         90+ MINUTES                                                       0.71%
         AVERAGE TRAVEL TIME IN MINUTES                                   17.75

   HOUSEHOLDS BY NO. OF VEHICLES                                         95,386
         NO VEHICLES                                                      14.77%
         1 VEHICLE                                                        32.04%
         2 VEHICLES                                                       34.02%
         3+ VEHICLES                                                      19.17%
         ESTIMATED TOTAL VEHICLES                                       153,988

  Tue Apr 16, 1996                                                        Page 6
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
  GOLDEN EAST CROSSING
  EFFECTIVE TRADE AREA                 COORD:        00:00.00           00:00.00
--------------------------------------------------------------------------------
  DESCRIPTION                                                             TOTALS
--------------------------------------------------------------------------------
  POPULATION 25+ BY EDUCATION LEVEL                                     163,223
        ELEMENTARY (0-8)                                                  17.98%
        SOME HIGH SCHOOL (9-11)                                           21.59%
        HIGH SCHOOL GRADUATE (12)                                         30.73%
        SOME COLLEGE (13-15)                                              12.45%
        ASSOCIATES DEGREE ONLY                                             5.75%
        BACHELORS DEGREE ONLY                                              8.67%
        GRADUATE DEGREE                                                    2.82%

  POPULATION ENROLLED IN SCHOOL                                          63,966
        PUBLIC PRE- PRIMARY                                                3.22%
        PRIVATE PRE- PRIMARY                                               1.50%
        PUBLIC ELEM/HIGH                                                  71.94%
        PRIVATE ELEM/HIGH                                                  4.11%
        ENROLLED IN COLLEGE                                               19.23%

  HOUSING UNITS BY OCCUPANCY STATUS                                     102,726
          OCCUPIED                                                        92.89%
          VACANT                                                           7.11%

  VACANT UNITS                                                            7,300
          FOR RENT                                                        34.84%
          FOR SALE ONLY                                                   11.46%
          SEASONAL                                                         9.50%
          OTHER                                                           44.20%

  OWNER OCCUPIED PROPERTY VALUES                                         42,151
        UNDER $25,000                                                     10.30%
        $25,000 TO $49,999                                                33.91%
        $50,000 TO $74,999                                                29.99%
        $75,000 TO $99,999                                                14.25%
        $100,000 TO $149,999                                               7.55%
        $150,000 TO $199,999                                               2.47%
        $200,000 TO $299,999                                               1.12%
        $300,000 TO $399,999                                               0.25%
        $400,000 TO $499,999                                               0.09%
        $500,000 +                                                         0.07%
  MEDIAN PROPERTY VALUE                                                 $57,718
  TOTAL RENTAL UNITS                                                     30,710

  MEDIAN RENT                                                              $211

 Tue Apr 16, 1996                                                         Page 7
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
 GOLDEN EAST CROSSING
 EFFECTIVE TRADE AREA                    COORD:       00:00.00          00:00.00
--------------------------------------------------------------------------------

 DESCRIPTION                                                              TOTALS
--------------------------------------------------------------------------------

 PERSONS IN UNIT                                                         95,426
       1  PERSON UNITS                                                    24.15%
       2  PERSON UNITS                                                    30.81%
       3  PERSON UNITS                                                    19.62%
       4  PERSON UNITS                                                    15.16%
       5  PERSON UNITS                                                     6.21%
       6  PERSON UNITS                                                     2.32%
       7  + UNITS                                                          1.71%

 YEAR ROUND UNITS IN STRUCTURE                                          102,726
       SINGLE UNITS DETACHED                                              66.59%
       SINGLE UNITS ATTACHED                                               1.92%
       DOUBLE UNITS                                                        5.07%
       3 TO 9 UNITS                                                        7.55%
       10 TO 19 UNITS                                                      1.35%
       20 TO 49 UNITS                                                      0.48%
       50 + UNITS                                                          0.38%
       MOBILE HOME OR TRAILER                                             15.70%
       ALL OTHER                                                           0.95%

 SINGLE/MULTIPLE UNIT RATIO                                                4.62

 HOUSING UNITS BY YEAR BUILT                                             95,386
         BUILT 1989 TO MARCH 1990                                          2.38%
         BUILT 1985 TO 1988                                                9.78%
         BUILT 1980 TO 1984                                               12.15%
         BUILT 1970 TO 1979                                               24.50%
         BUILT 1960 TO 1969                                               16.59%
         BUILT 1950 TO 1959                                               13.20%
         BUILT 1940 TO 1949                                                8.59%
         BUILT 1939 OR EARLIER                                            12.81%

Tue Apr 23, 1996                                                          Page 1
                              CUSTOM SUMMARY REPORT
                        (POP 80-01, HH 80-01, INC 80-01)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
GOLDEN EAST CROSSING
EFFECTIVE TRADE AREA                         COORD:      00:00.00       00:00.00
--------------------------------------------------------------------------------

DESCRIPTION                                                               TOTALS
--------------------------------------------------------------------------------

POP_80: TOTAL                                                            242,775
POP_90: TOTAL                                                            256,493
POP_96: TOTAL (EST.)                                                     268,643
POP_01: TOTAL (PROJ.)                                                    276,809
HH_80: TOTAL                                                              82,158
HH_90: TOTAL                                                              95,426
HH_96: TOTAL (EST.)                                                      102,998
HH_01: TOTAL (PROJ.)                                                     107,127
INC_80: PER CAPITA (EST.)                                                 $5,572
INC_90: PER CAPITA                                                       $10,908
INC_96: PER CAPITA (EST.)                                                $13,869
INC_01: PER CAPITA (PROJ.)                                               $17,880
HH_80 BY INCOME_79: MEDIAN                                               $13,301
HH_90_BY  INCOME_89: MEDIAN                                              $23,028
HH_96_BY  INCOME: MEDIAN (EST.)                                          $26,396
HH_00_BY   INCOME: MEDIAN                                                $31,029
HH_80_BY   INCOME_79: AVERAGE                                            $16,464
HH_90_BY   INCOME_89: AVERAGE                                            $29,054
HH_96_BY   INCOME: AVERAGE (EST.)                                        $35,389
HH_01_BY   INCOME: AVERAGE                                               $45,082

                                                                          Page 1
 Tue Apr 16, 1996
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
 NORTH CAROLINA
                                         COORD:        00:00.00         00:00.00
--------------------------------------------------------------------------------

 DESCRIPTION                                                              TOTALS
--------------------------------------------------------------------------------

 POPULATION
        2001 PROJECTION                                               7,848,028
        1996 ESTIMATE                                                 7,280,830
        1990 CENSUS                                                   6,628,637
        1980 CENSUS                                                   5,881,768
        GROWTH 1980 - 1990                                                12.70%

 HOUSEHOLDS
        2001 PROJECTION                                               3,123,172
        1996 ESTIMATE                                                 2,862,251
        1990 CENSUS                                                   2,517,026
        1980 CENSUS                                                   2,043,292
        GROWTH 1980 - 1990                                                23.18%

  1996 ESTIMATED POPULATION BY RACE                                   7,280,830
        WHITE                                                             73.55%
        BLACK                                                             23.43%
        ASIAN & PACIFIC ISLANDER                                           1.02%
        OTHER RACES                                                        2.00%

  1996 ESTIMATED POPULATION                                           7,280,830
        HISPANIC ORIGIN                                                    1.44%

  OCCUPIED UNITS                                                      2,517,026
        OWNER OCCUPIED                                                    68.01%
        RENTER OCCUPIED                                                   31.99%
        1990 AVERAGE PERSONS PER HH                                         2.54

  1996 EST. HOUSEHOLDS BY INCOME                                      2,862,251
        $150,000 OR  MORE                                                  2.86%
        $100,000 TO  $149,999                                              3.40%
        $ 75,000 TO  $ 99,999                                              5.27%
        $ 50,000 TO  $ 74,999                                             16.25%
        $ 35,000 TO  $ 49,999                                             17.23%
        $ 25,000 TO  $ 34,999                                             15.15%
        $ 15,000 TO  $ 24,999                                             16.91%
        $ 5,000   TO $ 15,000                                             17.08%
          UNDER $     5,000                                                5.86%

  1996 EST. AVERAGE HOUSEHOLD INCOME                                    $42,552
  1996 EST. MEDIAN HOUSEHOLD INCOME                                     $31,703
  1996 EST. PER CAPITA INCOME                                           $17,153

   Tue Apr 16, 1996                                                       Page 2
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
   NORTH CAROLINA
                                        COORD:        00:00.00          00:00.00
--------------------------------------------------------------------------------

   DESCRIPTION                                                            TOTALS
--------------------------------------------------------------------------------

   1996 ESTIMATED POPULATION BY SEX                                   7,280,830
         MALE                                                             48.38%
         FEMALE                                                           51.62%

   MARITAL STATUS                                                     5,293,221
          SINGLE MALE                                                     13.73%
          SINGLE FEMALE                                                   11.40%
          MARRIED                                                         56.30%
          PREVIOUSLY MARRIED MALE                                          5.73%
          PREVIOUSLY MARRIED FEMALE                                       12.84%

   HOUSEHOLDS WITH CHILDREN                                             921,516
         MARRIED COUPLE FAMILY                                            72.69%
         OTHER FAMILY-MALE HEAD                                            4.38%
         OTHER FAMILY-FEMALE HEAD                                         21.97%
         NON FAMILY                                                        0.96%

   1996 ESTIMATED POPULATION BY AGE                                   7,280,830
         UNDER 5 YEARS                                                     6.96%
         5  TO 9 YEARS                                                     6.49%
         10 TO 14 YEARS                                                    6.64%
         15 TO 17 YEARS                                                    4.28%
         18 TO 20 YEARS                                                    4.49%
         21 TO 24 YEARS                                                    5.72%
         25 TO 29 YEARS                                                    7.16%
         30 TO 34 YEARS                                                    7.86%
         35 TO 39 YEARS                                                    8.27%
         40 TO 49 YEARS                                                   15.20%
         50 TO 59 YEARS                                                    9.93%
         60 TO 64 YEARS                                                    4.01%
         65 TO 69 YEARS                                                    4.14%
         70 TO 74 YEARS                                                    3.48%
         75  + YEARS                                                       5.37%

         MEDIAN AGE                                                        35.24
         AVERAGE AGE                                                       36.55

  Tue Apr 16, 1996                                                        Page 3
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
  NORTH CAROLINA
                                         COORD:       00:00.00          00:00.00
--------------------------------------------------------------------------------

  DESCRIPTION                                                             TOTALS
--------------------------------------------------------------------------------

  1996 ESTIMATED FEMALE POP. BY AGE                                   3,758,056
        UNDER 5 YEARS                                                      6.67%
        5 TO 9 YEARS                                                       6.23%
        10  TO  14   YEARS                                                 6.26%
        15  TO  17   YEARS                                                 4.04%
        18  TO  20   YEARS                                                 4.32%
        21  TO  24   YEARS                                                 5.28%
        25  TO  29   YEARS                                                 6.87%
        30  TO  34   YEARS                                                 7.73%
        35  TO  39   YEARS                                                 8.17%
        40  TO  49   YEARS                                                14.90%
        50  TO  59   YEARS                                                10.15%
        60  TO  64   YEARS                                                 4.11%
        60  TO  69   YEARS                                                 4.35%
        70  TO  74   YEARS                                                 3.74%
        75  + YEARS                                                        7.18%
        FEMALE MEDIAN AGE                                                 36.59
        FEMALE AVERAGE AGE                                                38.04

  POPULATION BY HOUSEHOLD TYPE                                        6,628,637
         FAMILY HOUSEHOLDS                                                83.88%
         NON-FAMILY HOUSEHOLDS                                            12.73%
         GROUP QUARTERS                                                    3.39%

  HOUSEHOLDS BY TYPE                                                  2,517,026
        SINGLE MALE                                                        9.45%
        SINGLE FEMALE                                                     14.27%
        MARRIED COUPLE                                                    56.58%
        OTHER FAMILY-MALE HEAD                                             3.10%
        OTHER FAMILY-FEMALE HEAD                                          12.31%
        NON FAMILY-MALE HEAD                                               2.59%
        NON FAMILY-FEMALE HEAD                                             1.71%

  POPULATION BY URBAN VS. RURAL                                       6,628,637
        URBAN                                                             50.32%
        RURAL                                                             49.68%

 Tue Apr 16, 1996                                                         Page 4
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
 NORTH CAROLINA
                                          COORD:       00:00.00         00:00.00
--------------------------------------------------------------------------------

 DESCRIPTION                                                              TOTALS
--------------------------------------------------------------------------------

 FEMALES 16+ WITH CHILDREN 0 - 17: BASE                               2,719,169
        WORKING WITH CHILD 0 - 5                                           5.30%
        NOT WORKING WITH CHILD 0 - 5                                       0.49%
        NOT IN LABOR FORCE WITH CHILD 0 - 5                                2.85%
        WORKING WITH CHILD 6 - 17                                         13.32%
        NOT WORKING WITH CHILD 6 - 17                                      0.64%
        NOT IN LAB. FORCE WITH CHILD 6 - 17                                3.42%
        WORKING WITH CHILD 0 - 5 & 6 - 18                                  3.56%
        NOT WORKING WITH CHILD 0-5 & 6-18                                  0.28%
        NOT IN LAB.  FORCE W/CHILD 0-5 &6-18                               1.93%
        WORKING WITH NO CHILDREN                                          34.36%
        NOT WORKING WITH NO CHILDREN                                       1.86%
        NOT IN LAB. FORCE WITH NO CHILD.                                  31.99%

  HH BY AGE BY POVERTY STATUS                                         2,517,098
         ABOVE POVERTY UNDER AGE 65                                       70.11%
         ABOVE POVERTY AGE 65 +                                           15.92%
         BELOW POVERTY UNDER AGE 65                                        9.08%
         BELOW POVERTY AGE 65 +                                            4.90%

  POPULATION 16+ BY EMPLOYMENT STATUS                                 5,203,230
         EMPLOYED IN ARMED FORCES                                          2.28%
         EMPLOYED CIVILIANS                                               62.24%
         UNEMPLOYED CIVILIANS                                              3.13%
         NOT IN LABOR FORCE                                               32.35%

  POPULATION 16+ BY OCCUPATION                                        3,238,414
        EXECUTIVE AND MANAGERIAL                                          10.28%
        PROFESSIONAL SPECIALTY                                            11.98%
        TECHNICAL SUPPORT                                                  3.47%
        SALES                                                             11.30%
        ADMINISTRATIVE SUPPORT                                            14.03%
        SERVICE: PRIVATE HOUSEHOLD                                         0.37%
        SERVICE: PROTECTIVE                                                1.42%
        SERVICE: OTHER                                                     9.64%
        FARMING FORESTRY & FISHING                                         2.59%
        PRECISION PRODUCTION & CRAFT                                      13.27%
        MACHINE OPERATOR                                                  12.72%
        TRANS. AND MATERIAL MOVING                                         4.33%
        LABORERS                                                           4.60%

  Tue Apr 16, 1996                                                        Page 5
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
  NORTH CAROLINA
                                        COORD:        00:00.00          00:00.00
--------------------------------------------------------------------------------

  DESCRIPTION                                                             TOTALS
--------------------------------------------------------------------------------

  FAMILIES BY NUMBER OF WORKERS                                       1,824,465
         NO WORKERS                                                       11.13%
         ONE WORKER                                                       26.41%
         TWO WORKERS                                                      49.16%
         THREE + WORKERS                                                  13.30%

  HISPANIC POPULATION BY TYPE                                         6,628,637
        NOT HISPANIC                                                      98.84%
        MEXICAN                                                            0.49%
        PUERTO RICAN                                                       0.22%
        CUBAN                                                              0.06%
        OTHER HISPANIC                                                     0.39%

  1996 HISPANIC RACE BASE                                               104,665
        WHITE                                                             44.63%
        BLACK                                                              5.48%
        ASIAN                                                              2.16%
        OTHER                                                             47.74%

  POPULATION BY TRANSPORTATION TO WORK                                3,300,481
        DRIVE ALONE                                                       76.59%
        CAR POOL                                                          16.05%
        PUBLIC TRANSPORTATION                                              1.03%
        DRIVE MOTORCYCLE                                                   0.16%
        WALKED ONLY                                                        2.93%
        OTHER MEANS                                                        1.09%
        WORKED AT HOME                                                     2.15%

  POPULATION BY TRAVEL TIME TO WORK                                   3,300,481
        UNDER 10 MINUTES / WORK AT HOME                                   18.22%
        10 TO 29 MINUTES                                                  58.41%
        30 TO 59 MINUTES                                                  20.19%
        60 TO 89 MINUTES                                                   2.45%
        90+ MINUTES                                                        0.72%
        AVERAGE TRAVEL TIME IN MINUTES                                     19.33

  HOUSEHOLDS BY NO. OF VEHICLES                                        2,517,026
        NO VEHICLES                                                        9.60%
        1 VEHICLE                                                         31.23%
        2 VEHICLES                                                        38.11%
        3+ VEHICLES                                                       21.06%
        ESTIMATED TOTAL VEHICLES                                       4,400,678

   Tue Apr 16, 1996                                                       Page 6
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
   NORTH CAROLINA
                                       COORD:         00:00.00          00:00.00
--------------------------------------------------------------------------------

   DESCRIPTION                                                            TOTALS
--------------------------------------------------------------------------------

   POPULATION 25+ BY EDUCATION LEVEL                                  4,253,494
          ELEMENTARY (0-8)                                                12.69%
          SOME HIGH SCHOOL (9-11)                                         17.35%
          HIGH SCHOOL GRADUATE (12)                                       28.98%
          SOME COLLEGE (13-15)                                            16.78%
          ASSOCIATES DEGREE ONLY                                           6.82%
          BACHELORS DEGREE ONLY                                           11.99%
          GRADUATE DEGREE                                                  5.38%

   POPULATION ENROLLED IN SCHOOL                                      1,624,913
          PUBLIC PRE- PRIMARY                                              3.77%
          PRIVATE PRE- PRIMARY                                             2.34%
          PUBLIC ELEM/HIGH                                                63.42%
          PRIVATE ELEM/HIGH                                                3.41%
          ENROLLED IN COLLEGE                                             27.06%

   HOUSING UNITS BY OCCUPANCY STATUS                                  2,818,193
           OCCUPIED                                                       89.31%
           VACANT                                                         10.69%

   VACANT UNITS                                                         301,167
           FOR RENT                                                       27.21%
           FOR SALE ONLY                                                  10.65%
           SEASONAL                                                       32.78%
           OTHER                                                          29.36%

   OWNER OCCUPIED PROPERTY VALUES                                     1,217,975
          UNDER $25,000                                                    6.99%
          $25,000 TO $49,999                                              24.44%
          $50,000 TO $74,999                                              29.09%
          $75,000 TO $99,999                                              18.18%
          $100,000 TO $149,999                                            12.74%
          $150,000 TO $199,999                                             4.62%
          $200,000 TO $299,999                                             2.72%
          $300,000 TO $399,999                                             0.72%
          $400,000 TO $499,999                                             0.26%
          $500,000 +                                                       0.26%
   MEDIAN PROPERTY VALUE                                                $65,800
   TOTAL RENTAL UNITS                                                   709,716

   MEDIAN RENT                                                              $284

  Tue Apr 16, 1996                                                        Page 7
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
  NORTH CAROLINA
                                        COORD:        00:00.00          00:00.00
--------------------------------------------------------------------------------

  DESCRIPTION                                                             TOTALS
--------------------------------------------------------------------------------

  PERSONS IN UNIT                                                     2,517,026
        1  PERSON UNITS                                                   23.72%
        2  PERSON UNITS                                                   33.72%
        3  PERSON UNITS                                                   19.40%
        4  PERSON UNITS                                                   15.03%
        5  PERSON UNITS                                                    5.45%
        6  PERSON UNITS                                                    1.71%
        7  + UNITS                                                         0.97%

  YEAR ROUND UNITS IN STRUCTURE                                       2,818,193
        SINGLE UNITS DETACHED                                             64.94%
        SINGLE UNITS ATTACHED                                              2.64%
        DOUBLE UNITS                                                       2.95%
        3 TO 9 UNITS                                                       8.00%
        10 TO 19 UNITS                                                     3.43%
        20 TO 49 UNITS                                                     1.25%
        50 + UNITS                                                         0.68%
        MOBILE HOME OR TRAILER                                            15.27%
        ALL OTHER                                                          0.84%

  SINGLE/MULTIPLE UNIT RATIO                                               4.14

  HOUSING UNITS BY YEAR BUILT                                         2,517,026
         BUILT 1989 TO MARCH 1990                                          2.54%
         BUILT 1985 TO 1988                                               12.96%
         BUILT 1980 TO 1984                                               12.16%
         BUILT 1970 TO 1979                                               24.32%
         BUILT 1960 TO 1969                                               17.08%
         BUILT 1950 TO 1959                                               13.18%
         BUILT 1940 TO 1949                                                7.87%
         BUILT 1939 OR EARLIER                                             9.89%

                             Mall Sales (1991-1994)

====================================================================================================================================
REGIONAL SHOPPING CENTER SALES SUMMARY                                                                                          1991
1991 TRANSACTIONS CHART
Cushman & Wakefield, Inc.
====================================================================================================================================

Sale                             Sale      Year                       Total GLA/   Mall Shop                  Mall Shop      NOI/
 No.     Property Name           Date     Price         Price          GLA Sold       GLA       Shop Ratio    Sales PSF    NOI PSF
====================================================================================================================================
91-1  Confidential               12/91     1988/      $92,500,000       928,000     360,000       38.79%        $275      $5,735,000
      South Central MSA                     90                          360,000                                               $15.93
------------------------------------------------------------------------------------------------------------------------------------
91-2  Sarasota Square Mall       12/91     1977/      $72,000,000       903,000     310,000       34.33%        $240      $5,472,000
      Sarasota, FL                          89                          310,000                                               $17.65
------------------------------------------------------------------------------------------------------------------------------------
91-3  Confidential               12/91     1971/     $108,923,717       990,941     314,239       31.71%        $300      $7,900,000
      New England MSA                       83                  *       696,977                                               $11.30
------------------------------------------------------------------------------------------------------------------------------------
91-4  Confidential               12/91     1965      $102,559,402     1,024,084     360,000       35.16%        $320      $7,425,000
      Top 20 Eastern MSA                                                450,000                                               $16.50
------------------------------------------------------------------------------------------------------------------------------------
91-5  Eastland Mall              12/91     1975       $75,115,000     1,024,425     369,675       36.08%        $275      $5,874,000
      Charlotte, NC                                                     369,576                                               $15.89
------------------------------------------------------------------------------------------------------------------------------------
91-6  Alderwood Mall             11/91     1979      $103,750,000       961,700     260,000       27.04%        $310      $8,300,000
      Lynnwood, VA                                                      260,000                                               $24.23
------------------------------------------------------------------------------------------------------------------------------------
91-7  Confidential               11/91     1957      $130,000,000       897,174     329,500       36.73%        $300      $8,000,000
      Weston MSA                  esc.                          *       329,500                                 est.          $24.28
------------------------------------------------------------------------------------------------------------------------------------
91-8  The Oaks                   10/91     1978/     $115,000,000     1,084,575     359,000       33.10%        $295      $7,000,000
      Thousand Oaks, CA                     83                  *       359,000                                               $19.60
------------------------------------------------------------------------------------------------------------------------------------
91-9  Mayfair Mall               10/91     1958/     $125,000,000       859,000     330,000       38.42%        $287      $8,000,000
      Wauwatosa, WI                         86                 **       649,000                                               $12.33
------------------------------------------------------------------------------------------------------------------------------------
91-10 Valley Fair S.C.            7/91     1986      $197,900,000     1,064,190     356,243       33.48%        $437     $11,478,000
      Santa Clara, CA                                           *       356,243                                               $32.22
------------------------------------------------------------------------------------------------------------------------------------
91-11 Montclair Plaza             3/91     1968/     $210,500,000     1,501,500     389,000       25.91%        $363     $12,000,000
      Montclair, CA                         85                          897,900                                               $13.36
------------------------------------------------------------------------------------------------------------------------------------
91-12 Paradise Valley Mall        2/91     1978/     $160,000,000     1,223,567     417,495       34.12%        $250      $9,936,000
      Phoenix, AZ                           91                  *       557,347         ***                                   $17.83
------------------------------------------------------------------------------------------------------------------------------------
91-13 Mall of Victor Valley       1/91     1986      $102,857,143       579,076     296,501       51.20%        $290      $5,760,000
      Victorville, CA                                           *       424,676                                               $13.56
------------------------------------------------------------------------------------------------------------------------------------
91-14 Edison Mall                 1/91     1965      $115,000,000     1,013,030     327,833       32.36%        $310      $6,900,000
      Ft. Meyers, FL                                                    463,883                                               $14.87
====================================================================================================================================
   14 Survey Average                                 $122,221,804     1,003,878     341,386       34.01%        $304      $7,698,571
                                                                        463,293                                               $16.62

      Survey Mean                                                                                                             $17.82
====================================================================================================================================

=========================================================================================================
                                Capitalization Rate                   Unit Rate Comparison
                               ----------------------                ----------------------
Sale                           Going-In      Terminal                Price/GLA   Price/Mall       Sales
 No.     Property Name           OAR           OAR          IRR      Purchased    Shop GLA       Multiple
=========================================================================================================
91-1  Confidential               6.20%         7.50%       11.50%       $257        $257           0.93
      South Central MSA
---------------------------------------------------------------------------------------------------------
91-2  Sarasota Square Mall       7.60%         8.00%       12.00%       $232        $232           0.97
      Sarasota, FL
---------------------------------------------------------------------------------------------------------
91-3  Confidential               7.25%         8.00%       11.80%       $156        $347           1.16
      New England MSA
---------------------------------------------------------------------------------------------------------
91-4  Confidential               7.24%         7.50%       11.10%       $228        $285           0.69
      Top 20 Eastern MSA
---------------------------------------------------------------------------------------------------------
91-5  Eastland Mall              7.82%         7.50%       11.73%       $203        $203           0.74
      Charlotte, NC
---------------------------------------------------------------------------------------------------------
91-6  Alderwood Mall             6.07%         7.00%       11.80%       $399        $399           1.29
      Lynnwood, VA
---------------------------------------------------------------------------------------------------------
91-7  Confidential               6.15%           n/a          n/a       $395        $395           1.32
      Weston MSA
---------------------------------------------------------------------------------------------------------
91-8  The Oaks                   6.09%         7.50%       11.25%       $320        $320           1.09
      Thousand Oaks, CA
---------------------------------------------------------------------------------------------------------
91-9  Mayfair Mall               6.40%           n/a       13.00%       $193        $379           1.32
      Wauwatosa, WI
---------------------------------------------------------------------------------------------------------
91-10 Valley Fair S.C.           5.80%         6.50%       11.20%       $556        $556           1.27
      Santa Clara, CA
---------------------------------------------------------------------------------------------------------
91-11 Montclair Plaza            5.70%           n/a       11.00%       $234        $541           1.49
      Montclair, CA
---------------------------------------------------------------------------------------------------------
91-12 Paradise Valley Mall       6.21%         6.25%       10.75%       $287        $383           1.53
      Phoenix, AZ
---------------------------------------------------------------------------------------------------------
91-13 Mall of Victor Valley      5.60%           n/a          n/a       $242        $347           1.20
      Victorville, CA
---------------------------------------------------------------------------------------------------------
91-14 Edison Mall                6.00%         7.50%       11.10%       $248        $351           1.13
      Ft. Meyers, FL
=========================================================================================================
   14 Survey Average                --            --           --       $264        $358           1.18


      Survey Mean                6.44%         7.33%       11.52%       $282        $367           1.17
=========================================================================================================

----------
  *   Adjusted to reflect 100% interest.
 **   Allocated price.
***   As expanded.
================================================================================

====================================================================================================================================
REGIONAL SHOPPING CENTER SALES SUMMARY                                                                                          1992
1992 TRANSACTIONS CHART
Cushman & Wakefield, Inc.
====================================================================================================================================

Sale                             Sale      Year                       Total GLA/   Mall Shop                  Mall Shop      NOI/
 No.     Property Name           Date     Price         Price          GLA Sold       GLA       Shop Ratio    Sales PSF    NOI PSF
====================================================================================================================================
92-1  The Avenues                 2/92    1990      $124,000,000       987,500     359,645       38.42%        $215       $9,734,000
      Jacksonville, FL                                         *       480,853                                                $20.24
------------------------------------------------------------------------------------------------------------------------------------
92-2  Confidential                2/92    1985      $115,000,000       898,000     330,000       36.75%        $310       $8,337,500
      Southern California                                              330,000                                                $25.27
------------------------------------------------------------------------------------------------------------------------------------
92-3  West Oaks Mall              9/92    1984/      $77,500,000     1,018,900     318,900       31.30%        $270       $5,580,000
      Houston, TX                          90                  *       393,900                                                $14.17
------------------------------------------------------------------------------------------------------------------------------------
92-4  Confidential                7/92    1990/     $140,000,000       951,985     328,423       34.50%        $352      $10,710,300
      New England MSA                      92                          363,985                                                $29.43
------------------------------------------------------------------------------------------------------------------------------------
92-5  Oakview Mall                6/92    1991       $73,000,000       732,116     252,900       34.64%        $275       $5,700,000
      Omaha ME                                                         400,900                                                $14.22
------------------------------------------------------------------------------------------------------------------------------------
92-6  Altamonte Mall              6/92    1973/     $112,345,000     1,072,600     392,221       36.57%        $300       $8,950,000
      Altamonte Springs, FL                74                  *       552,708                                                $16.19
------------------------------------------------------------------------------------------------------------------------------------
92-7  Monroeville Mall            5/92    1969       150,000,000     1,302,237     476,928       36.62%        $300      $11,250,000
      Monroeville, PA                                                  627,173                                                $13.16
------------------------------------------------------------------------------------------------------------------------------------
92-8  Northshore S.C.             5/92    1958      $102,875,000     1,240,000     455,000       36.69%        $270       $6,173,000
      Peabody, MA                                                      755,000                                                 $8.18
------------------------------------------------------------------------------------------------------------------------------------
92-10 T.C. at Boca Raton          4/92    1980/     $202,500,000     1,326,400     396,000       29.66%        $400      $13,450,000
      Boca Raton, FL                       86                          396,000                                                $33.96
------------------------------------------------------------------------------------------------------------------------------------
92-11 University Square Mall      2/92    1974       $85,000,000     1,155,940     347,312       30.05%        $280       $6,375,000
      Tampa, FL                                                        528,312                                                $12.07
------------------------------------------------------------------------------------------------------------------------------------
92-12 Clacksmas Town Ctr.         1/92    1979/     $122,400,000     1,206,824     433,000       35.88%        $302       $8,568,000
      Portland, OR                         81                  *       433,000                                                $19.79
====================================================================================================================================
   11 Survey Average                                $118,601,618     1,081,137     371,848       34.39%        $298       $8,620,709
                                                                       496,530                                                $17.36

      Survey Mean                                                                                                             $18.83
====================================================================================================================================


=========================================================================================================
                                Capitalization Rate                   Unit Rate Comparison
                               ----------------------                ----------------------
Sale                           Going-In      Terminal                Price/GLA   Price/Mall       Sales
 No.     Property Name           OAR           OAR          IRR      Purchased    Shop GLA       Multiple
=========================================================================================================
92-1  The Avenues                7.85%           n/a       11.50%       $258        $345           1.60
      Jacksonville, FL
---------------------------------------------------------------------------------------------------------
92-2  Confidential               7.25%           n/a       11.50-       $348        $348           1.12
      Southern California                                  12.00%
---------------------------------------------------------------------------------------------------------
92-3  West Oaks Mall             7.20%           n/a       12.00%       $197        $243           0.90
      Houston, TX
---------------------------------------------------------------------------------------------------------
92-4  Confidential               7.65%         8.00%       11.50-       $385        $426           1.21
      New England MSA                                      12.00%
---------------------------------------------------------------------------------------------------------
92-5  Oakview Mall               7.81%           n/a       11.25%       $182        $289           1.05
      Omaha ME
---------------------------------------------------------------------------------------------------------
92-6  Altamonte Mall             7.97%         8.50%       12.00%       $203        $286           0.84
      Altamonte Springs, FL
---------------------------------------------------------------------------------------------------------
92-7  Monroeville Mall           7.50%           n/a       11.50%       $181        $315           1.28
      Monroeville, PA
---------------------------------------------------------------------------------------------------------
92-8  Northshore S.C.            6.00%           n/a          n/a       $136        $226           0.84
      Peabody, MA
---------------------------------------------------------------------------------------------------------
92-10 T.C. at Boca Raton         6.64%         7.00%       10.75%       $511        $511           1.28
      Boca Raton, FL
---------------------------------------------------------------------------------------------------------
92-11 University Square Mall     7.50%         7.50%       11.50%       $161        $245           0.87
      Tampa, FL
---------------------------------------------------------------------------------------------------------
92-12 Clacksmas Town Ctr.        7.00%           n/a       11.60%       $283        $283           0.94
      Portland, OR
=========================================================================================================
   11 Survey Average                --            --           --       $239        $319           1.07


      Survey Mean                7.31%         7.75%       11.66%       $259        $320           1.07
=========================================================================================================


----------------
     *    Adjusted to reflect 100% interest.
================================================================================

====================================================================================================================================
REGIONAL SHOPPING CENTER SALES SUMMARY                                                                                          1993
1993 TRANSACTIONS CHART
Cushman & Wakefield, Inc.
====================================================================================================================================

Sale                             Sale      Year                      Total GLA/   Mall Shop   Shop Ratio/   Mall Shop      NOI/
 No.     Property Name           Date      Built       Price          GLA Sold       GLA       Occupancy    Sales PSF    NOI PSF
====================================================================================================================================
93-1  The Galleria@               12/93     1964/   $125,800,000     1,088,317     354,396       32.56%        $384       $9,400,000
      Ft. Lauderdale, FL                    80/83                      401,362                   90.00%                       $23.42
------------------------------------------------------------------------------------------------------------------------------------
93-2  Kenwood Towne Ctr.          12/93     1958/   $194,000,000     1,076,337     424,045       39.40%        $413      $14,800,000
      Cincinnata, OH                         88                        862,936                   97.00%                       $17.15
------------------------------------------------------------------------------------------------------------------------------------
93-3  Westgate Mall               12/93     1982     $71,000,000       895,000     321,000       35.87%        $230       $5,857,600
      Amarillo, TX                                                     526,000                   89.00%                       $11.14
------------------------------------------------------------------------------------------------------------------------------------
93-4  Arden Fair Mall             12/93   1957/81/  $192,400,000     1,085,000     408,700       38.38%        $405      $13,468,000
      Sacramento, CA                       90/93               *       408,700                   90.00%                       $32.95
------------------------------------------------------------------------------------------------------------------------------------
93-5  Fiesta Mall                 12/93    1979/    $124,000,000     1,036,743     313,187       30.21%        $341       $9,045,200
      Mesa, AZ                             89/90                       313,187                   98.40%                       $28.88
------------------------------------------------------------------------------------------------------------------------------------
93-6  Coronado Center              9/93    1964/    $115,000,000     1,140,570     394,012       34.55%        $250       $8,395,000
      Albuquerque, NM                       84                         512,284                   99.70%                       $16.39
------------------------------------------------------------------------------------------------------------------------------------
93-7  Clackamas Town Ctr.          7/93    1979/    $114,827,000     1,206,824     433,000       35.88%        $302       $8,899,100
      Portland OR                          81/93               *       433,000                   95.00%                       $20.55
------------------------------------------------------------------------------------------------------------------------------------
93-8  Garden State Plaza           7/93   1957/82/  $380,000,000     1,361,000     587,400       43.16%        $434      $28,120,000
      Paramus, NJ                          84/92                     1,361,000                   98.00%                       $20.66
------------------------------------------------------------------------------------------------------------------------------------
93-9  Lakewood Center Mall         6/93    1975     $172,000,000     1,875,953     348,645       18.58%        $300      $14,687,800
      Lakewood, CA                                             *       596,021                   96.40%                       $24.64
------------------------------------------------------------------------------------------------------------------------------------
93-10 Carolina Place               6/93    1991     $116,000,000     1,097,826     318,628       29.01%        $200       $8,248,000
      Charlotte, NC                                            *       598,920                   75.00%                       $13.77
------------------------------------------------------------------------------------------------------------------------------------
93-11 Rivercenter                  5/93    1988     $100,000,000     1,060,271     225,000       21.22%        $350       $9,000,000
      San Antonio, TX                                                  922,656                   92.00%                        $9.75
------------------------------------------------------------------------------------------------------------------------------------
93-12 The Florida Mall             3/93    1986     $163,000,000     1,107,864     368,018       33.22%        $447      $12,200,000
      Orlando, FL                                              *       506,232                   98.00%                       $24.10
------------------------------------------------------------------------------------------------------------------------------------
93-13 North Riverside Park         1/93    1975/    $100,000,000     1,097,974     397,086       36.17%        $240       $7,750,000
      Riverside, IL                         89                 *       467,813                   92.40%                       $16.57
------------------------------------------------------------------------------------------------------------------------------------
93-14 Sarasota Square Mall         1/93    1977/     $84,000,000       894,081     313,511       35.07%        $245       $6,012,000
      Sarasota, FL                          89                         313,511                   95.00%                       $19.18
====================================================================================================================================
   14 Survey Average                                $146,573,357     1,143,124     371,895       32.53%        $331      $11,134,471
                                                                       587,402                   93.71%                       $18.96

      Survey Mean                                                                                                             $19.94
====================================================================================================================================


=========================================================================================================
                                Capitalization Rate                   Unit Rate Comparison
                               ----------------------                ----------------------
Sale                           Going-In      Terminal                Price/GLA   Price/Mall       Sales
 No.     Property Name           OAR           OAR          IRR      Purchased    Shop GLA       Multiple
=========================================================================================================
93-1  The Galleria@              7.47%           n/a       11.50%       $313        $355           0.92
      Ft. Lauderdale, FL                                                  **
---------------------------------------------------------------------------------------------------------
93-2  Kenwood Towne Ctr.         7.63%         7.50%       11.00%       $225        $457           1.11
      Cincinnata, OH
---------------------------------------------------------------------------------------------------------
93-3  Westgate Mall              8.25%         8.50%       12.00%       $135        $221           0.98
      Amarillo, TX
---------------------------------------------------------------------------------------------------------
93-4  Arden Fair Mall            7.00%           n/a          n/a       $471        $471           1.16
      Sacremento, CA
---------------------------------------------------------------------------------------------------------
93-5  Fiesta Mall                7.29%         7.50%       11.50%       $396        $396           1.16
      Mesa, AZ
---------------------------------------------------------------------------------------------------------
93-6  Coronado Center            7.30%         7.25%       10.75%       $224        $292           1.17
      Albuquerque, NM
---------------------------------------------------------------------------------------------------------
93-7  Clackamas Town Ctr.        7.75%         8.00%       11.50%       $265        $265           0.88
      Portland OR
---------------------------------------------------------------------------------------------------------
93-8  Garden State Plaza         7.40%         7.50-       11.50%       $279        $647           1.49
      Paramua, NJ                              9.00%
---------------------------------------------------------------------------------------------------------
93-9  Lakewood Center Mall       8.54%           n/a          n/a       $289        $493           1.64
      Lakewood, CA                                                       ***
---------------------------------------------------------------------------------------------------------
93-10 Carolina Place             7.11%         7.00%       12.00%       $194        $364           1.82
      Charlotte, NC
---------------------------------------------------------------------------------------------------------
93-11 Rivercenter                9.00%           n/a       12.50%       $108        $444           1.27
      San Antonio, TX
---------------------------------------------------------------------------------------------------------
93-12 The Florida Mall           7.48%           n/a       11.00%       $322        $443           0.99
      Orlando, FL
---------------------------------------------------------------------------------------------------------
93-13 North Riverside Park       7.75%           n/a       11.10%       $214        $252           1.06
      Riverside, IL
---------------------------------------------------------------------------------------------------------
93-14 Sarasota Square Mall       7.16%           n/a          n/a       $268        $268           1.09
      Sarasota, FL
=========================================================================================================
   14 Survey Average                                                    $250        $394           1.19


      Survey Mean                7.55%         7.78%       11.48%       $265        $383           1.19
=========================================================================================================


----------
  *    Adjusted to reflect 100% interest.
 **    Includes 47,000 square feet of outparcel GLA.
***    Includes strip center and outparcels.
================================================================================

====================================================================================================================================
REGIONAL SHOPPING CENTER SALES SUMMARY                                                                                          1994
1994 TRANSACTIONS CHART
Cushman & Wakefield, Inc.
====================================================================================================================================

Sale                             Sale      Year                      Total GLA/   Mall Shop   Shop Ratio/   Mall Shop        NOI/
 No.     Property Name           Date      Built       Price          GLA Sold       GLA       Occupancy    Sales PSF      NOI PSF
====================================================================================================================================
94-1  Mall of The Americas        10/94   1970       $76,200,000       678,000     225,000        33.19%       $338       $6,706,000
      Miami, Florida                      92/93                        678,000                    98.50%                       $9.89
------------------------------------------------------------------------------------------------------------------------------------
94-2  Corte Madera T.C.            9/94   1958/      $70,500,000       425,572     237,453        55.80%       $325       $5,900,000
      Marin County, CA                     85                          425,572                    93.50%                      $13.86
------------------------------------------------------------------------------------------------------------------------------------
94-3  North Shore Square           7/94   1985       $34,150,000       624,000     178,326        28.58%       $218        3,073,000
      Slidell, Louisiana                                               358,709                    94.00%                       $8.57
------------------------------------------------------------------------------------------------------------------------------------
94-4  Chesterfield Towne Ctr.      6/94   1988/      $93,600,000       605,161     291,744        48.21%       $290       $8,424,000
      Richmond, Virginia                  87/89                        605,161                    95.00%                      $13.92
------------------------------------------------------------------------------------------------------------------------------------
94-5  Crossroads Mall              4/94   1974       $51,500,000     1,114,720     378,704        33.97%       $189       $5,300,000
      Oklahoma City, OK                                                378,704                    95.00%                      $14.00
------------------------------------------------------------------------------------------------------------------------------------
94-6  Riverchase Galleria          2/94   1986      $175,000,000     1,251,142     350,504        28.01%       $305      $12,949.000
      Hoover, Alabama                                                  462,612                    95.00%                      $27.99
------------------------------------------------------------------------------------------------------------------------------------
93-7  Confidential                 1/94   1981/     $119,000,000     1,294,682     493,404        38.11%       $260       $8,962,500
      Top Ten MSA                         88/91                        493,404                    95.20%                      $18.16
====================================================================================================================================
   7  Survey Average               7/93              $88,584,286       856,182     307,876        35.96%       $271       $7,330,643
                                                                       488,023                    96.16%                      $15,08

      Survey Mean                                                                                                             $16.20
====================================================================================================================================


=========================================================================================================
                                Capitalization Rate                   Unit Rate Comparison
                               ----------------------                ----------------------
Sale                           Going-In      Terminal                Price/GLA   Price/Mall       Sales
 No.     Property Name           OAR           OAR          IRR      Purchased    Shop GLA       Multiple
=========================================================================================================
94-1  Mall of The Americas        8.80%          n/a       11.80%       $112        $339           1.00
      Miami, Florida                                                      **
---------------------------------------------------------------------------------------------------------
94-2  Corte Madera T.C.           8.37%        9.00%       11.00%       $166        $297           0.91
      Marin County, CA                                                   ***
---------------------------------------------------------------------------------------------------------
94-3  North Shore Square          9.00%          n/a          n/a        $95        $192           0.88
      Slidell, Louisiana
---------------------------------------------------------------------------------------------------------
94-4  Chesterfield Towne Ctr.     9.00%          n/a          n/a       $155        $321           1.11
      Richmond, Virginia
---------------------------------------------------------------------------------------------------------
94-5  Crossroads Mall            10.29%          n/a          n/a       $136        $136           0.72
      Oklahoma City, OK
---------------------------------------------------------------------------------------------------------
94-6  Riverchase Galleria         7.40%          n/a          n/a       $378        $499           1.64
      Hoover, Alabama
---------------------------------------------------------------------------------------------------------
93-7  Confidential                7.53%        8.00-       11.00%       $241        $241           0.93
      Top Ten MSA                              8.25%
=========================================================================================================
   7  Survey Average                                                    $182        $288           1.08


      Survey Mean                 8.63%        8.42%       11.27%       $183        $289           1.03
=========================================================================================================

----------
  *   Adjusted to reflect 100% interest.
 **   Sale includes leased anchors, including TJMaxx, Home Depot, Marshalls, Oshmans, & Cinema.
***   Sale includes 75,712 square foot professional building..
=========================================================================================================

                       ===================================

                       Cushman & Wakefield Investor Survey

                       ===================================

                  OFFICES-URBAN, CLASS A
                                                                                                                         Projection
                     Going In Cap Rate    Terminal Cap Rate         IRR             Income Growth      Expense Growth      Period
====================================================================================================================================
                        Low      High       Low      High       Low      High       Low      High       Low      High       Years
------------------------------------------------------------------------------------------------------------------------------------
                      10.00%    10.50%    10.00%    10.00%    12.00%    13.00%     3.00%     3.00%     4.00%     4.00%       10
                       9.50%     9.75%     9.75%    10.00%    11.75%    12.25%     3.00%     3.50%     3.50%     3.50%       10
                       9.00%     9.00%     9.00%     9.00%    12.00%    12.00%     0.00%    10.00%     4.00%     4.00%       10
                       8.00%    10.00%     9.00%    11.00%    10.00%    13.00%     0.00%     4.00%     4.00%     4.00%       10
                       8.00%    10.00%     9.00%     9.00%    11.00%    13.00%     4.00%     5.00%     4.00%     4.00%       10
                       7.50%     9.00%     8.00%     9.50%    10.50%    11.50%     2.00%     3.50%     3.50%     3.50%       10
                       9.00%    10.00%    10.00%    11.00%    11.00%    13.00%     4.00%     4.00%     4.00%     4.00%       10
                       9.50%    10.00%    10.00%    10.50%    11.40%    11.70%     3.00%     4.00%     3.50%     4.50%       10
                      12.00%    12.00%    10.00%    10.00%    15.00%    15.00%     3.00%     4.00%     2.00%     4.00%        5
                      12.00%    12.00%    12.00%    12.00%    14.00%    14.00%     3.00%     3.00%     3.00%     3.00%       10
                       8.50%     9.00%     9.00%     9.50%    12.00%    12.50%     2.00%     3.00%     2.00%     3.00%       10
                       9.50%    10.00%    10.00%    11.00%    12.00%    13.00%     3.00%     3.00%     3.00%     3.00%       10
                                           8.00%     9.00%
                      10.00%    10.00%    10.00%    10.00%    12.50%    12.50%     2.00%     3.00%     3.00%     3.00%       10
                       7.00%     8.00%     9.00%     9.00%    11.00%    11.00%     6.00%     6.00%     4.00%     4.00%       10
                       8.00%     9.00%     9.00%    10.00%    11.00%    12.00%     3.00%     3.00%     3.00%     3.00%       10
                       9.00%     9.25%    10.00%    10.25%    12.00%    12.00%     4.00%     4.00%     4.00%     4.00%       10

-----------------------------------------------------------------------------------------------------------------------
No. of Responses         16        16        17        17        16        16        16        16        16        16
Average                9.16%     9.84%     9.51%    10.04%    11.82%    12.59%     2.81%     4.13%     3.41%     3.66%
-----------------------------------------------------------------------------------------------------------------------

                  OFFICES-SUBURBAN
                                                                                                                         Projection
                     Going In Cap Rate    Terminal Cap Rate         IRR             Income Growth      Expense Growth      Period
====================================================================================================================================
                        Low      High       Low      High       Low      High       Low      High       Low      High       Years
------------------------------------------------------------------------------------------------------------------------------------
                       9.50%    11.00%     9.00%    10.50%    14.00%    14.00%     3.25%     3.25%     4.00%     4.00%        5
                       9.00%     9.00%     9.00%     9.50%    11.00%    11.00%     5.00%     5.00%     4.00%     4.00%       10
                       9.00%    10.00%     9.50%    10.00%    11.50%    12.50%                         3.50%     3.50%       10
                       9.50%     9.75%     9.75%    10.00%    11.75%    12.25%     3.50%     4.00%     3.50%     3.50%       10
                       9.00%     9.00%     9.00%     9.00%    12.00%    12.00%     4.00%    15.00%     4.00%     4.00%       10
                       9.00%    11.00%     9.75%    12.00%    11.00%    14.00%     0.00%     4.00%     4.00%     4.00%       10
                       9.00%    10.50%     9.50%    11.00%    11.50%    12.00%     2.00%     3.50%     3.50%     3.50%       10
                       8.00%     9.50%     9.00%    10.50%    11.00%    12.00%     4.00%     4.00%     4.00%     4.00%       10
                       9.50%     9.75%     9.75%    10.50%    11.40%    11.70%     3.00%     4.00%     3.50%     4.50%       10
                      12.00%    12.00%    10.00%    10.00%    15.00%    15.00%     3.00%     4.00%     2.00%     4.00%        5
                      10.00%    10.00%    10.00%    10.00%    12.00%    12.00%     4.00%     4.00%     3.00%     3.00%       10
                       8.50%     9.00%     9.00%     9.50%    12.00%    12.50%     3.00%     5.00%     3.00%     4.00%       10
                       9.00%    10.00%     9.50%    10.50%    12.00%    12.50%     3.00%     3.00%     3.00%     3.00%       10
                                           9.00%     9.00%
                      10.50%    10.50%    10.50%    10.50%    12.50%    12.50%     2.00%     3.00%     3.00%     3.00%       10
                       9.00%    10.00%     9.00%     9.00%    15.00%    15.50%     5.00%     5.00%     3.00%     3.00%      5-7
                       9.00%     9.00%     9.00%     9.00%    11.25%    11.25%     5.00%     5.00%     4.00%     4.00%       10
                       8.00%     9.00%     9.00%    10.00%    11.00%    12.00%     3.00%     3.00%     3.00%     3.00%       10
                       9.00%     9.25%    10.00%    10.25%    12.00%    12.00%     4.00%     4.00%     4.00%     4.00%       10

-----------------------------------------------------------------------------------------------------------------------
No. of Responses         18        18        19        19        18        18        17        17        18         18
Average                9.25%     9.90%     9.43%    10.04%    12.11%    12.59%     3.34%     4.63%     3.44%     3.67%
-----------------------------------------------------------------------------------------------------------------------

                  INDUSTRIAL
                                                                                                                         Projection
                     Going In Cap Rate    Terminal Cap Rate         IRR             Income Growth      Expense Growth      Period
====================================================================================================================================
                        Low      High       Low      High       Low      High       Low      High       Low      High       Years
------------------------------------------------------------------------------------------------------------------------------------
                       9.00%     9.00%     9.50%     9.50%    11.50%    11.50%     4.00%     4.00%     4.00%     4.00%       10
                       8.50%    10.00%     9.50%    10.00%    11.50%    12.50%                         3.50%     3.50%       10
                       9.00%     9.25%     9.50%     9.75%    11.50%    11.75%     3.50%     4.00%     3.50%     3.50%       10
                       9.00%     9.00%     9.50%     9.50%    11.50%    11.50%     2.00%     8.00%     4.00%     4.00%       10
                       9.00%    10.00%     9.75%    12.00%    10.00%    13.00%     2.00%     4.00%     4.00%     4.00%       10
                       9.00%    10.00%    10.00%    11.00%    11.50%    12.50%     4.00%     4.00%     4.00%     4.00%       10
                       9.00%     9.50%     9.50%     9.75%    11.20%    11.50%     3.00%     3.50%     3.50%     4.00%       10
                      12.00%    12.00%    10.00%    10.00%    14.00%    14.00%     2.00%     3.00%                            3
                       8.50%     8.50%     9.00%     9.50%    11.00%    11.50%     4.00%     4.00%     4.00%     4.00%       10
                       9.00%     9.50%     9.50%    10.00%    11.25%    11.75%     3.00%     3.00%     3.00%     3.00%       10
                                           9.00%    10.00%
                       9.00%     9.00%     9.50%     9.50%    11.25%    11.25%     4.00%     4.50%     4.00%     4.00%       10
                       9.00%     9.25%    10.00%    10.25%    12.00%    12.00%     4.00%     4.00%     4.00%     4.00%       10

-----------------------------------------------------------------------------------------------------------------------
No. of Responses         12        12        13        13        12        12        11        11        11        11
Average                9.17%     9.58%     9.56%    10.06%    11.52%    12.06%     3.23%     4.18%     3.77%     3.82%
-----------------------------------------------------------------------------------------------------------------------

                  RETAIL, COMMUNITY AND NEIGHBOHOOD CENTERS
                                                                                                                         Projection
                     Going In Cap Rate    Terminal Cap Rate         IRR             Income Growth      Expense Growth      Period
====================================================================================================================================
                        Low      High       Low      High       Low      High       Low      High       Low      High       Years
------------------------------------------------------------------------------------------------------------------------------------
                       9.50%    11.00%     9.00%    10.50%    14.00%    14.00%     3.25%     3.25%     4.00%     4.00%        5
                       9.00%    10.00%     9.00%    10.00%    11.50%    12.50%     3.50%     3.50%     3.50%     3.50%       10
                       9.50%     9.75%     9.75%    10.00%    11.50%    11.75%     3.50%     4.00%     3.50%     3.50%       10
                       9.50%     9.50%    10.00%    10.00%    12.50%    12.50%     0.00%     4.00%     4.00%     4.00%       10
                       9.00%    10.50%     9.75%    11.50%    10.00%    14.00%     2.00%     4.00%     4.00%     4.00%       10
                      10.00%    10.00%    10.00%    10.00%    12.00%    12.00%     4.00%     4.00%     4.00%     4.00%       10
                       8.50%     9.50%     9.50%    10.50%    11.50%    12.50%     4.00%     4.00%     4.00%     4.00%       10
                       9.50%     9.75%     9.75%    10.00%    11.25%    11.50%     3.00%     4.00%     3.50%     4.50%       10
                       8.50%     9.00%     9.00%     9.50%    11.00%    12.00%     3.00%     3.00%     3.00%     3.00%       10
                       9.50%    10.00%    10.00%    10.50%    11.50%    12.50%     3.00%     3.00%     3.00%     3.00%       10
                                           9.00%    10.00%
                       9.50%     9.50%    10.00%    10.00%    12.00%    12.00%     3.00%     3.00%     3.00%     3.00%       10
                       8.50%     9.50%    10.00%    11.00%    11.25%    12.50%     3.00%     3.00%     3.00%     3.00%       10
                       9.00%     9.25%    10.00%    10.25%    12.00%    12.00%     4.00%     4.00%     4.00%     4.00%       10

-----------------------------------------------------------------------------------------------------------------------
No. of Responses         13        13        14        14        13        13        13        13        13        13
Average                9.19%     9.79%     9.63%    10.27%    11.69%    12.44%     3.02%     3.60%     3.58%     3.65%
-----------------------------------------------------------------------------------------------------------------------

                  RETAIL, POWER CENTERS AND "BIG BOX"
                                                                                                                         Projection
                     Going In Cap Rate    Terminal Cap Rate         IRR             Income Growth      Expense Growth      Period
====================================================================================================================================
                        Low      High       Low      High       Low      High       Low      High       Low      High       Years
------------------------------------------------------------------------------------------------------------------------------------
                       9.25%     9.50%     9.50%    10.00%    11.50%    11.50%     3.00%     3.50%     4.00%     4.00%       10
                       9.50%     9.75%     9.75%    10.00%    10.50%    11.50%     3.50%     4.00%     3.50%     3.50%       10
                      10.00%    10.00%    10.00%    10.00%    12.00%    12.00%     0.00%     4.00%     4.00%     4.00%       10
                       9.00%     9.50%     9.50%    10.00%    11.00%    12.00%     2.00%     3.50%     3.50%     3.50%       10
                       8.00%     9.00%     9.00%    10.00%    11.00%    12.00%     4.00%     4.00%     4.00%     4.00%       10
                       9.75%    10.00%     9.75%    10.00%    11.20%    11.50%     3.00%     3.50%     3.50%     4.00%       10
                       9.00%     9.50%    10.00%    10.00%    10.50%    11.00%     2.50%     2.50%     2.50%     2.50%       10
                       9.50%    10.00%    10.00%    10.50%    11.50%    12.50%     3.00%     3.00%     3.00%     3.00%       10
                                           8.50%     9.50%
                       9.00%     9.00%     9.50%     9.50%    11.50%    11.50%     3.00%     3.00%     3.00%     3.00%       10
                       9.50%     9.50%     9.75%     9.75%    11.25%    11.25%     4.00%     4.00%     4.00%     4.00%       10
                       9.00%     9.25%    10.00%    10.25%    12.00%    12.00%     4.00%     4.00%     4.00%     4.00%       10

-----------------------------------------------------------------------------------------------------------------------
No. of Responses         11        11        12        12        11        11        11        11        11        11
Average                9.23%     9.55%     9.60%     9.96%    11.27%    11.70%     2.91%     3.55%     3.55%     3.59%
-----------------------------------------------------------------------------------------------------------------------

               REGIONAL MALLS

                                                                                                                          Projection
                     Going In Cap Rate   Terminal Cap Rate           IRR              Income Growth       Expense Growth    Period
====================================================================================================================================
                       Low      High       Low      High        Low       High        Low      High       Low       High     Years
------------------------------------------------------------------------------------------------------------------------------------
                      8.00%     8.50%     8.50%     9.00%     10.50%     10.50%      3.00%     3.50%     4.00%      4.00%     10
                      7.75%     8.25%     8.50%     8.75%     11.00%     11.50%      3.50%     4.00%     3.50%      3.50%     10
                      7.50%     7.50%     8.00%     8.00%     11.50%     11.50%      0.00%     4.00%     4.00%      4.00%     10
                      7.50%     9.00%     8.00%     9.75%     10.00%     12.00%      2.00%     4.00%     4.00%      4.00%     10
                      7.00%     8.00%     7.00%     8.00%     11.00%     11.00%      4.00%     4.00%     4.00%      4.00%     10
                      7.50%     8.00%     7.50%     9.00%     10.50%     11.50%      2.00%     3.50%     3.50%      3.50%     10
                      7.00%     8.00%     9.00%    10.00%     10.50%     11.50%      4.00%     4.00%     4.00%      4.00%     10
                      7.50%     8.00%     8.50%     8.50%     10.00%     11.00%      3.00%     3.00%     3.00%      3.00%     10
                      7.50%     9.00%     8.50%     8.50%     11.50%     11.50%      4.00%     5.00%                          10
------------------------------------------------------------------------------------------------------------------------------------
No. of Responses         9         9         9         9          9          9          9         9         8          8
Average               7.47%     8.25%     8.17%     8.83%     10.72%     11.33%      2.83%     3.89%     3.75%      3.75%
------------------------------------------------------------------------------------------------------------------------------------

               LODGING, FULL SERVICE

                                                                       Blended              Equity
                      Going-In Cap Rate     Terminal Cap Rate            IRR                  IRR
-----------------------------------------------------------------------------------------------------------
                        Low       High        Low       High        Low       High        Low      High
-----------------------------------------------------------------------------------------------------------
Luxury
                       8.00%      9.00%     10.00%     10.00%     15.00%     20.00%     20.00%     25.00%
                       5.00%      7.00%     10.50%     11.00%     12.50%     13.00%
                      11.00%     13.00%     11.00%     13.00%     15.00%     15.00%     20.00%     25.00%
                      10.50%     10.50%     10.00%     10.00%
                      11.00%     11.00%     13.00%     13.00%
                       9.00%      9.00%     10.00%     10.00%     13.00%     13.00%     16.00%     16.00%
                      11.00%     12.00%     10.00%     11.00%     12.00%     16.00%     19.00%     23.00%
                       8.00%      8.00%     10.00%     10.00%     12.00%     14.00%     15.00%     20.00%
                       6.00%      8.00%      8.00%      9.00%                           20.00%     25.00%
                       8.50%      8.50%      9.00%      9.00%
                                             8.00%     10.00%     15.00%     18.00%     18.00%     22.00%
-----------------------------------------------------------------------------------------------------------
No. of Responses         10         10         11         11          7          7          7          7
Average                8.80%      9.60%      9.95%     10.55%     13.50%     15.57%     18.29%     22.29%
-----------------------------------------------------------------------------------------------------------


First Class
                      11.00%     11.00%     11.00%     11.00%     15.00%     20.00%     20.00%     20.00%
                      11.00%     11.00%     13.00%     13.00%
                      10.00%     10.00%     11.00%     11.00%     15.00%     15.00%     18.00%     18.00%
                      10.00%     10.00%     11.00%     11.00%     15.00%     18.00%     15.00%     20.00%
                      10.00%     10.00%     10.50%     10.50%     16.00%     16.00%     25.00%     25.00%
                       8.00%      9.00%     10.00%     10.00%                           20.00%     25.00%
                      10.00%     10.00%     10.50%     10.50%                           22.00%     22.00%
                                             8.00%     10.00%     15.00%     18.00%     18.00%     22.00%
                       5.00%      5.00%     10.00%     11.00%     15.00%     15.00%
                       8.00%      8.00%     10.00%     10.00%     14.50%     14.50%     20.00%     20.00%
                      10.50%     10.50%     11.00%     11.00%     13.00%     13.00%     20.00%     23.00%
-----------------------------------------------------------------------------------------------------------
No. of Responses         10         10         11         11          8          8          9          9
Average                9.35%      9.45%     10.55%     10.82%     14.81%     16.19%     19.78%     21.67%
-----------------------------------------------------------------------------------------------------------



                        Income Growth         Expense Growth   Projection  Management
--------------------------------------------------------------    Period      Fees      Reserves
                       Low        High        Low       High       Years   % Revenue   % Revenue
------------------------------------------------------------------------------------------------
Luxury
                      6.00%       6.00%      4.00%      4.00%         7       2.50%      4.00%
                      4.00%       5.00%      3.00%      4.00%        10       3.50%      4.00%
                      4.00%       8.00%      4.00%      4.00%         5       4.00%      5.00%
                                             3.50%      5.00%        10       4.50%      5.00%
                      5.00%       6.00%      3.00%      4.00%         5       3.00%      4.00%
                      4.00%       4.50%      3.00%      3.00%        10       2.50%      3.00%
                      3.00%       4.00%      4.00%      4.00%         5       3.00%      3.50%
                      8.00%       8.00%      6.00%      6.00%        10       4.50%      5.50%
                      5.00%       5.00%      3.00%      4.00%         5       4.00%      4.00%
                      5.00%       5.00%      4.00%      4.00%         5       3.00%      3.00%
                                             4.00%      4.00%         5       3.50%      4.00%
------------------------------------------------------------------------------------------------
No. of Responses         9           9         11         11         11         11         11
Average               4.89%       5.72%      3.77%      4.18%         7       3.45%      4.09%
------------------------------------------------------------------------------------------------


First Class
                      4.00%       4.00%      4.00%      4.00%         7       2.50%      3.00%
                      5.00%       6.00%      3.00%      4.00%         5       3.00%      4.00%
                      4.00%       4.50%      3.00%      3.00%        10       2.50%      3.00%
                     10.00%      10.00%      5.00%      5.00%        10       3.50%      4.50%
                      4.00%       4.00%      3.00%      3.00%         7       2.50%      4.00%
                      5.00%       5.00%      3.00%      4.00%         5       3.00%      4.00%
                      4.00%       4.00%      4.00%      4.00%         5       3.00%      4.00%
                                             4.00%      4.00%         5       3.50%      4.00%
                      4.00%       4.00%      3.00%      3.00%         5       3.00%      4.50%
                      3.50%       3.50%      3.50%      3.50%        10       2.00%      4.00%
                      4.50%       4.50%      3.50%      3.50%        10       3.50%      4.00%
------------------------------------------------------------------------------------------------
No. of Responses       1 0          10         11         11         11         11         11
Average               4.80%       4.95%      3.55%      3.73%         7       2.91%      3.91%
------------------------------------------------------------------------------------------------

----------
The blended IRR is the composite return on debt and equity and the rate to be applied to net operating income.

The equity return is rate of return on the equity component of the investment only.

               LODGING, LIMITED SERVICE

                                                                       Blended              Equity
                      Going-In Cap Rate     Terminal Cap Rate            IRR                  IRR
------------------------------------------------------------------------------------------------------------
                        Low       High        Low       High        Low       High        Low      High
------------------------------------------------------------------------------------------------------------
Mid-Rate
                      10.00%     10.00%     12.00%     12.00%                           20.00%     20.00%
                      10.00%     12.00%     10.00%     12.00%     15.00%     15.00%     20.00%     25.00%
                      11.00%     11.00%     10.00%     10.00%
                      10.00%     13.00%     12.00%     14.00%     10.00%     12.00%     12.00%     14.00%
                      12.00%     12.0O%     14.00%     14.00%
                      12.00%     12.00%     13.00%     13.00%     19.00%     19.00%     22.00%     22.00%
                      10.50%     10.50%     12.00%     12.00%     15.00%     20.00%     18.00%     20.00%
                                            10.00%     11.00%                           22.00%     22.00%
------------------------------------------------------------------------------------------------------------
No. of Responses          7          7          8          8          4          4          6          6
Average               10.79%     11.50%     11.63%     12.25%     14.75%     16.50%     19.00%     20.50%
------------------------------------------------------------------------------------------------------------


Economy
                      10.00%     12.00%     12.00%     12.00%                           18.00%     25.00%
                      10.00%     13.00%     12.00%     14.00%     10.00%     12.00%     12.00%     14.00%
                      12.50%     12.50%     14.00%     14.00%
                      13.00%     13.00%     14.00%     14.00%     21.00%     21.00%     24.00%     24.00%
                      11.50%     11.50%     12.00%     12.00%     15.00%     20.00%     18.00%     20.00%
------------------------------------------------------------------------------------------------------------
No. of Responses          5          5          5          5          3          3          4          4
Average               11.40%     12.40%     12.80%     13.20%     15.33%     17.67%     18.00%     20.75%
------------------------------------------------------------------------------------------------------------



                        Income Growth         Expense Growth   Projection  Management
--------------------------------------------------------------    Period      Fees      Reserves
                       Low        High        Low       High       Years   % Revenue   % Revenue
------------------------------------------------------------------------------------------------
Mid-Rate
                      4,00%       4.00%      4.00%      4.00%         7       2.50%      3.00%
                      4.00%       8.00%      4.00%      4.00%         5       4.00%      4.50%
                                             3.50%      5.00%        10       4.00%      5.00%
                      4.00%       4.00%      3.50%      3.50%         5       4.00%      4.50%
                      2.00%       3.00%      3.00%      4.00%         5       3.00%      6.00%
                      3.50%       4.00%      3.00%      3.00%         5       3.00%      3.00%
                      5.00%       5.00%      4.00%      4.00%        10       2.50%      4.00%
                      6.00%       6.00%      4.00%      4.00%         5       5.00%      4.00%
------------------------------------------------------------------------------------------------
No. of Responses         7           7          8          8          8          8          8
Average               4.07%       4.86%      3.63%      3.94%         7       3.50%      4.25%
------------------------------------------------------------------------------------------------


Economy
                      4.00%       4.00%      4.00%      4.00%         7       2.50%      3.00%
                      4.00%       4.00%      3.50%      3.50%         5       4.00%      4.50%
                      2.00%       3.00%      3.00%      4.00%         5       3.00%      6.00%
                      2.50%       4.00%      3.00%      3.00%         5       4.00%      3.00%
                      5.00%       5.00%      4.00%      4.00%        10       2.50%      4.00%
------------------------------------------------------------------------------------------------
No. of Responses         5           5          5          5          5          5          5
Average               3.50%       4.00%      3.50%      3.70%         6       3.20%      4.10%
------------------------------------------------------------------------------------------------

----------
The blended IRR is the composite return on debt and equity and the rate to be applied to net operating income.

The equity return is rate of return on the equity component of the investment only.

               APARTMENTS

                                                                                                                          Projection
                     Going In Cap Rate   Terminal Cap Rate           IRR              Income Growth       Expense Growth    Period
====================================================================================================================================
                       Low      High       Low      High        Low       High        Low      High       Low       High     Years
------------------------------------------------------------------------------------------------------------------------------------
                      8.50%     9.00%     9.50%     9.50%     11.00%     11.00%      4.00%     4.00%     4.00%      4.00%     10
                      8.50%     9.00%     9.25%     9.50%     11.50%     12.00%      3.50%     4.00%     3.50%      3.50%     10
                      8.50%     9.25%     9.00%    10.00%     10.50%     12.00%      2.00%     8.00%     4.00%      4.00%     10
                      8.00%     9.00%     8.50%     9.50%                            3.50%     3.50%     3.50%      3.50%     10
                      8.50%     8.50%     9.25%     9.25%     11.25%     11.25%      4.00%     4.00%     4.00%      4.00%     10
                      9.00%     9.25%     9.25%     9.50%     11.20%     11.50%      3.75%     4.25%     4.00%      4.50%     10
                      8.50%     9.50%     9.00%    10.00%     11.00%     12.00%      3.00%     4.00%     3.00%      4.00%     10
                      8.75%     9.25%     9.25%     9.75%                            3.00%     3.00%     3.00%      3.00%
                                          9.00%     9.00%
                      9.00%     9.00%     9.50%     9.50%     11.50%     11.50%      3.00%     4.00%     3.00%      3.00%     10
                      8.00%     9.00%     9.00%    10.00%     11.00%     12.50%      3.00%     3.00%     3.00%      3.00%     10
                      9.00%     9.25%    10.00%    10.25%     12.00%     12.00%      4.00%     4.00%     4.00%      4.00%     10
------------------------------------------------------------------------------------------------------------------------------------
No. of Responses        11        11        12        12          9          9         11        11        11         11
Average               8.57%     9.09%     9.21%     9.65%     11.22%     11.75%      3.34%     3.98%     3.55%      3.68%
------------------------------------------------------------------------------------------------------------------------------------

SURVEY OF RECENT CLOSED TRANSACTIONS

                                      Net Rentable Area                   Sales Price Per Sq. Ft.
                                ------------------------------        -------------------------------
     Property                   No. Sales                             No. Sales
       Type                     Reported   Average      Median        Reported   Average       Median
--------------------            ------------------------------        -------------------------------
Offices, Urban                     16      498,859      440,929          16      $130.66      $116.76
Offices, Suburban                  66      230,760      191,893          66       $83.39       $78.78
Industrial                         57      150,787      118,400          57       $37.75       $37.87
Retail (Other Than Malls)          29      136,429      121,552          29       $95.99       $91.67
Malls                               9      615,102      649,130           9      $124.68       $96.00


                                        Number of Units                     Sales Price Per Unit
                                ------------------------------        -------------------------------
                                No. Sales                             No. Sales
                                Reported   Average      Median        Reported   Average       Median
                                ------------------------------        -------------------------------
Apartments                         50         201           190          50      $47,975      $46,458



                                      Going-in Cap Rate                   Internal Rate of Return
                                -------------------------------       --------------------------------
     Property                   No. Sales                             No. Sales
       Type                     Reported   Average       Median       Reported   Average       Median
--------------------            -------------------------------       --------------------------------
Offices, Urban                     12        9.68%        9.13%           9        12.42       12.75%
Offices, Suburban                  57        9.97%       10.00%          11        13.20       12.25%
Industrial                         28       10.80%       10.61%      (Sample Not Large Enough to Report)
Retail (Other Than Malls)          27       10.05%       10.00%           8        11.59       11.33%
Malls                               9        9.29%        9.53%      (Sample Not Large Enough to Report)


                                      Going-in Cap Rate
                                ------------------------------
     Property                   No. Sales
       Type                     Reported   Average       Median
--------------------            -------------------------------
Apartments                         41        9.19%        9.30%

--------------------------------------------------------------------------------
                            Appraiser Qualification
--------------------------------------------------------------------------------

================================================================================
                                       QUALIFICATIONS OF RICHARD W LATELLA
================================================================================

Professional Affiliations

Member, American Institute of Real Estate Appraisers
 (MAI Designation #8346)

New York State Certified General Real Estate Appraiser #46000003892 Pennsylvania State Certified General Real Estate Appraiser #GA-001053-R
State of Maryland Certified General Real Estate Appraiser #01462
Minnesota Certified General Real Estate Appraiser #20026517
Commonwealth of Virginia Certified General Real Estate Appraiser #4001-003348 State of Michigan Certified General Real Estate Appraiser #1201005216

New Jersey Real Estate Salesperson (License #NS-130101-A)

Certified Tax Assessor - State of New Jersey

Affiliate Member - International Council of Shopping Centers, ICSC

Real Estate Experience

Senior Director, Retail Valuation Group, Cushman & Wakefield Valuation Advisory Services. Cushman & Wakefield is a national full service real estate organization and a Rockefeller Group Company. While Mr. Latella's experience has been in appraising a full array of property types, his principal focus is in the appraisal and counseling for major retail properties and specialty centers on a national basis. As Senior Director of Cushman & Wakefield's Retail Group his responsibilities include the coordination of the firm's national group of appraisers who specialize in the appraisal of regional malls, department stores and other major retail property types. He has personally appraised and consulted on in excess of 200 regional malls and specialty retail properties across the country.

Senior Appraiser, Valuation Counselors, Princeton, New Jersey, specializing in the appraisal of commercial and industrial real estate, condemnation analyses and feasibility studies for both corporate and institutional clients from July 1980 to April 1983.

Supervisor, State of New Jersey, Division of Taxation, Local Property and Public Utility Branch in Trenton, New Jersey, assisting and advising local municipal and property tax assessors throughout the state from June 1977 to July 1980.

Associate, Warren W Orpen & Associates, Trenton, New Jersey, assisting in the preparation of appraisals of residential property and condemnation analyses from July 1975 to April 1977.

Formal Education
Trenton State College, Trenton, New Jersey
  Bachelor of Science, Business Administration - 1977

As of the date of this report, Richard W. Latella, MAI, has completed the requirements under the continuing education program of the Appraisal Institute.

                                      QUALIFICATIONS OF DOUGLAS C. HOLOWINK
--------------------------------------------------------------------------------

Education
Yale University, New Haven, Connecticut
Bachelor of Arts             - May 1983
Major                        - Psychology/Administrative Science
Curriculum                   - Accounting, computer science,
                             architecture and geology/geophysics

American Institute of Real Estate Appraisers:
  Real Estate Appraisal Principles (1A1)
  Basic Valuation Procedures (1A2)
  Standards of Professional Practice
  Capitalization Theory and Techniques Part A (1B-A)
  Capitalization Theory and Techniques Part B (1B-B)
  Case Studies In Real Estate Valuation (2-1)
  Report Writing and Valuation Analysis (2-2)

Fairfield University - Real Estate Law

University of Connecticut - Real Estate Appraisal

Experience
Cushman & Wakefield, Inc.
New York, New York
July 1988 to Present

     Director in charge of Portfolio Securitization Group Appraisal. Appraisal experience includes the valuation of income producing properties throughout the United States. Assignments have included suburban and tower office buildings, shopping centers, regional and super-regional shopping malls, large scale industrial complexes, apartment buildings, hotels, vacant land, air rights and special use facilities including gasoline stations, refrigerated warehouse properties and hospitals. Valuations have been made of proposed, partially completed, existing and renovated structures.

Cushman & Wakefield of Connecticut, Inc.
Stamford, Connecticut
May 1986 to June 1988

     Associate involved in appraisal of income producing properties throughout the United States.

                                      Qualifications of Douglas C. Holowink
--------------------------------------------------------------------------------

Plaza Realty & Management Corp.
Stamford, Connecticut
May 1985 to April 1986

     Commercial Brokerage Manager - Responsibilities included the leasing of several office buildings and the investment and feasibility analysis of residential, commercial and industrial properties.

Curtis Associates, Inc.
Greenwich, Connecticut
June 1983 to April 1985

     Commercial Brokerage Manager - Responsibilities included residential and commercial brokerage, appraisal and investment analysis on a variety of residential and commercial properties.